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Exhibit (a)-(1)

Simcere Pharmaceutical Group

November 19, 2013

Shareholders of Simcere Pharmaceutical Group

Re: Notice of Extraordinary General Meeting of Shareholders

Dear Shareholder:

        You are cordially invited to attend an extraordinary general meeting of shareholders of Simcere Pharmaceutical Group (the "Company") to be held on December 19, 2013 at 10:00 a.m. (Beijing Time). The meeting will be held at No. 699-18, Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, People's Republic of China. The attached notice of the extraordinary general meeting and proxy statement provide information regarding the matters to be acted on at the extraordinary general meeting, including at any adjournment or postponement thereof.

        At the extraordinary general meeting you will be asked to consider and vote upon a proposal to authorize and approve the agreement and plan of merger, dated as of August 28, 2013 (the "merger agreement"), among the Company, Simcere Holding Limited ("Parent") and Simcere Acquisition Limited ("Merger Sub"), the plan of merger required to be filed with the Registrar of Companies of the Cayman Islands, substantially in the form attached as Appendix I to the merger agreement (the "plan of merger") and the transactions contemplated by the merger agreement, including the merger (the "merger"). Copies of the merger agreement and the plan of merger are attached as Annex A to the accompanying proxy statement.

        Under the terms of the merger agreement, Merger Sub, a company wholly-owned by Parent, will be merged with and into the Company, with the Company continuing as the surviving company after the merger. Each of Parent and Merger Sub is a Cayman Islands company formed solely for purposes of the merger. Mr. Jinsheng Ren, chairman of the board of directors of the Company, New Good Management Limited, Mr. Hongquan Liu, director and chief executive officer of the Company, Assure Ahead Investments Limited, Right Lane Limited, King View Development International Limited and Fosun Industrial Co., Limited (collectively, the "Rollover Shareholders") currently beneficially own, in the aggregate, approximately 77.58% of the Company's outstanding ordinary shares, par value $0.01 per share, referred to herein as the "Shares." In addition, Mr. John Huan Zhao, a director of the Company, serves as a director of Hony Capital II GP Ltd., an affiliate of Assure Ahead Investments Limited. The Rollover Shareholders are parties to the contribution agreement described in the accompanying proxy statement and have agreed that they will subscribe for, or their respective affiliates will subscribe for, newly issued shares or restricted shares, as applicable, in Parent in consideration for the cancellation at or immediately prior to the effective time of the merger of the Shares and/or Restricted Shares (as defined below), as applicable, held by each of them. Pursuant to the contribution agreement, these Shares will be voted in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, at the extraordinary general meeting of the Company. Parent, Merger Sub, the Rollover Shareholders and their respective affiliates are collectively referred to as the "buyer group." If the merger is completed, the Company will continue its operations as a privately held company and will be beneficially owned by the buyer group and, as a result of the merger, the American depositary shares, each representing two Shares (the "ADSs"), will no longer be listed on the New York Stock Exchange and the American depositary shares program for the ADSs will terminate.

        Under the terms of the merger agreement, at the effective time of the merger, each Share of the Company (including the Shares represented by ADSs), other than (a) the Shares (including the Restricted Shares) (i) held by the Company's direct or indirect wholly owned subsidiaries, or (ii) beneficially owned by Parent or Merger Sub (other than the Shares included in the Rollover Shares), (b) the Shares (including the Restricted Shares) beneficially owned by the Rollover

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Shareholders (the "Rollover Shares"), and (c) the Shares owned by shareholders who have validly exercised and have not effectively withdrawn or lost their dissenter rights under the Cayman Companies Law (the "Dissenting Shares", and the Shares described under (a) through (c) above are collectively referred to herein as the "Excluded Shares"), will be cancelled in exchange for the right to receive $4.83 in cash without interest, and because each ADS represents two Shares, each issued and outstanding ADS (other than any ADS that represents Excluded Shares) will represent the right to surrender the ADS in exchange for $9.66 in cash per ADS without interest, less $0.05 per ADS cancellation fees pursuant to the terms of the deposit agreement, dated as of April 19, 2007, by and among the Company, The Bank of New York Mellon (the "ADS depositary") and the owners and beneficial owners of ADSs issued thereunder (the "ADS deposit agreement"), in each case, net of any applicable withholding taxes.

        In addition, at the effective time of the merger, each option to purchase Shares pursuant to the Company's 2006 Share Incentive Plan, as amended and the Company's 2008 Share Incentive Plan (collectively, the "Company Share Incentive Plans") that is outstanding and unexercised, vested or unvested, will be cancelled and converted into the right to receive, net of any applicable withholding taxes, as soon as reasonably practicable after the effective time of the merger, cash in an amount equal to the total number of Shares issuable upon exercise of such option immediately prior to the effective time of the merger multiplied by the amount by which $4.83 exceeds the exercise price per Share of such option.

        Furthermore, at the effective time of the merger, each restricted Share of the Company issued pursuant to the Company Share Incentive Plans (the "Restricted Share" and collectively, the "Restricted Shares") that is not included in the Rollover Shares and then outstanding, vested or unvested, will automatically become fully vested and be released from any restrictions on transfer and will be cancelled and converted into the right to receive $4.83 in cash without interest, net of any applicable withholding taxes.

        A special committee of the board of directors of the Company, composed solely of directors unrelated to the management of the Company, the buyer group, Parent or Merger Sub, reviewed and considered the terms and conditions of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger. The special committee unanimously (a) determined that the merger agreement and the plan of merger are fair to and in the best interests of the Company and its unaffiliated shareholders and unaffiliated ADS holders, (b) declared it advisable to enter into the merger agreement, (c) recommended that the board of directors of the Company approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and (d) recommended that the board of directors of the Company submit the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, to the shareholders of the Company for approval and authorization at an extraordinary general meeting of the shareholders of the Company, with the recommendation of the board of directors that the shareholders of the Company authorize and approve by way of a special resolution the merger agreement, the plan of merger and the transactions contemplated under the merger agreement, including the merger.

        On August 28, 2013, the board of directors of the Company, after carefully considering all relevant factors, including the unanimous determination and recommendation of the special committee, (a) determined that it is fair to and in the best interest of the Company and its unaffiliated shareholders and unaffiliated ADS holders, and declared it advisable, to enter into the merger agreement, (b) authorized and approved the execution, delivery and performance of the merger agreement, the plan of merger and the consummation of the transactions contemplated by the merger agreement, including the merger, and (c) resolved to submit the merger agreement, the plan of merger and the transactions contemplated under the merger agreement, to the shareholders of the Company

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for approval and authorization at an extraordinary general meeting of the shareholders of the Company.

        After careful consideration and upon the unanimous recommendation of the special committee of the board of directors of the Company, the Company's board of directors authorized and approved the merger agreement and recommends that you vote FOR the proposal to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolution during the extraordinary general meeting.

        The accompanying proxy statement provides detailed information about the merger and the extraordinary general meeting. We encourage you to read the entire document and all of the attachments and other documents referred to or incorporated by reference herein carefully. You may also obtain more information about the Company from documents the Company has filed with the Securities and Exchange Commission, referred to herein as the "SEC," which are available for free at the SEC's website www.sec.gov.

        Regardless of the number of Shares you own, your vote is very important. In order for the merger to be completed, the merger agreement, the plan of merger and the merger must be authorized and approved by a special resolution of the Company passed by an affirmative vote of shareholders representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting. Whether or not you plan to attend the extraordinary general meeting, please complete the enclosed proxy card, in accordance with the instructions set forth on your proxy card, as promptly as possible. The deadline to lodge your proxy card is December 17, 2013 at 10:00 a.m. (Beijing Time). Each shareholder has one vote for each Share held as of the close of business in the Cayman Islands on December 9, 2013.

        Based on the expected shareholdings of the Rollover Shareholders as of the Share record date, assuming that the Rollover Shareholders comply with the terms of the contribution agreement, a quorum will be present at the extraordinary general meeting and sufficient votes will be cast to approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, without any further vote of any other shareholder being required.

        Voting at the extraordinary general meeting will take place by poll voting, as the chairman of the Company's board of directors has undertaken to demand poll voting at the meeting.

        As the record holder of the Shares represented by ADSs, the ADS depositary will endeavor to vote (or will endeavor to cause the vote of) the Shares it holds on deposit at the extraordinary general meeting in accordance with the voting instructions timely received from holders of ADSs at the close of business in New York City on November 18, 2013, the ADS record date. The ADS depositary must receive such instructions no later than 5:00 p.m. (New York City Time) on December 13, 2013. If the ADS depositary timely receives voting instructions from an ADS holder which fail to specify the manner in which the ADS depositary is to vote the Shares represented by the holder's ADS, the ADS depositary will deem such holder to have instructed the ADS depositary to vote all Shares underlying such uninstructed ADSs FOR the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, and FOR any adjournment of the extraordinary general meeting.

        Holders of ADSs will not be able to attend the extraordinary general meeting unless they cancel their ADSs and become registered in the Company's register of members as the holders of Shares prior to the close of business in the Cayman Islands on December 9, 2013, the Share record date. ADS holders who wish to cancel their ADSs need to make arrangements to deliver the ADSs to the ADS depositary for cancellation before the close of business in New York City on December 2, 2013

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together with (a) delivery instructions for the corresponding Shares (name and address of person who will be the registered holder of the Shares), (b) payment of the ADS cancellation fees ($0.05 per ADS to be cancelled) and any applicable taxes, and (c) a certification that the ADS holder either (i) held the ADSs as of the applicable ADS record date for the extraordinary general meeting and has not given, and will not give, voting instructions to the ADS depositary as to the ADSs being cancelled, or has given voting instructions to the ADS depositary as to the ADSs being cancelled but undertakes not to vote the corresponding Shares at the extraordinary general meeting, or (ii) did not hold the ADSs as of the applicable ADS record date for the extraordinary general meeting and undertakes not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or nominee account, please contact your broker, bank or nominee to find out what actions you need to take to instruct the broker, bank or nominee to cancel the ADSs on your behalf. Upon cancellation of the ADSs, the ADS depositary will arrange for Hongkong and Shanghai Banking Corporation, the custodian holding the Shares, to transfer registration of the Shares to the former ADS holder (or a person designated by the former ADS holder). If after the registration of Shares in your name you wish to receive a certificate evidencing the Shares registered in your name, you will need to request the registrar of the Shares to issue and mail a certificate to your attention. If the merger is not completed, the Company would continue to be a public company in the U.S. and the ADSs would continue to be listed on the New York Stock Exchange. The Company's Shares are not listed and cannot be traded on any stock exchange other than the New York Stock Exchange, and in such case only in the form of ADSs. As a result, if you have cancelled your ADSs to attend the extraordinary general meeting and the merger is not completed and you wish to be able to sell your Shares on a stock exchange, you would need to deposit your Shares into the Company's American depositary shares program for the issuance of the corresponding number of ADSs, subject to the terms and conditions of applicable law and the ADS deposit agreement, including, among other things, payment of relevant fees of the ADS depositary for the issuance of ADSs (up to $0.05 per ADS issued) and any applicable stock transfer taxes (if any) and related charges pursuant to the ADS deposit agreement.

        Completing the proxy card in accordance with the instructions set forth on the proxy card will not deprive you of your right to attend the extraordinary general meeting and vote your Shares in person. Please note, however, that if your Shares are held of record by a broker, bank or other nominee and you wish to vote at the extraordinary general meeting in person, you must obtain from the record holder a proxy issued in your name. If you submit a signed proxy card without indicating how you wish to vote, the Shares represented by your proxy card will be voted FOR the resolution to authorize and approve the merger agreement, the plan of merger, and the transactions contemplated by the merger agreement, including the merger, and FOR the resolution to instruct the chairman of the extraordinary general meeting to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger in the event that there are insufficient proxies received to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, unless you appoint a person other than the chairman of the meeting as proxy, in which case the Shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines.

        Shareholders who dissent from the merger will have the right to receive payment of the fair value of their Shares if the merger is completed, but only if they deliver to the Company, before the vote is taken at the extraordinary general meeting, a written objection to the merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Companies Law for the exercise of dissenter rights, which is attached as Annex G to the accompanying proxy statement. The fair value of your Shares as determined under that statute could be more than, the same as, or less than the merger consideration you would receive pursuant to the merger agreement if you do not exercise dissenter rights with respect to your Shares.

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        ADS HOLDERS WILL NOT HAVE THE RIGHT TO DISSENT FROM THE MERGER AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT ATTEMPT TO EXERCISE ANY DISSENTER RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTER RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY, PAY THE ADS DEPOSITARY'S FEES REQUIRED FOR THE CANCELLATION OF THE ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES, AND CERTIFY THAT THEY HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THE ADSs (OR, ALTERNATIVELY, THAT THEY WILL NOT VOTE THE SHARES) BEFORE THE CLOSE OF BUSINESS IN NEW YORK CITY ON DECEMBER 2, 2013, AND BECOME REGISTERED HOLDERS OF SHARES BY THE CLOSE OF BUSINESS IN THE CAYMAN ISLANDS NOT LATER THAN DECEMBER 9, 2013. THEREAFTER, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTER RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN COMPANIES LAW. IF THE MERGER IS NOT COMPLETED, THE COMPANY WOULD CONTINUE TO BE A PUBLIC COMPANY IN THE U.S. AND THE ADSs WOULD CONTINUE TO BE LISTED ON THE NEW YORK STOCK EXCHANGE. THE COMPANY'S SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN THE NEW YORK STOCK EXCHANGE, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS CANCELLED HIS OR HER ADSs TO EXERCISE DISSENTER RIGHTS AND THE MERGER IS NOT COMPLETED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS OR HER SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WOULD NEED TO DEPOSIT HIS OR HER SHARES INTO THE COMPANY'S AMERICAN DEPOSITARY SHARES PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE ADS DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs (UP TO $0.05 PER ADS ISSUED) AND ANY APPLICABLE STOCK TRANSFER TAXES (IF ANY) AND RELATED CHARGES PURSUANT TO THE ADS DEPOSIT AGREEMENT.

        Neither the SEC nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this letter or in the accompanying notice of the extraordinary general meeting or proxy statement. Any representation to the contrary is a criminal offense.

        If you have any questions or need assistance in voting your Shares, you can contact the Company's Investor Relations department by calling 86-25-8556-6666 ext. 8557 or emailing to liangyanhua@simcere.com or mailing to Vivien Liang, Simcere Pharmaceutical Group, No. 699-18 Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, People's Republic of China.

        If you have any questions or need assistance in voting your ADSs, you can contact The Bank of New York Mellon by calling Zhuo Wang at 212-815-2476, or emailing to zhuo.wang@bnymellon.com, or mailing to The Bank of New York Mellon, 101 Barclay St. 22-W, New York, NY 10256, Attention: Zhuo Wang.

        Thank you for your cooperation and continued support.

Sincerely,	Sincerely,

/s/ Alan Au Alan Au Chairman of the Special Committee	/s/ Jinsheng Ren Jinsheng Ren Chairman of the Board

        The proxy statement is dated November 19, 2013, and is first being mailed to the shareholders on or about November 20, 2013.

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Simcere Pharmaceutical Group

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 19, 2013

Dear Shareholder:

        Notice is hereby given that an extraordinary general meeting of shareholders of Simcere Pharmaceutical Group (the "Company") will be held on December 19, 2013 at 10:00 a.m. (Beijing Time) at No. 699-18, Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, People's Republic of China.

        Only holders of ordinary shares, par value $0.01 per share, of the Company (the "Shares") of record on the close of business in the Cayman Islands on December 9, 2013 or their proxy holders are entitled to vote at this extraordinary general meeting or any adjournment or postponements thereof. At the meeting, you will be asked to consider and vote upon the following resolutions:

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  as a special resolution:

        THAT the agreement and plan of merger, dated as of August 28, 2013 (the "merger agreement"), among the Company, Simcere Holding Limited ("Parent") and Simcere Acquisition Limited ("Merger Sub") (such merger agreement being in the form attached to the proxy statement accompanying this notice of extraordinary general meeting and which will be produced and made available for inspection at the extraordinary general meeting), the plan of merger (the "plan of merger") among the Company and Merger Sub required to be registered with the Registrar of Companies of the Cayman Islands for the purposes of the merger (such plan of merger being in the form attached to the merger agreement and which will be produced and made available for inspection at the extraordinary general meeting), and any and all transactions contemplated by the merger agreement, including the merger (the "merger"), be and are hereby authorized and approved; and

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  as an ordinary resolution:

        THAT the chairman of the extraordinary general meeting be instructed to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolution to be proposed at the extraordinary general meeting.

        A list of the ordinary shareholders of the Company will be available at its principal executive offices at No. 699-18, Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, People's Republic of China, during ordinary business hours for the two business days immediately prior to the extraordinary general meeting.

        If you own American depositary shares, each representing two Shares (the "ADSs"), you cannot vote at the extraordinary general meeting directly, but you may instruct the ADS depositary (as the holder of the Shares underlying the ADSs) how to vote the Shares underlying your ADSs. The ADS depositary must receive such instructions no later than 5:00 p.m. (New York City Time) on December 13, 2013 in order to vote the underlying Shares at the extraordinary general meeting. Alternatively, you may vote directly at the extraordinary general meeting if you surrender your ADSs to the ADS depositary, pay the ADS depositary's fees required for the cancellation of the ADSs, provide instructions for the registration of the corresponding Shares, and certify that you have not given, and will not give, voting instructions as to the ADSs (or alternatively, you will not vote the Shares) before the close of business in New York City on December 2, 2013, and become a registered holder of Shares by the close of business in the Cayman Islands no later than the Share record date. In addition, if you hold your ADSs through a financial intermediary such as a broker, you must rely on the procedures of

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the financial intermediary through which you hold your ADSs if you wish to vote at the extraordinary general meeting.

        Mr. Jinsheng Ren, chairman of the board of directors of the Company, New Good Management Limited, Mr. Hongquan Liu, director and chief executive officer of the Company, Assure Ahead Investments Limited, Right Lane Limited, King View Development International Limited and Fosun Industrial Co., Limited (collectively, the "Rollover Shareholders") currently beneficially own, in the aggregate, approximately 77.58% of the Shares. In addition, Mr. John Huan Zhao, a director of the Company, serves as a director of Hony Capital II GP Ltd., an affiliate of Assure Ahead Investments Limited. The Rollover Shareholders are parties to the contribution agreement described in the accompanying proxy statement and have agreed that they will subscribe for, or their respective affiliates will subscribe for, newly issued shares or restricted shares, as applicable, in Parent in consideration for the cancellation at or immediately prior to the effective time of the merger of the Shares and/or Restricted Shares, as applicable, held by each of them. Pursuant to the contribution agreement, these Shares will be voted in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger at the extraordinary general meeting of the Company. Parent, Merger Sub, the Rollover Shareholders and their respective affiliates are collectively referred to as the "buyer group."

        After careful consideration and upon the unanimous recommendation of the special committee of the board of directors of the Company composed solely of directors unrelated to any of the management members of the Company or the buyer group, the Company's board of directors authorized and approved the merger agreement and recommends that you vote FOR the proposal to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolution during the extraordinary general meeting.

        In order for the merger to be completed, the merger agreement, the plan of merger and the transactions contemplated under the merger agreement, including the merger, must be authorized and approved by a special resolution of the Company passed by an affirmative vote of shareholders representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting.

        Regardless of the number of Shares that you own, your vote is very important. Even if you plan to attend the extraordinary general meeting in person, we request that you submit your proxy in accordance with the instructions set forth on the proxy card as promptly as possible. You should simply indicate on your proxy card how you want to vote, sign and date the proxy card, and mail the proxy card in the enclosed return envelope as soon as possible to ensure that it will be received by the Company no later than December 17, 2013 at 10:00 a.m. (Beijing Time), which is the deadline to lodge your proxy card. The proxy card is the "instrument of proxy" as referred to in the Company's articles of association. Voting at the extraordinary general meeting will take place by poll voting, as the chairman of the Company's board of directors has undertaken to demand poll voting at the meeting. Each shareholder has one vote for each Share held as of the close of business in the Cayman Islands on December 9, 2013.

        Completing the proxy card in accordance with the instructions set forth on the proxy card will not deprive you of your right to attend the extraordinary general meeting and vote your Shares in person. Please note, however, that if your Shares are registered in the name of a broker, bank or other nominee and you wish to vote at the extraordinary general meeting in person, you must obtain from the record holder a proxy issued in your name.

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        If you abstain from voting, fail to cast your vote in person, fail to complete and return your proxy card in accordance with the instructions set forth on the proxy card, or fail to give voting instructions to your broker, dealer, commercial bank, trust company or other nominee, your vote will not be counted.

        If you fail to complete your proxy card in accordance with the instructions set forth on the proxy card or if you abstain from voting, your vote will not be counted.

        If you receive more than one proxy card because you own Shares that are registered in different names, please vote all of your Shares shown on each of your proxy cards in accordance with the instructions set forth on each such proxy card.

        If you submit your signed proxy card without indicating how you wish to vote, the Shares represented by your proxy card will be voted FOR the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and FOR any adjournment of the extraordinary general meeting referred to above unless you appoint a person other than the chairman of the meeting as proxy, in which case the Shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines.

        Shareholders who dissent from the merger will have the right to receive payment of the fair value of their Shares if the merger is completed, but only if they deliver to the Company, before the vote on the merger is taken at the extraordinary general meeting, a written objection to the merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Companies Law for the exercise of dissenter rights, which is attached as Annex G to the accompanying proxy statement. The fair value of your Shares as determined under that statute could be more than, the same as, or less than the merger consideration you would receive pursuant to the merger agreement if you do not exercise dissenter rights with respect to your Shares.

        ADS HOLDERS WILL NOT HAVE THE RIGHT TO DISSENT FROM THE MERGER AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT ATTEMPT TO EXERCISE ANY DISSENTER RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTER RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY, PAY THE ADS DEPOSITARY'S FEES REQUIRED FOR THE CANCELLATION OF THE ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES, AND CERTIFY THAT THEY HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THE ADSs (OR, ALTERNATIVELY, THAT THEY WILL NOT VOTE THE SHARES) BEFORE THE CLOSE OF BUSINESS IN NEW YORK CITY ON DECEMBER 2, 2013, AND BECOME REGISTERED HOLDERS OF SHARES BY THE CLOSE OF BUSINESS IN THE CAYMAN ISLANDS NOT LATER THAN DECEMBER 9, 2013. THEREAFTER, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTER RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN COMPANIES LAW.

        PLEASE DO NOT SEND YOUR SHARE CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR SHARE CERTIFICATES.

        If you have any questions or need assistance in voting your Shares, you can contact the Company's Investor Relations department by calling 86-25-8556-6666 ext. 8557 or emailing to liangyanhua@simcere.com or mailing to Vivien Liang, Simcere Pharmaceutical Group, No.699-18 Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, People's Republic of China.

        If you have any questions or need assistance in voting your ADSs, you can contact The Bank of New York Mellon by calling Zhuo Wang at 212-815-2476, or emailing to zhuo.wang@bnymellon.com, or

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mailing to The Bank of New York Mellon, 101 Barclay St. 22-W, New York, NY 10256, Attention: Zhuo Wang.

        The merger agreement, the plan of merger and the merger are described in the accompanying proxy statement. A copy of the merger agreement and a copy of the plan of merger are included as Annex A to the accompanying proxy statement. We urge you to read the entire proxy statement carefully.

Notes:

1.
In the case of joint holders the vote of the senior holder who tenders a vote whether in person or by proxy will be accepted to the exclusion of the votes of the joint holders and for this purpose seniority will be determined by the order in which the names stand in the register of members of the Company.

2.
The instrument appointing a proxy must be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorized in writing.

3.
A proxy need not be a member (registered shareholder) of the Company.

4.
The chairman of the meeting may at his discretion direct that a proxy card shall be deemed to have been duly deposited. A proxy card that is not deposited in the manner permitted shall be invalid.

5.
Votes given in accordance with the terms of a proxy card shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Jinsheng Ren Jinsheng Ren Chairman of the Board

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SUMMARY TERM SHEET

        This "Summary Term Sheet," together with the "Questions and Answers about the Extraordinary General Meeting and the Merger," highlights selected information contained in this proxy statement regarding the merger and may not contain all of the information that may be important to your consideration of the merger. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers for a more complete understanding of the matters being considered at the extraordinary general meeting. In addition, this proxy statement incorporates by reference important business and financial information about the Company. You are encouraged to read all of the documents incorporated by reference into this proxy statement and you may obtain such information without charge by following the instructions in "Where You Can Find More Information" beginning on page 108. In this proxy statement, the terms "we," "us," "our," and the "Company" refer to Simcere Pharmaceutical Group and its subsidiaries. All references to "dollars" and "$" in this proxy statement are to U.S. dollars.

The Parties Involved in the Merger

The Company

        The Company is a leading pharmaceutical company specializing in the development, manufacturing, and marketing of branded and proprietary pharmaceuticals in China. The Company concentrates its research and development efforts on the treatment of diseases with high incidence and/or mortality rates and for which there is a clear demand for more effective pharmacotherapy such as cancer, strokes, cardiovascular disease, infectious diseases and pain.

        Our principal executive offices are located at No. 699-18 Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, People's Republic of China. The Company's telephone number at this address is +86 25 8556 6666 × 8702 and fax number is +86 25 8547 7666.

        For a description of the Company's history, development, business and organizational structure, see the Company's Annual Report on Form 20-F for the year ended December 31, 2012 filed on April 26, 2013, which is incorporated herein by reference. Please see "Where You Can Find More Information" beginning on page 108 for a description of how to obtain a copy of the Company's Annual Report.

Parent

        Simcere Holding Limited ("Parent"), a Cayman Islands exempted company with limited liability, was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Parent does not currently hold any Shares. Parent will be beneficially wholly owned by the buyer group immediately prior to the merger. The registered office of Parent is located at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands and its telephone number is +86 25 8555 6666.

Merger Sub

        Simcere Acquisition Limited ("Merger Sub"), a Cayman Islands exempted company with limited liability and a direct, wholly-owned subsidiary of Parent, was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Merger Sub does not currently hold any Shares. The registered office of Merger Sub is located at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands and its telephone number is +86 25 8555 6666.

Jinsheng Ren

        Mr. Jinsheng Ren is the chairman of the board of directors of the Company. Mr. Ren is a citizen of the People's Republic of China. Mr. Ren's principal business address is c/o Simcere Pharmaceutical Group, No. 699-18 Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, People's Republic of China and his telephone number is +86 25 8555 6666.

New Good Management Limited

        New Good Management Limited is a company incorporated under the laws of the British Virgin Islands. New Good Management Limited is an investment holding company. Its principal business address is at the offices of Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands and its telephone number is +86 25 8555 6666.

        Mr. Jinsheng Ren and Excel Advanced Group Limited, an investment holding company incorporated under the laws of the British Virgin Islands, are the current record holders of 33.2% and 32.7% of the total outstanding shares of New Good Management Limited, respectively. Excel Advance Group Limited is 100% owned by Mr. Yong Ren, Mr. Jinsheng Ren's son, and Mr. Jinsheng Ren is the sole director of Excel Advance Group Limited. Other record shareholders of New Good Management Limited include certain other family members of Mr. Jinsheng Ren and management members of the Company, including Mr. Jindong Zhou, executive vice president of the Company, Mr. Xiaojin Yin, senior vice president of research and development of the Company, and Mr. Haibo Qian, vice president and secretary to the board of directors of the Company.

Hongquan Liu

        Mr. Hongquan Liu is a director and chief executive officer of the Company. Mr. Liu is a citizen of the People's Republic of China. Mr. Liu's principal business address is c/o Simcere Pharmaceutical Group, No. 699-18 Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, People's Republic of China and his telephone number is +86 25 8555 6666.

Assure Ahead Investments Limited and its affiliates

        Assure Ahead Investments Limited is a company incorporated under the laws of the British Virgin Islands. Assure is an investment holding company. Its principal business address is suite 2701, One Exchange Square, Central, Hong Kong and its telephone number is +852 3961 9700.

        Assure Ahead Investments Limited is wholly owned by Hony Capital II, L.P., a limited partnership organized under the laws of the Cayman Islands. Hony Capital II GP Ltd., a company incorporated under the laws of the Cayman Islands, is the general partner of Hony Capital II, L.P. Hony Capital II GP Ltd. is wholly owned by Right Lane Limited.

Right Lane Limited

        Right Lane Limited is a company incorporated under the laws of Hong Kong. Right Lane Limited is an investment holding company. Its principal business address is suite 27/F, One Exchange Square, Central, Hong Kong and its telephone number is +852 3961 9700.

        Right Lane Limited is 100% owned by Legend Holdings Limited, a company incorporated under the laws of the People's Republic of China, which is 36% owned by Chinese Academy of Sciences Holdings Co., Ltd., an asset management vehicle wholly owned by the Chinese Academy of Sciences ("CAS"). CAS is a national academic and research institution owned and controlled by the PRC government.

Premier Praise Limited and its affiliates

        Premier Praise Limited is a company incorporated under the laws of the British Virgin Islands. Premier Praise Limited is an investment holding company. Its principal business address is suite 2701, One Exchange Square, Central, Hong Kong and its telephone number is +852 3961 9700.

        Premier Praise Limited is wholly owned by Hony Capital Fund V, L.P., a limited partnership organized under the laws of the Cayman Islands. Hony Capital Fund V GP, L.P., a limited partnership organized under the laws of the Cayman Islands, is the general partner of Hony Capital Fund V, L.P. Hony Capital Fund V GP Limited, a company incorporated under the laws of the Cayman Islands, is the general partner of Hony Capital Fund V GP, L.P. Hony Capital Fund V GP Limited is wholly-owned by Hony Capital Management Limited, a company incorporated under the laws of the Cayman Islands and owned 80% by Mr. John Huan Zhao and 20% by Right Lane Limited.

        Throughout this proxy statement, Assure Ahead Investments Limited, Right Lane Limited and Premier Praise Limited and their respective affiliates are collectively referred to as "Hony".

King View Development International Limited and its affiliates

        King View Development International Limited is a company incorporated under the laws of the British Virgin Islands. The principal business of King View International Limited is making investments in public and private companies. Its principal business address is Suite 2001, Agricultural Bank of China Tower, 50 Connaught Road Central, Central, Hong Kong and its telephone number is +852 3727 0300.

        King View International Limited is wholly owned by Trustbridge Partners II, L.P., a limited partnership organized under the laws of the Cayman Islands. TB Partners GP2, L.P., a limited partnership organized under the laws of the Cayman Islands, is the general partner of Trustbridge Partners II, L.P. TB Partners GP Limited, a company incorporated under the laws of the Cayman Islands, is the general partner of TB Partners GP2, L.P.

Fosun Industrial Co., Limited and its affiliates

        Fosun Industrial Co., Limited, a corporation organized under the laws of Hong Kong, is principally engaged in investment, selling and providing consulting services for Chinese and Western medicines, diagnostic reagents and medical devices, as well as import and export business. Its principal business address is Level 54, Hopewell Centre, 183 Queen's Road East, Hong Kong and its telephone number is +86 21 6332 5563.

        Fosun Industrial Co., Limited is a wholly-owned subsidiary of Shanghai Fosun Pharmaceuticals (Group) Co., Ltd. ("Fosun Pharma"). Fosun Pharma is a corporation organized under the laws of People's Republic of China and listed on both the Shanghai Stock Exchange and the Stock Exchange of Hong Kong Limited with its principal business address at No. 2 East Fuxing Road, Shanghai, China. The telephone number of Fosun Pharma's principal executive office is +86 21 2313 8000. Fosun Pharma focuses on pharmaceutical manufacturing and research and development, pharmaceutical distribution and retail, healthcare services and medical diagnosis and medical devices.

        Fosun Pharma is held approximately 41.09% by Shanghai Fosun High Technology (Group) Co., Ltd. ("Fosun High Technology"). Fosun High Technology is a corporation organized under the laws of People's Republic of China with its principal business address at No. 2 East Fuxing Road, Shanghai, China. The telephone number of Fosun High Technology's principal executive office is (8621) 2315 6666. Fosun High Technology, through its subsidiaries, is principally engaged in insurance, industrial operations, investment and asset management in China.

        Fosun High Technology is a wholly-owned subsidiary of Fosun International Limited ("Fosun International"). Fosun International is a corporation organized under the laws of Hong Kong with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. Fosun International's ordinary shares are listed on the main board of the Stock Exchange of Hong Kong Limited. The telephone number of Fosun International's principal executive office is 852-25093228. Fosun International is principally engaged in businesses including insurance, industrial operations, investment and asset management.

        Fosun International is beneficially held approximately 79.08% by Fosun Holdings Limited ("Fosun Holdings"). Fosun Holdings is a corporation organized under the laws of Hong Kong with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. The telephone number of Fosun Holdings' principal executive office is 852-25093228. Fosun Holdings is principally engaged in investment holding.

        Fosun Holdings is a wholly owned subsidiary of Fosun International Holdings Ltd. ("Fosun International Holdings"). Fosun International Holdings is a corporation organized under the laws of British Virgin Islands with its principal business address at Akara Building, 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, British Virgin Islands. The telephone number of Fosun International Holdings' principal executive office is 852-25093228. Fosun International Holdings is principally engaged in investment holding.

        Fosun International Holdings is owned 58% by Guangchang Guo, with the remaining shares owned 22% by Xinjun Liang, 10% by Qunbin Wang and 10% by Wei Fan. Guangchang Guo's principal business address is No. 2 East Fuxing Road, Shanghai, China. Guangchang Guo is a citizen of China and his present principal employment includes executive director and chairman of Fosun International, director of Nanjing Nangang Iron & Steel United Co., Ltd., Shanghai Forte Land Co., Ltd., Peak Reinsurance Company Limited and Club Méditerranée S.A. and non-executive director of Fosun Pharma and China Minsheng Banking Corp., Ltd.

        Throughout this proxy statement, Mr. Jinsheng Ren, New Good Management Limited, Mr. Hongquan Liu, Assure Ahead Investments Limited, Right Lane Limited, King View Development International Limited and Fosun Industrial Co., Limited are collectively referred to as the "Rollover Shareholders." Parent, Merger Sub, the Rollover Shareholders and their respective affiliates are collectively referred to as the "buyer group."

        During the last five years, none of the persons referred to above under the heading titled "The Parties Involved in the Merger", or the respective directors or executive officers of the Company, members of the buyer group and their affiliates as listed in Annex H of this proxy statement has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The Merger (Page 79)

        You are being asked to vote to authorize and approve the agreement and plan of merger, dated as of August 28, 2013 (the "merger agreement"), among the Company, Parent and Merger Sub, the plan of merger required to be filed with the Registrar of Companies of the Cayman Islands, substantially in the form attached as Appendix I to the merger agreement (the "plan of merger"), and the transactions contemplated by the merger agreement, including the merger (the "merger"). Once the merger agreement and plan of merger are authorized and approved by the requisite vote of the shareholders of the Company and the other conditions to the consummation of the transactions contemplated by the merger agreement are satisfied or waived in accordance with the terms of the merger agreement,

Merger Sub will merge with and into the Company, with the Company continuing as the surviving company. The Company, as the surviving company, will continue to do business under the name "Simcere Pharmaceutical Group" following the merger. If the merger is completed, the Company will cease to be a publicly traded company. Copies of the merger agreement and the plan of merger are attached as Annex A to this proxy statement. You should read the merger agreement and the plan of merger in their entirety because they, and not this proxy statement, are the legal documents that govern the merger.

Merger Consideration (Page 79)

        Under the terms of the merger agreement, at the effective time of the merger, each of the Company's outstanding ordinary shares, par value $0.01 per share (each, a "Share" and collectively, the "Shares"), including the Shares represented by American depositary shares, each representing two Shares (the "ADSs"), other than (a) the Shares (including the Restricted Shares) (i) held by the Company's direct or indirect wholly owned subsidiaries, or (ii) beneficially owned by Parent or Merger Sub (other than the Shares included in the Rollover Shares), (b) the Shares (including the Restricted Shares) beneficially owned by the Rollover Shareholders (the "Rollover Shares"), and (c) the Shares owned by shareholders who have validly exercised and have not effectively withdrawn or lost their dissenter rights under the Cayman Companies Law (the "Dissenting Shares", and the Shares described under (a) through (c) above are collectively referred to herein as the "Excluded Shares"), will be cancelled in exchange for the right to receive $4.83 in cash without interest, and because each ADS represents two Shares, each issued and outstanding ADS (other than any ADS that represents Excluded Shares) will represent the right to surrender the ADS in exchange for $9.66 in cash per ADS without interest, less $0.05 per ADS cancellation fees pursuant to the terms of the deposit agreement, dated as of April 19, 2007, by and among the Company, The Bank of New York Mellon, in its capacity as ADS depositary (the "ADS depositary"), and the owners and beneficial owners of ADSs issued thereunder (the "ADS deposit agreement"), in each case, net of any applicable withholding taxes. The Dissenting Shares will be cancelled for their fair value in accordance with the Cayman Companies Law. Please see "Dissenter Rights" beginning on page 98 for additional information.

Treatment of Share Options (Page 80)

        At the effective time of the merger, each option to purchase Shares pursuant to the Company's 2006 Share Incentive Plan, as amended and the Company's 2008 Share Incentive Plan (collectively, the "Company Share Incentive Plans") that is outstanding and unexercised, vested or unvested, will be cancelled and converted into the right to receive, net of any applicable withholding taxes, as soon as reasonably practicable after the effective time of the merger, cash in an amount equal to the total number of Shares issuable upon exercise of such option immediately prior to the effective time of the merger multiplied by the amount by which $4.83 exceeds the exercise price per Share of such option.

Treatment of Restricted Shares (Page 80)

        At effective time of the merger, each restricted Share of the Company issued pursuant to the Company Share Incentive Plans (the "Restricted Share" and collectively, the "Restricted Shares") that is not included in the Rollover Shares and then outstanding, vested or unvested, will automatically become fully vested and be released from any restrictions on transfer and will be cancelled and converted into the right to receive $4.83 in cash without interest, net of any applicable withholding taxes.

Contribution Agreement (Page 62)

        Concurrently with the execution and delivery of the merger agreement, the Rollover Shareholders entered into a contribution agreement (the "contribution agreement") with Parent, pursuant to which

Parent will issue to the Rollover Shareholders or their respective affiliates, and the Rollover Shareholders or their respective affiliates will subscribe for, an aggregate of 111,672,266 ordinary shares (including 4,800,000 restricted shares) of Parent immediately prior to the closing of the merger. The 86,622,470 Shares (including 6,000,000 Restricted Shares) owned by the Rollover Shareholders will be cancelled in the merger in exchange for the right to subscribe for the ordinary shares of Parent. On receipt of such ordinary shares of Parent, the Rollover Shareholders will have no right to any merger consideration in respect of the Rollover Shares.

        Pursuant to the contribution agreement, from and after the date of the merger agreement and until the termination of the merger agreement pursuant to its terms, the Rollover Shareholders have irrevocably granted to, and appointed Parent or its designee, as the Rollover Shareholders' proxy and attorney-in-fact, to vote or cause to be voted all of the Shares owned by them, aggregating approximately 77.58% of the outstanding Shares of the Company entitled to vote as of the date of this proxy statement, among other things, in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and against any acquisition proposal from any third party without regard to its terms. If for any reason the proxy granted therein is not irrevocable, the Rollover Shareholders have also agreed to, among other things, vote the Shares subject to the contribution agreement in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated under the merger agreement, including the merger, and against any acquisition proposal from any third party without regard to its terms.

        The contribution agreement will terminate upon the valid termination of the merger agreement.

Record Date and Voting (Page 74)

        You are entitled to attend and vote at the extraordinary general meeting if you have Shares registered in your name in the Company's register of members at the close of business in the Cayman Islands on December 9, 2013, the Share record date for voting at the extraordinary general meeting. If you own ADSs on November 18, 2013, the ADS record date (and do not cancel such ADSs and become a registered holder of the Shares underlying such ADSs as explained below), you cannot vote at the extraordinary general meeting directly, but you may instruct the ADS depositary (as the holder of the Shares underlying the ADSs) on how to vote the Shares underlying your ADSs. The ADS depositary must receive your instructions no later than 5:00 p.m. (New York City Time) on December 13, 2013 in order to ensure your Shares are properly voted at the extraordinary general meeting. Alternatively, if you own ADSs on the ADS record date, you may vote at the extraordinary general meeting by cancelling your ADSs (and certifying you have not instructed, and will not instruct, the ADS depositary to vote the Shares represented by your ADSs) before the close of business in New York City on December 2, 2013 and becoming a registered holder of Shares prior to the close of business in the Cayman Islands not later than December 9, 2013, the Share record date. Each outstanding Share on the Share record date entitles the holder to one vote on each matter submitted to the shareholders for authorization and approval at the extraordinary general meeting and any adjournment thereof. We expect that, as of the Share record date, there will be 111,660,266 Shares issued and outstanding and entitled to vote at the extraordinary general meeting. If you have Shares registered in your name on the Share record date, the deadline for you to lodge your proxy card and vote is December 17, 2013 at 10:00 a.m. (Beijing Time). See "—Voting Information" below.

Shareholder Vote Required to Authorize and Approve the Merger Agreement and Plan of Merger (Page 74)

        In order for the merger to be completed, the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, must be authorized and approved by a special resolution of the Company passed by an affirmative vote of shareholders representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting. The authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, are not subject to the authorization and approval of holders of a majority of the Shares unaffiliated with the buyer group.

        Based on the number of Shares we expect to be issued and outstanding and entitled to vote on the Share record date, approximately 74,440,178 Shares must be voted in favor of the proposal to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, in order for the proposal to be authorized and approved by a special resolution, assuming all shareholders will be present and vote in person or by proxy at the extraordinary general meeting.

        As of the date of this proxy statement, the buyer group beneficially owned in the aggregate 86,622,470 Shares, which represents 77.58% of the total outstanding voting Shares. Please see "Security Ownership of Certain Beneficial Owners and Management of the Company" beginning on page 103 for additional information. Pursuant to the terms of the contribution agreement, these Shares will be voted in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, at the extraordinary general meeting of the Company. Based on the expected shareholdings of the Rollover Shareholders as of the Share record date, assuming that the Rollover Shareholders comply with the terms of the contribution agreement, a quorum will be present at the extraordinary general meeting and sufficient votes will be cast to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, without any further vote of any other shareholder being required.

        If your Shares are held in the name of a broker, bank or other nominee, your broker, bank or other nominee will not vote your Shares in the absence of specific instructions from you. These non-voted Shares are referred to as "broker non-votes."

Voting Information (Page 75)

        Before voting your Shares, we encourage you to read this proxy statement in its entirety, including all of the annexes, attachments, exhibits and materials incorporated by reference, and carefully consider how the merger will affect you. To ensure that your Shares can be voted at the extraordinary general meeting even in the event that you are unable to attend, please complete the enclosed proxy card in accordance with the instructions set forth on the proxy card as soon as possible. The deadline for you to lodge your proxy card is December 17, 2013 at 10:00 a.m. (Beijing Time).

        If you own ADSs as of the close of business in New York City on November 18, 2013, the ADSs record date (and do not cancel such ADSs and become a registered holder of the Shares underlying such ADSs as explained below), you cannot vote at the extraordinary general meeting directly, but you may instruct the ADS depositary (as the holder of the Shares underlying the ADSs) how to vote the Shares underlying your ADSs. The ADS depositary must receive such instructions no later than 5:00 p.m. (New York City Time) on December 13, 2013 in order to ensure your Shares are properly voted at the extraordinary general meeting. Alternatively, you may vote at the extraordinary general meeting if you cancel your ADSs and become a holder of Shares prior to the close of business in the Cayman Islands not later than December 9, 2013. If you wish to cancel your ADSs for the purpose of voting Shares, you need to make arrangements to deliver your ADSs to the ADS depositary for cancellation before the close of business in New York City on December 2, 2013 together with (a) delivery instructions for the corresponding Shares (name and address of person who will be the registered holder of Shares), (b) payment of the ADS cancellation fees ($0.05 per ADS to be cancelled) and any applicable taxes, and (c) a certification that you held the ADS as of the ADS record date and you have not given, and will not give, voting instructions to the ADS depositary as to the ADSs being cancelled or have given voting instructions to the ADS depositary as to the ADSs being cancelled but undertake not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or nominee account, please contact your broker, bank or nominee to find out what actions you need to take to instruct the broker, bank or nominee to cancel the ADSs on your behalf. Upon cancellation of the ADSs, the ADS depositary will arrange for Hongkong and Shanghai Banking Corporation, the custodian holding the Shares, to transfer registration of the Shares to the former ADS holder (or a person designated by the former ADS holder). If after registration of Shares in your name, you wish to receive a certificate evidencing the Shares registered in your name, you will need to request the registrar of the Shares to issue and mail a certificate to your attention.

        If the ADS depositary timely receives voting instructions from an ADS holder which fail to specify the manner in which the ADS depositary is to vote the Shares represented by the holder's ADSs, the ADS depositary will deem such holder to have instructed the ADS depositary to vote all Shares underlying such uninstructed ADSs FOR the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, and FOR any adjournment of the extraordinary general meeting.

Dissenter Rights of Shareholders (page 98)

        Shareholders who dissent from the merger will have the right to receive payment of the fair value of their Shares if the merger is completed, but only if they deliver to the Company, before the vote on the merger is taken at the extraordinary general meeting, a written objection to the merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Companies Law for the exercise of dissenter rights. The fair value of your Shares as determined under that statute could be more than, the same as, or less than the merger consideration you would receive pursuant to the merger agreement if you do not exercise dissenter rights with respect to your Shares.

        ADS HOLDERS WILL NOT HAVE THE RIGHT TO DISSENT FROM THE MERGER AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT ATTEMPT TO EXERCISE ANY DISSENTER RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTER RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY, PAY THE ADS DEPOSITARY'S FEES REQUIRED FOR THE CANCELLATION OF THE ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES, AND CERTIFY THAT THEY HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THE ADSs (OR, ALTERNATIVELY, THAT THEY WILL NOT VOTE THE SHARES) BEFORE THE CLOSE OF BUSINESS IN NEW YORK CITY NOT LATER THAN DECEMBER 2, 2013 AND BECOME REGISTERED HOLDERS OF SHARES BY THE CLOSE OF BUSINESS IN THE CAYMAN ISLANDS ON DECEMBER 9, 2013. THEREAFTER, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTER RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN COMPANIES LAW.

        We encourage you to read the section of this proxy statement entitled "Dissenter Rights" as well as Annex G to this proxy statement carefully and to consult your Cayman Islands legal counsel if you desire to exercise your dissenter rights.

Purposes and Effects of the Merger (page 55)

        The purpose of the merger is to enable Parent to acquire 100% control of the Company in a transaction in which the Company's shareholders other than the holders of Excluded Shares will be cashed out in exchange for $4.83 per Share or $9.66 per ADS, so that Parent will bear the rewards and risks of the sole ownership of the Company after the merger, including any future earnings and growth of the Company as a result of improvements to the Company's operations or acquisitions of other businesses. Please see "Special Factors—Buyer Group's Purpose of and Reasons for the Merger" beginning on page 55 for additional information.

        ADSs representing the Shares are currently listed on the New York Stock Exchange under the symbol "SCR." It is expected that, immediately following the completion of the merger, the Company will cease to be a publicly traded company and will instead become a privately-held company directly owned by Parent and, indirectly, by the buyer group. Following the completion of the merger, the ADSs will cease to be listed on the New York Stock Exchange, and price quotations with respect to sales of the ADSs in the public market will no longer be available. In addition, registration of the ADSs and the underlying Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may be terminated upon the Company's application to the Securities and Exchange Commission (the "SEC") if the Shares are not listed on a national securities exchange and there are fewer than 300 record holders of the Shares. After the effective time of the merger, the Company will no longer be required to file periodic reports with the SEC. Furthermore, following the completion of the merger, the American depositary shares program for the ADSs will terminate. Please see "Special Factors—Effect of the Merger on the Company" beginning on page 56 for additional information.

Plans for the Company after the Merger (Page 60)

        After the effective time of the merger, Parent anticipates that the Company's operations will be conducted substantially as they are currently being conducted, except that the Company will cease to be a publicly traded company and will instead be a wholly-owned subsidiary of Parent and beneficially owned by the buyer group.

Recommendations of the Special committee and the Board of Directors (Page 35)

        The special committee unanimously (a) determined that the merger agreement and the plan of merger are fair to and in the best interests of the Company and its unaffiliated shareholders and unaffiliated ADS holders, (b) declared it advisable to enter into the merger agreement, (c) recommended that the board of directors of the Company approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and (d) recommended that the board of directors of the Company submit the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, to the shareholders of the Company for approval and authorization at an extraordinary general meeting of the shareholders of the Company, with the recommendation of the board of directors that the shareholders of the Company authorize and approve by way of a special resolution the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger. ACCORDINGLY, THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE AND APPROVE THE MERGER AGREEMENT, THE PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AND FOR THE PROPOSAL TO ADJOURN THE EXTRAORDINARY GENERAL MEETING IN ORDER TO ALLOW THE COMPANY TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT PROXIES RECEIVED TO PASS THE SPECIAL RESOLUTION DURING THE EXTRAORDINARY GENERAL MEETING.

Position of Buyer Group as to Fairness (Page 42)

        Each member of the buyer group believes that the merger is fair (both substantively and procedurally) to the Company's unaffiliated shareholders and unaffiliated ADS holders. Their belief is based upon the factors discussed under the caption "Special Factors—Position of the Buyer Group as to the Fairness of the Merger" beginning on page 42.

        Each member of the buyer group is making the statements included in this paragraph solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of each member of the buyer group as to the fairness of the merger are not intended to be and should not be construed as a recommendation to any shareholder of the Company as to how that shareholder should vote on the proposal to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger.

Financing of the Merger (Page 61)

        Parent estimates that the total amount of funds necessary to complete the merger and the related transactions at the closing of the merger, including for the payment of the merger consideration to the Company's unaffiliated shareholders and unaffiliated ADS holders pursuant to the merger agreement, is anticipated to be approximately $540 million. This amount is expected to be provided through a combination of (a) a rollover commitment from the Rollover Shareholders of 86,622,470 Shares (including 6,000,000 Restricted Shares), having an aggregate value of approximately $418.4 million based on the per Share merger consideration, (b) a debt commitment of up to $85.0 million to be funded by China Merchants Bank, New York branch and China Merchants Bank, Nanjing branch, and (c) cash from the Company and its subsidiaries in the aggregate amount of approximately $39.0 million. The funds necessary to complete the merger and the related transactions at the closing of the merger, including for the payment of the merger consideration to the Company's unaffiliated shareholders and unaffiliated ADS holders, will be paid from accounts outside China, and such payment will not be subject to any restriction, registration, approval or procedural requirements under applicable PRC laws, rules and regulations.

Limited Guaranties (Page 63)

        Certain affiliates of the Rollover Shareholders have agreed to guarantee the obligations of Parent under the merger agreement to pay a termination fee to the Company under certain circumstances in which the merger agreement is terminated and certain other reimbursement and indemnification obligations of Parent under the merger agreement. Copies of the limited guaranties are attached as Annex B to Annex E to this proxy statement.

Share Ownership of the Company Directors and Officers and Voting Commitments (Page 103)

        As of the Share record date, we expect that Mr. Jinsheng Ren, chairman of the board of directors of the Company, and his affiliate New Good Management Limited, will beneficially own approximately 39.5% of the Company's issued and outstanding Shares entitled to vote, and Mr. Hongquan Liu, director and chief executive officer of the Company, will beneficially own approximately 1.9% of the Company's issued and outstanding Shares entitled to vote. Please see "Security Ownership of Certain Beneficial Owners and Management of the Company" beginning on page 103 for additional information.

        Pursuant to the contribution agreement, Mr. Jinsheng Ren and Mr. Hongquan Liu have agreed to vote all of the Shares they beneficially own in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger.

Opinion of the Special Committee's Financial Advisor (Page 47)

        On August 28, 2013, UBS AG ("UBS") rendered an oral opinion to the special committee (which was confirmed in writing by delivery of a written opinion by UBS dated the same date), as to the fairness, from a financial point of view, of the $4.83 per Share merger consideration and the $9.66 per ADS merger consideration to be received by holders (other than holders of the Rollover Shares) of the Shares and the ADSs, respectively, in the merger, as of August 28, 2013, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by UBS in preparing its opinion.

        The opinion of UBS was addressed to the special committee and only addressed the fairness from a financial point of view of the consideration to be received by holders (other than holders of the Rollover Shares) of the Shares and the ADSs, respectively, in the merger, and does not address any other aspect or implication of the merger. The summary of the opinion of UBS in this proxy statement is qualified in its entirety by reference to the full text of the written opinion of UBS, which is included as Annex F to this proxy statement and sets forth the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by UBS in preparing its opinion. We encourage holders of the Shares and the ADSs to read carefully the full text of the written opinion of UBS. However, the opinion of UBS and the summary of the opinion and the related analyses set forth in this proxy statement are not intended to be, and do not constitute advice or a recommendation to any holder of the Shares or the ADSs as to how to act or vote with respect to the merger or related matters. Please see "Special Factors—Opinion of the Special Committee's Financial Advisor" beginning on page 47 for additional information.

Interests of the Company's Executive Officers and Directors in the Merger (Page 63)

        In considering the recommendations of the board of directors, the Company's shareholders should be aware that certain of the Company's directors and executive officers have interests in the transaction that are different from, and/or in addition to, the interests of the Company's shareholders generally. These interests include, among others:

  •
  the beneficial ownership of equity interests in Parent by Mr. Jinsheng Ren, chairman of the board of directors of the Company, Mr. Hongquan Liu, director and chief executive officer of the Company, and certain other executive officers of the Company that hold an equity interest in New Good Management Limited, including Mr. Jindong Zhou, executive vice president of the Company, Mr. Xiaojin Yin, senior vice president of research and development of the Company, and Mr. Haibo Qian, vice president and secretary to the board of directors of the Company;

  •
  the potential enhancement or decline in value of Parent's shares directly or indirectly held by these Company's directors and executive officers as a result of the merger and future performance of the surviving company;

  •
  the beneficial ownership of equity interests in Parent by Hony, and Mr. John Huan Zhao, a member of the board of directors of the Company, is a director of Hony Capital II GP Ltd. and Hony Capital Fund V GP Ltd., affiliates of Hony;

  •
  cash-out of Company share options and Restricted Shares beneficially held by employees, executive officers and directors of the Company (other than Mr. Jinsheng Ren and Mr. Hongquan Liu);

  •
  continued indemnification, rights to advancement of fees and directors and officers liability insurance to be provided by the surviving company to former directors and officers of the Company;

  •
  the monthly compensation of $8,000 for members of the special committee in exchange for their services in such capacity (or, in the case of the chairman of the special committee, monthly compensation of $12,000) (the payment of which is not contingent upon the completion of the merger or the special committee's or the board's recommendation of the merger); and

  •
  the continuation of service of the executive officers of the Company with the surviving company in positions that are substantially similar to their current positions.

        In addition, at the effective time of the merger, each option to purchase Shares pursuant to the Company Share Incentive Plans that is outstanding and unexercised, vested or unvested, will be cancelled and converted into the right to receive, net of any applicable withholding taxes, as soon as reasonably practicable after the effective time of the merger, cash in an amount equal to the total number of Shares issuable upon exercise of such option immediately prior to the effective time of the merger multiplied by the amount by which $4.83 exceeds the exercise price per Share of such option.

        Furthermore, at the effective time of the merger, each Restricted Share that is not included in the Rollover Shares and then outstanding, vested or unvested, will automatically become fully vested and be released from any restrictions on transfer and will be cancelled and converted into the right to receive $4.83 in cash without interest, net of any applicable withholding taxes.

        After the completion of the merger, the maximum amount of cash payments the Company's directors and executive officers may receive in respect of their Shares (including Restricted Shares) and vested and unvested options is approximately $7.5 million, including approximately $7.5 million in respect of Shares (including Restricted Shares) and $3,420 in respect of vested and unvested options, which amounts exclude the Shares (including Restricted Shares) owned by Mr. Jinsheng Ren and Mr. Hongquan Liu.

        The special committee and the Company's board of directors were aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions and recommendations with respect to the merger agreement and related matters. Please see "Special Factors—Interests of Certain Persons in the Merger" beginning on page 63 for additional information.

Conditions to the Merger (Page 92)

        The obligations of each party to consummate the transactions contemplated by the merger agreement, including the merger, are subject to the satisfaction of the following conditions:

  •
  the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, being approved by the Company's shareholders representing two-thirds or more of the outstanding Shares present and voting in person or by proxy as a single class at the extraordinary general meeting; and

  •
  no governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any law which has or would have the effect of enjoining, restraining, prohibiting or otherwise making illegal the consummation of the transactions contemplated by the merger agreement, including the merger.

        The obligations of Parent and Merger Sub to consummate the merger are also subject to the satisfaction, or waiver by Parent, of the following conditions:

  •
  as of the date of the merger agreement and as of the closing date of the merger as if made on such date (except to the extent expressly made as of a specific date, in which case as of such date), (a) the representations and warranties of the Company in the merger agreement regarding the Company's capitalization being true and correct in all but de minimis respects, (b) the representations and warranties of the Company in the merger agreement regarding the Company's authority to enter into the merger agreement, the required shareholder approval for the merger agreement, the plan of merger and the transactions contemplated under the merger agreement, including the merger, the fairness opinion from the special committee's financial advisor and absence of conflicts being true and correct in all respects, and (c) all other representations and warranties of the Company set forth in the merger agreement being true and correct, without giving effect to any qualification by "materiality" or based on the defined term "Company Material Adverse Effect," except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect;

  •
  the Company having performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing of the merger;

  •
  since the date of the merger agreement, there not having occurred and be continuing a Company Material Adverse Effect;

  •
  the Company having delivered to Parent a certificate, dated the closing date, signed by a senior executive officer of the Company, certifying as to the fulfillment of the above conditions; and

  •
  shareholders of no more than 12.5% of the Shares having served notice of objection prior to the vote on the merger at the extraordinary general meeting of the Company and otherwise validly exercised their dissenting right pursuant to Section 238 of the Cayman Companies Law.

        The obligations of the Company to consummate the merger are also subject to the satisfaction, or waiver by the Company, of the following conditions:

  •
  the representations and warranties of Parent and Merger Sub in the merger agreement being true and correct as of the date of the merger agreement and as of the closing date of the merger, as if made on and as of such date (except to the extent expressly made as of a specific date, in which case as of such date), in each case interpreted without giving effect to any qualification by "materiality" or "Parent Material Adverse Effect," except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect;

  •
  each of Parent and Merger Sub having performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing of the merger; and

  •
  Parent having delivered to the Company a certificate, dated the closing date, signed by a designated director of Parent, certifying as to the fulfillment of the above conditions.

Acquisition Proposals (Page 87)

  •
  Neither the Company nor its subsidiaries nor any representative of the Company or any of its subsidiaries will, directly or indirectly, (a) solicit, initiate or encourage the submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal (as defined below), (b) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to the Company or any of its subsidiaries, or take any other action to facilitate, any Acquisition Proposal, (c) agree to, approve, endorse or recommend any Acquisition Proposal or enter into any letter of intent, agreement or agreement in principle with respect to an Acquisition Proposal, (d) authorize or permit any representatives of the Company or any of its subsidiaries retained by or acting directly or indirectly under the direction of the Company or any of its subsidiaries, to take any action set forth in the preceding clauses (a) through (c) or (e) release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted with respect to any possible Acquisition Proposal.

  •
  Notwithstanding the foregoing, prior to obtaining the required shareholder approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, if the Company receives an unsolicited bona fide written Acquisition Proposal from any person that did not result from a breach by the Company of its obligations set forth in the above paragraph, (a) the Company and its representatives may contact such person to clarify the terms and conditions of the proposal so as to determine whether such proposal constitutes or would reasonably expected to result in a superior proposal, and (b) if the board of the directors of the Company determines, in its good faith judgment, upon recommendation of the special committee (after consultation with an independent financial advisor and legal counsel), that such acquisition proposal would reasonably be expected to result in a superior proposal, then the Company and its representatives may, subject to certain restrictions, (x) furnish information (including non-public information) with respect to the Company to the person who has made such Acquisition Proposal and (y) engage in or otherwise participate in discussions or negotiations with the person making such Acquisition Proposal.

Termination of the Merger Agreement (Page 93)

        The merger agreement may be terminated at any time prior to the effective time, whether before or after shareholder approval has been obtained:

  •
  by mutual written consent of the Company and Parent;

  •
  by either Parent or the Company, if:

  •
  the merger is not completed by twelve months after the date of the merger agreement, provided that this termination right is not available to a party if the failure of the merger to have been completed on or before the termination date is primarily caused by such party's failure to comply with its obligations under the merger agreement;

  •
  the shareholders of the Company do not approve the merger agreement at the meeting of shareholders or any adjournment or postponement thereof; or

  •
  any governmental entity having enacted, issued, promulgated, enforced or entered any law which has or would have the effect of enjoining, restraining, prohibiting or otherwise making illegal the consummation of the transactions contemplated by the merger agreement, including the merger, which shall be in effect and have become final and non-appealable; provided, that this termination right is not available to a party if the circumstances described in the foregoing are primarily caused by such party's failure to perform in a material respect any of its obligations under the merger agreement;

  •
  by the Company, if:

  •
  the representations and warranties of Parent or Merger Sub are not true and correct or Parent or Merger Sub has breached or failed to perform any of its covenants or agreements contained in the merger agreement, such that the corresponding conditions to closing would not be satisfied and such inaccuracy or breach cannot be cured by the termination date, or if curable, has not been cured within 30 days after receipt of written notice thereof from the Company; provided that this termination right is not available to the Company if it is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement that would result in the corresponding conditions to closing not being satisfied;

    •
    prior to obtaining shareholder approval if (a) the board of directors of the Company (upon recommendation of the special committee) has authorized the Company to enter into an alternative acquisition agreement with respect to a superior proposal, (b) the Company enters into such alternative acquisition agreement immediately prior to or substantially concurrently with the termination of the merger agreement and (c) the Company, immediately prior to or substantially concurrently with such termination, pays to Parent a termination fee pursuant to the merger agreement;

    •
    prior to obtaining shareholder approval if (a) the board of directors of the Company (upon recommendation of the special committee) has effected a change of recommendation in connection with an intervening event and authorized the termination of the merger agreement and (b) the Company, immediately prior to such termination, pays to Parent a termination fee; or

    •
    (a) all of the mutual conditions to consummate the merger and all of the conditions to Parent's and Merger Sub's obligations to consummate the merger have been satisfied, (b) the Company has irrevocably confirmed by written notice to Parent that all conditions to the Company's obligation to consummate the merger have been satisfied or that it is willing to waive any such unsatisfied conditions and (c) the merger has not been consummated within five business days after the delivery of such notice;

  •
  by Parent, if:

  •
  the representations and warranties of the Company are not true and correct or the Company has breached or failed to perform any of its covenants or agreements contained in the merger agreement, such that the corresponding conditions to closing would not be satisfied and such inaccuracy or breach cannot be cured by the termination date, or if curable, has not been cured within 30 days after receipt of written notice thereof from Parent; provided that this termination right is not available to the Parent if it or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement that would result in the corresponding conditions to closing not being satisfied; or

  •
  the board of directors of the Company, whether or not permitted to do so by the merger agreement, has (a) failed to include its recommendation that the shareholders approve the merger agreement in the proxy statement to the shareholders of the Company, or effected a change of recommendation, (b) authorized the Company to enter into an alternative acquisition agreement in connection with a superior proposal, or (c) failed to hold a meeting of the shareholders of the Company for the approval of the merger agreement before ten business days prior to the termination date of the merger agreement unless such failure is caused by a material breach by Parent or Merger Sub of its covenants or agreements under the merger agreement.

Termination Fee (Page 95)

        The Company is required to pay Parent a termination fee of $1.5 million, if:

  •
  the merger agreement is terminated by Parent due to the inaccuracy of representations and warranties of the Company or the breach or failure to perform by the Company of any of its covenants or agreements contained in the merger agreement, such that the corresponding conditions to closing would not be satisfied and such inaccuracy or breach cannot be cured by the termination date, or if curable, has not been cured within 30 days after receipt of written notice thereof from Parent;

  •
  the merger agreement is terminated by Parent as the board of directors of the Company has (a) failed to include its recommendation that the shareholders approve the merger agreement in the proxy statement to the shareholders of the Company, or effected a change of recommendation, (b) authorized the Company to enter into an alternative acquisition agreement in connection with a superior proposal, or (c) failed to hold a meeting of the shareholders of the Company for the approval of the merger agreement before ten business days prior to the termination date of the merger agreement unless such failure is caused by a material breach by Parent or Merger Sub of its covenants or other agreements in the merger agreement;

  •
  the merger agreement is terminated by the Company after the board of directors of the Company has authorized the Company to enter into an alternative acquisition agreement with respect to a superior proposal;

  •
  the merger agreement is terminated by the Company after the board of directors of the Company has effected a change of recommendation in response to an intervening event and authorized the termination of the merger agreement; or

  •
  if (a) an Acquisition Proposal has been made, proposed or communicated (and not withdrawn) after the date of the merger agreement and prior to the meeting of the shareholders of the Company (or prior to the termination of the merger agreement if there has been no meeting of the shareholders of the Company), (b) following the occurrence of an event described in the preceding clause (a), the merger agreement is terminated by the Company or Parent due to the fact that the merger is not consummated at or prior to the expiration date of the merger agreement or the required shareholder approval has not been obtained, and (c) at any time prior to the date that is twelve months after the date of such termination, the Company enters into any definitive acquisition agreement or other definitive agreement providing for an Acquisition Proposal (whether or not the Acquisition Proposal was the same Acquisition Proposal referred to in clause (a)). For purposes of this paragraph, all references to 20% in the definition of"Acquisition Proposal" will be deemed to be references to "50%."

        Parent is required to pay the Company a termination fee of $3.0 million, if:

  •
  the merger agreement is terminated by the Company due to the inaccuracy of representations and warranties of Parent or Merger Sub or the breach or failure to perform by Parent or Merger Sub of any of its covenants or agreements contained in the merger agreement, such that the corresponding conditions to closing would not be satisfied and such inaccuracy or breach cannot be cured by the termination date, or if curable, has not been cured within 30 days after receipt of written notice thereof from the Company; or

  •
  the merger agreement is terminated by the Company when (a) all of the mutual conditions to consummate the merger and all of the conditions to Parent's and Merger Sub's obligations to consummate the merger have been satisfied, (b) the Company has irrevocably confirmed by written notice to Parent that all conditions to the Company's obligation to consummate the merger have been satisfied or that it is willing to waive any such unsatisfied conditions and (c) the merger has not been consummated within five business days after the delivery of such notice.

Material U.S. Federal Income Tax Consequences (Page 69)

        For a U.S. Holder (as defined under "Special Factors—Material U.S. Federal Income Tax Consequences"), the receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local and other tax laws. Please see "Special Factors—Material U.S. Federal Income Tax Consequences" beginning on page 69 for additional information. The tax consequences of the merger to you will depend upon your personal circumstances. You should consult your tax advisors for a full understanding of the U.S. federal, state, local, foreign and other tax consequences of the merger to you.

Material PRC Income Tax Consequences (Page 71)

        The Company does not believe that it should be considered a resident enterprise under the PRC Enterprise Income Tax Law (the "EIT Law") or that the gain recognized on the receipt of cash for the Company's Shares or ADSs should otherwise be subject to PRC tax to holders of such Shares or ADSs that are not PRC residents. However, there is uncertainty regarding whether the PRC tax authorities would deem the Company to be a resident enterprise. If the PRC tax authorities were to determine that the Company should be considered a resident enterprise, then gain recognized on the receipt of cash for the Company's Shares or ADSs pursuant to the merger by the Company's shareholders or ADSs holders who are not PRC residents could be treated as PRC-source income that would be subject to PRC income tax at a rate of 10% in the case of enterprises or 20% in the case of individuals (subject to applicable tax treaty relief, if any), and, even in the event that the Company is not considered a resident enterprise, gain recognized on the receipt of cash for Shares or ADSs is subject to PRC tax if the holders of such Shares or ADSs are PRC resident individuals. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including any PRC tax consequences. Please see "Special Factors—Material PRC Income Tax Consequences" beginning on page 71 for additional information.

Material Cayman Islands Tax Consequences (Page 71)

        The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will be payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the merger or the receipt by the Company's shareholders of cash for the Company's Shares under the terms of the merger. This is subject to the qualification that (a) Cayman Islands stamp duty may be payable if any original transaction documents are brought to or executed in the Cayman Islands; and (b) registration fees will be payable to the Registrar of Companies to register the plan of merger. Please see "Special Factors—Material Cayman Islands Tax Consequences" beginning on page 71 for additional information.

Regulatory Matters (Page 67)

        The Company does not believe that any material federal or state regulatory approvals, filings or notices are required in connection with the merger other than the approvals, filings or notices required under the federal securities laws and the filing of the plan of merger (and supporting documentation as specified in the Cayman Companies Law) with the Cayman Islands Registrar of Companies and in the event the merger becomes effective, a copy of the certificate of merger being given to the shareholders and creditors of the Company and Merger Sub as at the time of the filing of the plan of merger.

Accounting Treatment of the Merger (Page 68)

        Upon completion of the merger, the Company would cease to be a publicly traded company, and the Company expects to account for the merger at historical cost.

Market Price of the Shares (Page 72)

        The closing price of the ADSs on the New York Stock Exchange on March 8, 2013, the last trading date immediately prior to the Company's announcement on March 11, 2013 that it had received a going-private proposal, was $7.96 per ADS. The merger consideration of $4.83 per Share, or $9.66 per ADS, to be paid in the merger represents a premium of approximately 21.4% to that closing price.

QUESTIONS AND ANSWERS ABOUT THE EXTRAORDINARY GENERAL MEETING AND THE MERGER

        The following questions and answers address briefly some questions you may have regarding the extraordinary general meeting and the merger. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:
What is the merger?

A:
The merger is a going-private transaction pursuant to which Merger Sub will merge with and into the Company. Once the merger agreement is authorized and approved by the shareholders of the Company and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company continuing as the surviving company after the merger. If the merger is completed, the Company will be a privately held company beneficially owned by the buyer group, and as a result of the merger, the ADSs will no longer be listed on the New York Stock Exchange, and the Company will cease to be a publicly traded company.

Q:
What will I receive in the merger?

A:
If you own Shares and the merger is completed, you will be entitled to receive $4.83 in cash, without interest and net of any applicable withholding taxes, for each Share (other than the Excluded Shares) you own as of the effective time of the merger (unless you validly exercise and have not effectively withdrawn or lost your dissenter rights under Section 238 of the Cayman Companies Law with respect to the merger, in which event you will be entitled to the fair value of each Share pursuant to the Cayman Companies Law).

  If you own ADSs (other than ADSs which represent Excluded Shares) and the merger is completed, you will be entitled to receive $9.66 per ADS (less $0.05 per ADS cancellation fees pursuant to the terms of the ADS deposit agreement) in cash, without interest and net of any applicable withholding taxes, for each ADS you own as of the effective time of the merger unless you (a) surrender your ADS to the ADS depositary, pay the ADS depositary's fees required for the cancellation of ADSs, provide instructions for the registration of the corresponding Shares, and certify that you have not given, and will not give, voting instructions as to the ADSs (or, alternatively, you will not vote the Shares) before the close of business in New York City on December 2, 2013 and become a registered holder of Shares by the close of business in the Cayman Islands on December 9, 2013 and (b) comply with the procedures and requirements for exercising dissenter rights for the Shares under Section 238 of the Cayman Companies Law.

  Please see "Special Factors—Material U.S. Federal Income Tax Consequences," "Special Factors—Material PRC Income Tax Consequences" and "Special Factors—Material Cayman Islands Tax Consequences" beginning on page 69 for a more detailed description of the tax consequences of the merger. You should consult with your own tax advisor for a full understanding of how the merger will affect your U.S. federal, state, local, foreign and other taxes.

Q:
How will the Company's share options be treated in the merger?

A:
If the merger is completed, at the effective time of the merger, each option to purchase Shares pursuant to the Company Share Incentive Plans that is outstanding and unexercised, vested or unvested, will be cancelled and converted into the right to receive, net of any applicable withholding taxes, as soon as reasonably practicable after the effective time of the merger, cash in an amount equal to the total number of Shares issuable upon exercise of such option immediately prior to the effective time of the merger multiplied by the amount by which $4.83 exceeds the exercise price per Share of such option.

Q:
How will the Company's Restricted Shares be treated in the merger?

A:
At the effective time of the merger, each Restricted Share that is not included in the Rollover Shares and then outstanding, vested or unvested, will automatically become fully vested and be released from any restrictions on transfer and will be cancelled and converted into the right to receive $4.83 in cash without interest, net of any applicable withholding taxes.

Q:
After the merger is completed, how will I receive the merger consideration for my Shares?

A.
If you are a registered holder of Shares, promptly after the effective time of the merger (in any event within five business days after the effective time of the merger), a paying agent appointed by Parent will mail you (a) a letter of transmittal specifying how the delivery of the merger consideration to you will be effected and (b) instructions for effecting the surrender of share certificates in exchange for the applicable merger consideration. You will receive cash for your Shares from the paying agent after you comply with these instructions. Upon surrender of your share certificates or a declaration of loss or non-receipt, you will receive an amount equal to the number of your Shares multiplied by $4.83 in cash, without interest and net of any applicable withholding tax, in exchange for the cancellation of your Shares. The merger consideration may be subject to U.S. federal income tax backup withholding if the paying agent has not received from you a properly completed and signed U.S. Internal Revenue Service Form W-8 or W-9.

  If your Shares are held in "street name" by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to surrender your Shares and receive the merger consideration for those Shares.

Q:
After the merger is completed, how will I receive the merger consideration for my ADSs?

A:
If your ADSs are evidenced by certificates, also referred to as American depositary receipts (the "ADRs"), unless you have surrendered your ADRs to the ADS depositary for cancellation prior to the effective time of the merger, upon your surrender of the ADRs (or an affidavit and indemnity of loss in lieu of the ADRs) together with a duly completed letter of transmittal (which will be supplied to you by the ADS depositary after the effective time of the merger), the ADS depositary will send you a check for the per ADS merger consideration of $9.66 (less $0.05 per ADS cancellation fees pursuant to the terms of the ADS deposit agreement), without interest and net of any applicable withholding or other similar taxes, for each ADS evidenced by the ADRs, in exchange for the cancellation of your ADRs after the completion of the merger. If you hold your ADSs in uncertificated form, that is, without an ADR, unless you have surrendered your ADSs to the ADS depositary for cancellation prior to the effective time of the merger, the ADS depositary will automatically send you a check for the per ADS merger consideration of $9.66 (less $0.05 per ADS cancellation fees pursuant to the terms of the ADS deposit agreement), without interest and net of any applicable withholding taxes, in exchange for the cancellation of each of your ADSs after the completion of the merger. The per ADS merger consideration may be subject to U.S. federal income tax backup withholding if the ADS depositary has not received from you a properly completed and signed U.S. Internal Revenue Service Form W-8 or W-9.

  In the event of a transfer of ownership of ADSs that is not registered in the register of ADS holders maintained by the ADS depositary, the check for any cash to be exchanged upon cancellation of the ADSs will be issued to such transferee only if the ADRs, if applicable, are presented to the ADS depositary, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable ADS transfer taxes have been paid or are not applicable. The per ADS merger consideration may be subject to U.S. federal income tax backup withholding if the ADS depositary has not received from the transferee a properly completed and signed U.S. Internal Revenue Service Form W-8 or W-9.

  If your ADSs are held in "street name" by your broker, bank or other nominee, you will not be required to take any action to receive the net merger consideration for your ADSs as the ADS depositary will arrange for the surrender of the ADSs and the remittance of the per ADS merger consideration with The Depository Trust Company (the clearance and settlement system for the ADSs) for distribution to your broker, bank or nominee on your behalf. If you have any questions concerning the receipt of the per ADS merger consideration, please contact your broker, bank or nominee.

Q:
When and where will the extraordinary general meeting be held?

A:
The extraordinary general meeting will take place on December 19, 2013, at 10:00 a.m. (Beijing Time) at No. 699-18, Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, People's Republic of China.

Q:
What matters will be voted on at the extraordinary general meeting?

A:
You will be asked to consider and vote on the following proposals:

•
to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger; and

•
to approve any motion to adjourn or postpone the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolution during the extraordinary general meeting.

Q:
What vote of our shareholders is required to authorize and approve the merger agreement and the plan of merger?

A:
In order for the merger to be completed, the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, must be authorized and approved by a special resolution of the Company passed by an affirmative vote of shareholders representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting. At the close of business in the Cayman Islands on December 9, 2013, the Share record date for the extraordinary general meeting, we expect that there will be 111,660,266 Shares issued and outstanding and entitled to vote at the extraordinary general meeting. Pursuant to the contribution agreement, the Rollover Shareholders have agreed to vote all of the Shares beneficially owned by them in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger. As of the date of this proxy statement, the Rollover Shareholders beneficially owned approximately 77.58% of the total issued and outstanding Shares entitled to vote. Based on the expected shareholdings of the Rollover Shareholders as of the Share record date, assuming that the Rollover Shareholders comply with the terms of the contribution agreement, a quorum will be present at the extraordinary general meeting and sufficient votes will be cast to approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, without any further vote of any other shareholder being required.

Q:
What vote of our shareholders is required to approve the proposal to adjourn and postpone the extraordinary general meeting, if necessary, to solicit additional proxies?

A:
The authorization and approval of the merger agreement, the plan of merger and the merger must be authorized and approved by a special resolution of the Company passed by an affirmative vote of shareholders representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting. If there are insufficient votes at the time of the extraordinary general meeting to authorize and approve the merger agreement, the plan of merger and the merger, you will also be asked to vote on the proposal to adjourn the extraordinary general meeting to allow us to solicit additional proxies.

  The proposal to adjourn and postpone the extraordinary general meeting, if necessary, to solicit additional proxies must be authorized and approved by an affirmative vote of the majority of such shareholders of the Company as, being entitled to do so, vote in person or by proxy as a single class at the extraordinary general meeting.

Q:
How does the Company board of directors recommend that I vote on the proposals?

A:
After careful consideration and upon the unanimous recommendation of the special committee, our board of directors by a unanimous vote recommends that you vote:

•
FOR the proposal to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger; and

•
FOR the proposal to approve any motion to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolution during the extraordinary general meeting.

Q:
Who is entitled to vote at the extraordinary general meeting?

A:
The Share record date is December 9, 2013. Only shareholders entered in the register of members of the Company at the close of business in the Cayman Islands on the Share record date or their proxy holders are entitled to vote at the extraordinary general meeting or any adjournment thereof. The record date for ADS holders entitled to instruct the ADS depositary to vote at the extraordinary general meeting is November 18, 2013. Only ADS holders of the Company at the close of business in New York City on the ADS record date are entitled to instruct the ADS depositary to vote at the extraordinary general meeting. Alternatively, you may vote at the extraordinary general meeting if you cancel your ADSs by the close of business in New York City on December 2, 2013 and become a holder of Shares by the close of business in the Cayman Islands on the Share record date.

Q:
What constitutes a quorum for the extraordinary general meeting?

A:
The presence, in person or by proxy, of shareholders holding one-third of the issued and outstanding Shares that are entitled to vote on the Share record date will constitute a quorum for the extraordinary general meeting.

Q:
What effects will the merger have on the Company?

A:
As a result of the merger, the Company will cease to be a publicly-traded company and will be indirectly wholly-owned by the buyer group. Your Shares and ADSs in the Company will be cancelled, and you will no longer have any interest in our future earnings or growth. Following consummation of the merger, the registration of our Shares and ADSs and our reporting obligations with respect to our Shares and ADSs under the Exchange Act, will be terminated upon application to the SEC. In addition, upon completion of the merger, our ADSs will no longer be listed or traded on any stock exchange, including the New York Stock Exchange and the American depositary shares program for the ADSs will terminate.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible and currently expect the merger to close around the end of 2013. In order to complete the merger, we must obtain shareholder approval of the merger at the extraordinary general meeting and the other closing conditions under the merger agreement must be satisfied or waived in accordance with the merger agreement.

Q:
What happens if the merger is not completed?

A:
If our shareholders do not authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, or if the merger is not completed for any other reason, our shareholders will not receive any payment for their Shares or ADSs pursuant to the merger agreement nor will the holders of any options or Restricted Share receive payment pursuant to the merger agreement. In addition, the Company will remain a publicly traded company. The ADSs will continue to be listed and traded on the New York Stock Exchange, provided that the Company continues to meet the New York Stock Exchange's listing requirements. In addition, the Company will remain subject to SEC reporting obligations. Therefore, our shareholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of our Shares or ADSs.

  Under specified circumstances in which the merger agreement is terminated, the Company may be required to pay Parent a termination fee, or Parent may be required to pay the Company a termination fee, in each case, as described under the caption "The Merger Agreement and Plan of Merger—Termination Fee" beginning on page 95.

Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes, exhibits, attachments and the other documents referred to or incorporated by reference herein and to consider how the merger affects you as a shareholder. After you have done so, please vote as soon as possible.

Q:
How do I vote if my Shares are registered in my name?

A:
If Shares are registered in your name (that is, you do not hold ADSs) as of the Share record date, you should simply indicate on your proxy card how you want to vote, and sign and mail your proxy card in the enclosed return envelope as soon as possible but in any event at least 48 hours before the time of the extraordinary general meeting so that your Shares will be represented and may be voted at the extraordinary general meeting.

  Alternatively, you can attend the extraordinary general meeting and vote in person. If you decide to sign and send in your proxy card, and do not indicate how you want to vote, the Shares represented by your proxy will be voted FOR the proposal to authorize and approve the merger agreement, the plan of merger and transactions contemplated by the merger agreement, including the merger, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolution during the extraordinary general meeting unless you appoint a person other than the chairman of the meeting as proxy, in which case the Shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines. If your Shares are held by your broker, bank or other nominee, please see below for additional information.

Q:
How do I vote if I own ADSs?

A:
If you own ADSs as of the close of business in New York City on November 18, 2013, the ADS record date (and do not cancel such ADSs and become a registered holder of the Shares underlying such ADSs as explained below), you cannot vote at the meeting directly, but you may instruct the ADS depositary (as the holder of the Shares underlying your ADSs) how to vote the Shares underlying your ADSs by completing and signing the ADS voting instruction card and returning it in accordance with the instructions printed on it as soon as possible but, in any event, so as to be received by the ADS depositary no later than 10:00 a.m. (New York City Time) on December 13, 2013. The ADS depositary will endeavor, in so far as practicable, to vote or cause to be voted the number of Shares represented by your ADSs in accordance with your voting instructions. If the ADS depositary timely receives valid voting instructions from an ADS holder which fail to specify the manner in which the ADS depositary is to vote the Shares represented by ADSs held by such ADS holder, such ADS holder will be deemed to have instructed the ADS depositary to vote in favor of the items set forth in the voting instructions.

  Alternatively, you may vote at the extraordinary general meeting if you cancel your ADSs prior to the close of business in New York City on December 2, 2013 and become a holder of Shares by the close of business in the Cayman Islands on December 9, 2013, the Share record date. If you hold your ADSs through a financial intermediary such as a broker, you must rely on the procedures of the financial intermediary through which you hold your ADSs if you wish to vote. If your ADSs are held by your broker, bank or other nominee, see below.

  If you wish to cancel your ADSs, you need to make arrangements to deliver your ADSs to the ADS depositary for cancellation prior to the close of business in New York City on December 2, 2013 together with (a) delivery instructions for the corresponding Shares (name and address of person who will be the registered holder of Shares), (b) payment of the ADS cancellation fees ($0.05 per ADS to be cancelled) and any applicable taxes, and (c) a certification that the ADS holder held the ADSs as of the ADS record date for the extraordinary general meeting and has not given, and will not give, voting instructions to the ADS depositary as to the ADSs being cancelled, or has given voting instructions to the ADS depositary as to the ADSs being cancelled but undertakes not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or nominee account, please contact your broker, bank or nominee to find out what actions you need to take to instruct the broker, bank or nominee to cancel the ADSs on your behalf. Upon cancellation of the ADSs, the ADS depositary will arrange for Hongkong and Shanghai Banking Corporation, the custodian holding the Shares, to transfer registration of the Shares to the former ADS holder. If after registration of Shares in your name you wish to receive a certificate evidencing the Shares registered in your name, you will need to request the registrar of the Shares to issue and mail a certificate to your attention.

Q:
If my Shares or ADSs are held in a brokerage account, will my broker vote my Shares on my behalf?

A:
Your broker, bank or other nominee will only vote your Shares on your behalf or give voting instructions with respect to the Shares underlying your ADSs if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your broker, bank or nominee regarding how to instruct it to vote your Shares. If you do not instruct your broker, bank or other nominee how to vote your Shares that it holds, those Shares may not be voted.

Q:
What will happen if I abstain from voting or fail to vote on the proposal to authorize and approve the merger agreement and the plan of merger?

A:
If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, dealer, commercial bank, trust company or other nominee, your vote will not be counted.

Q:
May I change my vote?

A:
Yes, you may change your vote in one of three ways:

•
first, you may revoke a proxy by written notice of revocation given to the chairman of the extraordinary general meeting before the extraordinary general meeting commences. Any written notice revoking a proxy should be sent to Simcere Pharmaceutical Group, No. 699-18 Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, People's Republic of China;

•
second, you may complete, date and submit a new proxy card bearing a later date than the proxy card sought to be revoked to the Company no less than 48 hours prior to the extraordinary general meeting; or

•
third, you may attend the extraordinary general meeting and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the shareholder actually votes at the extraordinary general meeting.

  If you hold Shares through a broker, bank or other nominee and have instructed the broker, bank or other nominee to vote your Shares, you must follow directions received from the broker, bank or other nominee to change your instructions.

  Holders of our ADSs may revoke their voting instructions by notification to the ADS depositary in writing at any time prior to 5:00 p.m. (New York City Time) on December 13, 2013. A holder of ADSs can do this in one of two ways:

  •
  first, a holder of ADSs can revoke its voting instructions by written notice of revocation timely delivered to the ADS depositary; and

  •
  second, a holder of ADSs can complete, date and submit a new ADS voting instruction card to the ADS depositary bearing a later date than the ADS voting instruction card sought to be revoked.

  If you hold your ADSs through a broker, bank or nominee and you have instructed your broker, bank or nominee to give ADS voting instructions to the ADS depositary, you must follow the directions of your broker, bank or nominee to change those instructions.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your Shares or ADSs in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Shares or ADSs. If you are a holder of record and your Shares or ADSs are registered in more than one name, you will receive more than one proxy card. Please submit each proxy card that you receive.

Q:
If I am a holder of certificated Shares or ADRs, should I send in my share certificates or my ADRs now?

A:
No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your share certificates for the merger consideration. Please do not send in your certificates now. Similarly, you should not send in the ADRs that evidence your ADSs at this time. Promptly after the merger is completed, the ADS depositary will call for the surrender of all ADRs for delivery of the merger consideration. ADR holders will be receiving a similar form of letter of transmittal and written instructions from the ADS depositary relating to the foregoing.

  All holders of uncertificated Shares and uncertificated ADSs (i.e., holders whose Shares or ADSs are held in book entry) will automatically receive their cash consideration shortly after the merger is completed without any further action required on the part of such holders. If your Shares or your ADSs are held in "street name" by your broker, bank or other nominee you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your share certificates or ADRs in exchange for the merger consideration.

Q:
Am I entitled to dissenter rights?

A:
Shareholders who dissent from the merger will have the right to receive payment of the fair value of their Shares if the merger is completed, but only if they deliver to the Company, before the vote on the merger is taken at the extraordinary general meeting, a written objection to the merger and they subsequently comply with all procedures and requirements of Section 238 of the Cayman Companies Law for the exercise of dissenter rights. The fair value of your Shares as determined under that statute could be more than, the same as, or less than the merger consideration you would receive pursuant to the merger agreement if you do not exercise dissenter rights with respect to your Shares.

  ADS holders will not have the right to dissent from the merger and receive payment of the fair value of the Shares underlying their ADSs. The ADS depositary will not attempt to exercise any dissenter rights with respect to any of the Shares that it holds, even if an ADS holder requests the ADS depositary to do so. ADS holders wishing to exercise dissenter rights must surrender their ADSs to the ADS depositary, pay the ADS depositary's fees required for such surrender, provide instructions for the registration of the corresponding Shares, and certify that they have not given, and will not give, voting instructions as to the ADSs (or alternatively, they will not vote the Shares) before the close of business in New York City on December 2, 2013, and become registered holders of Shares by the close of business in the Cayman Islands on December 9, 2013. Thereafter, such former ADS holders must comply with the procedures and requirements for exercising dissenter rights with respect to the Shares under Section 238 of the Cayman Companies Law.

Q:
If I own ADSs and seek to exercise dissenter rights, how do I convert my ADSs to Shares, and when is the deadline for completing the conversion of ADSs to Shares?

A:
If you own ADSs and wish to exercise dissenter rights, you must surrender your ADSs to the ADS depositary (in the case of a certificated ADS by delivering the certificate to Bank of New York Mellon at The Bank of New York Mellon, Depositary Receipts Division, Attn. Patrick Small or Oliver Torres, 101 Barclay Street, 15 East, New York, NY 10286). Upon your payment of its fees, including the applicable ADS cancellation fee ($0.05 per ADS) and any applicable taxes, and a certification that you have not given, and will not give, voting instructions to the ADS depositary in respect of the ADSs being cancelled (or, alternatively, that you will not vote the Shares), the ADS depositary will transfer the Shares and any other deposited securities underlying the ADSs to such ADS holder or a person designated by such ADS holder. The deadline for surrendering ADSs to the ADS depositary for these purposes is the close of business in New York City on December 2, 2013.

  You must become a registered holder of your Shares and lodge a written notice of objection to the plan of merger prior to the vote on the merger being taken at the extraordinary general meeting.

  We encourage you to read the information set forth in this proxy statement carefully and to consult your own Cayman Islands legal counsel if you desire to exercise your dissenter rights. Please see "Dissenter Rights" beginning on page 98 as well as "Annex G—Cayman Companies Law Cap. 22 (Law 3 of 1961, as consolidated and revised)—Section 238" to this proxy statement for additional information.

Q:
Will any proxy solicitors be used in connection with the extraordinary general meeting?

A:
We have not retained a third-party service provider to assist in the solicitation process. We will ask banks, brokers and other custodians, nominees and fiduciaries to forward our proxy solicitation materials to the beneficial owners of Shares or ADSs held of record by such nominee holders. We will reimburse these nominee holders for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners and in obtaining voting instructions from those owners. In addition, proxies may be solicited by mail, in person, by telephone, by internet or by facsimile by certain of our officers, directors and employees. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses. We will pay all expenses of filing, printing and mailing this proxy statement.

Q:
Do any of the Company's directors or executive officers have interests in the merger that may differ from those of other shareholders?

A:
Yes. Some of the Company's directors or executive officers have interests in the merger that may differ from those of other shareholders, including:

•
the beneficial ownership of equity interests in Parent by Mr. Jinsheng Ren, chairman of the board of directors of the Company, Mr. Hongquan Liu, director and chief executive officer of the Company, and certain other executive officers of the Company that hold an equity interest in New Good Management Limited, including Mr. Jindong Zhou, executive vice president of the Company, Mr. Xiaojin Yin, senior vice president of research and development of the Company, and Mr. Haibo Qian, vice president and secretary to the board of directors of the Company;

  •
  the potential enhancement or decline in value of Parent's shares directly or indirectly held by these directors and executive officers as a result of the merger and future performance of the surviving company;

  •
  the beneficial ownership of equity interests in Parent by Hony, and Mr. John Huan Zhao, a member of the board of directors of the Company and a director of Hony Capital II GP Ltd. and Hony Capital Fund V GP Ltd., affiliates of Hony;

  •
  the cash-out of Company share options and Restricted Shares beneficially held by employees, executive officers and directors of the Company (other than Mr. Jinsheng Ren and Mr. Hongquan Liu);

  •
  continued indemnification, rights to advancement of fees and directors and officers liability insurance to be provided by the surviving company to former directors and officers of the Company;

  •
  the monthly compensation of $8,000 of members of the special committee in exchange for their services in such capacity (or, in the case of the chairman of the special committee, monthly compensation of $12,000) (the payment of which is not contingent upon the completion of the merger or the special committee's or the board's recommendation of the merger); and

  •
  the continuation of service of the executive officers of the Company with the surviving company in positions that are substantially similar to their current positions.

  Please see "Special Factors—Interests of Certain Persons in the Merger" beginning on page 62 for a more detailed discussion of how some of our Company's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally.

Q:
How will our directors vote on the proposal to authorize and approve the merger agreement and the plan of merger?

A:
As of the Share record date, we expect that Mr. Jinsheng Ren, chairman of the board of directors of the Company, and his affiliate New Good Management Limited, will beneficially own approximately 39.5% of the Company's issued and outstanding Shares entitled to vote, and Mr. Hongquan Liu, director and chief executive officer of the Company, will beneficially own approximately 1.9% of the Company's issued and outstanding Shares entitled to vote. Pursuant to the contribution agreement, Mr. Jinsheng Ren and Mr. Hongquan Liu have agreed to vote all of the Shares they beneficially own in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger.

Q:
Who can help answer my questions?

A:
If you have any questions or need assistance in voting your Shares, you can contact the Company's Investor Relations department by calling 86-25-8556-6666 ext. 8557 or emailing to liangyanhua@simcere.com or mailing to Vivien Liang, Simcere Pharmaceutical Group, No.699-18 Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, People's Republic of China.

  If you have any questions or need assistance in voting your ADSs, you can contact The Bank of New York Mellon by calling Zhuo Wang at 212-815-2476, or emailing to zhuo.wang@bnymellon.com, or mailing to The Bank of New York Mellon, 101 Barclay St. 22-W, New York, NY 10256, Attention: Zhuo Wang.

SPECIAL FACTORS

Background of the Merger

        Events leading to the execution of the merger agreement described in this Background of the Merger occurred in China and Hong Kong. As a result, China Standard Time is used for all dates and times given.

        The board of directors and senior management of the Company have been reviewing periodically the Company's long-term strategic plan with the goal of maximizing shareholder value. As part of this ongoing process, the board of directors and senior management also have periodically reviewed strategic alternatives that may be available to the Company.

        On or about March 5, 2013, a representative of Hony met with Mr. Jinsheng Ren, chairman of the board of directors of the Company, in his individual capacity, and informally raised with him the possibility of a potential going-private transaction with respect to the Company. In the week of March 5, 2013, the respective representatives of Mr. Jinsheng Ren and Hony held a number of discussions to further explore the feasibility of a possible going-private transaction with respect to the Company. On March 7, 2013, the respective representatives of Mr. Jinsheng Ren and Hony also discussed with Cleary Gottlieb Steen & Hamilton LLP ("Cleary") about the going-private process and key issues and concerns in a potential transaction. On March 8, 2013, Mr. Jinsheng Ren and Hony retained Cleary as their U.S. legal advisor in connection with the potential transaction. On March 10, 2013, the respective representatives of Mr. Jinsheng Ren and Hony held a meeting, which was attended by Cleary, in Nanjing, China to discuss the consortium arrangements between Mr. Jinsheng Ren and Hony and the proposal to be delivered to the board of directors of the Company.

        On March 11, 2013, Mr. Jinsheng Ren and his affiliate, New Good Management Limited ("NGM") and Assure Ahead Investments Limited ("Assure Ahead"), which is wholly owned by Hony Capital II, L.P., executed the consortium agreement and the proposal letter. Pursuant to the terms of the consortium agreement, Mr. Jinsheng Ren, NGM and Assure Ahead agreed, among other things, to participate, on an exclusive basis during the term of the consortium agreement, in a potential going-private transaction involving the Company. The consortium agreement will terminate upon the earlier of (1) the mutual written agreement by the parties thereto, (2) the execution and delivery of definitive agreements in connection with the proposed transaction, and (3) 12 months after the date of the consortium agreement. The consortium agreement further provided that upon signing of the consortium agreement, the parties would immediately deliver the proposal letter to the Company's board of directors. Accordingly, Mr. Jinsheng Ren, NGM and Hony delivered the proposal letter to the board of directors of the Company to acquire all of the outstanding Shares of the Company not beneficially owned by them for $4.78 per Share or $9.56 per ADS in cash (the "Proposal"). Mr. Jinsheng Ren, NGM and Assure Ahead also stated in the proposal letter that they are interested only in acquiring the outstanding Shares not already owned by them or their affiliates, and that they do not intend to sell their Shares to a third party.

        Later on the same day, Mr. Jinsheng Ren convened a meeting of the Company's board of directors to discuss the proposal letter. At the meeting, Mr. Jinsheng Ren outlined the main terms of the proposal letter to the other directors. After Mr. Jinsheng Ren finished introducing the main terms of the proposal letter, representatives of Shearman & Sterling LLP ("Shearman & Sterling"), the Company's U.S. securities law compliance counsel, invited by the board of directors, provided the board of directors with an overview of the procedures, process and duties of directors under applicable law in connection with the proposal letter and the possibility of establishing a special committee of independent directors to evaluate the Proposal. Thereafter, Mr. Jinsheng Ren and Mr. John Huan Zhao, who is a representative of Hony, recused themselves from the remainder of the meeting due to conflicts of interest arising from their roles as members of the board of directors and their interest in the proposed transaction either as a member or a representative of a member of the buyer group.

        After deliberation, the board of directors determined that it was in the best interests of the Company and its shareholders to establish a special committee of independent directors, consisting of Mr. Alan Au and Mr. Guoqiang Lin, with Mr. Au serving as chairman of the special committee, to consider and, if determined advisable, attend to and do any and all matters in connection with the Proposal and the proposed transaction, including among other things, to (1) explore, review and determine the best course or courses of action for the Company in order to maximize the Company's value in the best interests of the Company and its shareholders, (2) review and evaluate the terms and conditions and determine the advisability of the proposed transaction or any alternative transaction, (3) negotiate the price, structure, form, terms and conditions of the proposed transaction or any alternative transaction, (4) determine whether, and under what process and conditions, to seek or commence solicitations of interest or proposals from other interested parties for transactions with the Company, (5) if the special committee deems it appropriate in its sole discretion, disapprove the proposed transaction or any alternative transaction on behalf of the Company, (6) determine whether the proposed transaction or any alternative transaction is fair to, and in the best interest of, the Company and its unaffiliated shareholders and unaffiliated ADS holders, (7) obtain any necessary or desirable opinions from legal, financial and other advisors, (8) review and evaluate the employee benefit plans of the Company, including severance plans and equity plans of the Company, in view of the proposed transaction or any alternative transaction, (9) recommend to the entire board of directors what action, if any, should be taken by the Company with respect to the proposed transaction or any alternative transaction, (10) take such other actions related to or arising in connection with the proposed transaction or any alternative transaction as the special committee deems necessary, appropriate or advisable, and (11) provide reports and/or recommendations to the board of directors in regard to such matters at such time as the special committee deems appropriate and consistent with its activities.

        Later on the same day, the Company issued a press release announcing its receipt of the proposal letter and the transaction proposed therein, and furnished the press release as an exhibit to its Current Report on Form 6-K, filed on March 11, 2013.

        Each of (i) Mr. Jinsheng Ren and NGM and (ii) Assure Ahead, Hony Capital II, L.P., Hony Capital II GP Ltd. and Right Lane Limited filed with the SEC a Schedule 13D, on March 12, 2013 and March 21, 2013 respectively, in connection with the execution of the consortium agreement and the execution and submission of the proposal letter to the board of directors of the Company.

        On March 12, 2013, after discussions, the special committee determined to retain Shearman & Sterling as its U.S. legal advisor to assist the special committee in evaluating and negotiating the Proposal. The special committee's decision was based on, among other factors, Shearman & Sterling's qualifications, extensive experience with mergers and acquisitions transactions, including representation of special committees in going-private transactions and its significant history of working with China-based companies. The special committee considered Shearman & Sterling's role as U.S. securities law compliance counsel and whether any conflict of interest existed that would impair Shearman & Sterling's ability to provide independent advice to the special committee in respect of the proposed transaction or any alternative transaction. The special committee discussed these matters with Shearman & Sterling, including the special committee's obligations under Cayman Islands law, and considered market practice in similar transactions involving U.S.-listed Cayman Islands companies. The special committee concluded that Shearman & Sterling's service to the Company as its U.S. securities law compliance counsel did not impair its ability to provide independent advice to the special committee in respect of the proposed transaction or any alternative transaction and, in fact, provided the benefit of familiarity with the Company and its business. Later on the same day, the Company issued a press release announcing the retention of Shearman & Sterling as U.S. legal advisor. The press release was furnished as an exhibit to the Current Report on Form 6-K, filed on March 12, 2013.

        Between March 13, 2013 and March 20, 2013, the special committee contacted nine financial institutions that had expressed interest in being considered for the role of independent financial advisor to the special committee and requested that they submit detailed proposals including their qualifications, proposed plan for managing the proposed transaction, advisory experience, core team members and their relevant experience and a fee proposal for consideration by the special committee.

        From time to time after March 11, 2013, including through regular telephonic meetings and in-person meetings on certain dates as further described below, representatives of Mr. Jinsheng Ren and Hony held discussions regarding the key commercial terms, including the financing arrangements, for the proposed transaction.

        Beginning in mid-March 2013, representatives of the buyer group held preliminary discussions on debt financing for the merger with potential sources of debt financing, including China Merchants Bank.

        On March 26, 2013, the special committee conducted telephonic meetings to interview five candidates for independent financial advisor, including UBS.

        On March 27, 2013, after deliberation on the experience, qualifications and reputation of each of the five candidates for independent financial advisor, the special committee decided to engage UBS as its independent financial advisor. The special committee selected UBS as its independent financial advisor in connection with the merger because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions and because of UBS's extensive experience in both advisory and capital markets transactions with companies in similar industries as that of the Company and its leading healthcare investment banking franchise. The special committee inquired with UBS whether there was any potential conflict of interest of UBS with respect to the proposed transaction. Based on the fact that its past and continuing relationships with members of the buyer group were unrelated to and otherwise not material in the context of the proposed transaction, UBS advised the special committee that it believed it did not have any conflict of interest with respect to the proposed transaction. Accordingly, the special committee concluded that UBS would be independent for the purposes of providing financial advice to the special committee in the context of the proposed transaction. On April 3, 2013, the Company issued a press release regarding the special committee's appointment of UBS as its independent financial advisor and furnished the press release as an exhibit to its Current Report on Form 6-K.

        On March 28, 2013, Mr. Jinsheng Ren and representatives of Hony held a meeting to discuss the financing arrangements for the proposed transaction, including any additional lending banks to contact, alternative financing sources and costs of financing.

        On April 1, 2013, Ms. Amy Liu, a shareholder of the Company, filed with the SEC a Schedule 13D indicating that she may engage in communications with other shareholders of the Company and members of the Company's management and board of directors with regard to the business operations of the Company, the proposed transaction, and strategies for enhancing shareholder value.

        On April 3, 2013, the special committee held an organizational meeting in Shanghai with UBS and Shearman & Sterling to discuss, among other things, the process for and strategies in evaluating the Proposal. The special committee also instructed UBS to obtain clarification from the buyer group as to whether and under what circumstances they would be willing to support an alternative transaction.

        On the same day, the special committee, after reviewing qualifications and a proposal from Maples & Calder, retained it as its Cayman Islands legal advisor. From time to time thereafter, Shearman & Sterling discussed with Maples & Calder the fiduciary duties imposed upon directors and other legal requirements and considerations under Cayman Islands law for the proposed transaction.

        On April 4, 2013, Shearman & Sterling sent a form of confidentiality agreement to Cleary and requested that each member of the buyer group sign a confidentiality agreement with the Company before he or it commenced conducting due diligence on the Company.

        On April 5, 2013, UBS had a telephonic meeting with Hony. During the meeting, Hony confirmed, as representative of the buyer group, that the members of the buyer group would work together exclusively until termination of the consortium agreement and their intention, as shareholders of the Company, was not to pursue any alternative transaction.

        In mid-March 2013, a potential financial investor ("Party A") indicated to Hony its interest in joining the buyer group and providing equity financing to fund the potential transaction. The discussions between buyer group and Party A discontinued in early July 2013 as the buyer group determined that they did not require any third-party equity financing in connection with the potential transaction.

        In early April 2013, representatives of King View Development International Limited ("King View"), an existing shareholder of the Company, contacted representatives of Mr. Jinsheng Ren and Hony regarding the possibility of King View joining the buyer group and having its Shares become Rollover Shares because of its continuing interest in investing in the Company. In light of the fact that rolling over such Shares would lower the aggregate consideration payable to the Company's shareholders not included in the buyer group, Mr. Jinsheng Ren and Hony indicated to the representatives of King View that they would be willing to consider adding King View to the buyer group. In mid-April 2013, representatives of Fosun Industrial Co., Ltd. ("Fosun") contacted Mr. Jinsheng Ren and indicated its interest in joining the buyer group, to which the buyer group did not respond until late July 2013.

        On April 10, 2013, Mr. Yong Li, as representative of Ms. Amy Liu and a couple of other shareholders of the Company, contacted the Company to inquire about the status and the plan of the proposed transaction. The Company asked Mr. Li to contact UBS regarding his inquiries.

        On April 11, 2013, Mr. Yong Li contacted UBS to request a telephonic meeting with UBS to inquire about the status and the plan of the proposed transaction and to express his views about the proposed transaction.

        On April 12, 2013, the special committee, on behalf of the Company, entered into a confidentiality agreement with Trustbridge Partners II. L.P., which wholly owns King View. On April 19, 2013, the special committee, on behalf of the Company, entered into a confidentiality agreement with each of Hony and Party A. Hony, King View and other potential financing sources began due diligence on the Company after their execution of the confidentiality agreement.

        On April 19, 2013, UBS had meetings with Mr. Hongquan Liu, Mr. Yushan Wan and other senior management of the Company to conduct financial due diligence on the Company. On the same date, UBS also met with Mr. Jinsheng Ren and Mr. Jinsheng Ren confirmed that he was not interested in supporting any transaction other than the Proposal.

        On the same day, UBS held a telephonic meeting with Mr. Yong Li as requested by him on April 11, 2013. Mr. Li explained that he was a representative of Ms. Amy Liu and a couple of other shareholders of the Company, which as a group held in aggregate approximately 10.5% of the Shares. Mr. Li expressed, on behalf of Ms. Liu and the other shareholders, that they would like the special committee to ensure a fair delisting process and that if the final delisting price is not fairly representative of the true value of the Company, they would not rule out the possibility of engaging legal counsel and initiating litigation.

        Beginning in early May 2013, the buyer group engaged in further discussions with two banks, including China Merchants Bank, over the terms of debt financing for the merger. On May 16, 2013 and May 17, 2013, the special committee, on behalf of the Company, entered into a confidentiality agreement with China Merchants Bank, New York branch, and China Merchants Bank, Nanjing branch, respectively. The buyer group eventually decided to continue its discussions with China Merchants Bank and from late June until August 26, 2013, the buyer group and China Merchants Bank negotiated the terms of the debt commitment letter and other documents related to the debt financing for the merger.

        On May 3, 2013, UBS had a telephonic meeting with Hony to discuss the time needed by the buyer group and its advisors to complete the due diligence on the Company.

        Between May 9, 2013 and May 11, 2013, the buyer group conducted due diligence on the Company, including an in-person meeting with Mr. Hongquan Liu, Mr. Yushan Wan and other senior management of the Company as well as representatives of UBS, and visited manufacturing facilities of the Company.

        On May 14, 2013, the buyer group retained Conyers, Dill & Pearman ("Conyers") as its Cayman legal advisor. From time to time, Conyers reviewed the merger agreement and other transaction documents from the Cayman law perspective and provided Cayman legal advice to the buyer group in connection with the transaction.

        On May 24, 2013, Cleary sent an initial draft of the merger agreement to Shearman & Sterling.

        On May 27, 2013, UBS received a phone call from Mr. Yong Li who inquired about the progress of the proposed transaction. Mr. Li again reiterated that on behalf of Ms. Liu and the other shareholders that they would like the special committee to ensure a fair going-private process.

        On June 7, 2013, Mr. Alan Au, the chairman of the special committee, and Shearman & Sterling had a meeting during which Shearman & Sterling summarized the draft merger agreement and major issues in such document. After the meeting, Mr. Alan Au briefed Mr. Guoqiang Lin on his discussion with Shearman & Sterling.

        On June 13, 2013, the special committee held a telephonic meeting attended by Shearman & Sterling and UBS. After a brief update from UBS regarding its discussions with the buyer group and the status of the Company's preparation of management projections, the special committee then discussed with UBS and Shearman & Sterling regarding whether to perform an active market check or otherwise conduct a broader sale process. After discussion with UBS and Shearman & Sterling, and taking into consideration all available facts, including (1) the buyer group's beneficial ownership of more than two-thirds of the total outstanding Shares (as of June 13, 2013) and its collective ability to veto any other transaction by voting against such other transaction, and (2) the absence of any indication of interest to UBS or the special committee by any potential bidder in making an alternative offer since the public announcement of the proposal letter on March 11, 2013, the special committee concluded that reaching out to third parties to assess their interest in an alternative transaction would not likely lead to any successful outcome, and the special committee would not pursue an active market check at that stage, although the special committee would remain open to any competing offer from any third party. As of the date of this proxy statement, the special committee and its advisors have not received any such competing offer. The special committee then discussed with UBS and Shearman & Sterling certain major issues in the draft merger agreement circulated by Cleary, including merger consideration, treatment of options, required shareholder approval, post-signing go-shop period and the covenant on the minimum cash balance of the Company. The special committee instructed Shearman & Sterling to prepare comments on the merger agreement and UBS to ask the buyer group to increase its offer price.

        Between May 24, 2013 and June 20, 2013, Shearman & Sterling engaged in multiple discussions with UBS and Maples & Calder regarding issues in the draft merger agreement. On June 20, 2013, Shearman & Sterling sent to the special committee markups on the merger agreement and a summary of major issues in such document.

        On June 17, 2013, the Company announced it had entered into a definitive agreement to sell its approximately 99.99% equity interest in Jilin Boda Pharmaceutical Co., Ltd ("Boda") to Zhuhai Rongding Equity Investment Partnership L.P. for cash consideration of RMB400 million, which was completed at the end of July 2013.

        On the same day, UBS convened telephonic calls with Mr. Yushan Wan, the acting CFO of the Company, to understand the impact of Boda's disposal on the Company's financial performance.

        On June 27, 2013, the Company provided UBS with financial projections for the Company prepared by the Company's management for the fiscal years ending 2013 through 2017 (which financial projections are summarized under "Special Factors — Certain Financial Projections").

        On June 30, 2013, Shearman & Sterling delivered its initial comments on the merger agreement to Cleary. The revised merger agreement reflected the special committee's view that, among other things (1) the proposed transaction should be subject to a "majority of the minority" shareholder approval, (2) Parent's obligation to close the merger should not be conditional upon either (x) holders of no more than 5% of the outstanding Shares having validly exercised their dissenting right or the Company's available cash reaching a certain amount or (y) certain amount of cash of the Company will be available for use by Parent to pay a portion of the merger consideration at the closing of the merger, (3) the special committee should have the right to change its recommendation to the Company's shareholders with respect to the proposed transaction, for reasons other than a superior proposal, and terminate the merger agreement if failure to do so would be inconsistent with its fiduciary duties under applicable law, (4) the Company should be able to terminate the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal if failure to do so would be inconsistent with its fiduciary duties under applicable law, (5) the Company should not be obligated to call a shareholders meeting if there is a change of recommendation, (6) the Company should have the right to specifically enforce Parent's obligations under the merger agreement and (7) Parent should deliver to the Company a limited guaranty executed by its beneficial owners to guarantee certain payment obligations of Parent under the merger agreement.

        On July 4, 2013, UBS held a telephonic meeting with Hony to discuss the financial terms relating to the proposed transaction and requested the buyer group to submit a higher offer price.

        On July 5, 2013, Cleary sent a revised draft of the merger agreement to Shearman & Sterling, agreeing that (1) the Company will be able to terminate the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal if failure to do so would be inconsistent with the fiduciary duties of the special committee under applicable law, (2) Parent will deliver a limited guaranty, and (3) the Company will have the right to specifically enforce Parent's obligations under the merger agreement, but rejected the positions of the special committee in other major issues as reflected in the revised draft merger agreement sent by Shearman & Sterling on June 30, 2013.

        On July 10, 2013, Shearman & Sterling and Cleary held a telephonic meeting to discuss the representations and warranties of the Company, the Company's covenants and certain other provisions in the merger agreement.

        On July 12, 2013, Shearman & Sterling and Cleary held a telephonic meeting to discuss the representations and warranties of the Company and certain other provisions in the merger agreement.

        On or about July 10, 2013, Mr. Jinsheng Ren contacted Mr. Hongquan Liu, our chief executive officer, to discuss the possibility of Mr. Hongquan Liu joining the buyer group and rolling over his Shares, and Mr. Liu indicated in the conversation that he would consider Mr. Jinsheng Ren's proposal.

        On July 12, 2013, Shearman & Sterling sent a revised draft of the merger agreement to Cleary, maintaining the special committee's positions on most outstanding major issues. Also on July 12, 2013, representatives of Mr. Jinsheng Ren and Hony held a meeting to further discuss the financing arrangements, including the debt financing and potential rollover equity financing from King View, Fosun and Mr. Hongquan Liu, and other commercial aspects of the proposed transaction.

        On July 17, 2013, Cleary sent a revised draft of the merger agreement to Shearman & Sterling. This draft did not reflect any significant concessions by the buyer group on the major outstanding issues described above, other than that the buyer group agreed that (1) the special committee would have the right to change its recommendation to the Company's shareholders with respect to the transaction for reasons other than a superior proposal if failure to do so would be inconsistent with its fiduciary duties under applicable law and (2) Parent's obligation to close the transaction would be conditioned upon holders of no more than 10% of the outstanding Shares having validly exercised their dissenting right.

        On July 31, 2013, Shearman & Sterling and Cleary held a telephonic meeting to discuss certain provisions in the merger agreement, including provisions relating to tax withholding obligations.

        On August 1, 2013, Shearman & Sterling and Cleary held a telephonic meeting to continue to discuss provisions in the merger agreement relating to tax withholding obligations and status of debt financing documents.

        On August 5, 2013, Shearman & Sterling and Cleary held a telephonic meeting to discuss the representations and warranties of the Company and certain other provisions in the merger agreement.

        On August 8, 2013, Shearman & Sterling and Cleary held a telephonic meeting to continue to discuss the representations and warranties of the Company and certain other provisions in the merger agreement.

        On August 10, 2013, Shearman & Sterling sent a revised draft of the merger agreement to Cleary representing the special committee's positions on the outstanding issues. On the same day, Cleary sent a draft of the limited guaranties to be executed by certain members of the buyer group to guarantee certain of Parent's payment obligations under the merger agreement.

        On August 13, 2013, Hony sent UBS a draft debt commitment letter to be issued by China Merchants Bank, New York branch and China Merchants Bank, Nanjing branch.

        On August 14, 2013, the special committee and representatives of Mr. Jinsheng Ren, Hony, Fosun, King View, UBS, Shearman & Sterling and Cleary met in Shanghai in order to discuss remaining outstanding issues in the draft merger agreement, including, among other things, (1) whether the proposed transaction would require a "majority of the minority" shareholder approval, (2) whether the Company would have the right to terminate the merger agreement in the event of a change of recommendation by the special committee for reasons other than a superior proposal if failure to do so would be inconsistent with the special committee's fiduciary duties under applicable law, (3) whether or not the transaction may be conditioned upon (x) holders of no more than 10% of the outstanding Shares having validly exercised their dissenting right and (y) the availability of certain amount of cash of the Company for funding the payment of a portion of the merger consideration at the closing of the merger, and (4) the amount of the termination fees. After negotiations, the buyer group agreed (a) to increase the offer price from $4.78 per Share (or $9.56 per ADS) to $4.83 per Share (or $9.66 per ADS), (b) to remove the closing condition on the availability of certain amount of cash of the Company for funding a portion of the merger consideration at the closing of the merger, and (c) that the Company would have the right to terminate the merger agreement in the event of a change of recommendation by the special committee in response to an intervening event if failure to do so would be inconsistent with the special committee's fiduciary duties under applicable law, on the condition that the (i) the proposed transaction will not be subject to the "majority of the minority" shareholder approval and (ii) Parent's obligation to close the transaction will be conditional upon holders of no more than 12.5% of the outstanding Shares having validly exercised their dissenting right. In exchange for the price increase and the other major issues that the buyer group had conceded, the special committee agreed that the proposed transaction would not require a "majority of the minority" shareholder approval and that the buyer group's obligation to close the proposed transaction would be conditioned upon holders of no more than 12.5% of the outstanding Shares having validly exercised their dissenting right. At this meeting, the buyer group and the special committee also agreed on a Company termination fee of $1.5 million and a Parent termination fee of $3.0 million compared to the initial proposed amounts of $1.0 and $2.0 million, respectively.

        On August 16, 2013, Cleary circulated a draft of the contribution agreement and the drafts of limited guaranties to the buyer group. From time to time between August 17, 2013 and August 28, 2013, Cleary revised the drafts of the contribution agreement and the limited guaranties to reflect the comments received from the buyer group and Shearman & Sterling.

        Between August 14, 2013 and August 26, 2013, Shearman & Sterling and Cleary continued to negotiate and finalize the draft merger agreement and the ancillary documents. In addition, during this period Shearman & Sterling and Cleary held multiple telephonic meetings to discuss the buyer group's debt financing arrangements, including the draft debt commitment letter.

        On August 26, 2013, China Merchants Bank, New York branch and China Merchants Bank, Nanjing branch issued the debt commitment letter to Parent, which reflected the special committee's comments to such commitment letter and the terms acceptable to the special committee.

        On August 27, 2013, the special committee held a telephonic meeting with UBS and Shearman & Sterling. At this meeting UBS reviewed with the special committee its financial analysis of the merger consideration and answered questions from the special committee regarding the financial due diligence and financial analysis that UBS had conducted.

        On August 28, 2013, the special committee held a meeting with UBS, Shearman & Sterling, and Maples and Calder. UBS made a financial presentation regarding the Company and the consideration that would be paid to the Company's shareholders in the potential merger. Thereafter, UBS provided its oral opinion, subsequently confirmed in writing and attached to this proxy statement as Annex F, to the special committee to the effect that, as of August 28, 2013, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by UBS and set forth therein, the $4.83 per Share (or $9.66 per ADS) cash merger consideration to be received by holders (other than holders of the Rollover Shares) of the Shares and ADSs, respectively, pursuant to the merger agreement was fair, from a financial point of view, to such holders. Maples and Calder made a presentation regarding the directors' fiduciary duties under the laws of the Cayman Islands, and Shearman & Sterling gave a presentation to the special committee on the major terms of the proposed transaction. After considering the proposed terms of the merger agreement and the other transaction agreements and the presentations of UBS and Shearman & Sterling, including receipt of UBS's oral opinion, and taking into account the other factors described below under the heading titled "—Reasons for the Merger and Recommendation of the Special Committee and the Company's Board of Directors," the special committee then unanimously determined that the merger agreement, the plan of merger and the merger and the other transactions contemplated by the merger agreement and the limited guaranties were advisable and fair to and in the best interests of the Company and its shareholders (other than the Rollover Shareholders), approved in all respects, and recommended that the board of directors approve in all respects, the form, terms, provisions and conditions of the merger agreement, the plan of merger and the limited guaranties, and recommended that the board of directors submit the merger agreement and the plan of merger to the shareholders of the Company for approval and authorization and recommend that the shareholders of the Company vote for the approval and authorization of the merger agreement, the plan of merger and the consummation of the merger and the other transactions contemplated by the merger agreement and the limited guaranties.

        Later on the same day, the board of directors convened a meeting with UBS, Shearman & Sterling and Maples & Calder. At the beginning of the meeting, Mr. Jinsheng Ren, Mr. Hongquan Liu and Mr. John Huan Zhao disclosed their interests in the proposed transaction, which interests are described under the heading titled "—Interests of Certain Persons in the Merger." UBS then shared the financial presentation previously given to the special committee regarding the Company and the consideration that would be paid to the Company's holders of Shares and ADSs in the merger, and reiterated its opinion that the $4.83 per Share (or $9.66 per ADS) cash merger consideration to be received by holders (other than holders of the Rollover Shares) of the Shares and ADSs, respectively, pursuant to the merger agreement was fair, from a financial point of view, to such holders. Maples and Calder then recapped the directors' fiduciary duties and Shearman & Sterling summarized the major terms of the proposed transaction. Thereafter, the special committee presented its recommendation to the board of directors. Each of Mr. Jinsheng Ren, Mr. Hongquan Liu and Mr. John Huan Zhao again disclosed his interest in the proposed transaction. After considering the proposed terms of the merger agreement and the ancillary documents and the presentations of UBS and Shearman & Sterling, including UBS's fairness opinion provided to the independent committee, and taking into account the other factors described below under the heading titled "—Reasons for the Merger and Recommendation of the Special Committee and the Company's Board of Directors," the board of directors unanimously determined that the merger and the other transactions contemplated by the merger agreement and the limited guaranties were fair and advisable to and in the best interests of the Company and its shareholders (other than the Rollover Shareholders), approved the merger agreement, the plan of merger and the limited guaranties and approved the execution, delivery and performance by the Company of the merger agreement, the plan of merger and the limited guaranties and the consummation of the transactions contemplated thereby, including the merger, and resolved to recommend the approval and authorization of the merger agreement and the plan of merger by the Company's shareholders. See "—Reasons for the Merger and Recommendation of the Special Committee and the Company's Board of Directors."

        Late in the afternoon on August 28, 2013, the Company, Parent, Merger Sub and the buyer group members, as applicable, executed the merger agreement, the contribution agreement and the limited guaranties and the Company issued a press release announcing the execution of the merger agreement and the ancillary documents.

        Also on August 28, 2013, each of (i) Mr. Jinsheng Ren, NGM and Mr. Hongquan Liu, (ii) Hony and (iii) Fosun filed with the SEC an amendment to their respective Schedule 13D and on September 4, 2013, King View filed with the SEC a Schedule 13D, in each case in connection with the execution of the merger agreement and certain ancillary agreements.

Reasons for the Merger and Recommendation of the Special Committee and the Company's Board of Directors

        The special committee and the Company's board of directors believe that, as a privately-held entity, the Company's management may have greater flexibility to focus on improving the Company's financial performance without the constraints caused by the public equity market's valuation of the Company and emphasis on short-term period-to-period performance. As a publicly-traded entity, the Company faces pressure from public shareholders and investment analysts to make decisions that might produce better short-term results, but over the long term lead to a reduction in the per ADS price of its publicly traded equity securities.

        Additionally, as an SEC-reporting company, the Company's management and accounting staff, which comprises a handful of individuals, must devote significant time to SEC reporting and compliance. The Company is also required to disclose a considerable amount of business information to the public, some of which would be considered proprietary and would not be disclosed by a non-reporting company. As a result, the Company's actual or potential competitors, customers, suppliers and lenders have access to this information which potentially may help them compete against us or make it more difficult for us to negotiate favorable terms with them, as the case may be.

        The special committee and the Company's board of directors also believe that it is appropriate for the Company to undertake the merger and terminate the registration of the ADSs at this time because the Company received the merger proposal from the buyer group, which beneficially owns approximately 77.58% of the total issued and outstanding Shares entitled to vote, and the offer price of $9.66 per ADS represents a significant premium over the recent market prices of the Company's ADSs prior to the Company's announcement on March 11, 2013 that it had received a going-private proposal.

        Based on the foregoing considerations, the special committee and the Company's board of directors have concluded that it is more beneficial to the Company to undertake the merger and become a private company as a result of the merger than to remain a public company.

        The Company's board of directors, acting upon the unanimous recommendation of the special committee, which special committee acted with the advice and assistance of the Company's management (other than Mr. Hongquan Liu) and its financial and legal advisors, evaluated the merger, including the terms and conditions of the merger agreement.

        At a meeting on August 28, 2013, the special committee unanimously recommended that the Company's board of directors adopt resolutions that:

  •
  determine that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to and in the best interests of, the Company, its unaffiliated shareholders and unaffiliated ADS holders, and declare it advisable to enter into the merger agreement;

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  authorize and approve the execution, delivery and performance by the Company of the merger agreement and the completion of the transactions contemplated thereby, including the merger; and

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  direct that the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, be submitted to a vote at an extraordinary general meeting of the shareholders of the Company with the recommendation that the shareholders of the Company authorize and approve by way of a special resolution the merger agreement, the plan of merger and the transactions contemplated under the merger agreement, including the merger.

        On August 28, 2013, the Company's board of directors approved and adopted the resolutions recommended by the special committee.

        In the course of reaching their respective determinations, the special committee and the Company's board of directors considered the following substantive factors and potential benefits of the merger, each of which the special committee and the Company's board of directors believed supported their respective decisions, but which are not listed in any relative order of importance:

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  the current and historical market prices of the ADSs, including the fact that the $9.66 per ADS merger consideration offered to the Company's unaffiliated shareholders represents (a) a 21.4% premium to the closing price of the ADSs on March 8, 2013, the last trading day immediately prior to the Company's announcement on March 11, 2013 that it had received a going-private proposal, and (b) a 23.1% premium over the volume-weighted average closing price of the ADSs during the 30 days prior to the Company's announcement on March 11, 2013 that it had received a going-private proposal;

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  the possibility that it could take a considerable period of time before the trading price of the ADSs would reach and sustain a per ADS price equal to or greater than the per ADS merger consideration of $9.66, as adjusted for present value, particularly in light of (i) the trading price of the Company's ADSs prior to announcing the receipt of the going-private proposal, and (ii) the Company's board of directors' recognition of the challenges involved in increasing shareholder value as an independent publicly traded company;

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  the negotiations with respect to the merger consideration, which led to an increase in the offer price from $4.78 per Share (or $9.56 per ADS) to $4.83 per Share (or $9.66 per ADS), and the special committee's determination that, following negotiations with the buyer group, $4.83 per Share or $9.66 per ADS was the highest price that the buyer group would agree to pay, with the special committee basing its belief on a number of factors, including the special committee's knowledge of and experience in the Company's business and industry and its advisors' experience in negotiating similar transactions;

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  the all-cash merger consideration, which will allow the Company's unaffiliated shareholders to immediately realize liquidity for their investment and provide them with a specific amount of cash consideration for their Shares or ADSs;

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  the financial analysis reviewed and discussed with the special committee by representatives of UBS, as well as the oral opinion of UBS to the special committee on August 28, 2013 (which was subsequently confirmed by delivery of a written opinion of UBS dated the same date) with respect to the fairness, from a financial point of view, of the $4.83 per Share merger consideration and $9.66 per ADS merger consideration to be received by holders (other than holders of the Rollover Shares) of the Shares and ADSs, respectively, in the merger, as of August 28, 2013, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by UBS in preparing their opinion. Please see "Special Factors—Opinion of the Special committee's Financial Advisor" beginning on page 47 for additional information;

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  the special committee's belief that it was unlikely that any transaction with a third party could be completed at this time in light of the buyer group's express intent not to sell or offer to sell Shares owned by the buyer group to any third party;

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  global economic conditions since the second half of 2008, which have resulted in reduced liquidity, greater volatility, widening of credit spreads, lack of price transparency in credit markets, a reduction in available financing and reduced market confidence, and that the uncertainty and volatility of credit and capital markets and the overall slowdown in the PRC economy may have an adverse effect on the Company's business, financial condition and results of operations;

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  estimated forecasts of the Company's future financial performance prepared by the Company's management, together with the Company's management's view of the Company's financial condition, results of operations, business and prospects, including, without limitation, (i) the expectation that the PRC government will continue to regulate drug prices and the likelihood that the prices of our existing products will decline in the future, (ii) the fierce competition in China's pharmaceutical industry, particularly its impact on the price of a generic anti-stroke medication under the brand name Bicun, one of our major products, and (iii) the limited profit growth potential in the near future due to the uncertainties of and efforts required for identifying and commercializing new products, indicating that the Company may face a tightening regulatory environment, growing domestic competition and uncertain business conditions in China, which made the merger desirable at this time as compared with other times since the Company's initial public offering in 2007;

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  the belief of the special committee that, based on the advice the special committee received from its advisors and its participation in the negotiations of the merger agreement, the terms of the merger agreement, including the parties' representations, warranties and covenants and the conditions to their respective obligations, are reasonable;

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  the likelihood that the merger would be completed based on, among other things (not in any relative order of importance):

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  the absence of a financing condition in the merger agreement;

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  the likelihood and anticipated timing of completing the merger in light of the scope of the conditions to completion, including the absence of significant required regulatory approvals; and

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  the fact the merger agreement provides that, in the event of a failure of the merger to be completed under certain circumstances, Parent will pay the Company a $3.0 million termination fee, and the guarantee of such payment obligation by certain affiliates of the Rollover Shareholders pursuant to the limited guaranties;

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  the ability of the Company, subject to compliance with the terms and conditions of the merger agreement, to terminate the merger agreement prior to the completion of the merger in order to accept an alternative transaction proposed by a third party that is a "superior proposal" (as defined in the merger agreement and further explained under the caption "The Merger Agreement and Plan of Merger—Acquisition Proposals" beginning on page 87);

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  the ability of the Company, under certain circumstances, to change, withhold, withdraw, qualify or modify the Company's recommendation that the Company's shareholders vote to authorize and approve the merger agreement and to terminate the merger agreement if the Company's board of directors elects a change of recommendation in response to an intervening event; and

  •
  the ability of the Company, under certain circumstances, to specifically enforce the terms of the merger agreement.

        In addition, the special committee and the Company's board of directors believed that sufficient procedural safeguards were and are present to ensure that the merger is procedurally fair to the Company's unaffiliated shareholders and unaffiliated ADS holders and to permit the special committee and the Company's board of directors to represent effectively the interests of such unaffiliated shareholders and unaffiliated ADS holders. These procedural safeguards, which are not listed in any relative order of importance, are discussed below:

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  in considering the merger with the buyer group, the special committee, which consists of two independent directors, acted solely to represent the interests of the unaffiliated shareholders and unaffiliated ADS holders, and the special committee had independent control of the negotiations with the buyer group and its legal advisor on behalf of such unaffiliated shareholders and unaffiliated ADS holders;

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  all of the directors serving on the special committee during the entire process were and are independent directors and free from any affiliation with the buyer group. In addition, none of such directors is or ever was an employee of the Company or any of its subsidiaries or affiliates and none of such directors has any financial interest in the merger that is different from that of the unaffiliated shareholders and unaffiliated ADS holders other than (i) the director's receipt of board compensation in the ordinary course, (ii) the special committee member's compensation in connection with its evaluation of the merger (which is not contingent upon the completion of the merger or the special committee's or board's recommendation of the merger), and (iii) the director's indemnification and liability insurance rights under the merger agreement;

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  the special committee was empowered to consider, attend to and take any and all actions in connection with the written proposal from the buyer group and the transactions contemplated thereby from the date the special committee was established, and no evaluation, negotiation, or response regarding the transaction or any documentation in connection therewith from that date forward was considered by the Company's board of directors for authorization and approval unless the special committee had recommended such action to the Company's board of directors;

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  there are no limitations placed on the special committee's authority, including the authority to reject the terms of any strategic transaction, including the merger;

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  the special committee met regularly to consider and review the terms of the merger;

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  the recognition by the special committee and the Company's board of directors that it had no obligation to recommend the authorization and approval of the proposal from the buyer group or any other transaction;

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  the recognition by the special committee and the Company's board of directors that, under the terms of the merger agreement, it has the ability to consider any proposal regarding a competing transaction that is reasonably likely to lead to a superior proposal until the date the Company's shareholders vote upon and authorize and approve the merger agreement;

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  the ability of the Company to terminate the merger agreement in connection with a "superior proposal" (as defined in the merger agreement and further explained under the caption "The Merger Agreement and Plan of Merger—Acquisition Proposals" beginning on page 87) subject to compliance with the terms and conditions of the merger agreement; and

  •
  the availability of dissenter rights to the shareholders, other than the Rollover Shareholders, who comply with all of the required procedures under the Cayman Companies Law for exercising dissenter rights, which allow such holders to receive the fair value of their Shares as determined by the Grand Court of the Cayman Islands.

        The special committee and board of directors also considered a variety of potentially negative factors discussed below concerning the merger agreement and the merger, which are not listed in any relative order of importance:

  •
  the fact that authorization and approval of the merger agreement are not subject to the authorization and approval of holders of a majority of the Company's outstanding Shares and ADSs unaffiliated with the buyer group;

  •
  the fact that the Company's shareholders, other than the Rollover Shareholders, will have no ongoing equity participation in the Company following the merger, and that they will cease to participate in the Company's future earnings or growth, if any, or to benefit from increases, if any, in the value of the Shares, and will not participate in any potential future sale of the Company to a third party or any potential recapitalization of the Company which could include a dividend to shareholders;

  •
  the restrictions on the conduct of the Company's business prior to the completion of the merger. See "The Merger Agreement and Plan of Merger—Conduct of Business Prior to Closing" beginning on page 84 for additional information;

  •
  the risks and costs to the Company if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on business and customer relationships;

  •
  the Company will be required to, under certain circumstances, pay Parent a termination fee of $1.5 million in connection with the termination of the merger agreement;

  •
  the fact that Parent and Merger Sub are newly formed corporations with essentially no assets, and that the Company's legal remedy in the event of breach of the merger agreement by Parent or Merger Sub is limited to receipt of a termination fee of $3.0 million, and that the Company may not be entitled to a termination fee at all if, among other things, (i) the merger is not completed by twelve months after the date of the merger agreement or (ii) the Company's shareholders do not approve the merger agreement at the extraordinary general meeting. See "The Merger Agreement and Plan of Merger—Termination of the Merger Agreement" beginning on page 93 and "The Merger Agreement and Plan of Merger—Termination Fee" beginning on page 95 for additional information;

  •
  the fact that Mr. Jinsheng Ren, Mr. Hongquan Liu and Mr. John Huan Zhao may have interests in the transaction that are different from, or in addition to, those of the Company's unaffiliated shareholders and unaffiliated ADS holders, as well as the other interests of the Company's directors and officers in the merger. Please see "Special Factors—Interests of Certain Persons in the Merger" beginning on page 63 for additional information;

  •
  the rights of Parent and Merger Sub under the merger agreement not to consummate the merger and/or to terminate the merger agreement if certain events that are not within the Company's control take place, including the occurrence of any material adverse effect or the holders of more than 12.5% of the outstanding Shares having served notice of objection prior to the vote on the merger at the extraordinary general meeting and otherwise validly exercised their dissenting rights;

  •
  the possibility that the merger might not be completed and the negative impact of a public announcement of the merger on the Company's sales and operating results and the Company's ability to attract and retain key management, marketing and technical personnel; and

  •
  the taxability of an all-cash transaction to the Company's unaffiliated shareholders and unaffiliated ADS holders that are U.S. Holders as defined below in "Special Factors—Material U.S. Federal Income Tax Consequences."

        The forgoing information and factors considered by the special committee and the Company's board of directors are not intended to be exhaustive, but include the material factors considered by the special committee and the Company's board of directors. In view of the wide variety of factors considered by the special committee and the Company's board of directors, neither the special committee nor the Company's board of directors found it practicable to quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusions. In addition, individual members of the special committee and the Company's board of directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The special committee recommended that the Company's board of directors authorize and approve, and the Company's board of directors authorized and approved, the merger agreement based upon the totality of the information presented to and considered by it.

        In the course of reaching its conclusion regarding the fairness of the merger to the unaffiliated shareholders and unaffiliated ADS holders and its decision to recommend the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, the special committee considered financial analyses presented by UBS as an indication of the going concern value of the Company. These analyses included, among others, selected public companies analysis, selected transactions analysis and discounted cash flow analysis. All of the material analyses as presented to the special committee on August 28, 2013 are summarized below under the caption "Special Factors—Opinion of the Special committee's Financial Advisor" beginning on page 47. The special committee expressly adopted these analyses and the opinion of UBS, among other factors considered, in reaching its determination as to the fairness of the transactions contemplated by the merger agreement, including the merger.

        Neither the special committee nor the Company's board of directors considered the liquidation value of Company's assets because each considers the Company to be a viable going concern business where value is derived from cash flows generated from its continuing operations. In addition, the special committee and the board of directors believe that the value of the Company's assets that might be realized in a liquidation would be significantly less than its going concern value. Each of the special committee and the board of directors believes the analyses and additional factors it reviewed provided an indication of the Company's going concern value. Each of the special committee and board of directors also considered the historical market prices of the ADSs as described under the caption "Market Price of the ADSs, Dividends and Other Matters—Market Price of the ADSs" beginning on page 72. Each of the special committee and the board of directors considered the purchase prices paid in previous purchases as described under the caption "Transactions in the Shares and ADSs." Neither the special committee nor the Company's board of directors considered the Company's net book value, which is defined as total assets minus total liabilities, attributable to the shareholders of the Company, as a factor. The special committee and board of directors believe that net book value is not a material indicator of the value of the Company as a going concern. The Company's net book value per Share as of December 31, 2012 was $3.11, based on the weighted average number of outstanding Shares during the year ended December 31, 2012. Net book value does not take into account the future prospects of the Company, market conditions, trends in the pharmaceutical industry or the business risks inherent in competing with larger companies in that industry. The Company is not aware of any firm offers made by any unaffiliated person, other than the buyer group, during the past two years for (i) the merger or consolidation of the Company with or into another company, or vice-versa; (ii) the sale or other transfer of all or any substantial part of the assets of the Company; or (iii) a purchase of the Company's securities that would enable the holder to exercise control of the Company.

        In reaching its determination that the merger agreement, the plan of merger and the transactions contemplated thereby, including the merger, are fair to and in the best interests of the Company and the Company's unaffiliated shareholders and unaffiliated ADS holders and its decision to authorize and approve the merger agreement and recommend the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated thereby, including the merger, by the Company's shareholders, the Company's board of directors, on behalf of the Company, considered the analysis and recommendation of the special committee and the factors examined by the special committee as described above under this section and adopted such recommendations and analysis. For the foregoing reasons, each of the Company and the Company's board of directors believes that the merger agreement, the plan of merger and the transactions contemplated thereby are substantively and procedurally fair to and in the best interests of the Company and the Company's unaffiliated shareholders and unaffiliated ADS holders.

        The special committee and the Company's board of directors noticed that UBS's opinion addressed the fairness of the merger consideration with respect to holders of the Shares and ADSs (other than the Rollover Shareholders). The holders of the Shares and ADSs (other than the Rollover Shareholders) by definition include all shareholders and ADS holders unaffiliated with the Company, since the Rollover Shareholders are all affiliated shareholders and affiliated ADS holders of the Company and do not include any unaffiliated shareholders or unaffiliated ADS holders of the Company. To the extent that holders of the Shares and ADSs (other than the Rollover Shareholders) may also include one or more affiliated shareholders or affiliated ADS holders of the Company that are not the Rollover Shareholders, the merger consideration to be received by such affiliated shareholders or affiliated ADS holders of the Company is identical in all respects as the merger consideration to be received by the unaffiliated shareholders or unaffiliated ADS holders of the Company, as applicable. The special committee and the Company's board of directors therefore do not believe that there is any meaningful distinction to be drawn between the concepts of "fairness to the Company's unaffiliated shareholders and unaffiliated ADS holders" and "fairness to the holders of the Shares and ADSs (other than the Rollover Shareholders)" and believe that it is reasonable and appropriate to consider the UBS's opinion as a material factor in its determination as to the fairness of the merger consideration to the Company's unaffiliated shareholders and unaffiliated ADS holders.

        Except as discussed in "Special Factors—Background of the Merger," "Special Factors—Reasons for the Merger and Recommendation of the Special Committee and the Company's Board of Directors," and "Special Factors—Opinion of the Special Committee's Financial Advisor," no director who is not an employee of the Company has retained an unaffiliated representative to act solely on behalf of unaffiliated shareholders and unaffiliated ADS holders for purposes of negotiating the terms of the transaction and/or preparing a report concerning the fairness of the transaction.

Position of the Buyer Group as to the Fairness of the Merger

        Under the rules governing going-private transactions, each member of the buyer group is deemed to be an affiliate of the Company, and therefore, required to express its belief as to the fairness of the merger to the Company's unaffiliated shareholders and unaffiliated ADS holders. Each member of the buyer group is making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the buyer group as to the fairness of the merger are not intended and should not be construed as a recommendation to any shareholder or ADS holder of the Company as to how to vote on the proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger. The buyer group has interests in the merger that are different from, and in addition to, those of the shareholders and ADS holders of the Company by virtue of their continuing interests in the surviving company after the completion of the merger. Please see "Special Factors—Interests of Certain Persons in the Merger" beginning on page 63 for additional information.

        The buyer group believes the interests of the Company's unaffiliated shareholders and unaffiliated ADS holders were represented by the special committee, which negotiated the terms and conditions of the merger agreement with the assistance of its legal and financial advisors. The buyer group attempted to negotiate a transaction that would be most favorable to them, rather than to the Company's unaffiliated shareholders and unaffiliated ADS holders and, accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were substantively and procedurally fair to such holders. The buyer group did not participate in the deliberations of the special committee regarding, and did not receive any advice from the special committee's legal or financial advisors as to, the fairness of the merger to the Company's unaffiliated shareholders and unaffiliated ADS holders. Furthermore, the members of the buyer group did not engage a financial advisor to perform any independent valuation or other analysis to assist them in assessing the fairness of the merger consideration to the Company's unaffiliated shareholders and unaffiliated ADS holders.

        Based on their knowledge and analysis of available information regarding the Company, as well as discussions with members of the Company's senior management regarding the Company and its business and the factors considered by, and the analysis and resulting conclusions of, the special committee and the Company's board of directors discussed in "Special Factors—Reasons for the Merger and Recommendation of the Special Committee and the Company's Board of Directors" beginning on page 35, the buyer group believes the merger is substantively and procedurally fair to the Company's unaffiliated shareholders and unaffiliated ADS holders. In particular, the buyer group believes that the proposed merger is both procedurally and substantively fair to the unaffiliated shareholders and unaffiliated ADS holders of the Company based on the consideration of the following factors, which are not listed in any relative order of importance:

  •
  the current and historical market prices of the Company's ADSs, including the fact that the merger consideration of $9.66 per ADS, offered to the Company's unaffiliated shareholders and unaffiliated ADS holders represents a premium of approximately 21.4% over the closing price on March 8, 2013, the last trading day prior to the Company's announcement on March 11, 2013 that it had received a going-private proposal, and a premium of approximately 23.1% over the 30-day volume weighted average closing price prior to the Company's announcement on March 11, 2013 that it had received a going-private proposal;

  •
  the merger consideration of $4.83 per share, or $9.66 per ADS, is payable entirely in cash, which provides a specific amount of cash consideration for the Shares and ADSs held by, and liquidity to, unaffiliated shareholders and allows the unaffiliated shareholders and unaffiliated ADS holders not to be exposed to the risks and uncertainties relating to the prospects of the Company;

  •
  the fact that the special committee and, acting upon the unanimous recommendation of the special committee, the Company's board of directors determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of the Company's unaffiliated shareholders and unaffiliated ADS holders;

  •
  the fact that the special committee, consisting entirely of directors who are not officers or employees of the Company and who are not affiliated with any member of the buyer group, was established and given authority to, among other things, review, evaluate and negotiate the terms of the merger and to recommend to the Company's board of directors what action should be taken by the Company, including not to engage in the merger;

  •
  the fact that the members of the special committee do not have any interests in the merger different from, or in addition to, those of the Company's unaffiliated shareholders and unaffiliated ADS holders, other than (i) the directors' receipt of board compensation in the ordinary course, (ii) the special committee members' compensation in connection with its evaluation of the merger (which is not contingent upon the completion of the merger or the special committee's or board's recommendation of the merger), and (iii) the directors' indemnification and liability insurance rights under the merger agreement;

  •
  the fact that the special committee retained and was advised by its legal and financial advisors who are experienced in advising committees such as the special committee in similar transactions;

  •
  the fact that the special committee and the Company's board of directors had no obligation to recommend the authorization and approval of the merger agreement and the transactions contemplated thereby, including the merger, or any other transaction;

  •
  the fact that the merger consideration, other terms and conditions of the merger agreement and the transactions contemplated thereby were the result of negotiations over an extended period of time between the special committee, its advisors and the buyer group;

  •
  the fact that Parent obtained a debt financing commitment for the transaction, the limited number and nature of the conditions to the debt financing, and the obligation of Parent to use its reasonable best efforts to obtain the debt financing;

  •
  the fact that the special committee received from its financial advisor, UBS, an opinion, dated August 28, 2013, as to the fairness, from a financial point of view, of the $4.83 per Share merger consideration and the $9.66 per ADS merger consideration to be received by holders (other than holders of the Rollover Shares) of the Shares and ADSs, respectively, in the merger, as of August 28, 2013, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by UBS in preparing their opinion;

  •
  the fact that the fee payable by the Company to Parent if the merger agreement is terminated under certain circumstances will not exceed $1.5 million;

  •
  the fact that the Company is able to, subject to compliance with the terms and conditions of the merger agreement, terminate the merger agreement prior to obtaining the required shareholder approval for the merger in order to accept an alternative transaction proposed by a third party that constitutes a "superior proposal" (as defined in the merger agreement and further explained under the caption "The Merger Agreement and Plan of Merger—Acquisition Proposals" beginning on page 87);

  •
  the fact that the special committee and the board of directors of the Company is able to, in response to an intervening event, change, withhold, withdraw, qualify or modify the Company's recommendation that the Company's shareholders vote to authorize and approve the merger agreement and/or terminate the merger agreement prior to obtaining the required shareholder approval for the merger;

  •
  the fact that the Company, under certain circumstances, is able to specifically enforce the terms of the merger agreement;

  •
  the availability of dissenter rights to the shareholders, other than the Rollover Shareholders, who comply with all of the required procedures under the Cayman Companies Law for exercising dissenter rights, which allow such holders to receive the fair value of their Shares as determined by the Grand Court of the Cayman Islands;

  •
  that the board of directors was fully informed about the extent to which the interests of the Rollover Shareholders in the merger differed from those of the Company's other shareholders; and

  •
  the fact that neither the buyer group nor any of their advisors participated in or sought to influence the deliberative process of the special committee.

        The buyer group did not consider the Company's net book value, which is an accounting concept based on historical costs, as a factor because it believed that net book value is not a material indicator of the Company's value as a going concern but rather is indicative of historical costs. The buyer group notes, however, that the merger consideration of $4.83 per Share is higher than the net book value of the Shares disclosed in the Company's most recent public filings with the SEC.

        In its consideration of the fairness of the proposed merger, the buyer group did not undertake an appraisal of the assets of the Company to determine the Company's liquidation value for the Company's unaffiliated shareholders and unaffiliated ADS holders due to the impracticability of determining a liquidation value given the significant execution risk involved in any breakup. In addition, the buyer group did not consider the Company's liquidation value to be a relevant valuation method because they consider the Company to be a viable going concern where value is derived from cash flows generated from its continuing operations, and because the Company will continue to operate its business following the merger.

        The buyer group did not seek to establish a pre-merger going concern value for the Company's Shares and ADSs to determine the fairness of the merger consideration to the Company's unaffiliated shareholders and unaffiliated ADS holders because following the merger the Company will have a significantly different capital structure. However, to the extent the pre-merger going concern value was reflected in the pre-announcement price of the ADSs, the merger consideration represented a premium to the going concern value of the Company.

        The members of the buyer group are not aware of, and thus did not consider in their fairness determination, any offers or proposals made by any unaffiliated third parties with respect to (a) a merger or consolidation of the Company with or into another company, (b) a sale of all or a substantial part of the Company's assets, or (c) the purchase of the Company's voting securities that would enable the holder to exercise control over the Company.

        The foregoing discussion of the information and factors considered and given weight by the buyer group in connection with its evaluation of the substantive and procedural fairness of the merger to the Company's unaffiliated shareholders and unaffiliated ADS holders is not intended to be exhaustive, but is believed to include all material factors considered. The buyer group found it impracticable to assign, and did not assign, relative weights to the foregoing factors considered in reaching its conclusions as to the substantive and procedural fairness of the merger to the Company's unaffiliated shareholders and unaffiliated ADS holders. Rather, the buyer group made the fairness determinations after considering all of the foregoing factors as a whole.

        The buyer group believes these factors provide a reasonable basis for its belief that the merger is both substantively and procedurally fair to the Company's unaffiliated shareholders and unaffiliated ADS holders. This belief, however, is not intended to be and should not be construed as a recommendation by the buyer group to any shareholder or ADS holder of the Company to approve the merger agreement. The buyer group does not make any recommendation as to how such shareholders or ADS holders should vote relating to the proposal to approve the merger agreement and the merger at the extraordinary general meeting.

        None of the members of the buyer group engaged a financial advisor to perform any valuation or other analysis for the purposes of assessing the fairness of the proposed merger to the Company's unaffiliated shareholders and unaffiliated ADS holders.

Certain Financial Projections

        The Company does not generally make public detailed financial forecasts or internal projections as to future performance, revenues, earnings or financial condition. However, the Company's management prepared certain financial projections for the fiscal year ending 2013 through the fiscal year ending 2017 for the special committee and UBS in connection with the financial analysis of the merger. These financial projections, which were based on Company management's estimates of the Company's future financial performance as of the date provided, were prepared by the Company's management for internal use and for use by UBS in its financial analyses, and were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC regarding forward-looking information or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or U.S. generally accepted accounting principles.

        The financial projections are not a guarantee of performance. They involve significant risks, uncertainties and assumptions. In compiling the projections, the Company's management took into account historical performance, combined with estimates regarding net revenue, gross profit, EBIT, EBITDA and net income. Although the projections are presented with numerical specificity, they were based on numerous assumptions and estimates as to future events made by the Company's management that the Company's management believed were reasonable at the time the projections were prepared. The main assumptions underlying the financial projections are:

  •
  due to China's improved healthcare and reimbursement coverage, as well as the increase in the number of patients, the treatment rate may continue to grow which would have a positive impact on the growth of our sales volume;

  •
  the policies and measures adopted by the Chinese government in recent years to regulate drug prices will remain stable or become more stringent for the next several years. This trend will to a large extent determine the prices of our products, which is one of the most important factors that have an impact on our revenue. The prices of our existing products are expected to decline on a going forward basis;

  •
  ongoing government restrictions on the use of antibiotics, combined with China's essential drug policy, will continue to have a negative impact on sales of some products including antibiotics;

  •
  competition relating to the generic anti-stroke medication under the brand name Bicun, one of our major products, will likely intensify in the next few years, with an expected continued decline in price and slight increase in sales volume, which will impose more pressure on our revenues and growth rate; and

  •
  our operating expenses, as a percentage of total revenue, will decrease slightly on a year-over-year basis, resulting from adjustments to our organizational structure and improvements in expense efficiency.

        These assumptions are generally in line with the historical financial results of the Company and publicly available industry and macroeconomic forecasts. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. In addition, factors such as industry performance, the market for the Company's existing and new products, the competitive environment, expectations regarding future acquisitions or any other transactions and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of the Company's management, may cause actual future results to differ materially from the results forecasted in these financial projections.

        In addition, the projections generally do not take into account any circumstances or events occurring after the date that they were prepared. For instance, the projections do not give effect to completion of the merger or any changes to the Company's operations or strategy that may be implemented after the time the projections were prepared. As a result, there can be no assurance that the projections will be realized, and actual results may be significantly different from those contained in the projections. Notwithstanding the foregoing, the projections were prepared on a pro forma basis after giving effect to the sale of the Company's approximately 99.99% equity interest in Boda for cash consideration of RMB400 million, which was completed at the end of July 2013.

        Neither the Company, its independent registered public accounting firm, nor any other independent accounts have examined, compiled, or performed any procedures with respect to the financial projections or any amounts derived therefrom or built thereupon, nor have they given any opinion or any other form of assurance on such information or its achievability. The financial projections included in this proxy statement are included solely to give shareholders access to certain information that was made available to the special committee and UBS, and are not included in this proxy statement in order to induce any holder of Shares or ADSs to vote in favor of approval of the merger agreement or to elect not to seek appraisal for his or her Shares.

        The following table summarizes the financial projections prepared by the Company's management and considered by the special committee and UBS in connection with their analysis of the proposed transaction:

Management Projections

	2013E	2014E	2015E	2016E	2017E
	(RMB, in millions)
Sales	2,230	2,437	2,654	2,795	2,949
Growth (%)	13.1%	9.3%	8.9%	5.3%	5.5%
Gross Profit	1,813	1,964	2,118	2,204	2,297
Margin (%)	81.3%	80.6%	79.8%	78.9%	77.9%
EBITDA	246	304	367	377	392
Margin (%)	11.0%	12.5%	13.8%	13.5%	13.3%
EBIT	130	191	250	260	276
Margin (%)	5.8%	7.9%	9.4%	9.3%	9.4%
Net Income from Continuing Operations	64	126	179	194	215
Non-controlling Interests	25	15	(1)	(4)	(15)
Net Income to Shareholders from Continuing Operations	89	140	178	190	201
Margin (%)	4.0%	5.8%	6.7%	6.8%	6.8%

(1)
"EBITDA" refers to earnings before interest, taxes, depreciation and amortization.

(2)
"EBIT" refers to earnings before interest and taxes.

        EBIT and EBITDA are non-GAAP measures that are used by management as supplemental financial measures to evaluate the Company's operational trends. Neither metric should be relied upon as an alternative to net income. Neither EBIT nor EBITDA is defined under U.S. GAAP and, accordingly, they may not be comparable measurements to those used by other companies.

        The Company sets forth in the table below a reconciliation of net income (from continuing operations) to EBIT and to EBITDA for each of the periods indicated.

	2013E	2014E	2015E	2016E	2017E
	(RMB, in millions)
Net Income from Continuing Operations	64	126	179	194	215
Plus:
Taxes	24	47	62	67	68
Interest	52	31	23	14	6
Equity in income of equity method affiliated company	(10)	(12)	(13)	(14)	(14)
EBIT	130	191	250	260	276
Plus:
Depreciation	92	92	97	97	97
Amortization	24	20	20	20	19
EBITDA	246	304	367	377	392

        NONE OF THE COMPANY OR THE COMPANY'S AFFILIATES, ADVISORS, OFFICERS, DIRECTORS OR REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY SHAREHOLDER OR OTHER PERSON REGARDING THE ULTIMATE PERFORMANCE OF THE COMPANY COMPARED TO THE INFORMATION CONTAINED IN THE PROJECTIONS OR THAT PROJECTED RESULTS WILL BE ACHIEVED.

        BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF ITS INTERNAL FINANCIAL PROJECTIONS, THE COMPANY UNDERTAKES NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAW.

        The financial projections are forward-looking statements. For information on factors which may cause the Company's future financial results to materially vary, please see "Cautionary Note Regarding Forward-Looking Statements" beginning on page 106, and "Item 3. Key Information D. Risk Factors" included in the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2012, incorporated by reference into this proxy statement.

Opinion of the Special Committee's Financial Advisor

        On August 28, 2013, at a meeting of the special committee held to evaluate the proposed merger, UBS delivered to the special committee an oral opinion, which opinion was confirmed by delivery of a written opinion dated August 28, 2013, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the $4.83 per Share merger consideration and $9.66 per ADS merger consideration to be received by holders of the Shares and ADSs (other than the Rollover Shareholders) in the merger was fair, from a financial point of view, to such holders.

        The full text of UBS's opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. This opinion is attached as Annex F and is incorporated into this proxy statement by reference. UBS' opinion was provided for the benefit of the special committee (in its capacity as such) in connection with, and for the purpose of, its evaluation of the $4.83 per Share merger consideration and $9.66 per ADS merger consideration from a financial point of view and did not address any other aspect of the merger. The opinion did not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to the Company or the Company's underlying business decision to effect the merger. The opinion does not constitute a recommendation to any shareholder or ADS holder as to how to vote or act with respect to the merger. The following summary of UBS' opinion is qualified in its entirety by reference to the full text of UBS' opinion.

        In arriving at its opinion, UBS, among other things:

  •
  reviewed certain publicly available business and financial information relating to the Company and Parent;

  •
  reviewed the financial projections of the Company taking into account the effect of the Boda Transaction (as defined below), prepared by the management of the Company and as disclosed under "Special Factors—Certain Financial Projections";

  •
  conducted discussions with members of the senior management of the Company concerning the business and financial prospects of the Company;

  •
  reviewed publicly available financial and stock market data of certain other companies UBS believed to be generally relevant;

  •
  compared the financial terms of the merger with the publicly available financial terms of certain other transactions UBS believed to be generally relevant;

  •
  reviewed current and historical market prices of the ADSs;

  •
  reviewed the merger agreement; and

  •
  conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

        In connection with UBS's review, with the consent of the special committee, UBS assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by UBS for the purpose of the opinion. In addition, with the consent of the special committee, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or concerning the solvency or fair value of the Company, nor was UBS furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates and adjustments for the Boda Transaction referred to above, UBS assumed, at the special committee's direction, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and applicable adjustments. UBS expressed no opinion as to any such forecasts, estimates and adjustments or the assumptions on which they were based. UBS's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to UBS as of, the date of its written opinion. UBS assumed no responsibility for updating or revising the opinion based on circumstances or events occurring after the date of such opinion.

        At the special committee's direction, UBS's opinion did not address the relative merits of the merger or any related transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company's underlying business decision to effect the merger or any related transaction. UBS's opinion did not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the merger or any related transaction. At the special committee's direction, UBS was not asked to, and it did not, offer any opinion as to the terms, other than the merger consideration to the extent expressly specified in its opinion, of the merger agreement or any related documents or the form of the merger or any related transaction. In addition, UBS expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the merger consideration. UBS expressed no opinion as to the price at which ADSs will trade at any time. UBS also expressed no opinion as to any tax, legal, regulatory or accounting matters, for which UBS assumed the Company has received or will receive appropriate professional counsel. UBS understood that on June 17, 2013, the Company entered into a share transfer agreement with Zhuhai Rongding Equity Investment Partnership L.P. for the sale of the Company's approximately 99.99% equity interest in Jilin Boda Pharmaceutical Co., Ltd. for a cash consideration of RMB400 million (the "Boda Transaction"), and at the special committee's direction, UBS was not asked to, and it did not, offer any opinion with respect to the Boda Transaction in any respect. In rendering its opinion, UBS assumed, with the special committee's consent, that (i) the final executed form of the merger agreement would not differ in any material respect from the draft that UBS reviewed, (ii) the parties to the merger agreement would comply with all material terms of the merger agreement, and (iii) the merger would be consummated in accordance with the terms of the merger agreement without any adverse waiver or amendment of any material term or condition thereof. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any material adverse effect on the Company or the merger. UBS was not authorized to solicit and did not solicit indications of interest in a transaction with the Company from any party. The issuance of UBS's opinion was approved by an authorized committee of UBS.

        In connection with rendering its opinion to the special committee, UBS performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected public companies analysis and the selected transactions analysis summarized below, no company or transaction used as a comparison was identical to the Company or the merger. In addition, no single data point, such as an average or median, is in itself necessarily meaningful for purposes of evaluating such analyses. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

        UBS believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS's analyses and opinion. UBS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

        The estimates of the future performance of the Company provided by the Company's management in or underlying UBS's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which were beyond the Company's control. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold or acquired.

        The $4.83 per Share merger consideration and $9.66 per ADS merger consideration was determined through negotiation between the special committee and the buyer group and the decision by the Company to enter into the merger was solely that of the special committee. UBS's opinion and financial analyses was only one of many factors considered by the board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the special committee, the board of directors or management of the company with respect to the merger or the $4.83 per Share merger consideration and $9.66 per ADS merger consideration.

        The following is a brief summary of the material financial analyses performed by UBS and reviewed with the special committee on August 28, 2013 in connection with UBS's opinion relating to the proposed merger. The financial analyses summarized below include information presented in tabular format. In order for UBS's financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS's financial analyses.

Selected Public Companies Analysis.

        UBS reviewed and analyzed selected public companies which operate in the Chinese pharmaceuticals sector that it viewed as generally relevant in evaluating the Company. In performing these analyses, UBS reviewed and analyzed publicly available financial information relating to the selected public companies, and compared such information to the corresponding information for the Company. Specifically, UBS compared the Company to the following public companies (the "selected companies"):

  •
  Sihuan Pharmaceutical

  •
  Sino Biopharmaceutical

  •
  CSPC Pharmaceutical

  •
  Lijun International Pharmaceutical

  •
  Hua Han Bio-Pharmaceutical

  •
  China Biologic Products

  •
  United Laboratories International

  •
  Lee's Pharmaceutical

  •
  SciClone Pharmaceuticals

  •
  Sinovac Biotech

        UBS reviewed, among other things, the enterprise values of the selected companies (calculated as equity market value based on closing stock prices on August 26, 2013, plus debt at book value, preferred stock at liquidation value and minority interests at book value, less cash, cash equivalents and certain long-term investments) as a multiple of the estimated earnings before interest, taxes, depreciation and amortization ("EBITDA") for the calendar years 2013 and 2014. UBS also reviewed the closing stock prices of the selected companies on August 26, 2013 as a multiple of estimated earnings per share ("EPS") for the calendar years 2013 and 2014. Selected companies' EBITDA and EPS projections for the calendar years 2013 and 2014 were based on consensus from FactSet and Wall

Street research. Results of the analyses were presented for the selected companies, as set forth in the following table:

			EV / EBITDA(1) (X)		P / E(1) (X)
	Market Cap (US$mm)	Enterprise Value (US$mm)
Company Name			2013E	2014E	2013E	2014E
Sihuan Pharmaceutical	3,456	3,340	14.5	12.0	18.8	15.8
Sino Biopharmaceutical	3,377	3,181	11.5	9.5	23.8	19.6
CSPC Pharmaceutical	2,057	2,191	9.5	7.8	18.9	15.7
Lijun International Pharmaceutical	1,005	1,059	13.1	10.4	20.9	15.5
Hua Han Bio-Pharmaceutical	782	467	6.6	4.3	13.5	10.0
China Biologic Products	667	592	NA	NA	NA	11.0
United Laboratories International	577	1,454	9.6	7.7	20.4	12.3
Lee's Pharmaceutical	429	391	15.1	11.9	22.5	17.7
SciClone Pharmaceuticals	299	225	NA	NA	15.7	8.2
Sinovac Biotech	263	229	NM	NM	NM	NM

(1)
"NM" denotes negative multiples or EV/EBITDA greater than 50.0x, P/E greater than 50.0x. "NA" denotes not available.

        UBS then compared EBITDA and EPS multiples derived for the selected companies with corresponding multiples implied for the Company based on the $9.66 per ADS merger consideration. Financial data of the selected companies were based on publicly available research analysts' estimates, public filings and other publicly available information. The Company's 2013 and 2014 income statement data (including EBITDA and EPS), other estimated financial data, balance sheet data (as of June 30, 2013) and adjustments to cash received by the Company to account for the impact of the Boda Transaction were based on information provided by Company's management and available in public filings. This analysis indicated the following implied high, mean, median and low multiples for the selected companies (implied multiples that were negative or greater than 50.0x were excluded as not meaningful), as compared to corresponding multiples implied for the Company:

	Enterprise Value as a Multiple of:
	Estimated 2013 EBITDA (x)	Estimated 2014 EBITDA (x)
Multiples for Selected Companies
High	15.1	12.0
Mean	11.4	9.1
Median	11.5	9.5
Low	6.6	4.3
Multiples for the Company
Per ADS Consideration of $9.66	12.3	10.0

	Closing Stock Price as a Multiple of:
	Estimated 2013 EPS (x)	Estimated 2014 EPS (x)
Multiples for Selected Companies
High	23.8	19.6
Mean	19.3	14.0
Median	19.6	15.5
Low	13.5	8.2
Multiples for the Company
Per ADS Consideration of $9.66	37.2	23.5

Selected Transactions Analysis.

        UBS performed an analysis of selected precedent transactions in the Chinese pharmaceutical sector announced since August 1, 2009. UBS did not take into account any announced transactions that were subsequently abandoned or otherwise not consummated. UBS's analysis was based solely on publicly available information regarding such transactions. The selected transactions were not intended to be representative of the entire range of possible transactions in the relevant industry.

        UBS reviewed, among other things, transaction values for the selected transactions calculated as the purchase price paid for the target company's equity, plus debt at book value, preferred stock at liquidation value and minority interests at book value, less cash and cash equivalents, as multiples of, to the extent publicly available, latest 12 months EBITDA adjusted to exclude one-time gains or losses. UBS also reviewed purchase prices paid for the target company's equity in the selected transactions as a multiple of, to the extent publicly available, latest 12 months net income as adjusted to exclude one-time gains or losses. The following table sets forth the selected transactions that were reviewed by UBS for purposes of its analysis:

Announcement Date	Target(1)	Acquirer	Stake acquired (%)	Deal Value (US$m)	Enterprise Value (US$m)	LTM EV/EB ITDA (x)	LTM P/E (x)
January 2013	Guilin Tianhe Pharmaceutical	China Resources Sanjiu Med & Pharma	97	97	97	NA	13.7
December 2012	Hunan Dongting Pharmaceutical	Shanghai Fosun Pharmaceutical	78	121	121	NA	NA
September 2012	3SBio	Chairman and CEO of 3sBio (Decade Sunshine Limited)	82	397	259	10.3	24.1
September 2012	Luye Pharma group	Chairman and Directors of Luye Pharma, CDH Investments, New Horizon Capital and CITIC Private Equity	100	511	564	11.1	17.6
August 2012	Winteam Pharmaceutical Group	China National Pharmaceutical Group	85	391	448	15.8	26.7
May 2012	China Nuokang Bio-Pharmaceutical	CEO of China Nuokang Bio-Pharmaceutical (Kingbird Investment)	100	112	76	13.9	NM
May 2012	Guizhou Maqika Pharmaceutical	Shanghai Wingsung Investment Mgmt	100	206	212	20.8	23.8
May 2012	Guizhou Baiqiang Pharmaceutical	Shanghai Wingsung Investment Mgmt	100	127	122	16.1	21.5
January 2012	Guangdong Shunfeng Pharmaceutical	China Resources Sanjiu Med & Pharma	100	95	95	NA	13.8
December 2011	Guangdong Beikang	AstraZeneca	100	NA	NA	NA	NA
August 2011	Jinzhou Aohong Pharmaceutical	Shanghai Fosun Pharmaceutical	70	305	305	NA	20.9
June 2011	Smart Baskets Investments	Sihuan Pharmaceutical Holdings	100	120	120	NA	NA
April 2011	NovaMed Pharmaceuticals	SciClone Pharmaceuticals	100	105	105	NA	NA
April 2011	Tianjin Precede Medical	China Medical System Holdings	100	181	167	13.9	17.6
January 2011	Dalian Aleph Biomedical	Shanghai Fosun Pharmaceutical	75	137	137	NA	16.2
December 2010	Nanjing MeiRui Pharmaceutical	GlaxoSmithKline	100	70	70	NA	NA
November 2010	Dupromise Pharmaceutical (China)	Sihuan Pharmaceutical Holdings	100	361	361	NA	NM
November 2010	Guangdong Techpool	Nycomed	51	409	409	NA	NA
April 2010	Tongjitang Chinese Medicines Co.	Fosun Industrial and CEO of Tongjitang Chinese Medicines Company	100	117	103	NM	NM
November 2009	Zhejiang Tianyuan Bio-Pharmaceutical	Novartis AG	85	147	147	NM	NA
August 2009	Sihuan Pharmaceutical Holdings	Morgan Stanley Private Equity Asia and Senior Management of Sihuan Pharmaceutical Holdings	100	318	247	4.5	7.0

(1)
Selected control transactions with Chinese Pharmaceutical companies as targets since 2009 with a transaction value of over US$50 mm.

        UBS then compared these multiples derived for the selected transactions with corresponding multiples implied for the Company based on the $9.66 per ADS merger consideration. Financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. The Company's latest 12 month income statement data (as of June 30, 2013), other estimated financial data, balance sheet data (as of June 30, 2013) and adjustments to cash received by the Company to account for the impact of the Boda Transaction were based on information provided by Company's management and public filings. This analysis indicated the following implied high, mean, median and low multiples for the selected transactions (implied multiples that were negative or greater than 50.0x were excluded as not meaningful), as compared to corresponding multiples implied for the Company:

	Enterprise Value as a Multiple of:
	LTM EV/EBITDA (x)	LTM P/E (x)
Multiples for Selected Transactions
High	20.8	26.7
Mean	13.3	18.4
Median	13.9	17.6
Low	4.5	7.0
Multiples for the Company
Per ADS Consideration of $9.66	13.6	45.2

Discounted Cash Flow Analysis.

        UBS performed a discounted cash flow analysis of the Company utilizing financial forecasts and estimates relating to the Company prepared by the Company's management, as set forth under "Special Factors—Certain Financial Projections". UBS calculated the following (approximate) implied present values (as of June 30, 2013) of the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate for the six months ending December 31, 2013 and for each full year thereafter until December 31, 2017: $0, $13 million, $14 million, $29 million and $30 million, respectively. The implied terminal value of the Company was derived by applying to the Company's terminal year unlevered free cash flows a selected range of perpetuity growth rates of 3.5% to 5.5%, resulting in a range of implied terminal values of approximately $366.5 million to $577.4 million (or a present value of approximately $226.4 million to $370.6 million). The perpetual growth rate range was determined based on the Company's view of its long-term organic growth rates, macroeconomic factors and the professional judgment of UBS. Present values of cash flows and terminal values were calculated using discount rates ranging from 11.0% to 12.0%, which were selected based upon an analysis of the weighted average cost of capital of the selected companies. The present value of the unlevered free cash flows and the range of terminal values were then adjusted by adding total cash, cash equivalents and certain long-term investments (in aggregate totalling approximately $172.5 million) and subtracting debt at book value and minority interests at book value (in aggregate totalling approximately $128.7 million). Based on these assumptions the discounted cash flow analysis resulted in a range of implied present values of approximately $2.96 to $4.26 per Share merger consideration and $5.91 to $8.52 per ADS, as compared to the $4.83 per Share merger consideration and $9.66 per ADS merger consideration.

Miscellaneous

        Under the terms of UBS's engagement as the special committee's exclusive financial advisor, the Company has agreed to pay UBS an all-in transaction fee of $1,350,000 (inclusive of all fees and expenses) for its services in connection with the merger, $600,000 of which was paid in connection with the delivery of UBS's opinion and $750,000 of which is contingent upon consummation of the merger. In addition, the Company has agreed to indemnify UBS and its related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

        In the past, UBS and its affiliates have provided investment banking services to certain parties to the transactions unrelated to the proposed merger, for which UBS and its affiliates received compensation, including having acted as (i) financial adviser to certain affiliates of Hony in connection with block trades of securities in January 2013 and in April 2013, for which they received placement fees in the aggregate amount of approximately $1.4 million, (ii) joint bookrunner and joint lead manager in connection with Fosun Industrial Co., Ltd.'s ("Fosun") issuance of US$400,000,000 6.875% senior notes due 2020 in January 2013 and Fosun's US$300,000,000 7.5% senior notes due 2016 in May 2011, for which they received underwriting discounts and commissions in the aggregate amount of approximately $1.9 million and as solicitation agent in connection with a consent solicitation with respect to the US$300,000,000 7.5% senior notes in May 2013, for which they received agent fees in the aggregate amount of approximately $0.5 million, and (iii) joint lead underwriter in connection with the issuance of RMB1,500,000,000 corporate bonds in 2011, for which they received underwriting discounts and commissions in the aggregate amount of approximately $0.7 million, and as an underwriter in the 2012 initial public offering, of Shanghai Fosun Pharmaceutical (Group) Co., Ltd., an affiliate of Fosun, for which they received underwriting discounts and commissions in the aggregate amount of approximately $3.9 million. In addition, UBS and certain of its affiliates are currently providing investment banking and financial advisory services to Fosun, Hony, and/or their respective affiliates unrelated to the proposed merger, for which UBS and such affiliates expect to receive customary compensation if such transactions are executed. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company, other participants in the merger or any affiliates thereof and, accordingly, may at any time hold a long or short position in such securities.

        The special committee selected UBS as its financial advisor in connection with the merger because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions and because of UBS's extensive experience in both advisory and capital markets transactions with companies in similar industries as that of the Company and its leading healthcare investment banking franchise. UBS is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Buyer Group's Purpose of and Reasons for the Merger

        Under the rules governing going-private transactions, each member of the buyer group is deemed to be engaged in a going-private transaction and, therefore, required to express their reasons for the merger to the Company's unaffiliated shareholders and unaffiliated ADS holders, as defined in Rule 13e-3 of the Exchange Act. Each member of the buyer group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under Exchange Act.

        For the buyer group, the primary purpose of the merger is to benefit from any future earnings and growth of the Company after the merger of Merger Sub with and into the Company, making the Company privately held and wholly-owned by Parent. The buyer group believes that structuring the transaction in such manner is preferable to other transaction structures because it will enable Parent to acquire 100% control of the Company and the Company's unaffiliated shareholders and ADS holders to receive $4.83 per Share or $9.66 per ADS in cash for their Shares and ADSs, and it also allows the Rollover Shareholders to maintain their investment in the Company through their respective direct or indirect ownership in Parent.

        The buyer group also believes that there are increasingly greater competition and challenges against both domestic and multinational companies in the industry in which the Company operates, which has increased the uncertainty and volatility inherent in the business models of companies similar to the Company. The PRC government's pricing controls have presented a significant challenge to the Company's short-term earnings capability, in particular from drug products with higher gross margins, for the recent periods. As a result, the buyer group is of the view that there is potential for considerably greater short- and medium-term volatility in the Company's earnings. Responding to current market challenges will require tolerance for volatility in the performance of the Company's business and a willingness to make business decisions focused on improving the Company's long-term profitability. The buyer group believes that these strategies would be most effectively implemented in the context of a private company structure. As a privately held entity, the Company's management will have greater flexibility to focus on improving long-term profitability without the pressures exerted by the public market's valuation of the Company and its emphasis on short-term period-to-period performance.

        In addition, as a privately-held entity, the Company will be relieved of many of the other expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the federal securities laws of the United States, including the Exchange Act and Sarbanes-Oxley Act of 2002. The need for the management of the Company to be responsive to unaffiliated shareholders' concerns and to engage in an ongoing dialogue with unaffiliated shareholders can at times distract management's time and attention from the effective operation and improvement of the business.

        The buyer group decided to undertake the going-private transaction at this time because it wants to take advantage of the benefits of the Company's being a privately-held company as described above, and because Parent was able to obtain the debt financing commitment from China Merchants Bank on terms satisfactory to the buyer group. In the course of considering the going-private transaction, the buyer group did not consider alternative transaction structures.

Effect of the Merger on the Company

Private Ownership

        ADSs representing Shares of the Company are currently listed on the New York Stock Exchange under the symbol "SCR." It is expected that, immediately following the completion of the merger, the Company will cease to be a publicly traded company and will instead become a privately-held company directly owned by Parent and indirectly by the Rollover Shareholders or their affiliates. Following the completion of the merger, the ADSs will cease to be listed on the New York Stock Exchange, and price quotations with respect to sales of the ADSs in the public market will no longer be available. In addition, registration of the ADSs and the underlying Shares under the Exchange Act may be terminated upon the Company's application to the SEC if the Shares are not listed on a national securities exchange and there are fewer than 300 record holders of the Shares. Ninety days after the filing of Form 15 in connection with the completion of the merger or such longer period as may be determined by the SEC, registration of the ADSs and the underlying Shares under the Exchange Act will be terminated. At such time, the Company will no longer be required to file periodic reports with the SEC or otherwise be subject to the United States federal securities laws, including Sarbanes-Oxley, applicable to public companies, and the Company's shareholders will no longer enjoy the rights or protections that the United States federal securities laws provide, including reporting obligations for directors, officers and principal securities holders of the Company.

        Under the terms of the merger agreement, at the effective time of the merger, each Share of the Company (including the Shares represented by ADSs), other than (a) the Shares (including the Restricted Shares) (i) held by the Company's direct or indirect wholly owned subsidiaries, or (ii) beneficially owned by Parent or Merger Sub (other than the Shares included in the Rollover Shares), (b) the Rollover Shares and (c) the Dissenting Shares, will be cancelled in exchange for the right to receive $4.83 in cash without interest, and because each ADS represents two Shares, each issued and outstanding ADS (other than any ADS that represents Excluded Shares) will represent the right to surrender the ADS in exchange for $9.66 in cash per ADS without interest (less $0.05 per ADS cancellation fees pursuant to the terms of the ADS deposit agreement), in each case, net of any applicable withholding taxes.

        In addition, at the effective time of the merger, each option to purchase Shares pursuant to the Company Share Incentive Plans that is outstanding and unexercised, vested or unvested, will be cancelled and converted into the right to receive, net of any applicable withholding taxes, as soon as reasonably practicable after the effective time of the merger, cash in an amount equal to the total number of Shares issuable upon exercise of such option immediately prior to the effective time of the merger multiplied by the amount by which $4.83 exceeds the exercise price per Share of such option.

        Furthermore, at the effective time of the merger, each Restricted Share that is not included in the Rollover Shares and then outstanding, vested or unvested, will automatically become fully vested and be released from any restrictions on transfer and will be cancelled and converted into the right to receive $4.83 in cash without interest, net of any applicable withholding taxes.

Directors and Management of the Surviving Company

        If the merger is completed, the current memorandum and articles of association of the Company will be replaced in its entirety by the memorandum and articles of association in the form attached as Annex B to the plan of merger (which is substantially the form of the memorandum and articles of association of Merger Sub, as in effect prior to the completion of the merger except that at the effective time of the merger, the memorandum and articles of association shall refer to the name of the surviving company as "Simcere Pharmaceutical Group"). In addition, the directors of Merger Sub immediately prior to the effective time (identified below in "Annex H—Directors and Executive Officers of each Filing Person") will become the directors of the surviving company and the officers of the Company immediately prior to the effective time will become the officers of the surviving company.

Primary Benefits and Detriments of the Merger

        The primary benefits of the merger to the Company's unaffiliated shareholders and unaffiliated ADS holders include, without limitation, the following:

  •
  the receipt by such shareholders of $4.83 per Share or $9.66 per ADS in cash, representing a premium of 23.1% over the Company's 30 trading day volume-weighted average closing price as quoted by the New York Stock Exchange on March 8, 2013, the last trading day prior to the Company's announcement on March 11, 2013 that it had received a going-private proposal; and

  •
  the avoidance of the risk associated with any possible decrease in the Company's future revenues and free cash flow, growth or value, and the risks related to the Company's substantial leverage, following the merger.

        The primary detriments of the merger to the Company's unaffiliated shareholders and unaffiliated ADS holders include, without limitation, the following:

  •
  such shareholders will cease to have an interest in the Company and, therefore, will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of the Company or payment of dividends on the Shares, if any; and

  •
  in general, for a U.S. Holder (as defined under "Special Factors—Material U.S. Federal Income Tax Consequences"), the receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under other applicable tax laws. As a result, a U.S. Holder (as defined under "Special Factors—Material U.S. Federal Income Tax Consequences") of the Shares or ADSs who receives cash in exchange for all of such U.S. Holder's Shares or ADSs in the merger generally will be required to recognize gain or loss equal to the difference, if any, between the amount of cash received and such U.S. Holder's aggregate adjusted tax basis in such Shares.

        The primary benefits of the merger to the Company's directors and executive officers (other than Mr. Jinsheng Ren and Mr. Hongquan Liu) include, without limitation, the following:

  •
  cash-out of Company share options and Restricted Shares beneficially held by directors and executive officers of the Company (other than Mr. Jinsheng Ren and Mr. Hongquan Liu);

  •
  continued indemnification rights, rights to advancement of fees and directors and officers liability insurance to be provided by the surviving company to former directors and officers of the Company;

  •
  the monthly compensation of $8,000 for members of the special committee in exchange for their services in such capacity (or, in the case of the chairman of the special committee, monthly compensation of $12,000) (the payment of which is not contingent upon the completion of the merger or the special committee's or the board's recommendation of the merger); and

  •
  the continuation of service of the executive officers of the Company with the surviving company in positions that are substantially similar to their current positions.

        The primary detriments of the merger to the Company's directors and executive officers (other than Mr. Jinsheng Ren and Mr. Hongquan Liu) include, without limitation, the following:

  •
  such directors and officers (other than Mr. Jinsheng Ren and Mr. Hongquan Liu) will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of the Company or payment of dividends on the Shares, if any; and

  •
  in general, for a U.S. Holder (as defined under "Special Factors—Material U.S. Federal Income Tax Consequences"), the receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under other applicable tax laws.

        The primary benefits of the merger to the buyer group include the following:

  •
  if the Company successfully executes its business strategies, the value of their equity investment could increase because of possible increases in future revenues and free cash flow, increases in the underlying value of the Company or the payment of dividends, if any, that will accrue to Parent;

  •
  the Company will no longer have continued pressure to meet quarterly forecasts set by analysts. In contrast, as a publicly traded company, the Company currently faces public shareholders and investment analyst pressure to make decisions that may produce better short term results, but which may not over the long term lead to a maximization of its equity value;

  •
  the Company will have more freedom to focus on long-term strategic planning in a highly competitive business;

  •
  the Company will have more flexibility to change its capital spending strategies without public market scrutiny or analysts' quarterly expectations;

  •
  the Company will be able to deploy new services or change its pricing strategies to attract customers without public market scrutiny or the pressure to meet quarterly forecasts set by analysts; and

  •
  there will be a reduction of the costs and administrative burden associated with operating the Company as a U.S. publicly traded company, including the costs associated with regulatory filings and compliance requirements. In 2012, such costs that would be reduced as a result of the Company no longer being publicly listed totaled approximately $2.6 million and included, but were not limited to, (i) fees and expenses related to Sarbanes-Oxley compliance and valuation services, (ii) fees and expenses of U.S. securities counsel and investor relations firm, (iii) printing costs and (iv) and directors' and officers' liability insurance. Such cost savings will directly benefit the buyer group following the closing of the merger, and will be recurring in nature if and for so long as the Company remains private.

        The primary detriments of the merger to the buyer group include the following:

  •
  all of the risk of any possible decrease in the Company's revenues, free cash flow or value following the merger will be borne by the buyer group;

  •
  risks associated with pending legal and regulatory proceedings against the Company will be borne by the buyer group;

  •
  the business risks facing the Company will be borne by the buyer group;

  •
  an equity investment in the surviving company by Parent following the merger will involve substantial risk resulting from the limited liquidity of such an investment; and

  •
  following the merger, there will be no trading market for the surviving company's equity securities.

Effect of the Merger on the Company's Net Book Value and Net Earnings

        Parent does not currently own any interest in the Company. Immediately after the closing of the merger, Parent will own 100% of the issued and outstanding share capital of the Company and will have a corresponding interest in the Company's net book value and net earnings. Each shareholder of Parent will have an indirect interest in the Company's net book value and net earnings in proportion to such shareholder's ownership interest in Parent. The Company's net income attributable to shareholders for the fiscal year ended December 31, 2012 was approximately $9.1 million and the Company's net book value as of December 31, 2012 was approximately $332.6 million.

        The table below sets out the direct or indirect interest in the Company's net book value and net earnings for each member of the buyer group before and immediately after the merger, based on the historical net book value and net earnings of the Company as of and for the year ended December 31, 2012.

	Ownership Prior to the Merger				Ownership After the Merger
	Net Book Value		Earnings		Net Book Value		Earnings
Name	$'000%		$'000%		$'000%		$'000%
Jinsheng Ren	19,858	5.97	546	5.97	27,143	8.16	746	8.16
New Good Management Limited	111,367	33.48	3,061	33.48	152,182	45.75	4,182	45.75
Hongquan Liu	6,187	1.86	170	1.86	8,449	2.54	232	2.54
Hony (Assure Ahead Investments Limited and Right Lane Limited)	58,910	17.71	1,619	17.71	83,160	25.00	2,286	25.00
King View Development International Limited	35,193	10.58	967	10.58	35,193	10.58	967	10.58
Fosun Industrial Co., Limited	26,511	7.97	729	7.97	26,511	7.97	729	7.97

Plans for the Company after the Merger

        After the effective time of the merger, Parent anticipates that the Company's operations will be conducted substantially as they are currently being conducted, except that the Company will cease to be a publicly traded company and will instead be a wholly-owned subsidiary of Parent. As of the date of this proxy statement, there are no plans to repay the debt incurred to finance the merger, other than in accordance with the terms of the debt commitment letter. Please see "Special Factors—Financing—Debt Financing" beginning on page 62 for additional information.

        Other than as described in this proxy statement and transactions already under consideration by the Company, there are no present plans or proposals that relate to or would result in an extraordinary corporate transaction involving the Company's corporate structure, business, or management, such as a merger, reorganization, liquidation, relocation of any material operations, or sale or transfer of a material amount of assets. However, Parent will continue to evaluate the Company's entire business and operations from time to time, and may propose or develop plans and proposals which they consider to be in the best interests of the Company and its shareholders, including the disposition or acquisition of material assets, alliances, joint ventures, and other forms of cooperation with third parties or other extraordinary transactions, including the possibility of relisting the Company or a substantial part of its business on another internationally recognized stock exchange. Following the effective time of the merger, Parent expects that it will adopt one or more share-based compensation plans for certain employees and officers of the Company. At this time, no actual agreement or understanding as to the particulars of such plans has been determined or agreed upon. The implementation, terms and cost allocations of such plan or plans will need the approval of the board and/or shareholders of Parent in accordance with a shareholders agreement to be entered into following the effective time of the merger.

        Subsequent to the completion of the merger and the termination of registration of the ADSs and underlying Shares under the Exchange Act, the Company will no longer be subject to the Exchange Act and the New York Stock Exchange compliance and reporting requirements and the related direct and indirect costs and expenses, and may experience positive effects on profitability as a result of the elimination of such costs and expenses.

Alternatives to the Merger

        The board of directors of the Company did not independently determine to initiate a process for the sale of the Company. The special committee was formed on March 11, 2013, in response to the receipt of the going-private proposal letter from the buyer group on the same date. In light of the buyer group's express intention not to sell Shares owned by the buyer group to any third party, the special committee determined that there was no viable alternative to the proposed sale of the Company to the buyer group, and in light thereof, no attempt was made to contact third parties who might otherwise consider an acquisition of the Company. Since the Company's receipt of the proposal letter from the buyer group on March 11, 2013, the Company has not received any actionable offer from any third party for (a) a merger or consolidation of the Company with another company, (b) the sale or transfer of all or substantially all of the Company's assets or (c) the purchase of all or a substantial portion of the Shares that would enable such person to exercise control of or significant influence over the Company. The special committee also took into account that, prior to the receipt of shareholder approval, the Company can terminate the merger agreement in order to enter into an acquisition agreement with respect to a superior proposal, subject to the payment of a termination fee to the extent provided in the merger agreement. In this regard, the special committee recognized that it has flexibility under the merger agreement to respond to an alternative transaction proposed by a third party that is or is reasonably likely to result in a superior proposal, including the ability to provide information to and engage in discussions and negotiations with such party (and, if such proposal is a superior proposal, recommend such proposal to the Company's shareholders). The special committee and the Company's board of directors considered, as an alternative to the merger, remaining as a public company. However, based on the considerations set out in "Special Factors Factors—Reasons for the Merger and Recommendation of the Special Committee and the Company's Board of Director" on page 35, the special committee and the Company's board of directors have concluded that it is more beneficial to the Company to undertake the merger and become a private company as a result of the merger than to remain a public company.

Effects on the Company if the Merger is not Completed

        If the merger agreement and the plan of merger are not authorized and approved by the Company's shareholders or if the merger is not completed for any other reason, shareholders will not receive any payment for their Shares or ADSs in connection with the merger nor will the holders of any options or Restricted Shares receive payment pursuant to the merger agreement. Instead, the Company will remain a publicly traded company, the ADSs will continue to be listed and traded on the New York Stock Exchange, provided that the Company continues to meet the New York Stock Exchange's listing requirements, and the Company will remain subject to SEC reporting obligations. Therefore, the Company's shareholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of the Shares or ADSs. Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your Shares or ADSs, including the risk that the market price of the ADSs may decline to the extent that the current market price reflects a market assumption that the merger will be completed.

        Under specified circumstances in which the merger agreement is terminated, the Company may be required to pay Parent a termination fee of $1.5 million, or Parent may be required to pay the Company a termination fee of $3.0 million, in each case, as described under the caption "The Merger Agreement and Plan of Merger—Termination Fee" beginning on page 95.

        If the merger is not completed, from time to time, the Company's board of directors will evaluate and review, among other things, the business, operations, dividend policy and capitalization of the Company and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value. If the merger agreement is not authorized and approved by the Company's shareholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Company will be offered, or that the business, prospects or results of operations of the Company will not be adversely impacted.

Financing

        Parent estimates that the total amount of funds necessary to complete the merger and the related transactions at the closing of the merger, including for the payment of the merger consideration to the Company's unaffiliated shareholders and unaffiliated ADS holders pursuant to the merger agreement, is anticipated to be approximately $540 million. This amount is expected to be provided through a combination of (a) a rollover commitment from the Rollover Shareholders of 86,622,470 Shares (including 6,000,000 Restricted Shares), having an aggregate value of approximately $418.4 million based on the per Share merger consideration, (b) a debt commitment of up to $85.0 million under the debt commitment letter, and (c) cash from the Company and its subsidiaries in the aggregate amount of approximately $39.0 million. The funds necessary to complete the merger and the related transactions at the closing of the merger, including for the payment of the merger consideration to the Company's unaffiliated shareholders and unaffiliated ADS holders, will be paid from accounts outside China, and such payment will not be subject to any restriction, registration, approval or procedural requirements under applicable PRC laws, rules and regulations. As of the date of this proxy statement, there is no alternative financing arrangements or plans in place to acquire the funds necessary for the merger and the related transactions.

Rollover Equity

        Concurrent with the execution of the merger agreement, the Rollover Shareholders entered into a contribution agreement pursuant to which, subject to the terms and conditions set forth therein, the Rollover Shareholders have agreed that they will subscribe for, or their respective affiliates will subscribe for, newly issued shares or restricted shares, as applicable, in Parent in consideration for the cancellation at or immediately prior to the effective time of the merger of a certain number of Shares and/or Restricted Shares, as applicable, held by each of them having an aggregate value of approximately $418.4 million, such that the Rollover Shareholders will have no right to any merger consideration in respect of their Rollover Shares.

        The obligation by Parent to issue shares and the willingness of Parent and Merger Sub to enter into the merger agreement and consummate the transactions contemplated therein, including the merger, depend in part on the representations and warranties of each Rollover Shareholder set forth in the contribution agreement being true and correct as of the closing of the merger.

Debt Financing

        Parent has received a debt commitment letter, dated as of August 26, 2013, from China Merchants Bank, New York branch and China Merchants Bank, Nanjing branch, to provide debt financing in the aggregate principal amount of up to $85.0 million, to fund the merger and pay fees and expenses in connection with the merger and the debt financing, subject to the conditions set forth therein.

        Conditions.    The financing will be subject to the satisfaction or waiver of certain conditions, including the following:

  •
  China Merchants Bank, New York branch and China Merchants Bank, Nanjing branch have received all of the specified documentary conditions precedent, including the constitutional documents of Parent, the Company and their subsidiaries, board resolutions of each relevant party and certain legal opinions;

  •
  the duly executed facility agreement, fee letters and security documents;

  •
  evidence of receipt of all authorizations, consents, approvals, registrations and filings required in respect of the facility (including the security);

  •
  all the conditions precedent under the merger agreement have been satisfied;

  •
  evidence of payment of all fees, costs and expenses then due from Parent under the facility agreement and fee letters;

  •
  the specified representations in the debt commitment letter are accurate and none of the specified events of default are continuing;

  •
  certification of solvency of the Company; and

  •
  issuance of one or more standby letters of credit by China Merchants Bank, Nanjing branch, in favor of China Merchants Bank, New York branch, in the aggregate of not less than an amount determined in accordance with a specified formula (the "SBLC").

        Interest Rate.    The interest rate under the facility is 3, 6 or 12-month LIBOR (at the option of Parent) plus 1.80% per annum.

        Repayment.    Parent is required to repay 50%, 25% and 25% of the principal amount of the loan on June 30, 2014, June 30, 2015 and June 30, 2016, respectively.

        Security.    The obligations of Parent under the facility agreement will be secured by the SBLC, which in turn will be secured by a certain amount of cash and/or cash equivalent collateral, which collateral may be substituted, with the consent of China Merchants Bank, Nanjing branch, by certain fixed assets of Parent or its subsidiaries after closing of the merger.

Limited Guaranties

        Concurrently with the execution of the merger agreement, each of New Good Management Limited, Premier Praise Limited, King View Development and Fosun Industrial Co., Limited entered into a limited guaranty in favor of the Company, pursuant to which each of them agreed to guarantee 56.45%, 25.00%, 10.58% and 7.97%, respectively, of Parent's obligations to pay a termination fee to the Company and certain other reimbursement and indemnification obligations under the merger agreement; provided that in no event will the aggregate liability of each guarantor thereunder exceed its pro rata share of the termination fee.

        Each limited guaranty will terminate as of the earliest of (a) the effective time of the merger and (b) 90 days after the termination of the merger agreement if the Company has not presented a claim for payment by such 90th day.

Remedies and Limitations on Liability

        The Company is entitled to an injunction or injunctions to prevent breaches of the merger agreement by Parent or Merger Sub and to specifically enforce the terms and provisions thereof against Parent and Merger Sub, which remedies are in addition to any other remedy to which the Company is entitled at law or in equity. Other than the equitable remedies described in the foregoing sentence, the Company's right to receive payment of a termination fee from Parent (or the guarantors pursuant to the limited guaranties) is the Company's sole and exclusive remedy against Parent, Merger Sub, the Rollover Shareholders and relevant lenders that are parties to the financing documents and their respective affiliates for any loss or damage suffered as a result of the failure of the merger to be completed under certain circumstances or for a breach or failure to perform by Parent or Merger Sub under the merger agreement or otherwise.

        Parent and Merger Sub are entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof against the Company, which remedies are in addition to any other remedy to which they are entitled at law or in equity. Other than the equitable remedies described in the foregoing sentence, Parent's right to receive payment of a termination fee from the Company is the sole and exclusive remedy of Parent and Merger Sub against the Company and its affiliates for any loss or damage suffered as a result of the failure of the merger to be completed under certain circumstances or for a breach or failure to perform under the merger agreement by the Company or otherwise.

        While the Company, Parent and Merger Sub may pursue both a grant of specific performance and monetary damages, none of them will be permitted or entitled to receive both a grant of specific performance that results in the completion of the merger and monetary damages.

        The maximum aggregate liability of Parent and Merger Sub for monetary damages in connection with the merger agreement is limited to a termination fee of $3.0 million, and the maximum aggregate liability of the Company for monetary damages in connection with the merger agreement is limited to a termination fee of $1.5 million, in each case absent fraud.

Interests of Certain Persons in the Merger

        In considering the recommendation of the special committee and the Company's board of directors with respect to the merger, you should be aware that the Rollover Shareholders, including Mr. Jinsheng Ren and Mr. Hongquan Liu, have interests in the transaction that are different from, and/or in addition to, the interests of the Company's shareholders generally. The Company's board of directors and special committee were aware of such interests and considered them, among other matters, in reaching their decisions to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and recommend that the Company's shareholders vote in favor of authorizing and approving the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger.

Interests of Rollover Shareholders

        Pursuant to the contribution agreement, (i) Mr. Jinsheng Ren and his affiliate NGM, (ii) Mr. Hongquan Liu, (iii) Hony, (iv) King View Development International Limited and (v) Fosun Industrial Co., Ltd. will hold approximately 53.9%, 2.5%, 25.0%, 10.6% and 8.0%, respectively, of the total outstanding shares of Parent, which will own 100% of the Company, immediately following the completion of the merger. Because of Parent's equity interests in the surviving company, members of the buyer group will enjoy the benefits from any future earnings and growth of the Company after the merger and will also bear the corresponding risks of any possible decreases in the future earnings, growth or value of the Company.

        Given that the Company will become a privately-held company following the completion of the merger, interests held by the buyer group in the surviving company will be illiquid, with no public trading market for the surviving company's shares and no certainty of an opportunity to sell their beneficial interests in the surviving company at an attractive price, or that any dividends paid by the surviving company will be sufficient to recover their investment.

Shares, Options and Restricted Shares Held by Officers and Directors

        At the effective time of the merger, each option to purchase Shares pursuant to the Company Share Incentive Plans that is outstanding and unexercised, vested or unvested, will be cancelled and converted into the right to receive, net of any applicable withholding taxes, as soon as reasonably practicable after the effective time of the merger, cash in an amount equal to the total number of Shares issuable upon exercise of such option immediately prior to the effective time of the merger multiplied by the amount by which $4.83 exceeds the exercise price per Share of such option.

        Furthermore, at the effective time of the merger, each Restricted Share that is not included in the Rollover Shares and then outstanding, vested or unvested, will automatically become fully vested and be released from any restrictions on transfer and will be cancelled and converted into the right to receive $4.83 in cash without interest, net of any applicable withholding taxes.

        The following table shows, as of the date of this proxy statement, for each director and executive officer of the Company, (1) the number of Shares (including the Restricted Shares) owned, (2) the cash payment that will be made in respect of the Shares (including the Restricted Shares) at the effective time of the merger, (3) the number of Shares underlying the options to purchase Shares that is outstanding and unexercised at the effective time of the merger, (4) the cash payment that will be made in respect of the options to purchase Shares at the effective time of the merger, and (5) the total cash payment such person may receive in respect of all payments described in this table if the merger is consummated (in all cases before applicable withholding taxes).

	Shares (excluding Restricted Shares)		Restricted Shares (vested and unvested)		Options to Purchase Shares (vested and unvested)
	No. of Shares Owned	Cash Payment thereof at the Effective Time of the Merger	No. of Shares Owned	Cash Payment thereof at the Effective Time of the Merger	No. of Shares Underlying	Cash Payment thereof at the Effective Time of the Merger	Total Cash Payments
Jinsheng Ren	37,388,990	N/A	6,665,988	N/A	N/A	N/A	N/A
Hongquan Liu	N/A	N/A	2,072,018	N/A	N/A	N/A	N/A
Guoqiang Lin	N/A	N/A	122,018	588,126.76	N/A	N/A	588,126.76
Alan Au	N/A	N/A	50,000	241,000	N/A	N/A	241,000
John Huan Zhao*	N/A	N/A	50,000	241,000	N/A	N/A	241,000
Yushan Wan	N/A	N/A	5,818	28,042.76	4,000	1,140	29,182.76
Jindong Zhou	1,213,206	5,859,784.98	N/A	N/A	N/A	N/A	5,859,784.98
Xiaojin Yin	N/A	N/A	80,000	385,600	N/A	N/A	385,600
Jialun Tian	N/A	N/A	9,698	46,744.36	4,000	1,140	47,884.36
Quanfu Feng	N/A	N/A	28,874	139,172.68	4,000	1,140	140,312.68
Haibo Qian	N/A	N/A	N/A	N/A	N/A	N/A	N/A

*Excludes Shares directly owned by Assure Ahead Investments Limited

        After the completion of the merger, the maximum amount of cash payments the Company's directors and executive officers may receive in respect of their Shares (including Restricted Shares) and vested and unvested options is approximately $7.5 million, including approximately $7.5 million in respect of Shares (including Restricted Shares) and $3,420 in respect of vested and unvested options, which amounts exclude the Shares (including Restricted Shares) owned by Mr. Jinsheng Ren and Mr. Hongquan Liu.

Indemnification and Insurance

        Pursuant to the merger agreement, Parent and Merger Sub have agreed that:

  •
  From and after the effective time of the merger, the surviving company will comply with all of the Company's obligations and will cause its subsidiaries to comply with their respective obligations to indemnify and hold harmless each individual who at the effective time of the merger is, or at any time prior to the effective time of the merger was, a director or officer of the Company or any of its subsidiaries against liabilities incurred in connection with (a) any actions or omissions occurring or alleged to occur prior to or at the effective time in such individual's capacity as a director or officer of the Company or any of its subsidiaries, including in connection with the merger, the merger agreement or any of the transactions contemplated hereby or (b) any actions to enforce this provision or any other indemnification or advancement right of such individual to the fullest extent permitted by applicable law.

  •
  The memorandum and articles of association of the surviving company will contain provisions with respect to exculpation and indemnification that are at least as favorable to the directors, officers or employees of the Company as those contained in the memorandum and articles of association of the Company, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights thereunder of individuals who at the effective time of the merger are, or at any time prior to the effective time of the merger were, directors or officers of the Company or any of its subsidiaries, unless such modification is required by applicable law.

  •
  The surviving company will maintain the Company's and its subsidiaries' existing directors' and officers' liability insurance policies for a period of six years after the effective time of the merger, to the extent that such liability insurance can be maintained at a cost to the surviving company not greater than 250% of the annual premium of the existing policies. The Company may purchase a six-year "tail" prepaid policy prior to the effective time of the merger on terms and conditions providing substantially equivalent benefits as the existing directors' and officers' liability insurance maintained by the Company.

The Special Committee

        On March 11, 2013, the Company's board of directors established a special committee of directors to consider the proposal from the buyer group and to take any actions it deems appropriate to assess the fairness and viability of such proposal. The special committee is composed of independent directors Mr. Alan Au (who served as the chairman) and Professor Guoqiang Lin. All such directors are free from any affiliation with the buyer group, and none of such directors is or was ever an employee of the Company or any of its subsidiaries or has any financial interest in the merger that is different from that of the unaffiliated shareholders and unaffiliated ADS holders other than (i) the director's receipt of board compensation in the ordinary course, (ii) special committee members' compensation in connection with its evaluation of the merger (which is not contingent upon the completion of the merger or the special committee's or board's recommendation of the merger), and (iii) the director's indemnification and liability insurance rights under the merger agreement. The Company's board of directors did not place any limitations on the authority of the special committee regarding its investigation and evaluation of the merger.

        The Company has compensated the members of the special committee in exchange for their service in such capacity a monthly amount of $8,000 per member (or, in the case of the chairman of the special committee, a monthly amount of $12,000), the payment of which is not contingent upon the completion of the merger or the special committee's or the board's recommendation of the merger.

Position with the Surviving Company

        After completion of the merger, Mr. Jinsheng Ren expects to continue to serve as chairman of the board of directors of the surviving company; Mr. Hongquan Liu expects to continue to serve as chief executive officer of the surviving company; and Mr. Shunlong Wang, a representative of Hony, expects to serve as a director of the surviving company. It is anticipated that the other executive officers of the Company will hold positions with the surviving company that are substantially similar to their current positions.

Related Party Transactions

Transactions with Companies in which a Major Shareholder had Equity Interests

        We purchased packaging and raw materials from Simcere Zaikang Jiangsu Medical Co., Ltd, or Simcere Chain Drug Store, a subsidiary of Jiangsu Simcere China Drug Store Co., Ltd. in which certain shareholders of New Good Management Limited held equity interests, amounting to approximately nil, nil and RMB0.04 million ($0.01 million) in 2010, 2011 and 2012, respectively.

        We also sold pharmaceutical products to Simcere Chain Drug Store. In 2010, 2011 and 2012, we sold pharmaceutical products to this related party amounting to nil, nil and RMB0.3 million ($0.05 million), respectively. We also sold pharmaceutical products to Jiangsu Simcere Zaikang Medical Co., Ltd, in which certain shareholders of New Good Management Limited held equity interests, amounting to RMB6.2 million, RMB8.7 million, RMB5.6 million ($0.9 million) in 2010, 2011 and 2012, respectively. We purchased the packaging materials and sold the pharmaceutical products in the normal course of business at prices determined on an arm's length basis.

        In 2012, we borrowed loans of RMB15 million ($2.4 million) for daily operating expenses from Hainan Simcere Xinji Investment Co., Ltd. in which a major shareholder of the Company has an equity interest; the loans were repaid in 2012.

Transactions with a Minority Shareholder

        In 2008, we provided an RMB20.0 million secured loan to Anhui Zhong Ren Science and Technology Co., Ltd. ("Anhui Zhong Ren"), the non-controlling shareholder of Wuhu Simcere Zhong Ren Pharmaceutical Co., Ltd. ("Simcere Zhong Ren"), for its operating expenses. The loan bears a floating interest rate and is secured by Anhui Zhong Ren's entire equity interest in Simcere Zhong Ren. On July 1, 2009 and 2010, the loan together with the accumulated interest of RMB1.6 million was renewed and extended for another one year. On July 1, 2011, the loan was renewed and agreed to be repaid in installments, with RMB5.6 million, RMB10.0 million and RMB6.0 million to be repaid before June 30, 2012, 2013 and 2014, respectively. RMB5.6 million ($0.9 million) of the principal amount and RMB2.7 million ($0.4 million) of accrued interest were repaid in 2012.

        In 2012, we purchased raw materials from Anhui Zhong Ren, amounting to RMB0.5 million ($0.1 million). We purchased the pharmaceutical products in the normal course of business at prices determined on an arm's length basis.

        In 2012, we advanced to Anhui Zhong Ren RMB5.0 million ($0.8 million) for research and development services.

Transactions with an Affiliated Company

        In 2012, we sold pharmaceutical products to Simcere MSD (Shanghai) Pharmaceutical Co., Ltd, the Company's affiliated company, amounting to RMB29.0 million ($4.6 million). We sold the pharmaceutical products in the normal course of business at prices determined on an arm's length basis.

        Except for the arrangements in connection with the merger discussed elsewhere in this proxy statement, during the past two years (i) there were no negotiations, transactions or material contacts between the Company and its affiliates, on the one hand, and any member of the buyer group, on the other hand, concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any class of the Company's securities; election of the Company's directors or sale or other transfer of a material amount of assets of the Company; (ii) the Company and its affiliates did not enter into any other transaction with an aggregate value exceeding 1% of the Company's consolidated revenues with any member of the buyer group, and (iii) none of the Company's executive officers, directors or affiliates that is a natural person entered into any transaction during the past two years with an aggregate value (in respect of such transaction or series of similar transactions with that person) exceeding $60,000 with any member of the buyer group.

Fees and Expenses

        Fees and expenses incurred or to be incurred by the Company and the buyer group in connection with the merger are estimated at the date of this proxy statement and set forth in the table below. Such fees are subject to change pending completion of the merger.

Description	Amount
Legal fees and expenses	$1,600,000
Financial advisory fees and expenses	$1,350,000
Special committee fees	$200,000
Miscellaneous (including printing, filing fees, and mailing costs)	$300,000

Total	$3,450,000

        These expenses will not reduce the merger consideration to be received by the Company shareholders. If the merger is completed, the party incurring any costs and expenses in connection with the merger and the merger agreement will pay those costs and expenses.

Voting by the Rollover Shareholders at the Extraordinary General Meeting

        Pursuant to the contribution agreement, the Rollover Shareholders have agreed to vote all of the Shares they beneficially own in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, at the extraordinary general meeting of the Company. As of the Share record date, we expect that the Rollover Shareholders as a group will beneficially own, in the aggregate, 86,622,470 issued and outstanding Shares, which represents 77.58% of the total issued and outstanding Shares entitled to vote.

Litigation Related to the Merger

        We are not aware of any lawsuit that challenges the merger, the merger agreement or any of the transactions contemplated thereby.

Accounting Treatment of the Merger

        Upon completion of the merger, the Company would cease to be a publicly traded company, and the Company expects to account for the merger at historical cost.

Regulatory Matters

        The Company does not believe that any material federal or state regulatory approvals, filings or notices are required in connection with the merger other than the approvals, filings or notices required under the federal securities laws and the registration of the plan of merger (and supporting documentation as specified in the Cayman Companies Law) with the Cayman Islands Registrar of Companies and, in the event the merger becomes effective, a copy of the certificate of merger being given to the shareholders and creditors of the Company and Merger Sub as a the time of the filing of the plan of merger, and notification of the merger being published in the Cayman Islands Government Gazette.

Dissenter Rights

        Please see "Dissenter Rights" beginning on page 98.

Material U.S. Federal Income Tax Consequences

        The following is a general discussion of material U.S. federal income tax consequences of the merger to U.S. Holders (as defined below) of the Shares who exchange Shares for cash pursuant to the merger agreement or exercise Dissenter Rights (as described under "Dissenter Rights"). For purposes of this discussion, except as otherwise noted, references to Shares include ownership interests in Shares through ADSs. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, referred to as the "Code", U.S. Treasury Regulations promulgated thereunder, administrative pronouncements, and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis, which may result in tax consequences different from those described below. This discussion is not binding on the U.S. Internal Revenue Service, and the U.S. Internal Revenue Service may challenge any of the conclusions set forth below and a U.S. court may sustain such a challenge.

        This discussion does not address any U.S. federal estate, gift, or other non-income tax, or any state, local, or non-U.S. tax, consequences of the merger. This discussion is a summary for general information purposes only and does not consider all aspects of U.S. federal income taxation that may be relevant to particular shareholders in light of their individual investment circumstances or to certain types of shareholders subject to special tax rules, including holders that are (i) banks, financial institutions, or insurance companies; (ii) regulated investment companies, mutual funds, or real estate investment trusts; (iii) brokers or dealers in securities or currencies or traders in securities that elect to apply a mark-to-market accounting method; (iv) tax-exempt organizations; (v) holders that own Shares as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated investment; (vi) holders that acquired Shares in connection with the exercise of employee share options or otherwise as compensation for services; (vii) U.S. Holders (as defined below) that have a "functional currency" other than the U.S. dollar; (viii) retirement plans, individual retirement accounts, or other tax-deferred accounts; (ix) U.S. expatriates; (x) persons subject to alternative minimum tax; (xi) U.S. Holders that actually or constructively own 10% more of the Company's voting stock or (xii) holders that are not U.S. Holders. This discussion assumes that Shares are held as capital assets, within the meaning of Section 1221 of the Code, at all relevant times.

        As used herein, a "U.S. Holder" is any beneficial owner of Shares that is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) any other person that is subject to U.S. federal income tax on a net income basis.

        If a partnership (including any entity classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of Shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Any partner of a partnership holding Shares is urged to consult its own tax advisor.

        ALL HOLDERS OF SHARES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR SITUATIONS, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER LAWS.

Consequences of Participation in the Merger or an Exercise of Dissenter Rights

        For U.S. federal income tax purposes, the merger will be treated as a taxable sale of Shares for cash. Accordingly, the U.S. federal income tax consequences of the receipt of cash, either as consideration in the merger or as a result of a U.S. Holder exercising its Dissenter Rights (as described under "Dissenter Rights"), will generally be that a U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the amount of cash received and (ii) such U.S. Holder's adjusted tax basis in the Shares exchanged therefor. Subject to the discussion under "Passive Foreign Investment Company" below, such recognized gain or loss will generally be capital gain or loss, and will constitute long-term capital gain or loss if the U.S. Holder's holding period for the Shares exchanged is greater than one year at the effective time of the merger.

        Long-term capital gains of non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. The ability to use any capital loss to offset other income or gain is subject to certain limitations under the Code. If a U.S. Holder acquired different blocks of Shares at different times and different prices, such U.S. Holder must determine the adjusted tax basis and holding period separately with respect to each such block of Shares.

        Any gain or loss recognized by U.S. Holders will generally be treated as United States source gain or loss. However, in the event that the Company is considered to be a PRC resident enterprise under the EIT Law and gain from the disposition of the Shares is subject to tax in the PRC, you may be eligible to treat such gain as PRC source gain under the income tax treaty between the United States and the PRC (referred to as the "Treaty"). If you are not eligible for the benefits of the Treaty, you may not be able to use the foreign tax credit arising from any PRC tax imposed on the exchange of Shares pursuant to the merger agreement unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if PRC tax is imposed on gain on a disposition of the Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Considerations

        The Company believes that it was not a passive foreign investment company, or a "PFIC", for U.S. federal income tax purposes for its taxable year ended December 31, 2012, and the Company does not expect to become one for its current taxable year, although there can be no assurance in this regard.

        In general, a non-U.S. corporation will be a PFIC for any taxable year in which (i) at least 75% of its gross income is passive income or (ii) at least 50% of the value of its assets (based on an average of the quarterly values) is attributable to assets that produce or are held for the production of passive income. For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). If a non-U.S. company owns, directly or indirectly, at least 25% (by value) of the stock of another corporation, it will be treated, for purposes of the PFIC tests, as owning a proportionate share of the other corporation's assets and receiving a proportionate share of the other corporation's income. The determination of whether the Company is a PFIC is made annually. Accordingly, it is possible that the Company may become a PFIC in the current taxable year due to changes in the Company's asset or income composition.

        If the Company is a PFIC for the current taxable year or has been a PFIC during any prior year in which a U.S. Holder held Shares, and the U.S. Holder has not made a valid mark-to-market election or qualified electing fund election, any gain recognized by such U.S. Holder on the disposition of Shares generally would be allocated ratably over such U.S. Holder's holding period for the Shares. The amount allocated to the taxable year of the disposition and to any year before the Company became a PFIC would be treated as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that year and the interest charge generally applicable to underpayments of tax would be imposed on the resulting tax attributable to each such year. If a U.S. Holder has made a valid mark-to-market with respect to its Shares, any gain the U.S. Holder recognizes would be treated as ordinary income and any loss would be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

        If the Company is a PFIC for the current taxable year or has been a PFIC during any prior year in which a U.S. Holder held Shares, a U.S. Holder generally would be required to file IRS Form 8621 with respect to the disposition of Shares. The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the applicable consequences of the merger to it if the Company is a PFIC or has been a PFIC during any prior year in which such U.S. Holder held Shares.

Information Reporting and Backup Withholding

        A U.S. Holder will generally be subject to information reporting with respect to the amount of cash received in the merger, unless such U.S. Holder is an exempt recipient. A U.S. Holder may also be subject to backup withholding unless the U.S. Holder is an exempt recipient and, when required, demonstrates this fact or provides a taxpayer identification number, makes certain certifications on U.S. Internal Revenue Service Form W-9, and otherwise complies with the applicable requirements. A U.S. Holder that does not provide its correct taxpayer identification number may also be subject to penalties imposed by the U.S. Internal Revenue Service.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. Holder's U.S. federal income tax liability, if any, provided that the required procedures are followed. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

Material PRC Income Tax Consequences

        The Company does not believe that it should be considered a resident enterprise under the PRC Enterprise Income Tax Law (the "EIT Law") or that the gain recognized on the receipt of cash for the Company's Shares or ADSs should otherwise be subject to PRC tax to holders of such Shares or ADSs that are not PRC residents. However, there is uncertainty regarding whether the PRC tax authorities would deem the Company to be a resident enterprise. If the PRC tax authorities were to determine that the Company should be considered a resident enterprise or that the receipt of cash for the Shares or ADSs should otherwise be subject to PRC tax law, then gain recognized on the receipt of cash for the Company's Shares or ADSs pursuant to the merger by the Company's shareholders or ADSs holders who are not PRC residents could be treated as PRC-source income that would be subject to PRC income tax at a rate of 10% in the case of enterprises or 20% in the case of individuals (subject to applicable tax treaty relief, if any), and, even in the event that the Company is not considered a resident enterprise, gain recognized on the receipt of cash for Shares or ADSs is subject to PRC tax if the holders of such Shares or ADSs are PRC resident individuals. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including any PRC tax consequences.

        You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including any PRC tax consequences.

Material Cayman Islands Tax Consequences

        The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the merger or the receipt by the Company's shareholders or ADS holders of cash for the Shares or ADSs under the terms of the merger. This is subject to the qualification that (a) Cayman Islands stamp duty may be payable if any original transaction documents, including the merger agreement, are brought to or executed in or produced before a court in the Cayman Islands; and (b) registration fees will be payable to the Registrar of Companies to register the plan of merger.

MARKET PRICE OF THE ADSs, DIVIDENDS AND OTHER MATTERS

Market Price of the ADSs

        The following table provides the high and low sales prices for the ADSs on the New York Stock Exchange under the symbol "SCR" for each quarter during the past two years:

	Sales Price Per ADS (in $)
	High	Low
Quarterly:
2011
First quarter	13.75	11.32
Second quarter	13.48	8.65
Third quarter	12.14	7.93
Fourth quarter	9.70	7.12
2012
First quarter	10.36	7.96
Second quarter	9.45	8.01
Third quarter	9.09	7.30
Fourth quarter	8.90	7.50
2013
First quarter	9.59	7.25
Second quarter	9.69	8.99
Third quarter	9.56	9.33
Fourth quarter (through November 18, 2013)	9.52	9.45

        On March 8, 2013, the last trading day immediately prior to the Company's announcement on March 11, 2013 that it had received a going-private proposal, the reported closing price of the ADSs on the New York Stock Exchange was $7.96 per ADS. The merger consideration of $4.83 per Share, or $9.66 per ADS, represents a premium of 21.4% over the closing price of $7.96 per ADS on March 8, 2013, and a 23.1% premium over the Company's 30 trading day volume-weighted average closing price as quoted by the New York Stock Exchange on March 8, 2013, the last trading day prior to the Company's announcement on March 11, 2013 that it had received a going-private proposal. On November 18, 2013, the most recent practicable date before the date of this proxy statement, the high and low reported sales prices of the ADSs were $9.51 and $9.47, respectively. You are urged to obtain a current market price quotation for your Shares in connection with voting your Shares.

Dividend Policy

        Our board of directors has complete discretion on whether to pay dividends. Even if the Company's board of directors decides to pay dividends, the form, frequency and amount will depend upon the Company's future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

        Since the Company's incorporation, we have never declared or paid any dividends, nor do we currently have any present plan to pay any cash dividends on the Company's ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of the Company's available funds and any future earnings to operate and expand the Company's business. Under the terms of the merger agreement, the Company is not permitted to pay any dividends or repurchase any of its Shares pending consummation of the merger.

        If we pay any dividends, we will pay the ADS holders to the same extent as holders of the ordinary shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on the ordinary shares, if any, will be paid in U.S. dollars.

 THE EXTRAORDINARY GENERAL MEETING

        We are furnishing this proxy statement to you, as a holder of the Shares, as part of the solicitation of proxies by the Company's board of directors for use at the extraordinary general meeting described below.

Date, Time and Place of the Extraordinary General Meeting

        The extraordinary general meeting will be held on December 19, 2013, at 10:00 a.m. (Beijing Time) at No. 699-18, Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, People's Republic of China.

Proposals to be Considered at the Extraordinary General Meeting

        At the meeting, you will be asked to consider and vote upon:

  •
  as a special resolution:

        THAT the agreement and plan of merger, dated as of August 28, 2013 (the "merger agreement") among the Company, Parent and Merger Sub (such merger agreement being in the form attached as Annex A to this proxy statement, which will be produced and made available for inspection at the extraordinary general meeting), the plan of merger among the Company and Merger Sub required to be registered with the Registrar of Companies of the Cayman Islands for the purposes of the merger (such plan of merger being in the form attached to the merger agreement and which will be produced and made available for inspection at the extraordinary general meeting) and any and all transactions contemplated by the merger agreement, including the merger, be and are hereby authorized and approved; and

  •
  as an ordinary resolution:

        THAT the chairman of the extraordinary general meeting be instructed to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolution to be proposed at the extraordinary general meeting.

        If the merger is completed, at the effective time of the merger, each outstanding Share (including Shares represented by ADSs), other than the Excluded Shares, will be cancelled in exchange for the right to receive $4.83 in cash without interest, and because each ADS represents two Shares, each issued and outstanding ADS (other than ADS that represents Excluded Shares), will represent the right to surrender the ADS in exchange for $9.66 in cash per ADS without interest (less $0.05 per ADS cancellation fees pursuant to the terms of the ADS deposit agreement), in each case, net of any applicable withholding taxes, in accordance with the terms and conditions set forth in the merger agreement. At the effective time of the merger, all of the Shares will be cancelled and cease to exist. Each Dissenting Share will thereafter represent only the right to receive the fair value of such Share as determined under the Cayman Companies Law. At the effective time of the merger, each Excluded Share other than Dissenting Share will be cancelled for no consideration. Each ordinary share, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the effective time of the merger will be converted into and become one validly issued, fully paid and non-assessable ordinary share, par value $0.01 per share, of the surviving company.

Our Board's Recommendation

        Our board of directors, acting upon the unanimous recommendation of the special committee of the Company's board of directors:

  •
  determined that it is fair to and in the best interests of the Company and its shareholders (other than the Rollover Shareholders), and declared it advisable, to enter into the merger agreement;

  •
  authorized and approved the execution, delivery and performance of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger; and

  •
  resolved to direct that the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, be submitted to a vote at an extraordinary general meeting of the shareholders of the Company.

Quorum

        The presence, in person or by proxy, of shareholders holding one-third of the issued and outstanding Shares that are entitled to vote on the Share record date will constitute a quorum for the extraordinary general meeting.

Record Date; Shares and ADSs Entitled to Vote

        You are entitled to attend and vote at the extraordinary general meeting if you have Shares registered in your name at the close of business in the Cayman Islands on December 9, 2013, or if you are a holder of ADSs at the close of business in New York City on November 18, 2013, the Share record date and the ADS record date for voting at the extraordinary general meeting, respectively. If you own ADSs on the ADS record date (and do not cancel such ADSs and become a registered holder of the Shares underlying such ADSs as explained below), you cannot vote at the extraordinary general meeting directly, but you may instruct the ADS depositary (as the registered holder of the Shares underlying the ADSs) on how to vote the Shares underlying your ADSs. The ADS depositary must receive your instructions no later than 5:00 p.m. (New York City Time) on December 13, 2013 in order to ensure your Shares are properly voted at the extraordinary general meeting. Alternatively, if you own ADSs on the ADS record date, you may vote at the extraordinary general meeting by cancelling your ADSs (and certifying you have not instructed, and will not instruct, the ADS depositary to vote the Shares represented by your ADSs) before the close of business in New York City on December 2, 2013 and becoming a holder of Shares prior to the close of business in the Cayman Islands on December 9, 2013, the Share record date. Each outstanding Share on the Share record date entitles the holder to one vote on each matter submitted to the shareholders for authorization and approval at the extraordinary general meeting and any adjournment thereof. We expect that, as of the Share record date, there will be 111,660,266 Shares entitled to be voted at the extraordinary general meeting. If you have Shares registered in your name on the Share record date, the deadline for you to lodge your proxy card and vote is December 17, 2013 at 10:00 a.m. (Beijing Time). Please see "Shareholders and ADS Holders Entitled to Vote; Voting Materials" below for additional information. If the merger is not completed, the Company would continue to be a public company in the U.S. and the ADSs would continue to be listed on the New York Stock Exchange. The Company's Shares are not listed and cannot be traded on any stock exchange other than the New York Stock Exchange, and in such case only in the form of ADSs. As a result, if you have cancelled your ADSs to attend the extraordinary general meeting and the merger is not completed and you wish to be able to sell your Shares on a stock exchange, you would need to deposit your Shares into the Company's American depositary shares program for the issuance of the corresponding number of ADSs, subject to the terms and conditions of applicable law and the ADS deposit agreement, including, among other things, payment of relevant fees of the ADS depositary for the issuance of ADSs (up to $0.05 per ADS issued) and any applicable stock transfer taxes (if any) and related charges pursuant to the ADS deposit agreement.

Vote Required

        Under the Cayman Companies Law and the merger agreement, we cannot complete the merger unless the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, are authorized and approved by a special resolution by an affirmative vote of shareholders representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting. As of the date of this proxy statement, the Rollover Shareholders beneficially owned approximately 77.58% of the total issued and outstanding Shares entitled to vote. Pursuant to the terms of the contribution agreement, these Shares will be voted in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger at the extraordinary general meeting of the Company. Based on the expected shareholdings of the Rollover Shareholders as of the Share record date, assuming that the Rollover Shareholders comply with the terms of the contribution agreement, a quorum will be present at the extraordinary general meeting and sufficient votes will be cast to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, without any further vote of any other shareholder being required.

Shareholders and ADS Holders Entitled to Vote; Voting Materials

        Only holders of Shares entered in the register of members of the Company at the close of business on December 9, 2013 (Cayman Islands Time), the Share record date, will receive the final proxy statement and proxy card directly from the Company. Shareholders registered in the register of members of the Company as of the Share record date or their proxy holders are entitled to vote and may participate in the extraordinary general meeting or any adjournment thereof. Shareholders wanting to vote by proxy should simply indicate on their proxy card how they want to vote, sign and date the proxy card, and mail the proxy card in the return envelope as soon as possible but in any event so that it is received by the Company no later than 10:00 a.m. on December 17, 2013 (Beijing Time).

        Holders of ADSs as of the close of business on November 18, 2013 (New York City Time), the ADS record date, will receive the final proxy statement and ADS voting instruction card either directly from the ADS depositary (in the case of holders of ADSs who hold the ADSs in certificated form, i.e., in the form of ADRs) or these materials will be forwarded to them by a third party service provider (in the case of beneficial owners of ADSs who do not hold the ADSs in the form of ADRs). Holders of ADSs as of the close of business on November 18, 2013 (New York City Time) (who do not cancel such ADSs and become a registered holder of the Shares underlying such ADSs as explained in the following paragraph) cannot attend or vote at the extraordinary general meeting directly, but may instruct the ADS depositary how to vote the Shares underlying the ADSs by completing and signing an ADS voting instruction card provided by the ADS depositary and returning it in accordance with the instructions printed on it. The ADS depositary must receive the ADS voting instruction card no later than 5:00 p.m. (New York City Time) on December 13, 2013. The ADS depositary shall endeavor, in so far as practicable, to vote or cause to be voted the Shares represented by ADSs in accordance with your voting instructions.

        Holders of ADSs may vote at the extraordinary general meeting if they cancel their ADSs and become a holder of Shares by the close of business on December 9, 2013 (Cayman Islands Time). ADS holders wanting to cancel their ADSs need to make arrangements to deliver their ADSs to the ADS depositary for cancellation prior to the close of business in New York City on December 2, 2013 and complete certain other procedures required by the ADS depositary. Persons who hold ADSs in a brokerage, bank or nominee account, must contact their broker, bank or nominee to find out what actions they need to take to instruct the broker, bank or nominee to cancel the ADSs on their behalf.

        Persons holding ADSs in a brokerage, bank or nominee account should consult with their broker, bank or nominee to obtain directions on how to provide such broker, bank or nominee with instructions on how to vote their ADSs.

        Each ADS represents two Shares. Subject to the cancellation procedures described above, none of the holders of the ADSs may vote in person at the extraordinary general meeting.

        Persons who have acquired Shares and whose names are entered in the Company's register of members before the close of business on December 9, 2013 (Cayman Islands Time) will receive the proxy form (including the voting material) before the extraordinary general meeting, and persons who are ADS holders as of the close of business on November 18, 2013 (New York City Time) will receive the ADS voting instruction card from the ADS depositary before the extraordinary general meeting. Shareholders who have acquired Shares after the close of business on December 9, 2013 (Cayman Islands Time) may not attend the extraordinary general meeting unless they receive a proxy from the person or entity who had sold them the Shares.

Proxy Holders for Registered Shareholders

        Shareholders registered in the register of members of the Company as of the Share record date who are unable to attend the extraordinary general meeting may appoint another person (including another shareholder, a third party or the chairman of the meeting) as their proxy to attend the meeting and to vote their Shares on their behalf, by completing and returning the form of proxy in accordance with the instructions printed thereon.

Voting of Proxies and Failure to Vote

        All Shares represented by valid proxies will be voted at the extraordinary general meeting in the manner specified by the holder. If a shareholder returns a properly signed proxy card but does not indicate how the shareholder wants to vote, Shares represented by that proxy card will be voted FOR the proposal to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolution during the extraordinary general meeting unless the shareholder appoints a person other than the chairman of the meeting as proxy, in which case the Shares represented by that proxy card will be voted (or not submitted for voting) as the proxy determines. Shareholders who fail to cast their vote in person or by proxy will not have their votes counted.

        If the ADS depositary timely receives voting instructions from an ADS holder which fail to specify the manner in which the ADS depositary is to vote the Shares represented by the holder's ADS, the ADS depositary will deem such holder to have instructed the ADS depositary to vote all Shares underlying such uninstructed ADSs FOR the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, and FOR any adjournment of the extraordinary general meeting.

Revocability of Proxies

        Registered holders of the Company's Shares may revoke their proxies in one of three ways:

  •
  first, a registered shareholder may revoke a proxy by written notice of revocation given to the chairman of the extraordinary general meeting before the extraordinary general meeting commences. Any written notice revoking a proxy should be sent to Simcere Pharmaceutical Group, No. 699-18, Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, People's Republic of China;

  •
  second, a registered shareholder may complete, date and submit a new proxy card bearing a later date than the proxy card sought to be revoked to the Company no less than 48 hours prior to the extraordinary general meeting; or

  •
  third, a registered shareholder may attend the extraordinary general meeting and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the shareholder actually votes at the extraordinary general meeting.

        If a shareholder holds Shares through a broker, bank or other nominee and has instructed the broker, bank or other nominee to vote the shareholder's Shares, the shareholder must follow directions received from the broker, bank or other nominee to change those instructions.

        Holders of the ADSs may revoke their voting instructions by notification to the ADS depositary in writing at any time prior to 5:00 p.m. (New York City Time) on December 13, 2013. A holder of ADSs can do this in one of two ways:

  •
  first, a holder of ADSs can revoke its voting instructions by written notice of revocation timely delivered to the ADS depositary; or

  •
  second, a holder of ADSs can complete, date and submit a new ADS voting instruction card to the ADS depositary bearing a later date than the ADS voting instruction card sought to be revoked.

        If you hold your ADSs through a broker, bank or nominee and you have instructed your broker, bank or nominee to give ADS voting instructions to the ADS depositary, you must follow the directions of your broker, bank or nominee to change those instructions.

Rights of Shareholders Who Object to the Merger

        Shareholders who continue to hold their Shares in their own name until the completion of the merger will have the right to dissent from the merger and receive payment of the fair value of their Shares if the merger is completed, but only if they deliver to the Company, before the vote on the merger is taken at the extraordinary general meeting, a written objection to the merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Companies Law, which is attached as Annex F to this proxy statement, for the exercise of dissenter rights. The fair value of your Shares as determined under that statute could be more than, the same as, or less than the merger consideration you would receive pursuant to the merger agreement if you do not exercise dissenter rights with respect to your Shares.

        ADS HOLDERS WILL NOT HAVE THE RIGHT TO DISSENT FROM THE MERGER AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT ATTEMPT TO EXERCISE ANY DISSENTER RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTER RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY, PAY THE ADS DEPOSITARY'S FEES REQUIRED FOR THE CANCELLATION OF THE ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES, AND CERTIFY THAT THEY HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THE ADSs (OR, ALTERNATIVELY, THAT THEY WILL NOT VOTE THE SHARES) BEFORE THE CLOSE OF BUSINESS IN NEW YORK CITY NO LATER THAN DECEMBER 2, 2013, AND BECOME REGISTERED HOLDERS OF SHARES BY THE CLOSE OF BUSINESS IN THE CAYMAN ISLANDS ON DECEMBER 9, 2013. THEREAFTER, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTER RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN COMPANIES LAW. IF THE MERGER IS NOT COMPLETED, THE COMPANY WOULD CONTINUE TO BE A PUBLIC COMPANY IN THE U.S. AND THE ADSs WOULD CONTINUE TO BE LISTED ON THE NEW YORK STOCK EXCHANGE. THE COMPANY'S SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN THE NEW YORK STOCK EXCHANGE, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS CANCELLED HIS OR HER ADSs TO EXERCISE DISSENTER RIGHTS AND THE MERGER IS NOT COMPLETED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS OR HER SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WOULD NEED TO DEPOSIT HIS OR HER SHARES INTO THE COMPANY'S

AMERICAN DEPOSITARY SHARES PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE ADS DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs (UP TO $0.05 PER ADS ISSUED) AND ANY APPLICABLE STOCK TRANSFER TAXES (IF ANY) AND RELATED CHARGES PURSUANT TO THE ADS DEPOSIT AGREEMENT.

Whom to Call for Assistance

        If you have any questions or need assistance in voting your Shares, you can contact the Company's Investor Relations department by calling at 86-25-8556-6666 ext. 8557 or emailing to liangyanhua@simcere.com or mailing to Vivien Liang, Simcere Pharmaceutical Group, No.699-18 Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, People's Republic of China.

        If you have any questions or need assistance in voting your ADSs, you can contact The Bank of New York Mellon by calling Zhuo Wang at 212-815-2476, or emailing to zhuo.wang@bnymellon.com, or mailing to The Bank of New York Mellon, 101 Barclay St. 22-W, New York, NY 10256, Attention: Zhuo Wang.

Solicitation of Proxies

        The Company will ask banks, brokers and other custodians, nominees and fiduciaries to forward the Company's proxy solicitation materials to the beneficial owners of the Company's Shares or ADSs held of record by such nominee holders. The Company will reimburse these nominee holders for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners and in obtaining voting instructions from those beneficial owners. In addition, proxies may be solicited by mail, in person, by telephone, by internet or by facsimile by certain of the Company's officers, directors and employees. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses. The Company will pay all expenses of filing, printing and mailing this proxy statement.

Other Business

        We are not currently aware of any business to be acted upon at the extraordinary general meeting other than the matters discussed in this proxy statement.

THE MERGER AGREEMENT AND PLAN OF MERGER

        This section of the proxy statement describes the material terms of the merger agreement but does not purport to describe all of the terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. You should read the merger agreement in its entirety because it, and not this proxy statement, is the legal document that governs the merger. This description of the merger agreement has been included to provide you with information regarding its terms.

Structure and Completion of the Merger

        The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, of the merger agreement, with the Company as the surviving entity of the merger. If the merger is completed, the Company will cease to be a publicly traded company. The closing will occur on a date to be specified by Parent and the Company, which will not be later than the third business day after all of the closing conditions have been satisfied or waived. At the closing, Merger Sub and the Company will execute a plan of merger and register the plan of merger and other related documents with the Registrar of Companies of the Cayman Islands. The merger will become effective on the date specified in the plan of merger.

        We expect that the merger will be completed around the end of 2013, after all conditions to the merger have been satisfied or waived. We cannot specify when, or assure you that, all conditions to the merger will be satisfied or waived; however, we intend to complete the merger as promptly as practicable.

Memorandum and Articles of Association; Directors and Officers of the Surviving Company

        At the effective time of the merger, the memorandum and articles of association of Merger Sub in effect immediately prior to the effective time of the merger will become the memorandum and articles of association of the surviving company, except that the name of the surviving company will be Simcere Pharmaceutical Group). The directors of Merger Sub immediately prior to the effective time of the merger will become the directors of the surviving company and the officers of the Company immediately prior to the effective time of the merger will remain the officers of the surviving company, until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the surviving company's memorandum and articles of association.

Merger Consideration

        At the effective time of the merger, each issued and outstanding Share of the Company (including the Shares represented by ADSs), other than (a) the Shares (including the Restricted Shares) (i) held by the Company's direct or indirect wholly owned subsidiaries, or (ii) beneficially owned by Parent or Merger Sub (other than the Shares included in the Rollover Shares), (b) the Rollover Shares and (c) the Dissenting Shares (collectively, the "Excluded Shares"), will be cancelled in exchange for the right to receive $4.83 in cash without interest, and because each ADS represents two Shares, each issued and outstanding ADS (other than any ADS that represents Excluded Shares) will represent the right to surrender the ADS in exchange for $9.66 in cash without interest (less any applicable fees or charges pursuant to the terms of the ADS deposit agreement), in each case, net of any applicable withholding taxes. The Shares referred to under the preceding clause (a) will be cancelled at the effective time of the merger and no consideration will be delivered with respect to such Shares. Each Rollover Share will be cancelled in exchange for the right to subscribe for the ordinary shares of Parent in accordance with the contribution agreement. Each Dissenting Share will be entitled to receive only the payment resulting from the procedures set forth in Section 238 of the Cayman Companies Law.

        At the effective time, each issued and outstanding ordinary share, par value $0.01 per share, of Merger Sub will be converted into one fully paid and non-assessable ordinary share, par value $0.01 per share, of the surviving company.

Treatment of Share Options

        At the effective time of the merger, each option to purchase Shares pursuant to the Company Share Incentive Plans that is outstanding and unexercised, vested or unvested, will be cancelled and converted into the right to receive, net of any applicable withholding taxes, as soon as reasonably practicable after the effective time of the merger, cash in an amount equal to the total number of Shares issuable upon exercise of such option immediately prior to the effective time of the merger multiplied by the amount by which $4.83 exceeds the exercise price per Share of such option.

Treatment of Restricted Shares

        Furthermore, at the effective time of the merger, each restricted Share issued pursuant to the Company Share Incentive Plans that is then outstanding, vested or unvested will automatically become fully vested and be released from any restrictions on transfer and will be cancelled and converted into the right to receive $4.83 in cash without interest, net of any applicable withholding taxes, provided that the Restricted Shares that are included in the Rollover Shares will be cancelled pursuant to the contribution agreement and no consideration will be delivered with respect to such Restricted Shares.

Exchange Procedures

        At the effective time of the merger, Parent will deposit with the paying agent an amount in cash sufficient to make payments under the merger agreement. Promptly after the effective time of the merger, the paying agent will mail to each registered holder of the Shares (other than holders of the Excluded Shares) (a) a letter of transmittal specifying that delivery of the merger consideration to the registered holders of the Shares will be effected and (b) instructions for effecting the surrender of the share certificates in exchange for the applicable merger consideration. Upon surrender to the paying agent of (a) a share certificate or affidavits of loss, (b) such duly completed and validly executed letter of transmittal and (c) such other documents as may be customarily required by the paying agent, each registered holder of the Shares will receive the per Share merger consideration for each Share without interest.

        Promptly following the effective time of the merger, the paying agent will transmit to the ADS depositary an amount in cash equal to (a) the number of ADSs issued and outstanding (excluding any ADSs representing Excluded Shares), multiplied by (b) the per ADS merger consideration. The ADS depositary will distribute the merger consideration for the ADSs (less any applicable fees or charges pursuant to the terms of the ADS deposit agreement) to ADS holders pro rata to their holdings of ADSs upon surrender by them of the ADSs, without interest and net of any applicable withholding taxes. Pursuant to the ADS deposit agreement, each holder of ADSs will pay any applicable fees, charges and expenses of the ADS depositary (including the ADS cancellation or termination fee) and government charges (other than withholding taxes, if any) due to or incurred by the ADS depositary in connection with the distribution of the ADS merger consideration.

Representations and Warranties

        The merger agreement contains representations and warranties made by the Company to Parent and Merger Sub and representations and warranties made by Parent and Merger Sub to the Company, in each case, as of specific dates. The statements embodied in those representations and warranties were made for purposes of the merger agreement and are subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement (including those set forth in the disclosure schedules delivered by the Company and Parent in connection therewith). In addition, some of those representations and warranties may be subject to a contractual standard of materiality different from that generally applicable to shareholders, may have been made for the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise and allocating risks between the parties to the merger agreement rather than establishing matters as facts. Moreover, the representations and warranties made by the Company were qualified by its public disclosure with the SEC since December 31, 2010 and prior to the date of the merger agreement. Furthermore, the representations and warranties made by the Company were qualified by the knowledge of all of Parent, Merger Sub and the Rollover Shareholders as of the date of the merger agreement. It should also be noted that information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

        The representations and warranties made by the Company to Parent and Merger Sub include representations and warranties relating to, among other things:

  •
  due organization, existence, good standing and authority to carry on the Company's businesses;

  •
  the Company's capitalization, the absence of preemptive or other rights with respect to securities of the Company and its subsidiaries, or any securities that give their holders the right to vote with the Company's shareholders and the absence of encumbrances on the Company's ownership of the equity interests of its subsidiaries;

  •
  the Company's corporate power and authority to execute and deliver, to perform its obligations under and to consummate the transactions under the merger agreement, and the enforceability of the merger agreement against the Company;

  •
  the vote of the Company's shareholders required to approve the merger agreement;

  •
  the declaration of advisability and recommendation to the shareholders of the Company of the merger agreement and the merger by the special committee and by the board of directors of the Company, and the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated under the merger agreement, including the merger, by the board of directors of the Company;

  •
  the receipt of a fairness opinion from the financial advisor to the special committee;

  •
  the Company's SEC filings since December 31, 2010 and the financial statements included or incorporated by reference in such SEC filings;

  •
  the accuracy of the information provided in the Schedule 13E-3 and this proxy statement;

  •
  compliance with the applicable provisions of the United States Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the New York Stock Exchange;

  •
  the Company's disclosure controls and procedures and internal control over financial reporting;

  •
  the absence of undisclosed liabilities;

  •
  the absence of any "Company Material Adverse Effect" (as defined below) or certain other changes or events since the date of the merger agreement;

  •
  governmental consents and approvals in connection with the transactions contemplated by the merger agreement;

  •
  the absence of violations of, material breach of, or conflict with, the governing documents of the Company, laws applicable to the Company and certain agreements of the Company as a result of the Company entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;

  •
  the absence of secured creditors;

  •
  real property;

  •
  intellectual property;

  •
  the absence of any legal proceedings and governmental orders against the Company or its subsidiaries;

  •
  compliance with applicable laws, licenses and permits;

  •
  employee benefit plans and labor matters;

  •
  environmental matters;

  •
  tax matters;

  •
  material contracts and the absence of any default under, or breach or violation of, any material contract;

  •
  insurance matters;

  •
  suppliers and customers;

  •
  transactions with affiliates;

  •
  solvency;

  •
  the absence of a shareholder rights plan and the inapplicability of certain anti-takeover law to the merger;

  •
  the absence of any undisclosed broker's or finder's fees; and

  •
  the absence of any other representations and warranties by the Company to Parent and Merger Sub, other than the representations and warranties made by the Company in the merger agreement.

        Many of the representations and warranties in the merger agreement made by the Company are qualified as to "materiality" or "Company Material Adverse Effect." For purposes of the merger agreement, a "Company Material Adverse Effect" means any fact, event, circumstance, change, condition, effect or development that, individually or in the aggregate with all other facts, events, circumstances, changes, conditions and effects and developments, is or would reasonably be expected to have a materially adverse effect on the business, financial condition, or results of operations of the Company and its subsidiaries taken as a whole. However, no facts, circumstances, events, changes, conditions, effects or developments arising out of, relating to or resulting from any of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur:

  i.
  changes in U.S. generally accepted accounting principles or accounting standards or the interpretation or enforcement thereof after the date of the merger agreement or prospective changes in laws (or interpretations thereof) applicable to the Company or any of its subsidiaries;

  ii.
  changes, effects or circumstances in the industries or markets in which the Company or any of its subsidiaries operates;

  iii.
  changes in general economic, political or financial, credit or securities market conditions, including changes in interest rates, foreign exchange rates and sovereign credit ratings, in the People's Republic of China, the United States or any other country or region in which the Company or any of its subsidiaries has material business operations;

  iv.
  any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, acts of God or natural disasters;

  v.
  any change in the price or trading volume of the ADSs (although the underlying cause contributing to such change in the price or trading volume of the ADSs may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur);

  vi.
  the failure by the Company or any of its subsidiaries to meet any internal or industry estimates, expectations, forecasts, projections or budgets of revenue, earnings, cash flow or cash position (although the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur);

  vii.
  the public disclosure or announcement of the merger agreement or the transactions contemplated by the merger agreement or the consummation of the transactions contemplated by the merger agreement; or

  viii.
  any action taken by the Company or any of its subsidiaries required by the merger agreement, or at Parent's written request or upon Parent's advance written consent;

        provided, further, that any change, effect or occurrence described in the case of the foregoing clauses (i), (ii), (iii) and (iv) shall be taken into account to the extent the impact of any such change, effect or occurrence is disproportionately adverse to the Company and its subsidiaries, taken as a whole, as compared to other companies in the same industry and country in which the Company and its subsidiaries operate.

        The representations and warranties made by Parent and Merger Sub to the Company include representations and warranties relating to, among other things:

  •
  their due organization, existence and good standing;

  •
  their memorandum and articles of association being in full force and effect;

  •
  the capitalization of Parent and Merger Sub, Parent's ownership of Merger Sub and the operations of Parent and Merger Sub;

  •
  their corporate power and authority to execute, deliver and perform their obligations under and to consummate the transactions contemplated by the merger agreement, and the enforceability of the merger agreement against them;

  •
  the absence of violations of, or conflicts with, the governing documents of Parent or Merger Sub, laws applicable to Parent or Merger Sub and certain agreements of Parent or Merger Sub as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated by the merger agreement by Parent and Merger Sub;

  •
  governmental consents and approvals in connection with the transactions contemplated by the merger agreement;

  •
  the absence of secured creditors of Merger Sub;

  •
  the delivery of the financing documents and the absence of any breach or default under the financing documents;

  •
  sufficiency of funds to consummate the merger and the other transactions contemplated by the merger agreement, subject to the availability of certain amount of the Company's cash and other conditions;

  •
  the accuracy of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for Schedule 13E-3 and the proxy statement;

  •
  Parent and Merger Sub's ownership of the Shares of the Company;

  •
  the absence of legal proceedings against Parent, Merger Sub or any of their respective affiliates;

  •
  the absence of certain agreements or arrangements involving Parent, Merger Sub or any of their affiliates, in each case relating to the merger;

  •
  the acknowledgment as to non-reliance of any estimates, projections, plans and budgets provided by the Company and its subsidiaries;

  •
  solvency;

  •
  the absence of any undisclosed broker's or finder's fees; and

  •
  the absence of any other representations and warranties by Parent or Merger Sub to the Company, other than the representations and warranties made by Parent and/or Merger Sub in the merger agreement.

        Certain representations and warranties in the merger agreement made by Parent and Merger Sub are qualified as to "materiality" or "Parent Material Adverse Effect." For purposes of the merger agreement, a "Parent Material Adverse Effect" means any fact, event, circumstance, change, condition, effect or development that, individually or in the aggregate with all other facts, events, circumstances, changes, conditions and effects, would or would be reasonably expected to prevent, materially impede or materially delay the consummation by Parent or Merger Sub of the transactions contemplated by the merger agreement, including the merger.

Conduct of Business Prior to Closing

        The Company has agreed that, except as required by applicable law or as permitted or expressly contemplated by the merger agreement or set forth in the disclosure schedules delivered by the Company, from the date of the merger agreement until the effective time of the merger, unless with Parent's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of its subsidiaries to, (i) conduct its operations in the ordinary course of business consistent with past practice, and (ii) seek to preserve intact its current business organizations, seek to keep available the service of its current officers, employees, consultants, contractors, subcontractors and agents, and seek to preserve its relationships with customers, suppliers and others having business dealings with the Company and its subsidiaries.

        From the date of the merger agreement until the effective time of the merger, except as required by applicable law or as permitted or expressly contemplated by the merger agreement or set forth in the disclosure schedules delivered by the Company, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company will not and will not permit any of its subsidiaries to, among other things:

  •
  amend the memorandum and articles of association or other similar organizational documents of the Company or any of its subsidiaries;

  •
  issue, sell, pledge, dispose of, transfer, deliver, grant or encumber, or authorize the issuance, sale, pledge, disposition, transfer, delivery, grant or encumbrance of, any shares of the Company or any of its subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares, or any equity equivalents of the Company or any of its subsidiaries;

  •
  declare, set aside or pay any dividend or make any other actual, constructive or deemed distribution with respect of the share capital of the Company or any of its subsidiaries (except for any dividend or distribution by a subsidiary to the Company or to another subsidiary of the Company);

  •
  (i) split, combine, subdivide or reclassify any share capital of the Company or any of its subsidiaries, (ii) redeem, repurchase or otherwise acquire any of its share capital or any share capital of any of its subsidiaries, or (iii) enter into any agreement with respect to the voting of the share capital of the Company;

  •
  effect any merger, consolidation, scheme of arrangement, amalgamation, liquidation, dissolution, reorganization, restructuring or similar transaction involving the Company or any of its subsidiaries;

  •
  create any new subsidiary or joint venture;

  •
  (i) incur, modify, renew or assume any long-term or short-term debt or issue any debt securities in excess of $1,000,000 in the aggregate, except for borrowings under existing lines of credit in the ordinary course of business consistent with past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person in excess of $1,000,000 in the aggregate, except in the ordinary course of business consistent with past practice, and except for guarantees of obligations of wholly owned subsidiaries of the Company, (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of the Company) in excess of $1,000,000 in the aggregate, or (iv) other than permitted liens, mortgage or pledge any material assets of the Company and any of its subsidiaries, tangible or intangible, or create or suffer to exist any lien thereupon, in each case in excess of $1,000,000 in the aggregate;

  •
  except as may be required by law or under any plan, arrangement or agreement existing on the date hereof, (i) enter into, adopt, amend or extend any bonus, profit sharing, compensation, severance, termination, share option, share appreciation right, restricted share, performance unit, share equivalent, share purchase agreement, pension, retirement, deferred compensation, labor, collective bargaining, employment or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any employee of the Company or any of its subsidiaries in any material manner except for employment agreements with employees in the ordinary course of business and consistent with past practice, (ii) increase in any material manner the compensation or fringe benefits of any employee of the Company or any of its subsidiaries, or pay any benefit not required by any plan, arrangement or agreement as in effect as of the date of the merger agreement, or (iii) forgive any material loans to any employee of the Company or any of its subsidiaries;

  •
  acquire, sell, lease or dispose of any assets, in any transaction or related series of transactions, in excess of $1,000,000;

  •
  make any changes with respect to accounting policies or procedures, except as required by changes in U.S. generally accepted accounting principles or applicable law;

  •
  (i) acquire any company, partnership or other business organization or division thereof or any equity interest therein in excess of $1,000,000; or (ii) authorize any new capital expenditure or expenditures which, in the aggregate, are in excess of $1,000,000, except as budgeted in the Company's current plan approved by the board of the directors of the Company that was made available to Parent;

  •
  make, change or revoke any material tax election, amend any material tax return (except as required by applicable law), enter into any material closing agreement with respect to taxes, settle or compromise any material tax liability, surrender any right to claim a material refund of taxes, settle or finally resolve any material controversy with respect to taxes, or change any material aspect of its method of accounting for tax purposes;

  •
  pay, discharge or satisfy any material claims, liabilities or obligations in excess of $1,000,000, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the Company's consolidated balance sheet as of December 31, 2012 as included in the Company filings with the SEC since December 31, 2010, or incurred subsequent to such date in the ordinary course of business consistent with past practice;

  •
  (i) except in the ordinary course of business consistent with past practice, cancel, modify, terminate or grant a waiver of any material rights under any material contract (except for any modification or amendment that is beneficial to the Company), (ii) enter into a new contract that would be a material contract if in existence as of the date of the merger agreement or (iii) waive, release, cancel, convey or otherwise assign any material rights or claims under any such material contract or new contract;

  •
  enter into any material new line of business, other than in the ordinary course of business if such new line of business is related to, and a reasonable expansion of, the Company's or its subsidiaries' business that is conducted as of the date of the merger agreement;

  •
  fail to make any filings or registrations with the SEC required under the Securities Act of 1933 or the Exchange Act of 1934 or the rules and regulations promulgated thereunder within the required timeframe taking into account any permissible extension;

  •
  (i) abandon, disclaim, dedicate to the public, sell, assign or grant any security interest in, to or under any material intellectual property owned by or licensed to the Company or any of its subsidiaries currently; (ii) grant to any third party any license, or enter into any covenant not to sue, with respect to any such intellectual property; (iii) disclose or allow to be disclosed any material confidential information with respect to such intellectual property to any person, other than employees of the Company or its subsidiaries that are subject to a confidentiality or non-disclosure covenant protecting against further disclosure thereof or with respect to disclosure thereof in connection with the filing, publication or issuance of patents, except in the ordinary course of business consistent with past practice; or (iv) fail to notify Parent promptly of any material infringement, misappropriation or other violation of or conflict with any such intellectual property of which the Company or any of its subsidiaries becomes aware and to reasonably consult with Parent regarding the actions (if any) to take to protect such intellectual property;

  •
  enter into or amend any contract with any related party or any affiliate of the Company, other than (i) contracts solely between the Company and/or wholly-owned subsidiaries of the Company and (ii) contracts relating to services with employees or directors of the Company, in each case, entered into or amended in the ordinary course of business consistent with past practice; and

  •
  take, propose to take, or agree in writing or otherwise to take any of the foregoing actions.

Shareholders' Meeting

        The Company will, subject to certain exceptions, cause a meeting of its shareholders to be duly called and held as soon as practicable after the SEC confirms that it has no further comments on the Schedule 13E-3, which incorporates by reference this proxy statement.

        The Company may postpone or adjourn the general meeting of its shareholders, (i) with the consent of Parent, (ii) if at the time the general meeting proceeds to business there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business, or (iii) to allow reasonable time for any supplemental or amended disclosure to be provided to the shareholders prior to such general meeting.

        The board of directors of the Company will make the recommendation that the shareholders of the Company approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and include its recommendation in this proxy statement. The Company will use its reasonable best efforts to solicit from the shareholders proxies in favor of the approval of the merger agreement and take all other actions necessary or desirable to secure the required shareholder approval. In the event that the board of directors of the Company makes a change of recommendation to the shareholders of the Company, the Company will nevertheless submit the merger agreement to the shareholders of the Company for approval at the meeting of the shareholders unless the merger agreement is terminated pursuant to the merger agreement prior to such shareholders' meeting.

Acquisition Proposals

        Neither the Company nor its subsidiaries nor any representative of the Company or any of its subsidiaries will, directly or indirectly, (a) solicit, initiate or encourage the submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal (as defined below), (b) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to the Company or any of its subsidiaries, or take any other action to facilitate, any Acquisition Proposal, (c) agree to, approve, endorse or recommend any Acquisition Proposal or enter into any letter of intent, agreement or agreement in principle with respect to an Acquisition Proposal, (d) authorize or permit any representatives of the Company or any of its subsidiaries retained by or acting directly or indirectly under the direction of the Company or any of its subsidiaries, to take any action set forth in the preceding clauses (a) through (c), or (e) release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted with respect to any possible Acquisition Proposal.

        Notwithstanding the foregoing, prior to obtaining the required shareholder approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, if the Company receives an unsolicited bona fide written Acquisition Proposal from any person that did not result from a breach by the Company of its obligations set forth in the above paragraph, (a) the Company and its representatives may contact such person to clarify the terms and conditions of the proposal so as to determine whether such proposal constitutes or would be reasonably expected to result in a superior proposal, and (b) if the board of directors of the Company determines, in its good faith judgment, upon the recommendation of the special committee (after consultation with an independent financial advisor and legal counsel), that such acquisition proposal would reasonably be expected to result in a superior proposal, then the Company and its representatives may, subject to certain restrictions, (x) furnish information (including non-public information) with respect to the Company to the person who has made such Acquisition Proposal and (y) engage in or otherwise participate in discussions or negotiations with the person making such Acquisition Proposal.

        "Acquisition Proposal" means any proposal or offer by any person regarding any of the following (other than the transactions contemplated under the merger agreement): (i) a merger, reorganization, share exchange or other similar transaction involving the Company or any of its subsidiaries whose business constitutes 20% or more of the net revenue, net income, or fair market value of the assets of the Company and its subsidiaries, taken as a whole; (ii) any sale, lease, license, exchange, transfer, other disposition, or joint venture, that would result in any person (other than Parent and its affiliates) acquiring assets or business of the Company and its subsidiaries that constitute or represent 20% or more of the net revenue, net income, or fair market value of the assets of the Company and its subsidiaries, taken as a whole; (iii) any sale, exchange, transfer or other disposition of 20% or more of any class of equity securities of the Company; or (iv) any tender offer or exchange offer that, if consummated, would result in any person (other than Parent and its affiliates) beneficially owning 20% or more of any class of equity securities of the Company.

        For an Acquisition Proposal to be reasonably expected to result in a superior proposal, all references to 20% in the definition of"Acquisition Proposal" will be deemed to be references to "50%."

No Change of Recommendation

        The board of directors of the Company will not:

  •
  fail to recommend that shareholders of the Company vote in favor of the merger agreement or fail to include its recommendation in the proxy statement;

  •
  withhold, withdraw, qualify or modify, or propose to withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, its recommendation;

  •
  adopt, approve or recommend or propose to adopt, approve or recommend any Acquisition Proposal;

  •
  fail to recommend against any Acquisition Proposal subject to Regulation 14D;

  •
  publicly announce its intention to take any of the actions described in foregoing clauses; or

  •
  subject to certain exceptions, authorize, cause or permit the Company to enter into any letter of intent, agreement or obligation with respect to any Acquisition Proposal.

        However, prior to obtaining the required shareholder approval of the merger agreement, if the Company has received a written, bona fide proposal or offer with respect to an Acquisition Proposal that did not arise or result from a breach of the Company's "no-shop" obligations described above that is not withdrawn and that the board of directors of the Company determines, upon the recommendation of the special committee (after having received the advice of an independent financial advisor and legal counsel), in its good faith judgment constitutes a superior proposal, the board of directors of the Company may make a change of recommendation and/or authorize the Company to terminate the merger agreement to enter into an alternative acquisition agreement with respect to such superior proposal, if the board of directors of the Company determines that the failure to take any such action would reasonably be expected to be inconsistent with its fiduciary duties, provided that:

  •
  the Company provided at least five business days' prior written notice to Parent advising Parent that the board of directors of the Company has received a superior proposal and indicating that the board of directors of the Company intends to take such action;

  •
  the Company has negotiated in good faith with Parent during such notice period, to the extent Parent desires to negotiate, to make such adjustments in the terms and conditions of the merger agreement and/or terms of the financing documents so that such Acquisition Proposal would cease to constitute a superior proposal; and

  •
  following the end of the negotiation period, the board of directors of the Company determines, in its good faith judgment upon the recommendation of the special committee (after having received the advice of an independent financial advisor and legal counsel), that the Acquisition Proposal giving rise to the notice of superior proposal continues to constitute a superior proposal.

        In addition, prior to obtaining the required shareholder approval of the merger agreement, in response to an intervening event, as a result of which the special committee (after consultation with an independent financial advisor) determines that the merger consideration is no longer fair, from a financial point of view, and if the board of directors of the Company determines, in its good faith judgment upon the recommendation of the special committee (after consulting with an independent financial advisor and legal counsel), the failure to make a change of recommendation and/or terminate the merger agreement would reasonably be expected to be inconsistent with its fiduciary duties, the board of directors of the Company may effect a change of recommendation and/or terminate the merger agreement, provided that:

  •
  the Company provided at least five business days' prior written notice to Parent indicating that the board of directors of the Company intends take such action and specifying in detail the basis for such action;

  •
  the Company has negotiated in good faith with Parent during such notice period, to the extent Parent desires to negotiate, to make such adjustments in the terms and conditions of the merger agreement and/or terms of the financing documents in such a manner that would obviate the need for taking such action; and

  •
  following the end of such five-business day period, the board of directors of the Company determines, in its good faith judgment upon the recommendation of the special committee (after having received the advice of an independent financial advisor and legal counsel), that such adjustment proposed by Parent would not obviate the need for a change of recommendation and/or terminate the merger agreement in response to such intervening event.

Indemnification; Directors' and Officers' Insurance

        Pursuant to the merger agreement, Parent has agreed that:

  •
  From and after the effective time of the merger, the surviving company will comply with all of the Company's obligations and will cause its subsidiaries to comply with their respective obligations to indemnify and hold harmless each individual who at the effective time of the merger is, or at any time prior to the effective time of the merger was, a director or officer of the Company or any of its subsidiaries against liabilities incurred in connection with (a) any actions or omissions occurring or alleged to occur prior to or at the effective time in such individual's capacity as a director or officer of the Company or any of its subsidiaries, including in connection with the merger, the merger agreement or any of the transactions contemplated by the merger agreement or (b) any actions to enforce this provision or any other indemnification or advancement right of such individual to the fullest extent permitted by applicable law.

  •
  The memorandum and articles of association of the surviving company will contain provisions with respect to exculpation and indemnification that are at least as favorable to the directors, officers or employees of the Company as those contained in the memorandum and articles of association of the Company, except to the extent prohibited by applicable law, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights of the indemnified parties, unless such modification is required by applicable law.

  •
  The surviving company will maintain the Company's and its subsidiaries' existing directors' and officers' liability insurance policies for a period of six years after the effective time of the merger, to the extent that such liability insurance can be maintained at a cost to the surviving company not greater than 250% of the annual premium of the existing policies. The Company may purchase a six-year "tail" prepaid policy, at a cost not in excess of 250% of the annual premium of the existing policies, prior to the effective time of the merger on terms and conditions providing substantially equivalent benefits as the existing directors' and officers' liability insurance maintained by the Company.

Financing

        As of the date of the merger agreement, Parent has delivered to the Company (a) an executed debt commitment letter from China Merchants Bank, New York branch and China Merchants Bank, Nanjing branch, to Parent, pursuant to which China Merchants Bank, New York branch, has committed, subject to the terms and conditions in the debt commitment letter and the definitive agreement, to provide debt financing in the amount up to $85.0 million, and (b) the executed contribution agreement with the Rollover Shareholders, pursuant to which the Rollover Shareholders have committed, subject to the terms and conditions in the contribution agreement, to contribute to Parent or the surviving company the Rollover Shares. Subject to the terms and conditions of the merger agreement, each of Parent and Merger Sub will not permit any amendment or modification to be made to, or any waiver of any provision under, the financing documents if such amendment, modification or waiver (x) reduces the aggregate amount of the financing, or (y) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the financing, or otherwise expands, amends or modifies any other provisions of the financing documents.

        Parent and Merger Sub will use their reasonable best efforts to arrange and obtain the financing for the merger on the terms and conditions in the financing documents described in the above paragraph, including using reasonable best efforts to (a) negotiate and enter into the debt financing agreement with respect to, and on the terms and conditions contained in, the term sheet set out in the debt commitment letter as promptly as reasonably practicable after the date of the merger agreement, the terms and conditions of which will not impose new or additional conditions, or otherwise enhance or expand upon or adversely modify the conditions to the closing of the debt financing contained in the debt commitment letter, (b) maintain in full force and effect the financing documents, (c) satisfy on a timely basis all conditions in the debt financing agreement, (d) fully enforce its rights under the debt financing agreement and (e) consummate the financing at the closing of the merger.

        If any portion of the financing becomes unavailable on the terms and conditions contemplated in any of the financing documents, Parent will promptly notify the Company and each of Parent and Merger Sub will use its reasonable best efforts to arrange and obtain promptly any such portion from alternative debt financing in the amount sufficient to consummate the transactions contemplated by the merger agreement on terms and conditions not less favorable, taken as a whole, to Parent and Merger Sub than those in the debt commitment letter or the debt financing agreement.

        Parent will give the Company prompt notice of (a) any material breach or default by any party to any financing document which would or would be reasonably expected to result in any condition of the financing documents not to be satisfied or the termination of any financing document, of which Mr. Jinsheng Ren, Parent or Merger Sub knows or becomes aware, (b) the receipt of any written notice or other written communication from any party to any financing document with respect to any alleged or potential material breach, default, termination or repudiation by any party to any financing document or any provisions of the financing document which would or would be reasonably expected to result in any condition of the financing documents not to be satisfied or the termination of any financing document, (c) any material dispute or disagreement between or among any parties to the financing documents, and (d) if Parent or Merger Sub at any time reasonably believes that it will not be able to obtain all or any portion of the financing on the terms, in the manner or from the sources contemplated by any financing document.

        The Company and its subsidiaries will use their reasonable best efforts to provide to Parent and Merger Sub, at Parent's expenses, all cooperation reasonably requested by Parent in connection with the arrangement of the financing, which reasonable efforts include, (a) delivering officer's and other certificates as reasonably required by the financing sources, (b) executing and delivering any pledge and security documents, commitment letters, underwriting or placement agreements or other definitive financing documents, or other ancillary documentation, (c) taking all actions reasonably necessary to permit advisors, consultants and accountants of Parent or its financing sources to evaluate the Company's assets, liabilities, cash management and accounting systems, policies and procedures relating thereto for purposes of establishing collateral eligibility and values, (d) providing Parent and the financing sources as promptly as practicable with financial and other pertinent information with respect to the Company and its subsidiaries as reasonably required by Parent or the financing sources and is customary in connection with the financing, (e) making the Company's executive officers and other senior employees reasonably available to assist the financing sources, (f) using reasonable best efforts to obtain accountants' comfort letters, legal opinions, surveys, appraisals, environmental reports and title insurance as may be reasonably requested by Parent, and (g) taking all reasonable corporate actions, subject to the occurrence of the closing of the merger, to permit consummation of the financing.

        Each of Parent, Merger Sub and the Company will use its reasonable best efforts to ensure that at the closing of the merger, the aggregate amount of cash of the Company equals or exceeds $39.0 million. If any portion of such available cash of the Company becomes, or is reasonably expected to be, unavailable on a timely basis, the Company will so notify Parent and Parent will, as promptly as practicable following the occurrence of such event, use its reasonable best efforts to arrange to obtain alternative financing from alternative sources, with no recourse to the Company, in an aggregate amount sufficient, when added to any funds that are available at the Company and under the financing documents, to consummate the transactions contemplated by the merger agreement and to enter into relevant definitive agreements.

        Parent will indemnify and hold harmless the Company, its subsidiaries and their respective representatives for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the debt financing and any information utilized in connection therewith, except in the event such liabilities or losses arise out of or result from the willful misconduct of the Company.

Actions Taken at the Direction of the Chairman; Knowledge of the Chairman

        Parent will not have any right to terminate the merger agreement, or claim any damage or seek any other remedy for any breach of or inaccuracy in any representation or warranty made by the Company or any agreements or covenants of the Company to the extent (a) both Mr. Jinsheng Ren and Hony Capital II, L.P. (or any of its affiliates) had actual knowledge of such breach or alleged breach as of the date of the merger agreement, or (b) such breach or alleged breach is the proximate result of action or inaction taken by the Company at the direction of both Mr. Jinsheng Ren and Hony Capital II, L.P., without the approval of the board of directors of the Company or the special committee.

Other Covenants

        The merger agreement contains additional agreements between the Company and Parent and/or Merger Sub relating to, among other things:

  •
  the filing of this proxy statement and the Rule 13e-3 transaction statement on Schedule 13E-3 with the SEC (and cooperation in response to any comments from the SEC with respect to either statement);

  •
  reasonable access by Parent and Parent's authorized representatives to the Company's offices, properties, books and records between the date of the merger agreement and the effective time (subject to all applicable law and the contractual obligations and restrictions);

  •
  reasonable best efforts of each party to consummate the transactions contemplated by this merger agreement;

  •
  coordination of press releases and other public announcements or filings relating to the merger;

  •
  notification of certain events;

  •
  fees and expenses incurred in connection with this merger agreement;

  •
  delisting and deregistration of the Shares;

  •
  matters relating to takeover statutes;

  •
  resignation of the directors of the Company and its subsidiaries pursuant to Parent's request; and

  •
  participation in litigation relating to the merger.

Conditions to the Merger

        The obligations of each party to consummate the transactions contemplated by the merger agreement, including the merger, are subject to the satisfaction of the following conditions:

  •
  the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger being approved by the Company's shareholders representing two-thirds or more of the outstanding Shares present and voting in person or by proxy as a single class at the extraordinary general meeting; and

  •
  no governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any law which has or would have the effect of enjoining, restraining, prohibiting or otherwise making illegal the consummation of the transactions contemplated by the merger agreement, including the merger.

        The obligations of Parent and Merger Sub to consummate the merger are also subject to the satisfaction, or waiver by Parent, of the following conditions:

  •
  as of the date of the merger agreement and as of the closing date of the merger as if made on such date (except to the extent expressly made as of a specific date, in which case as of such date), (a) the representations and warranties of the Company in the merger agreement regarding the Company's capitalization being true and correct in all but de minimis respects, (b) the representations and warranties of the Company in the merger agreement regarding the Company's authority to enter into the merger agreement, the required shareholder approval for the merger agreement, the plan of merger and the transactions contemplated under the merger agreement, including the merger, the fairness opinion from the special committee's financial advisor and absence of conflicts being true and correct in all respects, and (c) all other representations and warranties of the Company set forth in the merger agreement being true and correct, without giving effect to any qualification by "materiality" or based on the defined term "Company Material Adverse Effect," except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect;

  •
  the Company having performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing of the merger;

  •
  since the date of the merger agreement, there not having occurred and be continuing a Company Material Adverse Effect;

  •
  the Company having delivered to Parent a certificate, dated the closing date, signed by a senior executive officer of the Company, certifying as to the fulfillment of the above conditions; and

  •
  shareholders of no more than 12.5% of the Shares having served notice of objection prior to the vote on the merger at the extraordinary general meeting of the Company and otherwise validly exercised their dissenting right pursuant to Section 238 of the Cayman Companies Law.

        The obligations of the Company to consummate the merger are also subject to the satisfaction, or waiver by the Company, of the following conditions:

  •
  the representations and warranties of Parent and Merger Sub in the merger agreement being true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger, as if made on and as of such date (except to the extent expressly made as of a specific date, in which case as of such date), in each case interpreted without giving effect to any qualification by "materiality" or "Parent Material Adverse Effect," except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect;

  •
  each of Parent and Merger Sub having performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing of the merger; and

  •
  Parent having delivered to the Company a certificate, dated the closing date, signed by a designated director of Parent, certifying as to the fulfillment of the above conditions.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the effective time, whether before or after shareholder approval has been obtained:

  •
  by mutual written consent of the Company and Parent;

  •
  by either Parent or the Company, if:

  •
  the merger is not completed by twelve months after the date of the merger agreement, provided that this termination right is not available to a party if the failure of the merger to have been completed on or before the termination date is primarily caused by such party's failure to comply with its obligations under the merger agreement;

  •
  the shareholders of the Company do not approve the merger agreement at the meeting of shareholders or any adjournment or postponement thereof; or

  •
  any governmental entity having enacted, issued, promulgated, enforced or entered any law which has or would have the effect of enjoining, restraining, prohibiting or otherwise making illegal the consummation of the transactions contemplated by the merger agreement, including the merger, which shall be in effect and have become final and non-appealable; provided, that this termination right is not available to a party if the circumstances described in the foregoing are primarily caused by such party's failure to perform in a material respect any of its obligations under the merger agreement;

  •
  by the Company, if:

  •
  the representations and warranties of Parent or Merger Sub are not true and correct or Parent or Merger Sub has breached or failed to perform any of its covenants or agreements contained in the merger agreement, such that the corresponding conditions to closing would not be satisfied and such inaccuracy or breach cannot be cured by the termination date, or if curable, has not been cured within 30 days after receipt of written notice thereof from the Company; provided that this termination right is not available to the Company if it is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement that would result in the corresponding conditions to closing not being satisfied;

  •
  prior to obtaining shareholder approval if (a) the board of directors of the Company (upon recommendation of the special committee) has authorized the Company to enter into an alternative acquisition agreement with respect to a superior proposal, (b) the Company enters into such alternative acquisition agreement immediately prior to or substantially concurrently with the termination of the merger agreement and (c) the Company, immediately prior to or substantially concurrently with such termination, pays to Parent a termination fee pursuant to the merger agreement;

  •
  prior to obtaining shareholder approval if (a) the board of directors of the Company (upon recommendation of the special committee) has effected a change of recommendation in connection with an intervening event and authorized the termination of the merger agreement and (b) the Company, immediately prior to such termination, pays to Parent a termination fee; or

  •
  (a) all of the mutual conditions to consummate the merger and all of the conditions to Parent's and Merger Sub's obligations to consummate the merger have been satisfied, (b) the Company has irrevocably confirmed by written notice to Parent that all conditions to the Company's obligation to consummate the merger have been satisfied or that it is willing to waive any such unsatisfied conditions and (c) the merger has not been consummated within five business days after the delivery of such notice.

  •
  by Parent, if:

  •
  the representations and warranties of the Company are not true and correct or the Company has breached or failed to perform any of its covenants or agreements contained in the merger agreement, such that the corresponding conditions to closing would not be satisfied and such inaccuracy or breach cannot be cured by the termination date, or if curable, has not been cured within 30 days after receipt of written notice thereof from Parent; provided that this termination right is not available to the Parent if it or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement that would result in the corresponding conditions to closing not being satisfied; or

  •
  the board of directors of the Company, whether or not permitted to do so by the merger agreement, has (a) failed to include its recommendation that the shareholders approve the merger agreement in the proxy statement to the shareholders of the Company or effected a change of recommendation, (b) authorized the Company to enter into an alternative acquisition agreement in connection with a superior proposal, or (c) failed to hold a meeting of the shareholders of the Company for the approval of the merger agreement before ten business days prior to the termination date of the merger agreement unless such failure is caused by a material breach by Parent or Merger Sub of its covenants or agreements under the merger agreement.

Termination Fee

        The Company is required to pay Parent a termination fee of $1.5 million, if:

  •
  the merger agreement is terminated by Parent due to the inaccuracy of representations and warranties of the Company or the breach or failure to perform by the Company of any of its covenants or agreements contained in the merger agreement, such that the corresponding conditions to closing would not be satisfied and such inaccuracy or breach cannot be cured by the termination date, or if curable, has not been cured within 30 days after receipt of written notice thereof from Parent;

  •
  the merger agreement is terminated by Parent as the board of directors of the Company has (a) failed to include its recommendation that the shareholders approve the merger agreement in the proxy statement to the shareholders of the Company, (b) authorized the Company to enter into an alternative acquisition agreement in connection with a superior proposal, or (c) failed to hold a meeting of the shareholders of the Company for the approval of the merger agreement before ten business days prior to the termination date of the merger agreement unless such failure is caused by a material breach by Parent or Merger Sub of its covenants or other agreements in the merger agreement;

  •
  the merger agreement is terminated by the Company after the board of directors of the Company has authorized the Company to enter into an alternative acquisition agreement with respect to a superior proposal;

  •
  the merger agreement is terminated by the Company after the board of directors of the Company has effected a change of recommendation in response to an intervening event and authorized the termination of the merger agreement; or

  •
  if (a) an Acquisition Proposal has been made, proposed or communicated (and not withdrawn) after the date of the merger agreement and prior to the meeting of the shareholders of the Company (or prior to the termination of the merger agreement if there has been no meeting of the shareholders of the Company), (b) following the occurrence of an event described in the preceding clause (a), the merger agreement is terminated by the Company or Parent due to the fact that the merger is not consummated at or prior to the expiration date of the merger agreement or the required shareholder approval has not been obtained, and (c) at any time prior to the date that is twelve months after the date of such termination, the Company enters into any definitive acquisition agreement or other definitive agreement providing for an Acquisition Proposal (whether or not the Acquisition Proposal was the same Acquisition Proposal referred to in clause (a)). For purposes of this paragraph, all references to 20% in the definition of "Acquisition Proposal" will be deemed to be references to "50%."

        Parent is required to pay the Company a termination fee of $3.0 million, if:

  •
  the merger agreement is terminated by the Company due to the inaccuracy of representations and warranties of Parent or Merger Sub or the breach or failure to perform by Parent or Merger Sub of any of its covenants or agreements contained in the merger agreement, such that the corresponding conditions to closing would not be satisfied and such inaccuracy or breach cannot be cured by the termination date, or if curable, has not been cured within 30 days after receipt of written notice thereof from the Company; or

  •
  the merger agreement is terminated by the Company when (a) all of the mutual conditions to consummate the merger and all of the conditions to Parent's and Merger Sub's obligations to consummate the merger have been satisfied, (b) the Company has irrevocably confirmed by written notice to Parent that all conditions to the Company's obligation to consummate the merger have been satisfied or that it is willing to waive any such unsatisfied conditions and (c) the merger has not been consummated within five business days after the delivery of such notice.

Remedies and Limitations on Liability

        Each of the Company, Parent and Merger Sub is entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the performance of the terms and provisions of the merger agreement, which remedies are in addition to any other remedy to which it is entitled at law or in equity.

        Until such time as Parent pays the termination fee to the Company, the remedies available to the Company will be in addition to any other remedy to which it is entitled at law or in equity, and the election to pursue an injunction or specific performance will not restrict, impair or otherwise limit the Company from, in the alternative, seeking to terminate the merger agreement and collect the termination fee from Parent. Under no circumstances will the Company be permitted or entitled to receive both (a) a grant of injunction, specific performance or other equitable relief that results in a Closing and (b) monetary damages, including all or any portion of the termination fee to be paid by Parent. Until such time as the Company pays the termination fee to Parent, the remedies available to each of Parent and Merger Sub will be in addition to any other remedy to which they are entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit Parent or Merger Sub from, in the alternative, seeking to terminate the merger agreement and collect the termination fee from the Company.

Amendment

        The merger agreement may be amended by action taken by the Company, Parent and Merger Sub at any time before or after approval of the merger by the shareholders of the Company, but, after any such approval, no amendment shall be made which requires the approval of such shareholders under applicable law without such approval.

 PROVISIONS FOR UNAFFILIATED SHAREHOLDERS

        No provision has been made to (a) grant the Company's shareholders or ADS holders access to corporate files of the Company and other parties to the merger or any of their respective affiliates or (b) to obtain counsel or appraisal services at the expense of the Company or any other such party or affiliate.

DISSENTER RIGHTS

        The following is a brief summary of the rights of holders of the Shares to dissent from the merger and receive payment of the fair value of their Shares ("Dissenter Rights"). This summary is not a complete statement of the law, and is qualified in its entirety by the complete text of Section 238 of the Cayman Companies Law, a copy of which is attached as Annex G to this proxy statement. If you are contemplating the possibility of dissenting from the merger, you should carefully review the text of Annex G, particularly the procedural steps required to exercise Dissenter Rights. These procedures are complex and you should consult your Cayman Islands legal counsel. If you do not fully and precisely satisfy the procedural requirements of the Cayman Companies Law, you will lose your Dissenter Rights.

Requirements for Exercising Dissenter Rights

        A dissenting registered shareholder of the Company is entitled to payment of the fair value of his or her Shares upon dissenting from the merger.

        To exercise your Dissenter Rights, the following procedures must be followed:

  •
  you must give written notice of objection to the merger ("Notice of Objection") to the Company prior to the vote to authorize the merger. The Notice of Objection must include a statement that you propose to demand payment for your Shares if the merger is authorized by the vote at the extraordinary general meeting;

  •
  within 20 days immediately following the date on which the vote authorizing the merger is made, the Company must give written notice of the authorization ("Approval Notice") to all Dissenting Shareholders who have served a Notice of Objection;

  •
  within 20 days immediately following the date on which the Approval Notice is given (the "Dissent Period"), the Dissenting Shareholder must give to the Company a written notice of his decision to dissent (a "Notice of Dissent") stating his name and address, the number and class of the Shares with respect to which he dissents and demanding payment of the fair value of his Shares. A Dissenting Shareholder must dissent in respect of all the Shares which he holds;

  •
  within seven days immediately following (a) the date of expiry of the Dissent Period or (b) the date on which the plan of merger is filed with the Registrar of Companies of the Cayman Islands, whichever is later, the Company, as the surviving company, must make a written offer (a "Fair Value Offer") to each Dissenting Shareholder to purchase their Shares at a price determined by the Company to be the fair value of such Shares;

  •
  if, within 30 days immediately following the date of the Fair Value Offer, the Company and the Dissenting Shareholder fail to agree on a price at which the Company will acquire the Dissenting Shareholder's Shares, then, within 20 days immediately following the date of the expiry of such 30-day period, the Company must, and the Dissenting Shareholder may, file a petition with the Grand Court of the Cayman Islands (the "Grand Court") for a determination of the fair value of the Shares held by all Dissenting Shareholders. The petition by the Company must be accompanied by a verified list containing the names and addresses of all members who have filed a Notice of Dissent and who have not agreed the fair value of their Shares with the Company; and

  •
  if a petition is timely filed and served, the Grand Court will determine at a hearing at which Dissenting Shareholders are entitled to participate (a) the fair value of the Shares held by those shareholders and (b) the costs of the proceeding and the allocation of such costs upon the parties.

        Once you have given a Notice of Dissent to the Company, you will cease to have any of the rights of a shareholder except the right to be paid the fair value of your Shares (and the right to participate in the proceedings to determine their fair value, and the right to seek relief on the grounds that the merger is void or unlawful). The enforcement of your Dissenter Rights will preclude the enforcement of any other rights to which you might otherwise be entitled by virtue of your holding Shares, other than the rights referred to in the preceding sentence.

        All notices and petitions must be executed by or for the registered shareholder, fully and correctly, as such shareholder's name appears on the register of members of the Company. If the Shares are held by a fiduciary, such as by a trustee, guardian or custodian, these notices must be executed by or for the fiduciary. If the Shares are held by or for more than one person such notices and petitions must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the notices or petitions for a registered shareholder; however, the agent must identify the registered owner and expressly disclose the fact that, in exercising the notice, he is acting as agent for the registered holder. A person having a beneficial interest in Shares registered in the name of another person, such as a broker or nominee, must act promptly to cause the registered holder to follow the steps summarized above and in a timely manner to exercise whatever Dissenter Rights attached to the Shares.

        You must be a registered holder of Shares in order to exercise your Dissenter Rights in respect of such Shares. A holder of ADSs who wishes to dissent must surrender his or her ADSs to the ADS depositary and pay the fee of ADS depositary to withdraw his or her Shares and then become a registered holder of such Shares and comply with the procedures described above in order to exercise the Dissenter Rights with respect to the Shares prior to the extraordinary general meeting. The ADS depositary will not exercise Dissenter Rights on behalf of a holder of ADSs, and any Notice of Objection or Notice of Dissent delivered to the ADS depositary will not be effective under the Cayman Companies Law. If you wish to cancel your ADSs, please contact the ADS depositary's office at The Bank of New York Mellon, Tel No. 212-815-2231, Attention: Mr. Patrick Small or Mr. Oliver Torres. If the merger is not completed, the Company would continue to be a public company in the U.S. and the ADSs would continue to be listed on the New York Stock Exchange. The Company's Shares are not listed and cannot be traded on any stock exchange other than the New York Stock Exchange, and in such case only in the form of ADSs. As a result, if you have cancelled your ADSs to attend the extraordinary general meeting or to exercise Dissenter Rights, and the merger is not completed and you wish to be able sell your Shares on a stock exchange, you would need to deposit your Shares into the Company's American depositary shares program for the issuance of the corresponding number of ADSs, subject to the terms and conditions of applicable law and the ADS deposit agreement, including, among other things, payment of relevant fees of the ADS depositary for the issuance of ADSs (up to $0.05 per ADS issued) and any applicable stock transfer taxes (if any) and related charges pursuant to the ADS deposit agreement.

        If you do not satisfy each of the above requirements and otherwise comply strictly with the above procedures with regard to the exercise of Dissenter Rights, you will not be entitled to exercise your Dissenter Rights and will be bound by the terms of the merger agreement and the plan of merger. Submitting a signed proxy card that does not direct how the Shares represented by that proxy are to be voted will give the proxy discretion to vote as it determines appropriate. In addition, failure to vote your Shares, or a vote against the proposal to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, will not alone entitle you to exercise your Dissenter Rights. You must send all notices to the Company to Attention: Board Secretary Office, Simcere Pharmaceutical Group, No. 699-18, Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, People's Republic of China.

        If you are considering dissenting, you should be aware that the fair value of your Shares determined under Section 238 of the Cayman Companies Law could be more than, the same as, or less than the $4.83 in cash without interest for each Share of the Company that you would otherwise receive as consideration in the merger. In addition, in any proceedings for determination of the fair value of the Shares covered by a Notice of Dissent, the Company and the buyer group intend to assert that the per Share merger consideration of $4.83 is equal to the fair value of each of your Shares. You may also be responsible for the cost of any appraisal proceedings.

        The provisions of Section 238 of the Cayman Companies Law are technical and complex. If you fail to comply strictly with the procedures set forth in Section 238, you will lose your Dissenter Rights. You should consult your Cayman Islands legal counsel if you wish to exercise Dissenter Rights.

 FINANCIAL INFORMATION

        The following sets forth certain selected historical consolidated financial information of the Company. The financial data has been derived from the audited financial statements filed as part of the Company's Annual Report on Form 20-F for the year ended December 31, 2012. The information set forth below is not necessarily indicative of future results and should be read in conjunction with the financial statements and the related notes and other financial information contained in such Form 20-F. Please see "Where You Can Find More Information" for a description of how to obtain a copy of such Form 20-F.

	For the year ended December 31,
	2011	2012
	$	$
	(Amounts expressed in thousands, except share and ADS data)
Selected Consolidated Statements of Comprehensive Income Data:
Revenue	324,210	334,339
Gross profit	272,071	276,383
Income from operations	22,807	6,350
Net income (loss)	24,123	(2,312)
Net income attributable to Simcere Pharmaceutical Group shareholders	28,343	9,142
Earnings per share—basic	0.26	0.09
Earnings per share—diluted	0.26	0.09
Earnings per ADS—basic	0.52	0.17
Earnings per ADS—diluted	0.51	0.17

	As of December 31,
	2011	2012
	$	$
	(Amounts expressed in thousands)
Selected Consolidated Balance Sheets Data:
Total current assets	293,512	279,834
Total assets	593,291	541,350
Total current liabilities	232,375	194,141
Total liabilities	244,748	208,712
Total equity attributable to Simcere Pharmaceutical Group	326,694	322,968
Non-controlling interests	21,849	9,670
Total shareholders' equity	348,543	332,638
Total liabilities and shareholders' equity	593,291	541,350

Ratio of Earnings to Fixed Charges

	For the year ended December 31,
	2011	2012
	$	$
	(unaudited)	(unaudited)
Ratio of Earnings to Fixed Charges(1)	3.7	0.6

  (1)
  For purposes of calculating the ratio of earnings to fixed charges, earnings is the amount resulting from adding the following items: (a) pre-tax income before adjustment for income or loss from equity investees; (b) fixed charges; and (c) amortization of capitalized interest, and subtracting the following items: (i) interest capitalized; and (ii) the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expensed and capitalized. The ratio of earnings to fixed charges should be read in conjunction with "Item 5. Operating and Financial Review and Prospects" and the consolidated financial statements, related notes and other financial information included in the Company's Annual Report on Form 20-F for the year ended December 31, 2012. Please see "Where You Can Find More Information" for a description of how to obtain a copy of such Form 20-F.

    Net Book Value per Share of the Shares

            The net book value per Share as of December 31, 2012 was $3.11, based on the weighted average number of outstanding Shares for the applicable period.

TRANSACTIONS IN THE SHARES AND ADSs

Purchases by the Company

        In November 2011, the Company's board of directors approved a share repurchase program, under which we may purchase up to $30 million of the Company's issued and outstanding ADSs. The repurchases will be made from time to time on the open market at prevailing market prices or in block trades and subject to restrictions relating to volume, price and timing.

        In 2011, we repurchased 1.3 million ordinary shares in the form of ADSs for an aggregate cost of $5.0 million, which included $0.05 million of handling charges. All of the repurchased ordinary shares have been cancelled in 2012.

        In 2012, the Company repurchased 2.3 million ordinary shares in the form of ADSs for an aggregate cost of $19.3 million (RMB121.9 million), which included $0.2 million of handling charges. 2.0 million ADSs were cancelled in 2012 and the remaining 0.3 million ADSs were cancelled in 2013.

        The following table sets forth certain information related to purchases made by us of the ADSs under the program:

	Total Number of the ADSs Repurchased	Range of Prices Paid per ADS	Average Purchase Price Paid per ADS
2011
First quarter	N/A	N/A	N/A
Second quarter	N/A	N/A	N/A
Third quarter	N/A	N/A	N/A
Fourth quarter	646,772	$7.26 to $9.32	$7.73
2012
First quarter	677,925	$8.18 to $10.29	$9.09
Second quarter	408,699	$8.17 to $9.26	$8.70
Third quarter	832,346	$7.41 to $8.90	$7.85
Fourth quarter	352,837	$7.85 to $8.86	$8.12
2013
First quarter	N/A	N/A	N/A
Second quarter	N/A	N/A	N/A
Third quarter	N/A	N/A	N/A

Purchases by the Buyer Group

        On September 11, 2012, Mr. Jinsheng Ren was granted 4,000,000 Restricted Shares under the Company's 2006 Stock Incentive Plan. On October 8, 2012, Mr. Hongquan Liu was granted 2,000,000 Restricted Shares under the Company's 2008 Stock Incentive Plan.

Prior Public Offerings

        In April 2007, we completed the Company's initial public offering of ADSs. We did not make any underwritten public offering of the Company's securities during the past three years.

Transactions in Prior 60 Days

        Other than the merger agreement and agreements entered into in connection therewith including the contribution agreement, there have been no transactions in the Company's Shares or ADSs during the past 60 days by us, any of the Company's officers or directors, the buyer group, or any other person with respect to which disclosure is provided in Annex H or any associate or majority-owned subsidiary of the foregoing.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY

        The following table sets forth information with respect to the beneficial ownership of the Shares, as of the date of this proxy statement, by:

  •
  each of the Company's directors and executive officers;

  •
  our directors and executive officers as a group; and

  •
  each person known to us to beneficially own more than 5.0% of the total outstanding Shares.(1)(2)

	Shares Beneficially Owned(1)(2)
	Number	%
Directors and Executive Officers:
Jinsheng Ren(3)	44,054,978	39.5%
Hongquan Liu(4)	2,072,018	1.9%
Guoqiang Lin	*	*
Alan Au	*	*
John Huan Zhao(5)	50,000	*
Yushan Wan	*	*
Jindong Zhou(6)	1,213,206	1.1%
Xiaojin Yin	*	*
Jialun Tian	*	*
Quanfu Feng	*	*
Haibo Qian	—	—
All directors and executive officers as a group	47,693,810	42.7%
Principal Shareholders:
New Good Management Limited(7)	44,054,978	39.5%
Assure Ahead Investments Limited & Right Lane Limited(8)	19,777,386	17.7%
King View Development International Limited	11,820,000	10.6%
Fosun Industrial Co., Limited	8,898,088	8.0%
Amy Liu(9)	6,631,032	5.9%

*
The person beneficially owns less than 1.0% of the total outstanding Shares.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and includes voting or investment power with respect to the securities and outstanding share options exercisable within 60 days from the date of this proxy statement.

(2)
For each person or group listed in the above table, the percentage of beneficial ownership is calculated by dividing the number of Shares (including Restricted Shares) beneficially owned by such person or group (including Shares underlying any options held by such person or group that are exercisable within 60 days from the date of this proxy statement) by the sum of (a) the number of total outstanding Shares (including Restricted Shares) as of the date of this proxy statement and (b) the number of Shares underlying any options held by such person or group that are exercisable within 60 days from the date of this proxy statement. Percentage of beneficial ownership is based on 111,660,266 Shares outstanding as of the date of this proxy statement.

  (3)
  Includes (a) 6,665,988 Shares directly held by Mr. Jinsheng Ren, including 4,000,000 unvested Restricted Shares, and (b) 37,388,990 Shares directly held by New Good Management Limited, a British Virgin Islands company, which is controlled by Mr. Jinsheng Ren.

  (4)
  Represents 2,072,018 Shares directly held by Mr. Liu, including 2,000,000 unvested Restricted Shares.

  (5)
  Represents 50,000 unvested Restricted Shares directly held by Mr. Zhao, and excludes the 17,924,692 Shares directly held by Assure Ahead Investments Limited. Mr. Zhao, a director of Hony Capital II GP Ltd., disclaims beneficial ownership of shares held by Assure Ahead Investments Limited.

  (6)
  Represents 1,213,316 Shares directly held by Grow Ahead Management Limited, a British Virgin Islands company, which is wholly owned by Mr. Zhou.

  (7)
  Includes (a) 6,665,988 Shares directly held by Mr. Ren, including 4,000,000 unvested Restricted Shares, and (b) 37,388,990 Shares directly held by New Good Management Limited.

  (8)
  Represents 17,924,692 Shares directly held by Assure Ahead Investments Limited and 1,852,694 Shares directly held by Right Lane Limited.

  (9)
  Beneficial ownership calculation is based solely on a review of a Schedule 13D/A filing made with the SEC on April 10, 2013.

 FUTURE SHAREHOLDER PROPOSALS

        If the merger is completed, we will not have public shareholders and there will be no public participants in any future shareholders' meeting. However, if the merger is not completed, an annual general meeting is expected to be held in the fourth quarter of 2013.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this proxy statement, the documents attached hereto and the documents incorporated by reference in this proxy statement are forward-looking statements based on estimates and assumptions. These include statements as to such things as our financial condition, results of operations, plans, objectives, future performance and business, as well as forward-looking statements relating to the merger. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on current expectations, estimates and projections about our business and the merger, the accurate prediction of which may be difficult and involve the assessment of events beyond our control. The forward-looking statements are further based on assumptions made by management. Forward-looking statements can be identified by forward-looking language, including words such as "believes," "anticipates," "expects," "estimates," "intends," "may," "plans," "predicts," "projects," "will," "would" and similar expressions, or the negative of these words. These statements are not guarantees of the underlying expectations or future performance and involve risks and uncertainties that are difficult to predict. Readers of this proxy statement are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.

        The following factors, among others, could cause actual results or matters related to the merger to differ materially from what is expressed or forecasted in the forward-looking statements:

  •
  the satisfaction of the conditions to completion of the merger, including the authorization and approval of the merger agreement by our shareholders;

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

  •
  the cash position of the Company and its subsidiaries at the effective time;

  •
  debt financing may not be funded at the effective time of the merger because of the failure of Parent to meet the closing conditions or for other reasons, which may result in the merger not being completed promptly or at all;

  •
  the effect of the announcement or pendency of the merger on our business relationships, operating results and business generally;

  •
  the risk that the merger may not be completed in a timely manner or at all, which may adversely affect our business and the prices of our Shares and ADSs;

  •
  the potential adverse effect on our business, properties and operations because of certain covenants we agreed to in the merger agreement;

  •
  diversion of our management's attention from our ongoing business operations;

  •
  the amount of the costs, fees, expenses and charges related to the merger and the actual terms of the financings that will be obtained for the merger;

  •
  the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us and others relating to the merger or any other matters; and

  •
  other risks detailed in our filings with the SEC, including the information set forth under the caption "Item 3D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2012. Please see "Where You Can Find More Information" beginning on page 108 for additional information.

        Furthermore, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations, dividends or investments made by the parties. We believe that the assumptions on which our forward-looking statements are based are reasonable. However, many of the factors that will determine our future results are beyond our ability to control or predict and we cannot guarantee any future results, levels of activity, performance or achievements. We cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. In light of the significant uncertainties inherent in the forward-looking statements, readers should not place undue reliance on forward-looking statements, which speak only as of the date on which the statements were made and it should not be assumed that the statements remain accurate as of any future date. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Further, forward-looking statements speak only as of the date they are made and, except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect future events or circumstances.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers and we file or furnish our annual and current reports and other information with the SEC. You may read and copy these reports and other information at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The information we file or furnish is also available free of charge on the SEC's website athttp://www.sec.gov.

        You also may obtain free copies of the documents the Company files with the SEC by going to the "Investor Relations" section of our website at http://ir.simcere.com/. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

        Because the merger is a going-private transaction, the Company and the buyer group have filed with the SEC a transaction statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference therein, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

        Statements contained in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document attached as an exhibit hereto. The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. The Company's Annual Report on Form 20-F for the year ended December 31, 2012 filed with the SEC on April 26, 2013 is incorporated herein by reference. The Company's reports on Form 6-K furnished to the SEC since April 26, 2013, including, without limitation, the reports on Form 6-K filed with the SEC on May 10, 2013, June 26, 2013, August 13, 2013, August 28, 2013 and November 15, 2013 incorporated herein by reference.

        We undertake to provide you without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

        Requests for copies of our filings should be directed to the Company's Investor Relations department at the address and phone numbers provided in this proxy statement.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE EXTRAORDINARY GENERAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.

        THIS PROXY STATEMENT IS DATED NOVEMBER 19, 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

Execution Version

AGREEMENT AND PLAN OF MERGER

Dated as of August 28, 2013

among

SIMCERE HOLDING LIMITED

SIMCERE ACQUISITION LIMITED

and

SIMCERE PHARMACEUTICAL GROUP

Glossary of Defined Terms

Defined Terms	Defined on Page
Acceptable Confidentiality Agreement	Section 9.12(a)
Acquisition Proposal	Section 9.12(b)
ADSs	Section 2.1(b)
Affiliate	Section 9.12(c)
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.4(c)
Alternative Financing	Section 6.14(a)
Alternative Financing Agreements	Section 6.14(a)
Anti-Corruption Law	Section 9.12(d)
Applicable Date	Section 3.4(a)
Available Company Cash	Section 9.12(e)
Available Company Cash Financing	Section 6.14(d)
Backup Financing	Section 6.14(d)
Backup Financing Documents	Section 6.14(d)
Bankruptcy and Equity Exception	Section 3.3(a)
beneficial ownership	Section 9.12(f)
beneficially own	Section 9.12(f)
Business Day	Section 9.12(g)
Cancelled Shares	Section 2.1(c)
Cayman Companies Law	Recitals
Certificates	Section 2.3(a)
Change of Recommendation	Section 6.4(c)
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 9.12(h)
Company	Preamble
Company Benefit Plans	Section 3.13(a)
Company Board	Recitals
Company Board Recommendation	Section 6.2(c)
Company Disclosure Schedule	Article III
Company Material Adverse Effect	Section 9.12(i)
Company Option	Section 2.1(f)(i)
Company Permits	Section 3.12(a)
Company Related Party	Section 9.12(j)
Company SEC Reports	Section 3.4(a)
Company Share Incentive Plans	Section 2.1(f)(i)
Company Shareholders Meeting	Section 6.2(a)
Company Termination Fee	Section 8.5(b)
Confidential Information	Section 9.12(k)
Contract	Section 3.8(b)
Contribution Agreement	Recitals
Debt Commitment Letter	Section 4.5(a)
Debt Financing	Section 4.5(a)
Debt Financing Agreement	Section 4.5(a)
Deposit Agreement	Section 9.12(m)
Depositary	Section 9.12(l)
Dispute	Section 9.4(b)
Dissenter Rights	Section 2.1(e)

Defined Terms	Defined on Page
Dissenting Shares	Section 2.1(e)
Effective Time	Section 1.3
Employees	Section 9.12(n)
Environmental Laws	Section 3.15
Environmental Permits	Section 3.15
Exchange Act	Section 3.4(a)
Exchange Fund	Section 2.2(b)
Excluded Shares	Section 2.1(b)
Expenses	Section 9.12(o)
Financing	Section 4.5(a)
Financing Documents	Section 4.5(a)
GAAP	Section 3.4(b)
Governmental Entity	Section 9.12(p)
Guarantors	Recitals
Hazardous Material	Section 9.12(q)
HKIAC	Section 9.4(b)
HKIAC Rules	Section 9.4(b)
Indemnified Parties	Section 6.7(a)
Insolvent	Section 9.12(r)
Intellectual Property	Section 9.12(s)
Intervening Event	Section 9.12(t)
IRS	Section 9.12(u)
knows	Section 9.12(v)
knowledge	Section 9.12(v)
Law	Section 9.12(w)
Leased Real Property	Section 3.9(b)
Lender	Section 4.5(a)
Lien	Section 9.12(x)
Limited Guaranty	Recitals
Material Contract	Section 3.17(a)
Memorandum and Articles	Section 3.1(b)
Merger	Recitals
Merger Sub	Preamble
Negotiation Period	Section 6.4(d)
Notice of Superior Proposal	Section 6.4(d)
NYSE	Section 3.5(a)
Operating Subsidiary	Section 3.17(a)(ix)
Order	Section 9.12(y)
Owned Real Property	Section 3.9(a)
Parent	Preamble
Parent Board	Recitals
Parent Disclosure Schedule	Article IV
Parent Material Adverse Effect	Section 9.12(z)
Parent Related Party	Section 9.12(aa)
Parent Termination Fee	Section 8.5(c)
Paying Agent	Section 2.2(a)
Per ADS Merger Consideration	Section 2.1(b)
Per Share Merger Consideration	Section 2.1(b)
Permitted Liens	Section 9.12(bb)
Person	Section 9.12(cc)

Defined Terms	Defined on Page
Plan of Merger	Section 1.3
PRC	Section 9.12(dd)
Proceeding	Section 3.11(a)
Proxy Statement	Section 3.4(c)
Real Property Leases	Section 3.9(b)
Record Date	Section 6.2(b)
Release	Section 9.12(ee)
Remedial Action	Section 9.12(ff)
Representatives	Section 9.12(gg)
Required Available Cash Amount	Section 9.12(hh)
Restraint	Section 7.1(b)
Restricted Shares	Section 2.1(f)(ii)
Rollover Holders	Recitals
Rollover Shares	Recitals
SC Financial Advisor	Section 3.3(c)
Schedule 13E-3	Section 3.4(c)
SEC	Section 3.4(a)
Securities Act	Section 3.4(a)
Shares	Recitals
Shareholder Approval	Section 3.3(b)
Special Committee	Recitals
Subsidiary	Section 9.12(ii)
Superior Proposal	Section 9.12(jj)
Surviving Company	Section 1.1
Takeover Statute	Section 3.23
Tax	Section 9.12(ll)
Taxes	Section 9.12(ll)
Tax Returns	Section 9.12(kk)
Termination Date	Section 8.2(a)
Uncertificated Shares	Section 2.3(a)
Wholly Owned Subsidiaries	Section 2.1(c)

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 28, 2013 is by and among Simcere Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands ("Parent"), Simcere Acquisition Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and Simcere Pharmaceutical Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the "Company").

        WHEREAS, the parties intend, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Companies Law (2012 Revision) of the Cayman Islands, as amended (the "Cayman Companies Law"), that Merger Sub be merged with and into the Company (the "Merger"), with the Company surviving the Merger and becoming a direct wholly-owned subsidiary of Parent as a result of the Merger;

        WHEREAS, the board of directors of the Company (the "Company Board"), acting upon the unanimous recommendation of a special committee of the Company Board comprising two members of the Company Board who are not affiliated with Parent or Merger Sub and are not members of the Company's management (the "Special Committee"), has unanimously (a) determined that the Merger is in the best interests of the Company and its shareholders and declared it advisable to enter into this Agreement, (b) approved the execution, delivery and performance by the Company of this Agreement, the Plan of Merger and the consummation of the transactions contemplated hereby, including the Merger and (c) resolved to recommend the approval of this Agreement, the Plan of Merger and the consummation of the transactions contemplated hereby by the shareholders of the Company at the Company Shareholders Meeting;

        WHEREAS, each of the board of directors of Parent ("Parent Board"), the board of directors of Merger Sub and Parent, in its capacity as sole shareholder of Merger Sub, has (a) approved the execution, delivery and performance by Parent and Merger Sub (as the case may be) of this Agreement, the Plan of Merger and the consummation of the transactions contemplated hereby, including the Merger and (b) declared it advisable for Parent and Merger Sub (as the case may be) to enter into this Agreement;

        WHEREAS, concurrently with the execution of this Agreement, certain holders (the "Rollover Holders") of ordinary shares, par value US$0.01 per share, of the Company (collectively, the "Shares") are entering into a contribution agreement (the "Contribution Agreement"), pursuant to which and subject to the terms and conditions set forth therein, each Rollover Holder agrees to (a) the cancellation of Shares beneficially owned by such Rollover Holder, including certain Restricted Shares (such Shares and Restricted Shares, collectively, the "Rollover Shares"), as set forth on Appendix II hereto, in accordance with the terms of this Agreement, in exchange for the right to subscribe for the ordinary shares of Parent immediately prior to the Effective Time, and (b) vote the Rollover Shares in favor of the approval of this Agreement and the Plan of Merger and the transactions contemplated hereby, including the Merger; and

        WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, Parent has delivered to the Company a limited guaranty by each of (a) New Good Management Limited, (b) Premier Praise Limited, an affiliate of Hony Capital Fund V, L.P., (c) King View Development International Limited, and (d) Fosun Industrial Co., Limited (collectively, the "Guarantors"), dated as of the date hereof, in favor of the Company with respect to certain obligations of Parent and Merger Sub under this Agreement (each, a "Limited Guaranty", and collectively, the "Limited Guaranties").

        NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:

ARTICLE I

THE MERGER

        Section 1.1     The Merger.    At the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the Cayman Companies Law, Merger Sub shall be merged with and into the Company. Following the Merger, the Company shall continue as the surviving company (the "Surviving Company") and the separate corporate existence of Merger Sub shall cease.

        Section 1.2    Closing of the Merger.    Unless otherwise mutually agreed in writing between the Company, Merger Sub and Parent, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. (New York time), on a date to be specified by Parent and the Company (the "Closing Date"), which shall be no later than the third Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver by the party or parties entitled to the benefits of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver thereof), at the office of Cleary Gottlieb Steen & Hamilton LLP, Twin Towers—West (23rd Floor), 12B Jianguomen Wai Da Jie, Chaoyang District, Beijing 100022, China.

        Section 1.3    Effective Time.    Subject to the provisions of this Agreement, on the Closing Date, the parties shall execute the plan of merger, substantially in the form set out in Appendix I (the "Plan of Merger"), and shall file the Plan of Merger and other documents required under the Cayman Companies Law to effect the Merger with the Registrar of Companies of the Cayman Islands as provided by Section 233 of the Cayman Companies Law. The Merger shall become effective upon the date (the date and time the Merger becomes effective being the "Effective Time") specified in the Plan of Merger in accordance with the Cayman Companies Law.

        Section 1.4    Effects of the Merger.    At and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the Plan of Merger and in the applicable provisions of the Cayman Companies Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the Surviving Company shall succeed to and assume all the undertakings, property, assets, rights, privileges, immunities, powers, franchises, debts, liabilities, duties and obligations of Merger Sub and the Company in accordance with the Cayman Companies Law.

        Section 1.5    Memorandum and Articles of Association.    At the Effective Time, without any further action on the part of the parties, the memorandum and articles of association of Merger Sub in effect immediately prior to the Effective Time shall become the memorandum and articles of association of the Surviving Company (except that the name of the Surviving Company shall be Simcere Pharmaceutical Group) until thereafter amended as provided therein or by applicable Law.

        Section 1.6    Directors.    The initial directors of the Surviving Company shall consist of the directors of Merger Sub as of immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Company's memorandum and articles of association.

        Section 1.7    Officers.    From and after the Effective Time, the initial officers of the Surviving Company shall consist of the officers of the Company as of immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Company's memorandum and articles of association.

 ARTICLE II

CONVERSION OF SECURITIES; DELIVERY OF MERGER CONSIDERATION

        Section 2.1    Conversion and Cancellation of Securities.    At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties or the holders of any securities of the Company or Merger Sub:

          (a)    Conversion of Merger Sub Securities.    Each ordinary share, par value US$0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable ordinary share, par value US$0.01 per share, of the Surviving Company. Such ordinary share shall be the only issued and outstanding share capital of the Surviving Company. From and after the Effective Time, all certificates, if any, representing the ordinary shares of Merger Sub shall be deemed for all purposes to represent the number of ordinary shares of the Surviving Company into which they were converted in accordance with the immediately preceding sentence.

          (b)    Merger Consideration.    Each Share of the Company, including the Shares represented by American Depositary Shares, representing two Shares each (the "ADSs"), issued and outstanding immediately prior to the Effective Time (excluding any Cancelled Shares and any Dissenting Shares, collectively, the "Excluded Shares") shall be cancelled in exchange for the right to receive an amount in cash equal to US$4.83 per Share (the "Per Share Merger Consideration"), without any interest thereon. As each ADS represents two Shares, each ADS issued and outstanding immediately prior to the Effective Time (other than the ADSs representing the Excluded Shares) shall be cancelled in exchange for the right to receive an amount in cash equal to US$9.66 per ADS (the "Per ADS Merger Consideration"), without any interest thereon, pursuant to the terms and conditions set forth in the Deposit Agreement. As of the Effective Time, all of the Shares, including the Excluded Shares and Shares represented by ADSs, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist and the register of members of the Company will be amended accordingly. Each Share (other than the Excluded Shares) shall thereafter represent only the right to receive the Per Share Merger Consideration, without interest thereon, and any Dissenting Shares shall thereafter represent only the right to receive the applicable payments set forth in Section 2.1(e).

          (c)    Cancellation of Shares.    (i) Each Share (including each Restricted Share) (A) held by the Company's direct or indirect wholly owned Subsidiaries ("Wholly Owned Subsidiaries") or (B) beneficially owned (as determined pursuant to Rule 13d-3 under the Exchange Act) by Parent or Merger Sub (other than the Shares included in the Rollover Shares) shall be cancelled and shall cease to exist as of the Effective Time, and no consideration shall be delivered with respect thereto and (ii) each Share (including each Restricted Share) included in the Rollover Shares as set forth on Appendix II hereto immediately prior to the Effective Time shall be cancelled and shall cease to exist as of the Effective Time, in exchange for the right to subscribe for the ordinary shares of Parent immediately prior to the Effective Time in accordance with the Contribution Agreement (such Shares referred to under clauses (i) and (ii) being hereinafter referred to as the "Cancelled Shares").

          (d)    Certain Adjustments.    Notwithstanding any provision of this Article II to the contrary, if between the date hereof and the Effective Time, the number of outstanding Shares or securities convertible into or exchangeable or exercisable for Shares shall have been changed into, or exchanged for, a different number of shares or a different class of shares, by reason of any share dividend or distribution, subdivision, reclassification, recapitalization, share split (including a reverse share split), combination, readjustment or exchange of shares, or any similar event, the Per Share Merger Consideration and the Per ADS Merger Consideration shall be equitably adjusted to reflect such change.

          (e)    Dissenting Shares.    No Person who has validly exercised such Person's rights to dissent from the Merger pursuant to Section 238 of the Cayman Companies Law (the "Dissenter Rights") shall be entitled to receive the Per Share Merger Consideration with respect to the Shares owned by such Person ("Dissenting Shares") unless and until such Person shall have effectively withdrawn or lost such Person's Dissenter Rights under the Cayman Companies Law. Each Person who has validly exercised, and not effectively withdrawn or lost his Dissenter Rights shall, in respect of his Dissenting Shares, be entitled to receive only the payment of the fair value of such Dissenting Shares resulting from and determined in accordance with the procedures in Section 238 of the Cayman Companies Law. The Company shall promptly give Parent (i) copies of notices of objection, notices of dissent, any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Cayman Companies Law that are received by the Company relating to Company shareholders' Dissenter Rights and (ii) the opportunity to direct or approve all offers, negotiations and any Proceedings with respect to the exercise of Dissenter Rights under the Cayman Companies Law. Any holders of Dissenting Shares who have effectively withdrawn or lost such holders' Dissenter Rights under the Cayman Companies Law shall look to the Surviving Company (subject to abandoned property, escheat and similar Laws) for the Per Share Merger Consideration to which such holders are entitled, without any interest thereon. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any exercise of Dissenter Rights, offer to settle or settle any such demands or approve any withdrawal of any such demands.

          (f)    Treatment of Company Options and Restricted Shares.    At the Effective Time,

              (i)  each option to purchase Shares (a "Company Option") pursuant to the Company's 2006 Share Incentive Plan, as amended and the Company's 2008 Share Incentive Plan (collectively, the "Company Share Incentive Plans") that is then outstanding and unexercised, vested or unvested, shall be cancelled and converted into the right to receive, net of any applicable withholding Taxes and as soon as reasonably practicable after the Effective Time, cash in an amount equal to (x) the total number of Shares issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of (A) the Per Share Merger Consideration over (B) the exercise price payable per Share issuable under such Company Option; provided that the Company Options that are included in the Rollover Shares as set forth on Appendix II hereto shall be cancelled pursuant to the terms of the Contribution Agreement and no consideration shall be delivered with respect thereto; provided, further, that if the exercise price payable per Share issuable under any Company Option is greater than the Per Share Merger Consideration, such Company Option will be cancelled for no payment; and

             (ii)  each restricted Share of the Company issued pursuant to the Company Share Incentive Plans that is then outstanding, vested or unvested ("Restricted Shares"), shall automatically become fully vested and be released from any restrictions on transfer and shall be cancelled and converted into the right to receive the Per Share Merger Consideration, net of any applicable withholding Taxes; provided that the Restricted Shares that are included in the Rollover Shares shall be cancelled pursuant to the terms of the Contribution Agreement and no consideration shall be delivered with respect thereto.

        Section 2.2    Exchange Fund.    (a) Prior to the Effective Time, Parent shall appoint a commercial bank or trust company to act as paying agent (the "Paying Agent") hereunder for the purpose of effecting payment of the Per Share Merger Consideration or the Per ADS Merger Consideration, as applicable, upon the cancellation of the Shares (including the Shares represented by ADSs). The Agreement between Parent and the Paying Agent shall be in a form reasonably acceptable to the Company.

          (b)   At the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent an amount in cash sufficient to pay (i) the aggregate Per Share Merger Consideration and aggregate Per ADS Merger Consideration payable under Section 2.1(b) and (ii) amounts under Section 2.1(f). Any cash deposited with the Paying Agent pursuant to this Section 2.2(b) shall hereinafter be referred to as the "Exchange Fund." Any amounts in the Exchange Fund in excess of the aggregate amounts payable under Section 2.1(b) and Section 2.1(f) shall be returned to the Surviving Company in accordance with Section 2.6. The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to this Section 2.2(b), except as otherwise permitted under Section 2.8. Parent or the Surviving Company shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares pursuant to this Article II.

        Section 2.3    Exchange Procedures.    (a) Promptly after the Effective Time (but in no event later than five (5) Business Days following the Effective Time), the Surviving Company shall cause the Paying Agent to mail (or in the case of the Depositary Trust Company, deliver) to each registered holder of the Shares (other than holders of the Excluded Shares) (i) a letter of transmittal (which shall be in customary form for a Cayman Islands incorporated company and shall specify that delivery of the Per Share Merger Consideration to the registered holders of the Shares shall be effected) and (ii) instructions for effecting the surrender of the share certificates (the "Certificates") which have been issued representing the Shares (or affidavits of loss in lieu thereof) in exchange for the Per Share Merger Consideration. Upon surrender to the Paying Agent of (x) a Certificate (or affidavits of loss in lieu thereof) , other than in respect of any Shares not represented by a Certificate (the "Uncertificated Shares"), (y) such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and (z) such other documents as may be customarily required by the Paying Agent, each holder of the Certificates and each registered holder of Uncertificated Shares shall be entitled to receive the Per Share Merger Consideration, without interest, for each Share (other than the Excluded Shares) formerly represented by such Certificate or Uncertificated Share, as the case may be, and the Certificates so surrendered shall forthwith be cancelled.

          (b)   If payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that (A) the Certificate so surrendered shall be accompanied by a share transfer form properly executed by the registered holder of the respective Shares and (B) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Per Share Merger Consideration to a Person other than the registered holder of such Certificate surrendered and shall have established to the reasonable satisfaction of the Surviving Company that such Tax either has been paid or is not applicable.

          (c)   Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Per Share Merger Consideration with respect to each Share (other than the Excluded Shares) formerly represented thereby, without interest.

          (d)   Prior to the Effective Time, Parent and the Company shall establish procedures with the Paying Agent and the Depositary to ensure that (i) the Paying Agent will transmit to the Depositary promptly following the Effective Time an amount in cash in immediately available funds equal to the product of (x) the number of ADSs issued and outstanding immediately prior to the Effective Time (other than the ADSs representing the Excluded Shares) and (y) the Per ADS Merger Consideration and (ii) the Depositary will distribute the aggregate Per ADS Merger Consideration to holders of ADSs (other than the ADSs representing the Excluded Shares) pro rata to their holdings of ADSs upon surrender by them of the ADSs. Pursuant to the Deposit Agreement, each holder of ADSs will pay any applicable fees, charges and expenses of the Depositary (including any ADS cancellation or termination fee payable in accordance with the Deposit Agreement) and government charges (other than withholding Taxes if any) due to or incurred by the Depositary in connection with distribution of the Per ADS Merger Consideration to holders of ADSs and the cancellation of ADSs.

        Section 2.4    Untraceable Shareholders.    Remittances for the Per Share Merger Consideration shall not be sent to shareholders of the Company who are untraceable unless and until, except as provided below, they notify the Paying Agent of their current contact details prior to the Effective Time. A shareholder will be deemed to be untraceable if (i) he has no registered address in the register of members maintained by the Company, (ii) on the last two consecutive occasions on which a dividend was paid by the Company a check payable to such shareholder either (A) has been sent to such shareholder and has been returned undelivered or has not been cashed or, (B) has not been sent to such shareholder because on an earlier occasion a check for a dividend so payable has been returned undelivered, and in any such case no valid claim in respect thereof has been communicated in writing to the Company, or (iii) notice of the Company Shareholders Meeting convened to vote on the Merger has been sent to such shareholder and has been returned undelivered. In the event that monies due to shareholders of the Company who are untraceable exceeds US$2,000,000, such monies shall be returned to and held by the Surviving Company in a separate non-interest-bearing bank account for the benefit of shareholders of the Company who are untraceable. Monies unclaimed after a period of seven (7) years from the date of the notice of the Company Shareholders Meeting shall be forfeited and shall revert to the Surviving Company. It is acknowledged that shareholders of the Company who are untraceable who subsequently wish to receive any monies otherwise payable in respect of the Merger within applicable time limits or limitation periods should contact the Surviving Company.

        Section 2.5    Transfer Books; No Further Ownership Rights.    The Per Share Merger Consideration or the Per ADS Merger Consideration, as applicable, paid in respect of the Shares upon the surrender of Certificates and Uncertificated Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares previously represented by such Certificates or Uncertificated Shares. At the Effective Time, the register of members of the Company shall be closed and thereafter there shall be no further registration of transfers on the register of members of the Surviving Company of Shares that were outstanding immediately prior to the Effective Time. From and after the Effective Time, holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable Law. Subject to Section 2.9, if, at any time after the Effective Time, Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Article II.

        Section 2.6    Termination of Exchange Fund.    Any portion of the Exchange Fund (including any income or proceeds thereof or of any investments thereof) which remains undistributed to the holders of the Shares for nine (9) months after the Effective Time shall be delivered to the Surviving Company, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look only to the Surviving Company (subject to abandoned property, escheat and similar Laws) for the Per Share Merger Consideration exchangeable for such Shares to which such holders are entitled, without any interest thereon. Any such portion of the Exchange Fund remaining unclaimed by the holders of the Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by Law, become the property of the Surviving Company, free and clear of any claims or interest of any Person previously entitled thereto.

        Section 2.7    No Liability.    None of Parent, Merger Sub, the Company, the Surviving Company, the Depositary or the Paying Agent shall be liable to any former holders of the Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Laws.

        Section 2.8    Investment of the Exchange Fund.    The Exchange Fund shall, pending its disbursement to the holders of the Shares, be invested by the Paying Agent as directed by Parent or, after the Effective Time, the Surviving Company in (i) short-term direct obligations of the United States of America, (ii) short-term obligations which have the full faith and credit of the United States of America for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody's Investors Service, Inc. or Standard & Poor's Corporation, or (iv) certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion; provided, to the extent that there are any losses with respect to any such investments, or the Exchange Fund diminishes for any reason below the level required for the Paying Agent to make prompt cash payment under Section 2.1(b) and Section 2.1(f), Parent shall promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make such payments under Section 2.1(b) and Section 2.1(f). Earnings resulting from such investments, subject to the immediately preceding proviso, shall be paid to the Surviving Company.

        Section 2.9    Lost, Stolen or Destroyed Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Company, the posting by such Person of a bond in such reasonable amount as the Surviving Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will deliver the Shares formerly represented by such lost, stolen or destroyed Certificate the applicable Per Share Merger Consideration pursuant to this Agreement.

        Section 2.10    Withholding Rights.    Each of the Surviving Company, Parent and the Paying Agent, without double counting, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it reasonably determines it is required to deduct and withhold with respect to the making of such payment under the applicable Tax Law. Except with respect to (i) any Taxes required to be withheld on payments treated as compensation for purposes of applicable Tax Law and (ii) any Taxes required to be withheld under the backup withholding provisions of Section 3406 of the Code on payments to a holder of Shares or ADSs that does not provide an IRS Form W-9 or other applicable form or certification, in the event that Parent, Merger Sub or the Company determines prior to the Closing that any deduction or withholding is required to be made from the consideration payable pursuant to this Agreement, Parent, Merger Sub or the Company, as applicable, shall promptly inform the other parties of such determination and provide them with a reasonably detailed explanation of such determination and the parties to this Agreement shall consult with each other in good faith regarding such determination. To the extent that amounts are so withheld by the Surviving Company, Parent or the Paying Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect to which such deduction and withholding was made by the Surviving Company, Parent or the Paying Agent, as the case may be.

        Section 2.11    Agreement of Fair Value.    Parent, Merger Sub and the Company respectively agree that the Per Share Merger Consideration represents the fair value of the Shares for the purposes of Section 238(8) of the Cayman Companies Law.

        Section 2.12    Termination of Deposit Agreement.    As soon as reasonably practicable after the Effective Time, the Surviving Company shall provide notice to the Depositary to terminate the Deposit Agreement in accordance with its terms.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as (a) disclosed in the Company SEC Reports filed prior to the date of this Agreement (without giving effect to any amendment to any such Company SEC Report filed on or after the date hereof and excluding disclosures in such Company SEC Reports contained in the "Risk Factors" and "Forward-Looking Statements" sections thereof or any other disclosure in the Company SEC Reports which are general, nonspecific, forward-looking or cautionary in nature); it being agreed that any information disclosed in any such Company SEC Report shall be deemed disclosure only with respect to a section of this Agreement to which the relevance of such information is reasonably apparent from the text of such information contained in the Company SEC Report, (b) set forth in the disclosure schedule delivered to Parent by the Company on the date hereof (the "Company Disclosure Schedule") (it being agreed that disclosure of any item in any section of the Company Disclosure Schedule shall be deemed disclosure with respect to any other section of the Company Disclosure Schedule to which the relevance of such item is reasonably apparent on its face), or (c) known to all of Parent, Merger Sub and the Rollover Holders as of the date hereof, the Company hereby represents and warrants to Parent and Merger Sub that:

        Section 3.1    Organization and Qualification; Subsidiaries.    (a) Each of the Company and its Subsidiaries (i) is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of its jurisdiction of organization, (ii) has all requisite corporate or similar power and authority to carry on its business as presently conducted by it and proposed by it to be conducted and to own, lease and operate its properties and assets, and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties or assets owned, leased or operated by it requires such qualification or licensing, except, with respect to clause (iii), the failure to be so duly qualified or licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   Except for the Company's Subsidiaries as disclosed in the Company SEC Reports, there are no other companies, associations, joint venture, partnership, or other entities or arrangements through which the Company or any of its Subsidiaries conducts business, or other entities in which the Company or any of its Subsidiaries controls or owns, of record or beneficially, any direct or indirect equity or other interest or right to acquire the same. The Company has made available to Parent true, complete and correct copies of its memorandum and articles of association (the "Memorandum and Articles") and the memorandum and articles of association or other similar organizational documents, as currently in effect, of each of its Subsidiaries.

        Section 3.2    Capitalization of the Company and Its Subsidiaries.    (a) The authorized share capital of the Company consists of 500,000,000 Shares. As of the date hereof, (i) 112,291,644 Shares were issued and outstanding, including 9,727,116 Restricted Shares and 593,266 Shares represented by ADSs that were issued and held in the treasury of the Company and (ii) 18,250,000 Shares were reserved for issuance under the Company Share Incentive Plans, all of which are, or, with respect to the Shares reserved for issuance as noted above, will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable, in compliance with all applicable Laws, and none of which was or will be issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in this Section 3.2 and except for this Agreement and the transactions contemplated hereby, (i) there is no share capital of the Company authorized, issued or outstanding, (ii) there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character (whether or not conditional) relating to the issued or unissued share capital of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any share capital or other equity interest in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such share capital or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, (iii) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any share capital of the Company or any of its Subsidiaries, or to make any payments based on the market price or value of Shares or other share capital of the Company or its Subsidiaries, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in the Company's Subsidiaries or any other entity other than loans to the Company's Subsidiaries in the ordinary course of business, and (iv) there are no outstanding bonds, debentures, notes or other obligations of the Company the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

          (b)   The outstanding share capital or registered capital, as the case may be, of each of the Company's Subsidiaries and other entity in which the Company or any of its Subsidiaries owns any non-controlling equity interest is duly authorized, validly issued, fully paid and non-assessable, and the portion of the outstanding share capital or registered capital, as the case may be, of each such entity owned directly or indirectly by the Company or any of its Subsidiaries is free and clear of all Liens. Each of the Company and its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable Law) to receive dividends and distributions on, all share capital or registered capital of their respective Subsidiaries and other entities as owned by them.

        Section 3.3    Authority Relative to This Agreement; Fairness.    (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining the Shareholder Approval, to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary corporate action on behalf of the Company, including the Company Board, and no other corporate proceedings on the part of the Company or any of its Subsidiaries are necessary to authorize this Agreement or to consummate the transactions so contemplated, subject, in the case of the consummation of the Merger, to the Shareholder Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). The Company Board, acting upon the unanimous recommendation of the Special Committee, has unanimously (i) determined that the Merger is in the best interests of the Company and its shareholders and declared it advisable to enter into this Agreement, (ii) approved the execution, delivery and performance by the Company of this Agreement, the Plan of Merger, and the consummation of the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend the approval of this Agreement and the Plan of Merger by the shareholders of the Company at the Company Shareholders Meeting.

          (b)   The affirmative vote of shareholders representing at least two-thirds of the Shares, present and voting in person or by proxy as a single class at the Company Shareholders Meeting or any adjournment or postponement thereof (the "Shareholder Approval"), is the only vote or approval of the holders of any class or series of share capital of the Company necessary to approve this Agreement, the Plan of Merger, the Merger and the other transactions contemplated hereby.

          (c)   The Special Committee has received the opinion of UBS AG (the "SC Financial Advisor"), to the effect that, as of the date hereof and subject to the various assumptions, qualifications and limitations set forth therein, the Per Share Merger Consideration and the Per ADS Merger Consideration is fair, from a financial point of view, to the holders of the Shares (other than the Rollover Shares), a copy of which opinion will be delivered to Parent solely for information purposes promptly after the execution of this Agreement. The SC Financial Advisor has consented to the inclusion of a copy of such opinion in the Proxy Statement. It is agreed and understood that such opinion may not be relied on by Parent or Merger Sub.

        Section 3.4    SEC Reports; Financial Statements.    (a) The Company has timely filed or furnished, as applicable, all forms, reports and documents required to be filed or furnished with the United States Securities and Exchange Commission (the "SEC") since December 31, 2010 (the "Applicable Date") (the forms, reports and other documents filed since the Applicable Date and those filed subsequent to the date hereof, including the exhibits thereto, the documents incorporated by reference therein and any amendments thereto, collectively, the "Company SEC Reports"). Each of the Company SEC Reports (i) were prepared in accordance with either the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations promulgated thereunder, each as in effect on the dates so filed and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company has filed or furnished, or is required to file or furnish, any form, report or other document with the SEC.

          (b)   The audited and unaudited consolidated financial statements (including, in each case, any notes and schedules thereto) of the Company included (or incorporated by reference) in the Company SEC Reports complied, or in the case of Company SEC Reports filed after the date of this Agreement, will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present in all material respects, or in the case of Company SEC Reports filed after the date of this Agreement, will fairly present in all material respects, in conformity with U.S. generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, the exclusion of certain notes in accordance with the published rules promulgated by the SEC) applied on a consistent basis throughout the periods indicated (except as may be expressly indicated in such financial statements or the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations, changes in shareholders' equity and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments that were not, or will not be, material in the aggregate).

          (c)   None of the information with respect to, supplied or to be supplied by or on behalf of the Company or any of its Subsidiaries for inclusion or incorporation by reference in (a) the Rule 13e-3 transaction statement on Schedule 13E-3, in connection with the transactions contemplated hereby, including the Merger (as amended or supplemented from time to time and including any document incorporated by reference therein, the "Schedule 13E-3") will, at the time such document is filed with the SEC, or at any time such document is amended or supplemented or (b) the proxy statement relating to the Company Shareholders Meeting (as amended or supplemented from time to time, the "Proxy Statement") will, at the date of first mailing the Proxy Statement to the shareholders of the Company or any amendments or supplements thereto, and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The

  Schedule 13E-3 will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

        Section 3.5    Sarbanes-Oxley; Internal Accounting Controls.    (a) The Company is in compliance in all material respects with (A) the provisions of the United States Sarbanes-Oxley Act of 2002 that are applicable to it and (B) the listing and corporate governance rules and regulations of the New York Stock Exchange ("NYSE") that are applicable to it.

          (b)   The Company has implemented and maintains internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company's internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Neither the Company nor, to the Company's knowledge, its independent registered public accounting firm has identified or been made aware of any "significant deficiencies" or "material weaknesses" (as defined by the Public Company Accounting Oversight Board) in our internal control over financial reporting, in each case which has not been subsequently remediated. To the Company's knowledge, there is no fraud, whether or not material, that involves the management of the Company or other employees who have a significant role in the internal controls over financial reporting utilized by the Company.

          (c)   The Company has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company's disclosure controls and procedures are designed to ensure that material information relating to the Company required to be included in reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company's chief executive officer and chief financial officer or other persons performing similar functions to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the United States Sarbanes-Oxley Act of 2002.

        Section 3.6    No Undisclosed Liabilities.    Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, matured or un-matured, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability or obligation, except for liabilities or obligations (a) as reflected or recorded on the Company's audited consolidated balance sheets as of December 31, 2012 or in the notes thereto, included in the Company SEC Reports filed prior to the date hereof, (b) incurred pursuant to this Agreement or in connection with the transactions contemplated hereby, (c) incurred since December 31, 2012 in the ordinary course of business consistent with past practices, or (d) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.7    Absence of Changes.    Except for the execution and performance of this Agreement and the discussions, negotiations and transactions related hereto, since December 31, 2012, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice and there has not been (a) any event, occurrence or development which has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or (b) any action or event that, had such action or event occurred after the date of this Agreement and prior to the Effective Time, would have breached any of the covenants contained in Section 5.1.

        Section 3.8    Consents and Approvals; No Violations; Secured Creditors.    (a) Except for (i) compliance with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, the filing of the Schedule 13E-3 (including the

Proxy Statement, which shall be filed as an exhibit thereof and incorporated by reference thereto), and the filing of one or more amendments thereto, (ii) any filings or regulatory approvals in compliance with the rules and regulations of NYSE and (iii) the filing of the Plan of Merger (and other documents required under the Cayman Companies Law to effect the Merger) with the Registrar of Companies of the Cayman Islands pursuant to the Cayman Companies Law, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to make any such filings or give such notice or to obtain such permits, authorizations, consents or approvals would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate or result in any breach of any provision of the memorandum and articles of association or other equivalent organizational document, in each case as amended, of the Company or any of its Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time, or both) a default under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, any loan, guaranty of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, license, contract, agreement, permit, concession, franchise, right or other instrument (each, a "Contract") binding the Company or any of its Subsidiaries or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, or (iii) (assuming receipt of the Shareholder Approval and all filings and obligations described in Section 3.8(a)) have been made or satisfied) violate any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such violations, breaches or defaults or other occurrences which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement.

          (c)   The Company does not have any secured creditors.

        Section 3.9    Property.    (a) Section 3.9(a) of the Company Disclosure Schedule sets forth all of the real property owned by the Company or its Subsidiaries (the "Owned Real Property"). Each of the Company and its Subsidiaries has good and marketable title to each parcel of Owned Real Property, free and clear of all Liens, except for Permitted Liens.

          (b)   Each of the leases, subleases and other agreements and the modifications, amendments and supplements thereto (collectively, the "Real Property Leases") under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property (the "Leased Real Property") constitutes the valid and legally binding obligation of the Company or its Subsidiaries, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception, and is in full force and effect. The Company has made available to Parent true, correct and complete copies of all Real Property Leases relating to the Leased Real Properties that are material to the business of the Company and its Subsidiaries, taken as a whole. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its applicable Subsidiaries nor, to the Company's knowledge, any other party thereto, is in breach or violation of, or default under, any Real Property Lease and no event has occurred or not occurred through the Company's or its Subsidiary's action or inaction or, to the Company's knowledge, the action or inaction of any third party, that, with or without due notice or lapse of time or both, would constitute a breach or violation of, or default under, any Real Property Lease. No party to any such Real Property Leases has given notice to the Company or any of its Subsidiaries of or made a claim against the

  Company or any of its Subsidiaries with respect to any material breach or material default thereunder.

          (c)   The Company and its Subsidiaries have good and marketable title to, or a valid and binding leasehold interest in, all material properties and assets (excluding the Intellectual Property), in each case free and clear of all Liens, except for Permitted Liens.

        Section 3.10    Intellectual Property.    (a) Section 3.10(a) of the Company Disclosure Schedule sets forth an accurate and complete list of all (i) registered or registerable Intellectual Property and pending applications with respect thereto that are owned by the Company or any of its Subsidiaries as of the date of this Agreement and (ii) Intellectual Property that are exclusively licensed to and are material to the respective business of the Company and its Subsidiaries, taken as a whole, as conducted as of the date hereof.

          (b)   The Company and its Subsidiaries own or possess adequate licenses or other valid and enforceable rights to use (in each case, free and clear of any Liens, except for Permitted Liens), all Intellectual Property used in, or necessary to conduct, the business of the Company or its Subsidiaries as currently conducted.

          (c)   To the Company's knowledge, the use of any Intellectual Property in connection with the operation of their respective businesses or otherwise by the Company or its Subsidiaries does not infringe upon or misappropriate, in any material respect, the Intellectual Property rights of any Person and is in accordance with any applicable license in all material respects pursuant to which the Company or any of its Subsidiaries acquired the right to use such Intellectual Property. Neither the Company nor any of its Subsidiaries has received any written notice of any assertion or claim that it, or the conduct of the business of the Company and its Subsidiaries, is infringing upon or misappropriating, or has infringed or misappropriated, any Intellectual Property right of any Person, including any demands or unsolicited offers to license any Intellectual Property.

          (d)   No Person is challenging in writing or, to the Company's knowledge, infringing upon or misappropriating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by or licensed to the Company or its Subsidiaries.

          (e)   To the Company's knowledge, no Intellectual Property licensed by the Company or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

          (f)    Each of the Company and its Subsidiaries own all right, title and interest in and to all material Intellectual Property created or developed by, for or under the direction or supervision of the Company or such Subsidiary, and to the Company's knowledge, all current or former employees, consultants or contractors who have participated in the creation or development of any such Intellectual Property have executed and delivered to the Company or such Subsidiary a valid and enforceable agreement (i) providing for the non-disclosure by such person of confidential information and (ii) providing for the assignment by such person to the Company or such Subsidiary of any Intellectual Property developed or arising out of such person's employment by, engagement by or contract with the Company or such Subsidiary.

          (g)   The Company and its Subsidiaries have taken all actions reasonably necessary to maintain and protect each material item of Intellectual Property that they own or are exclusively licensed to use.

        Section 3.11    Legal Proceedings.    (a) As of the date hereof, except as set forth in Section 3.11 of the Company Disclosure Schedule, there is no litigation, suit, claim, action, demand letter, hearing, investigation or proceeding (each a "Proceeding") pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries or any share, security, equity interest property or assets of the Company or any of its Subsidiaries which (i) has, or if decided adversely to the Company would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (ii) would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby.

          (b)   As of the date hereof, there is no material outstanding judgment, order, writ, award, injunction or decree of, or any settlement agreement or similar agreement with, or any investigation by any Governmental Entity pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their securities or material properties or assets.

        Section 3.12    Company Permits; Compliance with Laws.    (a) Each of the Company and its Subsidiaries holds all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders issued by appropriate Governmental Entities necessary for each of them to own, lease, operate and use its properties and assets or to carry on their respective businesses as they are now being conducted (the "Company Permits"). All the Company Permits are in full force and effect and the Company and its Subsidiaries are in compliance with the terms of the Company Permits, except, in each case, where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the Company's knowledge, threatened. No Company Permit will cease to be effective as a result of the transactions contemplated hereby.

          (b)   Each of the Company and its Subsidiaries is not in default under or in violation of any Law applicable to the Company, its Subsidiaries or their respective business, or by which any property or asset or right of the Company or its Subsidiaries is bound or affected, except for defaults or violations which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company's knowledge, neither the Company nor any of its Subsidiaries has received any notice or communication of any material non-compliance with any applicable Laws that has not been cured.

          (c)   None of the Company, any of its Subsidiaries or any of their respective directors or officers, or to the knowledge of the Company, any agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (A) made or gave any bribe, rebate, payoff, influence payment, kickback or other payment to any officer, director, employee or official of or any other person acting in an official capacity for any Governmental Entity in violation of any Anti-Corruption Law, or (B) made an offer to pay, a promise to pay or a payment of money or anything else of value, or an authorization of such offer, promise or payment, directly or indirectly, to any employee, agent or representative of another company or entity (including without limitation any Governmental Entity) in the course of their business dealings with the Company or any of its Subsidiaries, in order to induce such Person to act against the interest of his or her employer or principal in violation of any Anti-Corruption Law.

        Section 3.13    Employee Benefit Plans.    (a) Except as set forth in Section 3.13(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries maintains or contributes to, or has any obligation to contribute to, or has any liability with respect to, any material employee benefit plan or arrangement providing material benefits to any current or former Employee of the Company or any of its Subsidiaries or any current or former Employee of any entity with respect to which the Company or its Subsidiaries is a successor (collectively, the "Company Benefit Plans").

          (b)   None of the Company Benefit Plans was or is subject to the Employee Retirement Income Security Act of 1974, as amended.

          (c)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with another event, such as a termination of employment) will (i) result in any payment becoming due to any current or former Employee of the Company or any of its Subsidiaries under any of the Company Benefit Plans or otherwise; (ii) increase any benefits otherwise payable under any of the Company Benefit Plans; or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

          (d)   With respect to each Company Benefit Plan, (i) each document prepared in connection therewith complies in all material respects with applicable Law, (ii) such Company Benefit Plan has been operated in all material respects in accordance with its terms and applicable Law, and (iii) there are no pending or, to the Company's knowledge, threatened Proceedings with respect to such Company Benefit Plan or against the assets of such Company Benefit Plan (except for claims for benefits in the ordinary course of business consistent with the terms of the applicable Company Benefit Plan), and no circumstance, fact or event exists that could be reasonably expected to result in any material default under or violation of such Company Benefit Plan.

        Section 3.14    Labor Matters.    (a) There are no labor or collective bargaining agreements which pertain to the Employees of the Company or any of its Subsidiaries.

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) there is no dispute pending, or, to the knowledge of the Company, threatened, between the Company or any of its Subsidiaries and any of their respective current or former Employees, and (ii) each of the Company and its Subsidiaries is in compliance with all applicable Laws relating to employment, termination, wages, hours, social security, collective bargaining, payment and withholding of Taxes, in each case, with respect to each of their current (including those on layoff, disability or leave of absence, whether paid or unpaid) and former Employees.

        Section 3.15    Environmental Matters.    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and each of its Subsidiaries are now and have been in compliance with all applicable Laws relating to the protection of the environment, health and safety and the release of or exposure to Hazardous Materials (the "Environmental Laws") and possess and are now and have been since December 31, 2010 in compliance with all applicable permits, authorizations, licenses or similar approvals necessary under applicable Environmental Laws to conduct its businesses as presently conducted (the "Environmental Permits"), (b) to the Company's knowledge, no property owned or operated by the Company or any of its Subsidiaries has been contaminated with any Hazardous Material, (c) neither the Company nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries is in violation of or liable under any Environmental Law, and (d) neither the Company nor any of its Subsidiaries is subject to any order, decree or injunction with any Governmental Entity or agreement with any third party concerning liability under any Environmental Law or relating to Hazardous Material.

        Section 3.16    Taxes.    (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries has prepared (or caused to be prepared) and timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all Tax Returns required to be filed by it, and all such filed Tax Returns are true, complete and accurate, (ii) each of the Company and its Subsidiaries has paid all Taxes that are required to be paid by any of them (whether or not shown to be due and payable on any Tax Return), (iii) as of the date of this Agreement, there are no audits, examinations, investigations or other proceedings in respect of any Tax Return or Taxes pending or, to the knowledge of the Company, threatened, and (iv) there are no Liens for Taxes with respect to any asset of the Company or any of its Subsidiaries, except for statutory Liens for Taxes not yet due.

          (b)   No material deficiency with respect to Taxes has been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries by any Governmental Entity that has not been satisfied by payment, settled or withdrawn.

          (c)   All material amounts of Tax required to be withheld by the Company and each of its Subsidiaries have been timely withheld, and to the extent required by applicable Law, all such withheld amounts have been timely paid over to the appropriate Governmental Entity.

          (d)   No written claim has been made by a taxing authority in a jurisdiction where neither the Company nor any of its Subsidiaries files Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation in that jurisdiction.

          (e)   Each of the Company's Subsidiaries formed in the PRC has, in accordance with applicable Law, duly registered with the relevant PRC Governmental Entity, obtained and maintained the validity of all national and local Tax registration certificates and complied in all material respects with all requirements imposed by such Governmental Entity. No submissions made to any Governmental Entity in connection with obtaining any Tax exemptions, Tax holidays, Tax deferrals, Tax incentives or other preferential Tax treatments that are currently in effect or Tax rebates contained any material misstatement or omission that would have affected the granting of such Tax exemptions, preferential treatments or rebates. No suspension, revocation or cancellation of any such Tax exemptions, preferential treatments or rebates is pending or, to the Company's knowledge, threatened.

        Section 3.17    Material Contracts.    (a) Except for this Agreement, except for Contracts filed as exhibits to the Company SEC Reports, or except as set forth in Section 3.17(a) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries is a party to or bound by:

              (i)  any Contract that would be required to be filed by the Company as a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

             (ii)  any Contract relating to the purchase or sale of any Shares or other securities of the Company or any of the Company's Subsidiaries;

            (iii)  any Contract granting a right of first refusal, first offer or first negotiation;

            (iv)  any joint venture contracts, strategic cooperation or partnership arrangements, or other agreements involving a sharing of profits, losses, costs or liabilities by the Company or any of its Subsidiaries with any third party;

             (v)  any Contract for the acquisition, sale or lease (including leases in connection with financing transactions) of material properties or assets of the Company or any of its Subsidiaries (by merger, purchase or sale of assets or shares or otherwise) entered into since January 1, 2010 or, if prior to that date, have representations, warranties or indemnities that remain in effect or as to which claims are pending;

            (vi)  any Contract involving the payment or receipt of amounts by the Company or its Subsidiaries of more than US$3,000,000, or relating to indebtedness for borrowed money or any financial guaranty of more than US$1,000,000;

           (vii)  any non-competition Contract or other Contract that purports to limit, curtail or restrict in any material respect the ability of the Company or any of its Subsidiaries to compete in any geographic area, industry or line of business or grants material exclusive rights to the counterparty thereto;

          (viii)  any Contract that contains restrictions with respect to (A) payment of dividends or any distribution with respect to equity interests of the Company or any of its Subsidiaries,

    (B) pledging of share capital of the Company or any of its Subsidiaries or (C) issuance of guaranty by the Company or any of its Subsidiaries;

            (ix)  any Contract which (A) provides the Company with effective control over any of its Subsidiaries in respect of which it does not, directly or indirectly, own a majority of the equity interests (each, an "Operating Subsidiary"), (B) provides the Company or any of its Subsidiaries the right or option to purchase the equity interests in any Operating Subsidiary, or (C) transfers economic benefits from any Operating Subsidiary to any other Subsidiary of the Company;

             (x)  any Contract between the Company or any of its Subsidiaries, on the one hand, and any director or executive officer of the Company or any Person beneficially owning five percent or more of the Shares (or their respective Affiliates), on the other (other than any Parent Related Party);

            (xi)  each Contract providing for any earn-out payment payable by the Company or any of its Subsidiaries to any third party after the date hereof;

           (xii)  any Contract providing for any change of control or similar payments in excess of $1,000,000; or

          (xiii)  any other Contracts, whether or not made in the ordinary course of business, the absence of which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Each such Contract described in clauses (i) to (xiii) above is referred to herein as a "Material Contract".

          (b)   Each Material Contract constitutes the valid and legally binding obligation of the Company or any of its applicable Subsidiaries party thereto and, to the Company's knowledge, the other parties thereto, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception, and is in full force and effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its applicable Subsidiaries nor, to the Company's knowledge, any other party thereto, is in breach or violation of, or default under, any Material Contract and (ii) no event has occurred or not occurred through the Company's or any of its applicable Subsidiaries' action or inaction or, to the Company's knowledge, the action or inaction of any third party, that, with or without due notice or lapse of time or both, would constitute a breach or violation of, or default under, any Material Contract.

          (c)   As of the date of this Agreement, the Company and its Subsidiaries have not received any written claim or notice of default, termination or cancellation under any such Material Contract.

        Section 3.18    Insurance Matters.    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all insurance policies of the Company and its Subsidiaries relating to the business, assets, liabilities or operations of the Company or its Subsidiaries are of the type, in amounts and against such risks as is sufficient to comply with applicable Law and as reasonably required for the operation of the business of the Company and its Subsidiaries, are in full force and effect, no notice of cancellation or modification has been received by the Company, and there is no existing default or event which, with or without due notice or lapse of time or both, would constitute a default, by any insured thereunder. The Company has no reason to believe that it or any of its Subsidiaries will not be able (a) to renew its existing insurance coverage as and when such policies expire or (b) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted at a reasonable cost.

        Section 3.19    Suppliers.    Section 3.19 of the Company Disclosure Schedule sets forth a true, correct and complete list of the ten largest suppliers or vendors to the Company and its Subsidiaries (based on purchases from January 1, 2012 through the date of this Agreement). The Company has not received, as of the date of this Agreement, any written notice from any such supplier or vendor that such supplier or vendor intends to materially reduce, terminate, cancel or not renew, its relationship with the Company or its relevant Subsidiary.

        Section 3.20    Customers.    Section 3.20 of the Company Disclosure Schedule sets forth a true, correct and complete list of the ten largest customers of the Company and its Subsidiaries (based on sales from January 1, 2012 through the date of this Agreement). The Company has not received, as of the date of this Agreement, any written notice from any such customer that such customer intends to materially reduce, terminate, cancel or not renew, its relationship with the Company or its relevant Subsidiary.

        Section 3.21    Transactions With Affiliates.    None of the officers or directors of the Company or, to the knowledge of the Company, any individual in such Person's immediate family is presently a party to any transaction with the Company or any of its Subsidiaries which (a) would be required to be reported under Item 404 of Regulation S-K of the SEC (other than for services as officers, directors or employees), or (b) would require payments or other benefits from the Company or any of its Subsidiaries, other than for (i) payment of salary or fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including share award agreements under any share incentive plan of Company.

        Section 3.22    Solvency.    (a) Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy Law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy Proceedings or any knowledge of any fact which would reasonably lead a creditor to do so.

          (b)   The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be, Insolvent.

          (c)   Neither the Company nor any of its Subsidiaries is in default with respect to any indebtedness, except any such default that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 3.23    Anti-takeover Statutes.    The Company is not a party to any shareholder rights plan, "poison pill" or similar agreement or plan. No "business combination," "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation save for the Cayman Companies Law or any similar anti-takeover provision in the Memorandum and Articles (each, a "Takeover Statute") is applicable to the Company, the Shares, the Merger or the other transactions contemplated hereby.

        Section 3.24    Brokers.    No broker, finder or investment banker (other than the SC Financial Advisor) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated hereby based upon arrangements made by, or on behalf of, the Company or any of its Affiliates (which term, for the purposes of this Section 3.24, excludes any Parent Related Party).

        Section 3.25    No Additional Representations.    Except for the representations and warranties made by the Company in Article III, neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects or any information provided to Parent, Merger Sub or any of its Affiliates or Representatives, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of its Affiliates or Representatives of any

documentation, forecasts or other information in connection with the transactions contemplated hereby, and each of Parent and Merger Sub acknowledges the foregoing. Neither the Company nor any other Person will have or be subject to any liability or indemnity obligations to Parent, Merger Sub or any other Person resulting from the distribution or disclosure to Parent, Merger Sub or any of its Affiliates or Representatives, or their use of, any information, unless and to the extent such information is expressly included in the representations and warranties contained in Article III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

        Except as set forth in the section of the disclosure schedule delivered by Parent to the Company on the date hereof (the "Parent Disclosure Schedule") that relates to a specified section of this Article IV (it being agreed that disclosure of any item in any section of the Parent Disclosure Schedule shall be deemed disclosure with respect to any other section of the Parent Disclosure Schedule to which the relevance of such item is reasonably apparent on its face), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

        Section 4.1    Organization; Standing.    (a) Each of Parent and Merger Sub is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as presently conducted and proposed by it to be conducted and to own, lease and operate its properties and assets, except the failure to be so organized, validly existing or in good standing or to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)   Parent has furnished to the Company complete and correct copies of the memorandum and articles of association of each of Parent and Merger Sub, each as amended to date. Such memorandum and articles of association are in full force and effect.

        Section 4.2    Capitalization.    (a) The authorized share capital of Parent consists of 500,000,000 ordinary shares, par value US$0.0001 per share. As of the date hereof, two ordinary shares of Parent were issued and outstanding. All the outstanding ordinary shares of Parent are duly authorized, validly issued, fully paid and non-assessable. Parent was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time, will have no, assets, liabilities or obligations of any nature other than those incident to its formation or capitalization, pursuant to the Financing Documents or this Agreement, or related to the Merger and any other transactions contemplated hereby.

          (b)   The authorized share capital of Merger Sub consists of 5,000,000 ordinary shares, par value US$0.01 per share. As of the date of this Agreement, one ordinary share of Merger Sub was issued and outstanding. All of the issued and outstanding share capital of Merger Sub is, and at the Effective Time will be, owned by Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time, will have no, assets, liabilities or obligations of any nature other than those incident to its formation or capitalization, pursuant to the Financing Documents or this Agreement, or related to the Merger and other transactions contemplated hereby.

        Section 4.3    Authority Relative to This Agreement.    (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby

(other than the filings, notifications and other obligations and actions described in Section 4.4(b)). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a valid, legal and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (b)   The Parent Board, the board of directors of Merger Sub, and Parent as the sole shareholder of Merger Sub, have duly and validly authorized the execution and delivery of this Agreement, the Plan of Merger and the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by the Parent Board, and by the board of directors of Merger Sub and by Parent as the sole shareholder of Merger Sub, for the consummation of the transactions contemplated hereby, including the Merger.

        Section 4.4    Consents and Approvals; No Violations; Secured Creditors.    (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the organizational documents of either Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.3(b) have been obtained or taken, and all filings and obligations described in Section 4.4(b) have been made or satisfied, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of, or constitute a default (with or without due notice or lapse of time or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Liens for purposes of the Financing) on any property or asset of Parent or Merger Sub pursuant to, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)   The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (i) compliance with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, the filing of the Schedule 13E-3 and one or more amendments thereto, and the filing of Schedule 13D and one or more amendments thereto, (ii) any filings or regulatory approval in connection with compliance with the rules and regulations of NYSE, (iii) the filing of the Plan of Merger (and other documents required under the Cayman Companies Law to effect the Merger) with the Registrar of Companies of the Cayman Islands pursuant to the Cayman Companies Law, and (iv) any such consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, where the failure to obtain or make, as applicable, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (c)   Merger Sub does not have any secured creditors.

        Section 4.5    Financing; Equity Rollover.    (a) Parent has delivered to the Company true, complete and correct copies of (i) an executed debt commitment letter from China Merchants Bank, New York branch (the "Lender") to Parent (the "Debt Commitment Letter"), pursuant to which (until such time as the parties thereto enter into the debt financing agreement on the terms set out in the Debt Commitment Letter (the "Debt Financing Agreement"), in which case thereafter, pursuant to such Debt Financing Agreement) the Lender has committed, subject to the terms and conditions thereof and in the definitive agreement, to provide debt financing in the amount set forth therein (the "Debt

Financing"), and (ii) the executed Contribution Agreement (together with the Debt Commitment Letter (until such time as the parties thereto enter into the Debt Financing Agreement) and the Debt Financing Agreement, the "Financing Documents"), pursuant to which, the Rollover Holders have committed, subject to the terms and conditions thereof, to contribute to Parent or the Surviving Company, immediately prior to the Effective Time, the number of Shares set forth therein and to consummate the transactions contemplated hereby (together with the Debt Financing, the "Financing").

          (b)   Parent has fully paid any and all commitment fees or other fees in connection with the Financing Documents that are payable on or prior to the date hereof. As of the date hereof, (i) the Financing Documents are in full force and effect, (ii) none of the Financing Documents have been amended or modified, and (iii) the respective commitments contained in the Financing Documents have not been withdrawn or rescinded in any material respect and, to Parent's knowledge, no such withdrawal, termination or restriction is contemplated, provided, that Parent and Merger Sub may replace, amend or supplement the Financing Documents to the extent permitted by Section 6.14.

          (c)   As of the date of this Agreement, and subject to the accuracy of the representations and warranties of the Company set forth in Article IV and compliance by the Company with its obligations hereunder, none of Parent or Merger Sub has any knowledge of any occurrence which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Parent or Merger Sub or any other party thereto under any of the Financing Documents or that would otherwise result in the Financing not becoming available in order to consummate the transactions contemplated hereunder. The Financing Documents (including any fee letter or ancillary debt agreement set forth in the Parent Disclosure Schedule) contain (or, in the case of the Debt Financing Agreement, will contain) all of the conditions precedent to the obligations of the parties thereunder to make the Financing available to Parent, as applicable, on the terms therein.

          (d)   There are no side letters or other agreements to which Parent or Merger Sub is a party related to the issuance of new shares of Parent other than as expressly set forth in the Contribution Agreement and there are no side letters that impact the conditionality of the Debt Financing or other agreements to which Parent or Merger Sub or any of their respective Affiliates is a party related to the funding or investing, as applicable, of the full amount of the Debt Financing except for any fee letter or ancillary debt agreement set forth in the Parent Disclosure Schedule.

          (e)   Assuming (i) the Available Company Cash shall equal or exceed the Required Available Cash Amount, (ii) the Financing is funded or made in accordance with the Financing Documents and (iii) the satisfaction of the conditions to the obligations of Parent and Merger Sub to consummate the Merger as set forth in Section 7.1 and Section 7.2, the proceeds contemplated by the Financing Documents will be sufficient for Merger Sub and the Surviving Company to pay (A) the aggregate Per Share Merger Consideration and aggregate Per ADS Merger Consideration and (B) any other amounts required to be paid in connection with the consummation of the transactions contemplated hereby upon the terms and conditions set forth herein and all related fees and expenses associated therewith.

          (f)    The parties agree that it shall not be a condition to Closing for Parent or Merger Sub to obtain the Financing.

        Section 4.6    Information Supplied.    None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in (a) the Schedule 13E-3 will, at the time such document is filed with the SEC, or at any time such document is amended or supplemented or (b) the Proxy Statement will, at the date of first mailing the Proxy Statement to the shareholders of the Company or any amendments or supplements thereto, and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        Section 4.7    Ownership of Company Shares.    As of the date hereof, other than as a result of this Agreement and the Contribution Agreement, neither Parent nor Merger Sub beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Shares or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company or any options, warrants or other rights to acquire any Shares or other securities of, or any other economic interest (through derivatives securities or otherwise) in the Company.

        Section 4.8    Legal Proceedings.    Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there is no (a) Proceeding pending or, to the knowledge of Parent or Merger Sub, threatened against Parent, Merger Sub or any of their respective Affiliates or (b) judicial judgment, ruling, order or decision outstanding against Parent, Merger Sub or any of their respective Affiliates (other than any Company Related Party).

        Section 4.9    Certain Arrangements.    (a) Except as disclosed in this Agreement, as of the date of this Agreement, there are no Contracts (whether oral or written) (i) between Parent, Merger Sub or any of their Affiliates (other than any Company Related Party), on the one hand, and any of the Company's or its Subsidiaries' directors, officers, employees or shareholders (other than any Parent Related Party), on the other hand, that relate in any way to the transactions contemplated hereby, or (ii) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or (iii) to which any of Parent, Merger Sub or any of their Affiliates (other than any Company Related Party) has agreed to vote to approve this Agreement or the Merger or has agreed to vote against any Superior Proposal.

          (b)   Except as set forth in Section 4.9 of the Parent Disclosure Schedule, as disclosed in this Agreement or in filings with SEC, there are no side letters or other Contracts (whether oral or written) relating to the transactions contemplated hereby between any two or more of the following Persons: Parent, Merger Sub, the Lender, the Rollover Holders and/or any of their respective Affiliates.

          (c)   Concurrently with the execution of this Agreement, Parent has caused each of the Guarantors to deliver to the Company a duly executed Limited Guaranty, and assuming the due authorization, execution and delivery by the Company, each Limited Guaranty is in full force and effect and constitutes a legal, valid, binding and enforceable obligation of the relevant Guarantor, subject to the Bankruptcy and Equity Exception, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default under any of the Limited Guaranties.

        Section 4.10    No Reliance on Company Estimates.    The Company has made available to Parent and Merger Sub, and may continue to make available, certain estimates, projections and other forecasts for the business of the Company and its Subsidiaries and certain plan and budget information. Each of Parent and Merger Sub acknowledges that these estimates, projections, forecasts, plans and budgets and the assumptions on which they are based were prepared for specific purposes and may vary significantly from each other. Further, each of Parent and Merger Sub acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans and budgets), and that neither Parent nor Merger Sub is relying on any estimates, projections, forecasts, plans or budgets furnished by the Company, its Subsidiaries or their respective Affiliates and Representatives, and neither Parent nor Merger Sub shall, and shall cause its Affiliates and their respective Representatives not to, hold any such Person liable with respect thereto, other than fraud in connection therewith.

        Section 4.11    Solvency.    Neither Parent nor Merger Sub has taken any steps to seek protection pursuant to any bankruptcy Law, nor does Parent or Merger Sub have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy Proceedings. Parent and Merger Sub, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be, Insolvent. Neither Parent nor Merger Sub is in default with respect to any indebtedness, except any such default as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.12    Brokers.    No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Merger Sub.

        Section 4.13    No Additional Representations.    Except for the representations and warranties made by Parent and Merger Sub in this Article IV, neither Parent nor Merger Sub nor any other Person makes any other express or implied representation or warranty with respect to Parent or Merger Sub or any of its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information in connection with the transactions contemplated hereby, and the Company acknowledges the foregoing. Neither Parent nor Merger Sub nor any other Person will have or be subject to any liability or indemnity obligations to the Company or any other Person resulting from the distribution or disclosure to the Company or any of its Affiliates or Representatives, or their use of, any information, unless and to the extent such information is expressly included in the representations and warranties contained in Article IV.

ARTICLE V

COVENANTS RELATED TO CONDUCT OF BUSINESS

        Section 5.1    Conduct of Business of the Company.    Except as required by applicable Law or as permitted or expressly contemplated by this Agreement or set forth in Section 5.1 of the Company Disclosure Schedule, during the period from the date hereof until the Effective Time, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of its Subsidiaries to, (i) conduct its operations in the ordinary course of business consistent with past practice, and (ii) seek to preserve intact its current business organizations, seek to keep available the service of its current officers, employees, consultants, contractors, subcontractors and agents, and seek to preserve its relationships with customers, suppliers and others having business dealings with the Company and its Subsidiaries. Without limiting the generality of the foregoing, and except as required by applicable Law or as otherwise expressly provided in this Agreement or Section 5.1 of the Company Disclosure Schedule, prior to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed),

          (a)   amend the memorandum and articles of association or other similar organizational documents of the Company or any of its Subsidiaries;

          (b)   issue, sell, pledge, dispose of, transfer, deliver, grant or encumber, or authorize the issuance, sale, pledge, disposition, transfer, delivery, grant or encumbrance of (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), any shares of the Company or any of its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares, or any equity equivalents (including, without limitation, any share options or share appreciation rights) of the Company or any of its Subsidiaries;

          (c)   declare, set aside or pay any dividend or make any other actual, constructive or deemed distribution (whether in cash, share or property or any combination thereof) with respect of the share capital of the Company or any of its Subsidiaries (except for any dividend or distribution by a Subsidiary to the Company or to another Subsidiary of the Company);

          (d)   (i) split, combine, subdivide or reclassify any share capital of the Company or any of its Subsidiaries, (ii) redeem, repurchase or otherwise acquire any of its share capital or any share capital of any of its Subsidiaries, or (iii) enter into any agreement with respect to the voting of the share capital of the Company;

          (e)   effect any merger, consolidation, scheme of arrangement, amalgamation, liquidation, dissolution, reorganization, restructuring or similar transaction involving the Company or any of its Subsidiaries;

          (f)    create any new Subsidiary or joint venture;

          (g)   (i) incur, modify, renew or assume any long-term or short-term debt or issue any debt securities in excess of US$1,000,000 in the aggregate, except for borrowings under existing lines of credit in the ordinary course of business consistent with past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person in excess of US$1,000,000 in the aggregate, except in the ordinary course of business consistent with past practice, and except for guarantees of obligations of Wholly Owned Subsidiaries of the Company, (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than to Wholly Owned Subsidiaries of the Company) in excess of US$1,000,000 in the aggregate, or (iv) other than Permitted Liens, mortgage or pledge any material assets of the Company and any of its Subsidiaries, tangible or intangible, or create or suffer to exist any Lien thereupon, in each case in excess of US$1,000,000 in the aggregate;

          (h)   except as may be required by Law or under any plan, arrangement or agreement existing on the date hereof, (i) enter into, adopt, amend or extend any bonus, profit sharing, compensation, severance, termination, share option, share appreciation right, restricted share, performance unit, share equivalent, share purchase agreement, pension, retirement, deferred compensation, labor, collective bargaining, employment or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any employee of the Company or any of its Subsidiaries in any material manner except for employment agreements with employees in the ordinary course of business and consistent with past practice, (ii) increase in any material manner the compensation or fringe benefits of any employee of the Company or any of its Subsidiaries, or pay any benefit not required by any plan, arrangement or agreement as in effect as of the date hereof (including, without limitation, the granting of share appreciation rights, performance units or any other equity-based compensation), or (iii) forgive any material loans to any employee of the Company or any of its Subsidiaries;

          (i)    acquire, sell, lease or dispose of any assets, in any transaction or related series of transactions, in excess of US$1,000,000;

          (j)    make any changes with respect to accounting policies or procedures, except as required by changes in GAAP or applicable Law;

          (k)   (i) acquire any company, partnership or other business organization or division thereof or any equity interest therein in excess of US$1,000,000; or (ii) authorize any new capital expenditure or expenditures which, in the aggregate, are in excess of US$1,000,000, except as budgeted in the Company's current plan approved by the Company Board that was made available to Parent;

          (l)    make, change or revoke any material Tax election, amend any material Tax Return (except as required by applicable Law), enter into any material closing agreement with respect to Taxes, settle or compromise any material Tax liability, surrender any right to claim a material refund of Taxes, settle or finally resolve any material controversy with respect to Taxes, or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for Tax purposes;

          (m)  pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of US$1,000,000, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the Company's consolidated balance sheet as of December 31, 2012 (or the notes thereto) as included in the Company SEC Reports, or incurred subsequent to such date in the ordinary course of business consistent with past practice;

          (n)   (i) except in the ordinary course of business consistent with past practice, cancel, modify, terminate or grant a waiver of any material rights under any Material Contract (except for any modification or amendment that is beneficial to the Company), (ii) enter into a new Contract that would be a Material Contract if in existence as of the date of this Agreement, or (iii) waive, release, cancel, convey or otherwise assign any material rights or claims under any such Material Contract or new Contract;

          (o)   enter into any material new line of business, other than in the ordinary course of business if such new line of business is related to, and a reasonable expansion of, the Company's or its Subsidiaries' business that is conducted as of the date of this Agreement;

          (p)   fail to make any filings or registrations with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder within the required timeframe taking into account any permissible extension;

          (q)   (i) abandon, disclaim, dedicate to the public, sell, assign or grant any security interest in, to or under any material Intellectual Property owned by or licensed to the Company or any of its Subsidiaries currently; (ii) grant to any third party any license, or enter into any covenant not to sue, with respect to any such Intellectual Property; (iii) disclose or allow to be disclosed any material confidential information with respect to such Intellectual Property to any Person, other than employees of the Company or its Subsidiaries that are subject to a confidentiality or non-disclosure covenant protecting against further disclosure thereof or with respect to disclosure thereof in connection with the filing, publication or issuance of patents; except in the ordinary course of business consistent with past practice; or (iv) fail to notify Parent promptly of any material infringement, misappropriation or other violation of or conflict with any such Intellectual Property of which the Company or any of its Subsidiaries becomes aware and to reasonably consult with Parent regarding the actions (if any) to take to protect such Intellectual Property;

          (r)   enter into or amend any Contract with any "related party" (as such term is defined in Item 404 of Regulation S-K promulgated under the Exchange Act) or any Affiliate of the Company, other than (A) Contracts solely between the Company and/or wholly-owned Subsidiaries of the Company and (B) Contracts relating to services with employees or directors of the Company, in each case, entered into or amended in the ordinary course of business consistent with past practice; and

          (s)   take, propose to take, or agree to take, any of the actions described in Section 5.1(a) through Section 5.1(r).

        Section 5.2    Parent and Merger Sub Conduct of Business Prior to the Effective Time.    Except as expressly contemplated by or permitted by this Agreement or with the written consent of the Company, during the period from the date of this Agreement to the Effective Time, neither Parent nor Merger Sub shall take any action or fail to take any action that would reasonably be expected to (a) result in any of the conditions to effect the Merger becoming incapable of being satisfied or (b) individually or in the aggregate, prevent or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement.

        Section 5.3    No Control of the Company's Business.    Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

        Section 6.1    Preparation of the Proxy Statement and Schedule 13E-3.    (a) Promptly following the date hereof, the Company, with the assistance and cooperation of Parent and Merger Sub, shall prepare, and cause to be mailed to the shareholders of the Company as promptly as reasonably practicable after having cleared the SEC comments on the Schedule 13E-3, the Proxy Statement. Parent and Merger Sub shall promptly furnish all information as the Company may reasonably request in connection with such actions and the preparation of the Proxy Statement. The Company will provide Parent with a reasonable opportunity to review and comment on the Proxy Statement prior to mailing the Proxy Statement to the shareholders or any amendments or supplements thereto.

          (b)   Concurrently with the preparation of the Proxy Statement, the Company, Parent and Merger Sub shall use reasonable best efforts to jointly prepare and cause to be filed with the SEC the Schedule 13E-3. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts so that the Schedule 13E-3 will comply as to form and substance in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each party shall, as promptly as practicable after the receipt thereof, provide to the other party copies of any written comments and advise the other party of any oral comments, with respect to the Schedule 13E-3, received from the SEC and will use its reasonable best efforts to resolve and respond as promptly as practicable to any comments of the SEC regarding the Schedule 13E-3. Each of Parent, Merger Sub and the Company will be provided with a reasonable opportunity to review and comment on the initial Schedule 13E-3 and any amendment or supplement thereto prior to filing with the SEC. Notwithstanding anything herein to the contrary, and subject to compliance with the terms of Section 6.4, in connection with any disclosure regarding a Change of Recommendation, the Company shall not be required to provide Parent or Merger Sub with the opportunity to review or comment on (or include comments proposed by Parent or Merger Sub in) such disclosure regarding the Change of Recommendation, or any comments thereon or in any other filing by the Company with the SEC, with respect to such disclosure.

          (c)   If at any time prior to the Effective Time, any information relating to the Company, Parent or Merger Sub, or any of their respective Affiliates, directors or officers, should be discovered by the Company, Parent or Merger Sub which should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other party and an appropriate amendment to the Schedule 13E-3 describing such information shall be promptly filed with the SEC and an appropriate amendment or supplement describing such information shall be disseminated to the shareholders of the Company to the extent required by applicable Law.

        Section 6.2    Company Shareholders Meeting.    (a) Subject to Section 6.2(d) and Section 6.4, the Company shall cause a meeting of its shareholders for the purpose of voting on the approval of this Agreement, the Plan of Merger and the transactions contemplated hereby, including the Merger (the "Company Shareholders Meeting") to be duly called and held in accordance with applicable Law and the Memorandum and Articles as soon as practicable after the SEC confirms that it has no further comments on the Schedule 13E-3; provided, that the Company may postpone or adjourn the Company Shareholders Meeting, (i) with the consent of Parent, (ii) if at the time the Company Shareholders Meeting proceeds to business there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Company Shareholders Meeting, or (iii) to allow reasonable time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with outside counsel is necessary under applicable Laws and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's shareholders prior to the Company Shareholders Meeting.

          (b)   The Company shall establish, after consultation with Parent, a record date (the "Record Date") for determining shareholders of the Company entitled to notice of and vote at the Company Shareholders Meeting. Once the Company has established the Record Date, the Company shall not change such Record Date or establish a different record date for the Company Shareholders Meeting without the prior written consent of Parent, provided that such consent shall not be unreasonably withheld, conditioned or delayed, unless required to do so by applicable Law or the Memorandum and Articles. In the event that the date of the Company Shareholders Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, the Company agrees that unless Parent shall have otherwise approved in writing (which approval shall not be unreasonably withheld, conditioned or delayed), it shall use reasonable efforts to implement such adjournment or postponement or other delay in such a way that the Company does not establish a new Record Date for the Company Shareholders Meeting, as so adjourned, postponed or delayed, except as required by applicable Law or the Memorandum and Articles.

          (c)   Subject to Section 6.4, the Company Board shall make the recommendation that the shareholders of the Company approve this Agreement, the Plan of Merger and the transactions contemplated hereby, including the Merger (the "Company Board Recommendation") and include the Company Board Recommendation in the Proxy Statement. The Company shall use its reasonable best efforts in accordance with applicable Law and the Memorandum and Articles to (i) solicit from the holders of the Shares proxies in favor of the approval of this Agreement, the Plan of Merger and the transactions contemplated hereby, including the Merger and (ii) take all other actions necessary or desirable to secure the Shareholder Approval. Except as permitted by Section 6.4, the Company Board shall not effect a Change of Recommendation.

          (d)   Notwithstanding anything to the contrary contained in this Agreement, in the event that subsequent to the date hereof, the Company Board makes a Change of Recommendation, the Company shall nevertheless submit this Agreement to the holders of the Shares for approval at the Company Shareholders Meeting in accordance with this Section 6.2, unless this Agreement shall have been terminated in accordance with Article VIII prior to the Company Shareholders Meeting.

        Section 6.3    Access to Information.    (a) From the date hereof until the Effective Time and subject to applicable Law, the Company shall, and shall cause its Subsidiaries to, upon reasonable advance notice from Parent, (i) provide to Parent and Parent's Representatives reasonable access during normal business hours to the offices, properties, books and records of the Company and its Subsidiaries,

(ii) furnish to Parent and its Representatives such financial, operating and other data, analyses, projections, plans and other information as such Persons may reasonably request, and (iii) instruct its Representatives to reasonably cooperate with Parent and its Representatives in its investigation. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where, and only to the extent, such access or disclosure would (x) result in the loss of the attorney-client or other legal privilege of the Company or any of its Subsidiaries; (y) contravene any applicable Law; or (z) violate any binding agreement entered into by the Company or any of its Subsidiaries prior to the date of this Agreement (provided, however, that the Company shall use its reasonable best efforts to permit inspection of or to disclose such information in a manner that would not result in such loss, contravention or violation).

          (b)   All information obtained by Parent pursuant to this Section 6.3 shall be kept confidential in accordance with Section 9.8 (Confidentiality). Parent shall be responsible for any unauthorized disclosure of any such information provided or made available pursuant to this Section 6.3 by its Representatives.

        Section 6.4    No Solicitation of Transactions.    (a) The Company will not, nor will it permit any of its Subsidiaries to, nor will it authorize or permit any Representative of the Company or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to the Company or any of its Subsidiaries, or take any other action to facilitate, any Acquisition Proposal, (iii) agree to, approve, endorse or recommend any Acquisition Proposal or enter into any letter of intent, agreement or agreement in principle with respect to an Acquisition Proposal, (iv) authorize or permit any Representatives of the Company or any of its Subsidiaries retained by or acting directly or indirectly under the direction of the Company or any of its Subsidiaries, to take any action set forth in the preceding clauses (i) through (iii) of this Section 6.4(a) or (v) release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. Immediately after the execution and delivery of this Agreement, the Company will, and will cause its Subsidiaries and Affiliates and their respective Representatives to, cease and terminate any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any possible Acquisition Proposal, shall promptly cause to be returned or destroyed all confidential information provided by or on behalf of the Company or any of its Subsidiaries to such Person, and shall notify each such Person and its Representatives that the Company Board no longer seeks or requests the making of any Acquisition Proposal, and withdraws any consent theretofore given to the making of an Acquisition Proposal.

          (b)   Notwithstanding anything in Section 6.4(a) to the contrary, prior to the time the Shareholder Approval is obtained, but not after, if the Company receives an unsolicited bona fide written Acquisition Proposal from any Person that did not result from a breach by the Company of this Section 6.4 and that has not been withdrawn, (i) the Company and its Representatives may contact such Person to clarify the terms and conditions thereof so as to determine whether such Acquisition Proposal constitutes or would reasonably be expected to result in a Superior Proposal, and (ii) if the Company Board has determined, in its good faith judgment, upon the recommendation of the Special Committee (after consultation with an independent financial advisor of internationally recognized reputation and independent legal counsel), that such Acquisition Proposal would reasonably be expected to result in a Superior Proposal, then the Company and its Representatives may (x) furnish information (including non-public information) with respect to the Company to the Person who has made such Acquisition Proposal and (y) engage in or otherwise participate in discussions or negotiations with the Person making such Acquisition Proposal; provided, that the Company shall (1) notify Parent of any Acquisition Proposal (including, without limitation, all material terms and conditions thereof and the identity of the Person making it) as promptly as practicable (but in no case later than 48 hours) after its receipt thereof, and shall provide Parent with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform Parent on a reasonably current basis of the status of any inquiries, discussions or negotiations with such third party, and any material changes to the terms and conditions of such Acquisition Proposal, (2) obtain from such Person an Acceptable Confidentiality Agreement (it being understood that an Acceptable Confidentiality Agreement and any related agreements shall not include any provision granting such Person exclusive rights to negotiate with the Company or having the effect of prohibiting the Company from satisfying its obligations under this Agreement) and (3) concurrently give Parent a copy of any information delivered to such Person that was not previously provided to Parent. The Company shall not, and shall cause its Subsidiaries not to, enter into any Contract with any Person subsequent to the date hereof that would restrict the Company's ability to provide such information to Parent, and neither the Company nor any of its Subsidiaries is currently party to any agreement that prohibits the Company from providing the information described in this Section 6.4(b) to Parent.

          (c)   Except as expressly permitted by this Section 6.4, neither the Company Board nor any committee thereof shall (i) (A) fail to make a Company Board Recommendation or fail to include the Company Recommendation in the Proxy Statement, (B) withhold, withdraw (or not continue to make), qualify or modify, or propose to withhold, withdraw (or not continue to make), qualify or modify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (C) adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) any Acquisition Proposal, (D) fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement of such Acquisition Proposal, (E) publicly announce is intention to take any of the actions described in foregoing clauses (A) through (D) (any of such actions described in clauses (A) through (E) being referred to as a "Change of Recommendation"), or (ii) authorize, cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, merger agreement or other similar agreement relating to any Acquisition Proposal (other than any Acceptable Confidentiality Agreement entered into in accordance with Section 6.4(b)) (each, an "Alternative Acquisition Agreement"). The Company acknowledges and agrees that the doing of any of the foregoing by any of its Subsidiaries or Representatives shall be deemed to be a breach by the Company of this Section 6.4(c).

          (d)   Notwithstanding anything in this Section 6.4 to the contrary, prior to the time the Shareholder Approval is obtained, but not after, if the Company has received a written, bona fide proposal or offer with respect to an Acquisition Proposal that did not arise or result from a breach of Section 6.4(a), that is not withdrawn and that the Company Board determines, upon the recommendation of the Special Committee (after having received the advice of an independent financial advisor of internationally recognized reputation and independent legal counsel), in its good faith judgment constitutes a Superior Proposal, the Company Board may, upon the recommendation of the Special Committee (after having received the advice of an independent financial advisor of internationally recognized reputation and independent legal counsel), (x) make a Change of Recommendation, and/or (y) authorize the Company to terminate this Agreement pursuant to Section 8.3(b) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, if the Company Board determines, upon the recommendation of the Special Committee (after having received the advice of an independent financial advisor of internationally recognized reputation and independent legal counsel), in its good faith judgment, that failure to take any such action would reasonably be expected to be inconsistent with the Company Board's fiduciary duties under applicable Law; provided, that the Company has (A) provided at least five

  (5) Business Days' (the "Negotiation Period") prior written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Company Board has received a Superior Proposal (which notice shall include an unredacted copy of the Superior Proposal, an unredacted copy of the relevant proposed transaction agreements and a copy of any financing commitments relating thereto, if applicable) and indicating that the Company Board intends to take any such action, (B) during the Negotiation Period, the Company shall have negotiated with, and caused its Representatives to negotiate with, Parent and its Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement and/or the terms of the Financing Documents, so that such Acquisition Proposal would cease to constitute a Superior Proposal (any amendment to the terms of such Superior Proposal during the Negotiation Period shall require a new Notice of Superior Proposal of the terms of such amended Superior Proposal from the Company and an additional Negotiation Period that satisfies this Section 6.4(d), and (C) following the end of the Negotiation Period (or any additional Negotiation Period, if applicable), the Company Board determines, in its good faith judgment upon the recommendation of the Special Committee (after consultation with an independent financial advisor of internationally recognized reputation and independent legal counsel), that the Acquisition Proposal giving rise to the Notice of Superior Proposal continues to constitute a Superior Proposal and that failure to take any of the actions referenced in subsection (x) or (y) herein would reasonably be expected to be inconsistent with the Company Board's fiduciary duties under applicable Law.

          (e)   Notwithstanding anything in this Section 6.4 to the contrary, prior to the time the Shareholder Approval is obtained, but not after, if the Company Board determines, in its good faith judgment upon the recommendation of the Special Committee (after consultation with an independent financial advisor of internationally recognized reputation and independent legal counsel), other than in response to or in connection with an Acquisition Proposal, that failure to make a Change of Recommendation and/or terminate this Agreement pursuant to Section 8.3(c) would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, the Company Board may, upon the recommendation of the Special Committee (after consultation with an independent financial advisor of internationally recognized reputation and independent legal counsel), effect a Change of Recommendation and/or terminate this Agreement pursuant to Section 8.3(c); provided, that (i) any such action is in response to an Intervening Event; (ii) the Company has (A) provided Parent at least five (5) Business Days' prior written notice indicating that the Company Board intends to effect a Change of Recommendation and/or terminate this Agreement pursuant to Section 8.3(c), which notice shall specify in detail the basis for such Change of Recommendation and/or termination and the manner in which it intends (or may intend) to do so, and (B) negotiated with, and caused its Representatives to negotiate with, Parent and its Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement and/or the terms of the Financing Documents in such a manner that would obviate the need for taking such action; and (iii) following the end of such five (5)-Business Day period, the Company Board determines, in its good faith judgment upon the recommendation of the Special Committee (after consultation with an independent financial advisor of internationally recognized reputation and independent legal counsel), that such adjustments proposed by Parent pursuant the foregoing clause (B) would not obviate the need for a Change of Recommendation and/or terminate this Agreement pursuant to Section 8.3(c) in response to such Intervening Event.

          (f)    Nothing contained in this Section 6.4 shall be deemed to prohibit the Company from complying with its disclosure obligations under federal or state Laws of the United States of America, or other applicable Laws, with regard to an Acquisition Proposal; provided, that making such disclosure shall not in any way limit or modify the effect, if any, that any such action has under this Section 6.4; provided, further, that if such disclosure includes a Change of Recommendation or has the substantive effect of a Change of Recommendation, Parent shall have the right to terminate this Agreement as set forth in Section 8.4(b) (it being understood that a statement by the Company that factually describes the Company's receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto, or any "stop, look or listen" communication that contains only the information set forth in Rule 14d-9(f) under the Exchange Act, shall not be deemed a Change of Recommendation).

        Section 6.5    Reasonable Best Efforts.    (a) Upon the terms and subject to the conditions of this Agreement, each party shall use its reasonable best efforts to (i) make promptly its respective filings, and thereafter make any other required submissions, with each relevant Governmental Entity with jurisdiction over enforcement of any applicable Laws with respect to the transactions contemplated hereby, and coordinate and cooperate fully with the other parties in exchanging such information and providing such assistance as the other parties may reasonably request in connection therewith (including, without limitation, (x) notifying the other parties promptly of any communication (whether verbal or written) it or any of its Affiliates receives from any Governmental Entity in connection with such filings or submissions, (y) permitting the other parties to review in advance, and consulting with the other parties on, any proposed filing, submission or communication (whether verbal or written) by such party to any Governmental Entity, and (z) giving the other parties the opportunity to attend and participate at any meeting with any Governmental Entity in respect of any filing, investigation or other inquiry); and (ii) take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated hereby, including, without limitation, employing such resources as are necessary to obtain the regulatory approvals. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, each party shall cause its respective proper officers and directors to use their reasonable best efforts to take all such action.

          (b)   Each party shall, upon the reasonable request by any other party, furnish such other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Schedule 13E-3, or any other statement, filing, notice or application made by or on behalf of Parent, Merger Sub, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the transactions contemplated hereby.

          (c)   Each party agrees to cooperate and use its reasonable best efforts to vigorously contest and resist any Proceeding with respect to the transactions contemplated hereby, including the Merger, and to have vacated, lifted, reversed or overturned any order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the transactions contemplated hereby, including by vigorously pursuing all available avenues of administrative and judicial appeal.

          (d)   None of the Company, Parent, Merger Sub or any of their respective Affiliates shall be required under this Section 6.5 to dispose of, cause disposal of, or otherwise take or commit to any action that limits its freedom of action with respect to, or its ability to retain, any of its businesses, services or assets or to consent to any disposition of the Company's assets or limits on the Company's freedom of action with respect to any of its businesses, or to commit or agree to any of the foregoing, and nothing in this Section 6.5 shall authorize the Company to commit or agree to any of the foregoing to obtain any consents, approvals, permits or authorizations to remove any impediments to the Merger relating to any applicable Law or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding relating to any applicable Law. If and to the extent this Section 6.5 shall require the Company to dispose of any of its assets or limit its freedom of action with respect to any of its businesses, the Company may, with the consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), expressly condition any such disposal or limitation upon the consummation of the Merger and the other transactions contemplated hereby.

        Section 6.6    Public Announcements.    The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Thereafter, and subject to the provisions of Section 6.4, each of Parent and the Company will consult with each other before issuing any press release, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to the transactions contemplated hereby, including, without limitation, the Merger, and, except in respect of any such press release, communication, other public statement, press conference or conference call as may be required by applicable Law, applicable fiduciary duties or by any applicable listing agreement with or rules of a national securities exchange or interdealer quotation service or by the request of any Governmental Entity, shall not issue any such press release, have any such communication, make any such other public statement or schedule any such press conference or conference call prior to such consultation.

        Section 6.7    Indemnification; Directors' and Officers' Insurance.    (a) Parent agrees that from and after the Effective Time, the Surviving Company shall comply with all of the Company's obligations, and shall cause its Subsidiaries to comply their respective obligations to, indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or any of its Subsidiaries (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any actual or threatened Proceeding, whether civil, criminal, administrative or investigative, arising out of or related to (i) any actions or omissions occurring or alleged to occur prior to or at the Effective Time in such Indemnified Party's capacity as a director or officer of the Company or any of its Subsidiaries, including in connection with the Merger, this Agreement or any of the transactions contemplated hereby or (ii) any actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party to the fullest extent permitted by applicable Law (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law). The memorandum and articles of association of the Surviving Company will contain provisions with respect to exculpation and indemnification that are at least as favorable to the directors, officers or employees of the Company as those contained in the Memorandum and Articles as in effect on the date hereof, except to the extent prohibited by applicable Law, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification is required by applicable Law.

          (b)   Parent or the Surviving Company shall have the right, but not the obligation, to assume and control the defense of any threatened or actual Proceeding relating to any acts or omissions covered under this Section 6.7 unless there is a conflict of interest between Parent and the Surviving Company, on the one hand, and the Indemnified Party, on the other (for the avoidance of doubt, conflict of interest shall be deemed to exist in the event of any threatened or actual Proceeding relating to the transactions contemplated hereby); provided, that neither Parent nor the Surviving Company shall settle, compromise or consent to the entry of any judgment in any such Proceeding for which indemnification has been sought by an Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Proceeding or such Indemnified Party otherwise consents in writing to such settlement, compromise or consent. Each of Parent, the Surviving Company and the Indemnified Parties shall cooperate in the defense of any Proceeding and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

          (c)   For a period of six (6) years after the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, maintain the Company's and its Subsidiaries' existing policies of directors' and officers' liability insurance for the benefit of those Persons who are covered by such policies at the Effective Time (or the Surviving Company may substitute therefor policies of substantially equivalent coverage with respect to matters occurring prior to the Effective Time), to the extent that such liability insurance can be maintained at a cost to the Surviving Company not greater than 250% of the annual premium of the existing policies. The Company may prior to the Effective Time at its option purchase, for an amount not to exceed 250% of the annual premium of the existing policies, a six (6) year "tail policy" on terms and conditions providing substantially equivalent benefits as the existing policies of directors' and officers' liability insurance maintained by the Company. If such prepaid "tail policy" has been obtained by the Company prior to the Closing, it shall be deemed to satisfy all obligations to obtain insurance pursuant to this Section 6.7(c) and the Surviving Company shall, and Parent shall cause the Surviving Company to, maintain such policies in full force and effect, and continue to honor the respective obligations thereunder.

          (d)   The provisions of this Section 6.7 shall survive the consummation of the Merger and shall be binding on all successors and assigns of Parent, the Surviving Corporation and its Subsidiaries (as the case may be) and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and legal representatives, each of which shall be a third party beneficiary of the provisions of this Section 6.7.

        Section 6.8    Notification of Certain Matters.    The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Company or Parent, (b) any legal Proceedings commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relate to the Merger or the other transactions contemplated hereby, or (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Merger set forth in Article VII not being satisfied or satisfaction of those conditions being materially delayed; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        Section 6.9    Fees and Expenses.    Subject to Section 8.5, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses.

        Section 6.10    Delisting of Securities.    Parent shall use reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NYSE to cause the Shares and ADSs to be (a) delisted from NYSE as promptly as practicable after the Effective Time and (b) deregistered under the Exchange Act as promptly as practicable after such delisting.

        Section 6.11    Anti-takeover Statutes.    If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated hereby, the parties shall use their reasonable best efforts to take all action necessary (including, in the case of the Company and the Company Board, grant all necessary approvals) so that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such Takeover Statute or provision in the Memorandum and Articles on the Merger and the other transactions contemplated hereby.

        Section 6.12    Resignations.    To the extent requested by Parent in writing at least three (3) Business Days prior to Closing, on the Closing Date, the Company shall use reasonable best efforts to cause to be delivered to Parent duly signed resignations, effective as of the Effective Time, of the directors of the Company and the Subsidiaries designated by Parent.

        Section 6.13    Participation in Litigation.    The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and/or its directors relating to the transactions contemplated hereby, and no such litigation shall be settled or compromised without Parent's prior written consent, not to be unreasonably withheld, conditioned or delayed.

        Section 6.14    Financing.    (a) Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub shall use its reasonable best efforts to arrange and obtain the Financing on the terms and conditions described in the Financing Documents, including using reasonable best efforts to (i) negotiate and enter into the Debt Financing Agreement with respect to, and on the terms and conditions contained in, the term sheet set out in the Debt Commitment Letter as promptly as reasonably practicable after the date hereof, the terms and conditions of which shall not impose new or additional conditions, or otherwise enhance or expand upon or adversely modify the conditions to the closing of the Debt Financing contained in the Debt Commitment Letter, (ii) maintain in full force and effect the Financing Documents, (iii) satisfy on a timely basis all conditions in the Debt Financing Agreement, (iv) fully enforce its rights under the Debt Financing Agreement and (v) consummate the Financing at the Closing. In the event any portion of the Financing becomes unavailable on the terms and conditions contemplated in any of the Financing Documents, (x) Parent shall promptly so notify the Company, and (y) each of Parent and Merger Sub shall use its reasonable best efforts to arrange and obtain promptly any such portion from alternative debt financing (the "Alternative Financing") in an amount sufficient, when added to the portion of the Financing that is available and the Company Cash Financing, to consummate the transactions contemplated by this Agreement on terms and conditions not less favorable, taken as a whole, to Parent and Merger Sub (as determined in the reasonable judgment of Parent) than those in the Debt Commitment Letter or the Debt Financing Agreement. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Financing and, if applicable, the Alternative Financing and shall deliver to the Company as promptly as practicable after such execution, true and complete copies of all Contracts or other arrangements (including fee letters), under which any such Alternative Financings is provided, except for any such Contracts or other arrangements that do not impact the conditionality of the Alternative Financing (the "Alternative Financing Agreements"). To the extent applicable, the obligations of each of Parent and Merger Sub in clauses (ii) to (v) under this Section 6.14(a) shall apply with respect to the Alternative Financing and the Alternative Financing Agreements.

          (b)   Parent shall give the Company prompt notice of (i) any material breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any such breach or default) by any party to any Financing Document which would or would be reasonably expected to result in any condition of the Financing Documents not to be satisfied or the termination of any Financing Document, of which, Mr. Jinsheng Ren, Parent or Merger Sub knows or becomes aware, (ii) of the receipt of any written notice or other written communication from any party to any Financing Document with respect to any alleged or potential material breach, default, termination or repudiation by any party to any Financing Document or any provisions of the Financing Document which would or would be reasonably expected to result in any condition of the Financing Documents not to be satisfied or the termination of any Financing Document, (iii) of any material dispute or disagreement between or among any parties to the Financing Documents, and (iv) if Parent or Merger Sub at any time reasonably believes that it will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by any Financing Document. As soon as reasonably practicable after the date the Company delivers to Parent or Merger Sub a written request therefor, Parent and Merger Sub shall provide notice of the circumstance referred to in clause (i), (ii), (iii) or (iv) of the immediately preceding sentence. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub shall not permit any amendment or modification to be made to, or any waiver of any provision under, the Financing Documents if such amendment, modification or waiver (x) reduces (or could have the effect of reducing) the aggregate amount of the Financing (including by increasing the amount of fees to be paid or original issue discount unless the Financing is increased by a corresponding amount or additional Financing is otherwise made available to fund such fees or original issue discount), or (y) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the Financing, or otherwise expands, amends or modifies any other provisions of the Financing Documents, except for such expansion, amendment or modification that would not be expected to materially adverse to the ability of Parent or Merger Sub to obtain all or any portion of the Financing contemplated by the Financing Documents or otherwise prevent or materially delay the consummation of the transactions contemplated hereby by Parent or Merger Sub. In connection with its obligations under this Section 6.14, Parent shall be permitted to amend, modify or replace the Financing Documents; provided, however, that the amendment, modification or replacement shall comply with this Section 6.14. For purposes of this Section 6.14(b), references to the Financing Documents shall include Alternative Financing Agreements, if applicable.

          (c)   Prior to the Closing Date, the Company shall, and shall cause each of its Subsidiaries and their respective Representatives to, use reasonable best efforts to provide Parent and Merger Sub, at Parent's expense (such expenses to be reasonable and properly incurred), all cooperation reasonably requested by Parent in connection with the arrangement of the Financing (provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), which reasonable best efforts shall include at the request of the Financing sources, (i) delivering officer's and other certificates as reasonably required by the Financing sources, (ii) executing and delivering any pledge and security documents, commitment letters, underwriting or placement agreements or other definitive financing documents, or other ancillary documentation including certificates, legal opinions or documents as may be reasonably requested by Parent or its Representatives (including a certificate of the chief financial officer of the Company or any Subsidiary of the Company with respect to solvency matters) or otherwise facilitate the pledging of collateral, the delivery of pay-off letters and other cooperation in connection with the pay-off of the Company's or its Subsidiaries' existing indebtedness and release of all related Liens, provided, however, that no obligation of the Company or its Subsidiaries under any such agreement, pledge, guarantee, grant or other documentation contemplated by this clause (ii) shall be effective until at the Effective Time, (iii) taking all actions reasonably necessary to permit advisors, consultants and accountants of Parent or its Financing sources to evaluate the Company's assets, liabilities, cash management and accounting systems, policies and procedures relating thereto for purposes of establishing collateral eligibility and values, (iv) providing Parent and the Financing sources as promptly as practicable with financial and other pertinent information with respect to the Company and its Subsidiaries as reasonably required by Parent or the Financing sources and is customary in connection with the Financing, (v) making the Company's executive officers and other senior employees reasonably available to assist the Financing sources, (vi) using reasonable best efforts to obtain accountants' comfort letters, legal opinions, surveys, appraisals, environmental reports and title insurance as may be reasonably requested by Parent, and (vii) taking all reasonable corporate actions, subject to the occurrence of the Closing, to permit consummation of the Financing. The Company hereby consents to the use of its and its Subsidiaries' logos in connection with the Financing. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required, under the provisions of this Section 6.14(c) or otherwise in connection with any Financing, (x) to pay any commitment or other similar fee prior to the Effective Time, (y) to incur any expense prior to the Effective Time unless such expense is reimbursed by Parent promptly after incurrence thereof, or (z) to commit to take any action that is not contingent upon the Closing (including the entry into any agreement) or that would be effective, or that would otherwise subject it to actual or potential liability in connection with any Financing, prior to the Effective Time. Nothing contained in this Section 6.14(c) or otherwise shall require the Company to be an issuer or other obligor with respect to any Financing prior to the Effective Time.

          (d)   The parties hereto shall use their reasonable best efforts to cooperate with each other and to take, or cause to be taken, all actions and to do, or cause to be done (in each case, subject to applicable Law), all things necessary to ensure that, at the Closing, the aggregate amount of Available Cash shall equal or exceed the Required Available Cash Amount (the "Available Company Cash Financing"). If any portion of the Available Company Cash Financing becomes, or is reasonably expected to be, unavailable on a timely basis as contemplated by this Section 6.14(d), the Company shall so notify Parent and Parent shall, as promptly as practicable following the occurrence of such event, use its reasonable best efforts to arrange to obtain alternative financing from alternative sources, with no recourse to the Company, in an aggregate amount sufficient, when added to any funds that are available under the Available Company Cash Financing and the Financing Documents, to consummate the transactions contemplated hereby (the "Backup Financing"), and to enter into definitive agreements with respect thereto (the "Backup Financing Documents"). Each of Parent and Merger Sub shall keep the Company informed of all the material steps for arranging the Backup Financing, if applicable, and provide to the Company copies of the Backup Financing Documents. Neither Parent nor Merger Sub shall agree to or permit any amendments or modification to, or grant any waivers of, any condition or other provision under the Backup Financing Documents without the prior consent of the Company.

          (e)   Parent shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Debt Financing or, if applicable, the Alternative Financing and any information utilized in connection therewith, except in the event such liabilities or losses arise out of or result from the willful misconduct of the Company.

        Section 6.15    Actions Taken at Direction of the Chairman; Knowledge of the Chairman.    It is agreed that Parent shall not have any right to (a) terminate this Agreement under Section 8.4(a), or (b) claim any damage or seek any other remedy at law or in equity for any breach of or inaccuracy in any representation or warranty made by the Company in Article III or any covenant or agreement of the Company under Section 5.1 to the extent (i) both (A) Mr. Jinsheng Ren and (B) Hony Capital II, L.P. or any of its Affiliates had actual knowledge of such breach of or inaccuracy in such representation or warranty as of the date hereof, or (ii) if such breach or alleged breach is the proximate result of action or inaction taken by the Company at the direction of both (A) Mr. Jinsheng Ren and (B) Hony Capital II, L.P. without the approval or direction of the Company Board (acting with the concurrence of the Special Committee) or the Special Committee. For the avoidance of doubt, for purposes of this Section 6.15, the Affiliates of Hony Capital II, L.P. shall not include any portfolio companies invested by Hony Capital II, L.P. or by any of its affiliated funds.

 ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

        Section 7.1    Conditions to Each Party's Obligations to Effect the Merger.    The respective obligations of each party to consummate the transactions contemplated hereby are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

          (a)    Shareholder Approval.    The Shareholder Approval shall have been obtained; and

          (b)    No Injunctions or Restraints.    No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is then in effect and has the effect of enjoining, restraining, prohibiting or otherwise making illegal the consummation of the transactions contemplated hereby, including the Merger (each a "Restraint").

        Section 7.2    Conditions to Obligations of Parent and Merger Sub.    The obligation of Parent and Merger Sub to consummate the transactions contemplated hereby is also subject to the satisfaction, or waiver (to the extent permissible under applicable Law) by Parent, at or prior to the Effective Time, of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company (i) set forth in Section 3.2(a), Section 3.3 and Section 3.8(b)(i) shall be true and correct (except for de minimis inaccuracies in Section 3.2(a)) in all respects as of the date hereof and as of the Closing Date as if made on and as of such date (except to the extent expressly made as of a specific date, in which case as of such date) and (ii) set forth in this Agreement (other than those Sections specifically identified in clause (i)), without giving effect to any "materiality" or "Company Material Adverse Effect" qualifications therein, shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of such date (except to the extent expressly made as of a specific date, in which case as of such date), except where the failure to be so true and correct would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)    Agreements and Covenants.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

          (c)    No Material Adverse Effect.    Since the date hereof, there shall not have occurred and be continuing any Company Material Adverse Effect.

          (d)    Officer Certificate.    The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by a senior executive officer of the Company, certifying as to the fulfillment of the conditions specified in Section 7.2(a) through Section 7.2(c).

          (e)    No Dissenting Shareholders.    The holders of no more than 12.5% of the outstanding Shares shall have served notice of objection prior to the vote on the Merger at the Company Shareholders Meeting and otherwise validly exercised their dissenting right pursuant to Section 238 of the Cayman Companies Law.

        Section 7.3    Conditions to Obligations of the Company.    The obligation of the Company to consummate the transactions contemplated hereby is also subject to the satisfaction or waiver (to the extent permissible under applicable Law) by the Company, at or prior to the Effective Time, of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent and Merger Sub contained in this Agreement (without giving effect to any "materiality" or "Parent Material Adverse Effect" qualifications therein) shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of such date (except to the extent expressly made as of a specific date, in which case as of such date), except where the failure to be so true and correct would not have, or would not be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)    Agreements and Covenants.    Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

          (c)    Officer Certificate.    Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by a designated director of Parent, certifying as to the fulfillment of the conditions specified in Section 7.3(a) and Section 7.3(b).

        Section 7.4    Frustration of Closing Conditions.    Prior to the Termination Date, none of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Article VII to be satisfied if such failure was caused by such party's failure to act in good faith to comply with this Agreement and consummate the transactions contemplated hereby.

ARTICLE VIII

TERMINATION; AMENDMENT; WAIVER

        Section 8.1    Termination by Mutual Agreement.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of Shareholder Approval, by mutual written consent of the Company and Parent by action of their respective boards of directors (in the case of the Company Board, acting upon the recommendation of the Special Committee).

        Section 8.2    Termination by Either Parent or the Company.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of either the Company Board or the Parent Board (in the case of the Company Board, acting upon the recommendation of the Special Committee) if:

          (a)   the Merger shall not have been consummated on or before the date that is twelve (12) months after the date of this Agreement (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.2(a) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the primary cause of, primarily resulted in, or materially contributed to the failure of the Closing to occur by such date;

          (b)   the Company Shareholders Meeting shall have been held and the Shareholder Approval shall not have been obtained at such Company Shareholders Meeting or at any adjournment or postponement thereof; or

          (c)   any Restraint shall be in effect and shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(c) shall not be available to any party if the issuance of such Restraint was primarily due to the breach or failure of such party to perform in a material respect any of its obligations under this Agreement.

        Section 8.3    Termination by the Company.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Company Board (upon the recommendation of the Special Committee) if:

          (a)   the representations and warranties of Parent or Merger Sub shall not be true and correct or Parent or Merger Sub shall have breached or failed to perform any of their covenants or agreements contained in this Agreement, which failure to be true and correct, breach or failure to perform (i) has given rise to or would give rise to the failure of a condition set forth in Section 7.1 or Section 7.3 and (ii) cannot be cured by the Termination Date, or if capable of being cured, shall not have been cured within thirty (30) days following receipt of written notice of such breach or failure to perform from the Company stating the Company's intention to terminate this Agreement pursuant to this Section 8.3(a) and the basis for such termination (or, if earlier, the Termination Date); provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.3(a) if it is then in material breach of any representations, warranties, covenants or other agreements hereunder that would result in the conditions to Closing set forth in Section 7.1 or Section 7.2 not being satisfied;

          (b)   prior to obtaining the Shareholder Approval if (i) the Company Board (acting upon the recommendation of the Special Committee) authorizes the Company, subject to complying with the covenants and agreements in Section 6.4(d), to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, (ii) immediately prior to or substantially concurrently with the termination of this Agreement the Company enters into an Alternative Acquisition Agreement with respect to a Superior Proposal and (iii) immediately prior to or substantially concurrently with such termination the Company pays to Parent in immediately available funds the Termination Fee required to be paid pursuant to Section 8.5(b);

          (c)   prior to obtaining the Shareholder Approval if (i) the Company Board (acting upon the recommendation of the Special Committee) has effected a Change of Recommendation and authorized termination of this Agreement pursuant to Section 6.4(e) and (ii) immediately prior to such termination the Company pays to Parent in immediately available funds the Termination Fee required to be paid pursuant to Section 8.5(b); or

          (d)   (i) all of the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing but subject to their satisfaction or waiver by the party having the benefit thereof) have been satisfied, (ii) the Company has irrevocably confirmed by written notice to Parent that all conditions set forth in Section 7.3 have been satisfied or that it is willing to waive any unsatisfied conditions in Section 7.3 and (iii) the Merger shall not have been consummated within five (5) Business Days after the delivery of such notice.

        Section 8.4    Termination by Parent.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Parent if:

          (a)   the representations and warranties of the Company shall not be true and correct or the Company shall have breached or failed to perform any of its covenants or agreements contained in this Agreement, which failure to be true and correct, breach or failure to perform (A) has given rise or would give rise to the failure of a condition set forth in Section 7.1 or Section 7.2 and (B) cannot be cured by the Termination Date, or if capable of being cured, shall not have been cured within thirty (30) days following receipt by the Company of written notice of such breach or failure to perform from Parent stating Parent's intention to terminate this Agreement pursuant to this Section 8.4(a) and the basis for such termination (or, if earlier, the Termination Date); provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.4(a) if it or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements hereunder that would result in the conditions to Closing set forth in Section 7.1 or Section 7.3 not being satisfied; or

          (b)   the Company Board, whether or not permitted to do so by this Agreement, shall have (i) failed to include the Company Board Recommendation in the Proxy Statement, or effected a Change of Recommendation, or resolved to take any such action; (ii) authorized the Company to enter into an Alternative Acquisition Agreement; or (iii) failed to hold the Company Shareholder Meeting pursuant to Section 6.2 before ten (10) Business Days prior to the Termination Date unless such failure is caused by a material breach by Parent or Merger Sub of its covenants or other agreements hereunder.

        Section 8.5    Effect of Termination and Abandonment.    (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, written notice thereof shall be given to the other parties, specifying the provision or provisions hereof pursuant to which such termination shall have been made, and this Agreement shall become void and of no effect with no liability on the part of any party (or of any of its Subsidiaries or their respective Representatives), except (i) with respect to this Section 8.5, Section 6.6 (Public Announcements), Section 6.9 (Fees and Expenses), Section 9.2 (Entire Agreement; Assignment), Section 9.3 (Notices), Section 9.4 (Governing Law; Jurisdiction), Section 9.5 (No Third Party Beneficiaries) and Section 9.8 (Confidentiality), which shall remain in full force and effect and (ii) subject to Section 8.5(e), nothing in this Section 8.5(a) shall relieve any party from liability for any willful or intentional breach of, or fraud in connection with, this Agreement.

          (b)   In the event that (i) this Agreement is terminated by Parent pursuant to Section 8.4(a) or Section 8.4(b), (ii) this Agreement is terminated by the Company pursuant to Section 8.3(b) or Section 8.3(c), or (iii) if (A) an Acquisition Proposal shall have been made, proposed or communicated (and not withdrawn) after the date hereof and prior to the Company Shareholders Meeting (or prior to the termination of this Agreement if there has been no Company Shareholders Meeting), (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by the Company or Parent pursuant to Section 8.2(a) or Section 8.2(b), and (C) at any time prior to the date that is twelve (12) months after the date of such termination, the Company enters into any definitive acquisition agreement or other definitive agreement providing for an Acquisition Proposal (whether or not the Acquisition Proposal was the same Acquisition Proposal referred to in clause (A)); provided, that for purposes of this Section 8.5(b) (iii), all references to "20%" in the definition of "Acquisition Proposal" shall be deemed to be references to "50%", then the Company shall (x) in the case of clause (i) above, within five (5) Business Days after the date of such termination, (y) in the case of clause (ii) above, immediately prior to or substantially concurrently with such termination (pursuant to Section 8.3(b)) or immediately prior to such termination (pursuant to Section 8.3(c)), or (z) in the case of clause (iii) above, on the date such definitive agreement is signed, pay or cause to be paid to Parent or its designee a termination fee of US$1,500,000 (the "Company Termination Fee"), in each case, by wire transfer of same day funds to one or more accounts designated in writing by Parent. In the event that Parent or its designee shall receive full payment of the Company Termination Fee pursuant to this Section 8.5(b), the receipt of such Company Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub or any other Person arising out of or in connection with this Agreement or the Financing Documents, any of the transactions contemplated hereby or thereby (and the abandonment or termination hereof or thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub or any other Person shall be entitled to bring or maintain any Proceeding against any Company Related Party arising out of or in connection with this Agreement or the Financing Documents, any of the transactions contemplated hereby or thereby (and the abandonment or termination hereof or thereof) or any matters forming the basis for such termination; provided, however, that nothing in this Section 8.5(b) shall limit the rights of Parent and Merger Sub under Section 9.7. In no event shall the Company be required to pay the Company Termination Fee on more than one occasion. For the avoidance of doubt, subject to Section 9.7, the right of Parent and its designees to receive payment from the Company of the Company Termination Fee referred to in this Section 8.5(b) shall be the sole and exclusive remedy of the Parent Related Parties against the Company Related Parties for any loss or damage suffered or incurred arising out of or in connection with this Agreement or the Financing Documents, any of the transactions contemplated hereby or thereby (and the abandonment or termination hereof or thereof) or any matter forming the basis for such termination, and upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation arising out of or in connection with this Agreement or the Financing Documents, any of the transactions contemplated hereby or thereby (and the abandonment or termination hereof or thereof) or any matter forming the basis for such termination. The provisions of this Section 8.5(b) are intended to be for the benefit of, and shall be enforceable by, each Company Related Party.

          (c)   In the event that the Company terminates this Agreement pursuant to Section 8.3(a) or Section 8.3(d), then Parent shall pay or cause to be paid to the Company a termination fee in an amount equal to US$3,000,000 (the "Parent Termination Fee"), within five (5) Business Days after the date of such termination by wire transfer of same day funds to one or more accounts designated in writing by the Company. In the event that the Company or its designee shall receive the Parent Termination Fee pursuant to this Section 8.5(c), the receipt of such Parent Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company or any other Person arising out of or in connection with this Agreement or the Financing Documents, any of the transactions contemplated hereby or thereby (and the abandonment or termination hereof or thereof) or any matter forming the basis for such termination, and neither the Company nor any other Person shall be entitled to bring or maintain any Proceeding against any Parent Related Party arising out of or in connection with this Agreement or the Financing Documents, any of the transactions contemplated hereby or thereby (and the abandonment or termination hereof or thereof) or any matters forming the basis for such termination, provided, however, that nothing in this Section 8.5(c) shall limit the rights of the Company under Section 9.7. In no event shall Parent be required to pay the Parent Termination Fee on more than one occasion. For the avoidance of doubt, subject to Section 9.7, the right of the Company and its designees to receive the Parent Termination Fee shall be the sole and exclusive remedy of the Company Related Parties against the Parent Related Parties for any loss or damage suffered or incurred arising out of or in connection with this Agreement or the Financing Documents, any of the transactions contemplated hereby or thereby (and the abandonment or termination hereof or thereof) or any matter forming the basis for such termination, and upon payment of such amounts, none of the Parent Related Parties shall have any further liability or obligation arising out of or in connection with this Agreement or the Financing Documents, any of the transactions contemplated hereby or thereby (and the abandonment or termination hereof or thereof) or any matter forming the basis for such termination. The provisions of this Section 8.5(c) are intended to be for the benefit of, and shall be enforceable by, each Parent Related Party.

          (d)   In the event that the Company shall fail to pay the Company Termination Fee, or Parent shall fail to pay the Parent Termination Fee, when due and in accordance with the requirements of this Agreement, the Company or Parent, as the case may be, shall reimburse the other party for all costs and expenses actually incurred or accrued by the other party (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.5, together with interest on such unpaid Company Termination Fee or Parent Termination Fee, as the case may be, commencing on the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full, at a rate per annum equal to 5% plus the prime rate published in The Wall Street Journal in effect on the date such payment was required to be made. Such collection expenses shall not otherwise diminish in any way the payment obligations hereunder.

          (e)   Each party acknowledges that (i) the agreements contained in this Section 8.5 are an integral part of the transactions contemplated hereby, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 8.5(b) or Section 8.5(c) are not a penalty but rather constitute liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, and (iii) without the agreements contained in this Section 8.5, the parties would not have entered into this Agreement.

        Section 8.6    Amendment.    This Agreement may be amended by action taken by the Company, Parent and Merger Sub at any time before or after the Shareholder Approval having been obtained but, after any such approval, no amendment shall be made which requires the approval of such shareholders under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

        Section 8.7    Extension; Waiver.    At any time prior to the Effective Time, any party may, to the extent permitted under applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or (c) waive compliance with any of the agreements or conditions of the other parties contained in this Agreement; provided, however, that after the Shareholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the shareholders of the Company without such further approval or adoption having been obtained. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

ARTICLE IX

MISCELLANEOUS

        Section 9.1    Nonsurvival of Representations and Warranties.    None of the representations, warranties, covenants and agreements in this Agreement or in any schedule or instrument delivered pursuant to this Agreement shall survive beyond the Effective Time, except for those covenants and agreements contained in this Article IX, the agreements of the Company, Parent and Merger Sub contained in Articles I and II and those other covenants and agreements of the parties which by their terms apply or contemplate performance after the Effective Time.

        Section 9.2    Entire Agreement; Assignment.    (a) This Agreement (including the Company Disclosure Schedule, the Parent Disclosure Schedule and other exhibits and annexes hereto), together with the Financing Documents (and if applicable, the Backup Financing Documents) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (b)   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, but not limited to, by merger or consolidation) or otherwise by any of the parties without the prior written consent of the other parties; provided, however, that prior to the Effective Time, Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub of its obligations hereunder if such assignee does not perform such obligations. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        Section 9.3    Notices.    All notices, requests, claims, demands, instructions and other documents to be given under this Agreement shall be in writing and shall be deemed to be duly given if delivered personally or sent by registered or certified mail, postage prepaid, by facsimile (which is confirmed) or overnight courier (with proof of delivery) to a party at the following address for such party:

    if to Parent or to Merger Sub, to:

    No. 699-18 Xuan Wu Avenue
    Xuan Wu District
    Nanjing, Jiangsu Province 210042
    The People's Republic of China
    Attention: Mr. Weidong Ren
    Facsimile: +86 25 8555 6666

    and

    Hony Capital Limited
    Suite 2701, One Exchange Square
    Central, Hong Kong
    Attention: Ms. Maggie Zheng
    Facsimile: +852 3961 9700

    with a copy to (which shall not constitute notice):

    Cleary Gottlieb Steen & Hamilton LLP
    23rd Floor, Twin Towers West
    B-12 Jianguomenwai Da Jie
    Chaoyang District
    Beijing 100022, China
    Attention: Ling Huang, Esq. and W. Clayton Johnson, Esq.
    Facsimile: +852 2160 1087; +852 2160 1086
    Email: lhuang@cgsh.com; cjohnson@cgsh.com

    if to the Company, to:

    No. 699-18 Xuan Wu Avenue
    Xuan Wu District, Nanjing
    Jiangsu Province 210042
    People's Republic of China
    Attention: Yushan Wan, Acting Chief Financial Officer
    Facsimile: +86 25 8547 7666
    Email: wanyushan@simcere.com

    with a copy to:

    Shearman & Sterling
    12th Floor, Gloucester Tower
    The Landmark, 15 Queen's Road Central

    Hong Kong
    Attention: Paul Strecker, Esq.
    Telephone: +852 2978 8038
    Facsimile: +852 2140 0338
    E-mail: paul.strecker@shearman.com

        Section 9.4    Governing Law; Jurisdiction.    (a) This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the choice of Law principles thereof. Notwithstanding the forgoing, if any provision of this Agreement with specific reference to the Laws of the Cayman Islands and relating to the fiduciary duties of the board of directors, internal corporate affairs of Parent, Merger Sub and the Surviving Company, the Merger and exercise of any dissenter's rights with respect to the Merger shall be subject to the Laws of the Cayman Islands, the Laws of the Cayman Islands shall supersede the Laws of the State of New York with respect to such provision.

          (b)   Subject to the last sentence of this Section 9.4(b), any dispute, controversy or claim arising out of or relating to this Agreement or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this Agreement) (each, a "Dispute") shall be finally settled by arbitration. The place of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the "HKIAC") in accordance with the arbitration rules of the HKIAC in force at the date of commencement of the arbitration (the "HKIAC Rules"). The arbitration shall be decided by a tribunal of three (3) arbitrators, whose appointment shall be in accordance with the HKIAC Rules. Arbitration proceedings (including but not limited to any arbitral award rendered) shall be in English. Subject to the agreement of the tribunal, any Dispute(s) which arise subsequent to the commencement of arbitration of any existing Dispute(s), shall be resolved by the tribunal already appointed to hear the existing Dispute(s). The award of the arbitration tribunal shall be final and conclusive and binding upon the parties as from the date rendered. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets. For the purpose of the enforcement of an award, the parties irrevocably and unconditionally submit to the jurisdiction of any competent court and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

        Section 9.5    No Third Party Beneficiaries.    Except as expressly set forth in Section 6.7 and Section 8.5, this Agreement shall be binding upon and inure solely to the benefit of each party and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

        Section 9.6    Severability.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        Section 9.7    Specific Performance.    (a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by any party. It is accordingly agreed that each of the parties shall be entitled to an injunction or injunctions, to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Each party hereby waives (i) any defense in any action for specific performance that a remedy at law would be adequate, and (ii) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

          (b)   Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (x) either party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. In seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, no party shall be required to provide any bond or other security in connection with any such order or injunction. Until such time as Parent pays the Parent Termination Fee, the remedies available to the Company pursuant to this Section 9.7 shall be in addition to any other remedy to which it is entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit the Company from, in the alternative, seeking to terminate this Agreement and collect the Parent Termination Fee under Section 8.5. For the avoidance of doubt, under no circumstances shall the Company be permitted or entitled to receive both (A) a grant of injunction, specific performance or other equitable relief under this Section 9.7 that results in a Closing and (B) monetary damages, including all or any portion of the Parent Termination Fee. Until such time as the Company pays the Termination Fee, the remedies available to each of Parent and Merger Sub pursuant to this Section 9.7 shall be in addition to any other remedy to which they are entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit Parent or Merger Sub from, in the alternative, seeking to terminate this Agreement and collect the Termination Fee under Section 8.5. For the avoidance of doubt, (i) under no circumstances will the Company be entitled to monetary damages in excess of the aggregate amount of (x) the Parent Termination Fee, and (y) any reimbursement obligation of Parent pursuant to the first sentence of Section 8.5(d) and the indemnification, reimbursement and expense obligations contained in Section 6.14(e), and (ii) under no circumstances will Parent or Merger Sub be entitled to monetary damages in excess of the aggregate amount of (x) the Company Termination Fee, and (y) any reimbursement obligation of the Company pursuant to the first sentence of Section 8.5(d).

          (c)   This Section 9.7 shall not be deemed to alter, amend, supplement or otherwise modify the terms of any Financing Document (including the expiration or termination provisions thereof).

        Section 9.8    Confidentiality.    (a) Prior to and during the term of this Agreement, each party has disclosed or may disclose to the other party Confidential Information. Subject to Section 9.8(b), unless otherwise agreed to in writing by the disclosing party, the receiving party shall (i) except as required by Law, keep confidential and not disclose or reveal any Confidential Information to any Person other than the receiving party's Representatives or, in the case of Parent as the receiving party, its Financing sources and their respective Representatives, in each case, (A) who are actively and directly participating in the consummation of the transactions contemplated hereby or who otherwise need to know the Confidential Information for the transactions contemplated hereby and (B) whom the receiving party will cause to observe the terms of this Section 9.8, and (ii) not to use Confidential Information for any purpose other than in connection with transactions contemplated hereby. Each party acknowledges that such party shall be responsible for any breach of the terms of this Section 9.8 by such party or its Representatives and each party agrees, at its sole expense, to take all reasonable measures (including but not limited to court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure or use of the Confidential Information.

          (b)   In the event that the receiving party or any of its Representatives or, in the case of Parent as the receiving party, its Financing sources and their respective Representatives, is requested pursuant to, or required by, Law to disclose any the Confidential Information, the receiving party will provide the disclosing party with prompt notice of such request or requirement in order to enable the disclosing party to seek an appropriate protective order or other remedy (and if the disclosing party seeks such an order, the receiving party will provide such cooperation as the disclosing party shall reasonably request), to consult with the receiving party with respect to the disclosing party's taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Section 9.8. In the event that such protective order or other remedy is not obtained, or the disclosing party waives compliance, in whole or in part, with the terms of this Section 9.8, the receiving party or its Representative will disclose only that portion of the Confidential Information that the receiving party is advised by counsel is legally required to be disclosed and will use such disclosing party's best efforts to ensure that all Confidential Information so disclosed will be accorded confidential treatment.

        Section 9.9    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        Section 9.10    Descriptive Headings.    The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        Section 9.11    Interpretation.    (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, Sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

          (b)   The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

        Section 9.12    Definitions.

          (a)   "Acceptable Confidentiality Agreement" means an executed confidentiality agreement between the Company and a Person who has made an Acquisition Proposal satisfying the requirements of Section 6.4(b), which contains terms at least as restrictive with respect to such Person as those contained in Section 9.8 with respect to Parent and containing standstill obligations of such Person in reasonable customary form.

          (b)   "Acquisition Proposal" means any proposal or offer by any Person regarding any of the following (other than the transactions contemplated hereby): (i) a merger, reorganization, share exchange, consolidation, business combination, scheme of arrangement, amalgamation, recapitalization, liquidation, dissolution or other similar transaction involving the Company (or any of its Subsidiaries whose business constitutes 20% or more of the net revenue, net income, or fair market value of the assets of the Company and its Subsidiaries, taken as a whole); (ii) any sale, lease, license, exchange, transfer, other disposition, or joint venture, that would result in any Person (other than Parent and its Affiliates) acquiring assets or business of the Company and its Subsidiaries that constitute or represent 20% or more of the net revenue, net income, or fair market value of the assets of the Company and its Subsidiaries, taken as a whole; (iii) any sale, exchange, transfer or other disposition of 20% or more of any class of equity securities of the Company; or (iv) any tender offer or exchange offer that, if consummated, would result in any Person (other than Parent and its Affiliates) beneficially owning 20% or more of any class of equity securities of the Company.

          (c)   "Affiliate" means, as to any Person, (i) any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise and (ii) with respect to any natural person, any member of the immediate family of such natural person.

          (d)   "Anti-Corruption Laws" means any anti-corruption Law, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder, and the Interim Rules on Prevention of Commercial Bribery issued by the PRC State Administration of Industry and Commerce on November 15, 1996, applicable to the Company and its Subsidiaries.

          (e)   "Available Company Cash" means cash of the Company in US dollars in a US dollar denominated bank account of the Company opened at a bank outside of the PRC, net of issued but uncleared checks and drafts, available free of any Liens at the Effective Time for use by Parent and Merger Sub as a source of funds to pay the Per Share Merger Consideration for all Shares other than the Rollover Shares and for Parent and Merger Sub to pay the fees and expenses payable by them in connection with the transactions contemplated hereby.

          (f)    "beneficial ownership" or "beneficially own" shall have the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

          (g)   "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in New York, the Cayman Islands, Hong Kong or Beijing, China are required or authorized to close.

          (h)   "Code" means the United States Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder.

          (i)    "Company Material Adverse Effect" means any fact, event, circumstance, change, condition, effect or development that, individually or in the aggregate with all other facts, events, circumstances, changes, conditions and effects and developments, is or would reasonably be expected to have a materially adverse effect on the business, financial condition, or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, no facts, circumstances, events, changes, conditions, effects or developments arising out of, relating to or resulting from any of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur: (i) changes in GAAP or accounting standards or the interpretation or enforcement thereof after the date of this Agreement or prospective changes in Laws (or interpretations thereof) applicable to the Company or any of its Subsidiaries, (ii) changes, effects or circumstances in the industries or markets in which the Company or any of its Subsidiaries operates, (iii) changes in general economic, political or financial, credit or securities market conditions, including changes in interest rates, foreign exchange rates and sovereign credit ratings, in the PRC, the United States or any other country or region in which the Company or any of its Subsidiaries has material business operations, (iv) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, acts of God or natural disasters, (v) any change in the price or trading volume of the ADSs (it being understood that any underlying cause contributing to such change may, except as otherwise provided in the other clauses of this proviso, be taken into account in determining whether a Company Material Effect has occurred or is reasonably expected to occur), (vi) the failure by the Company or any of its Subsidiaries to meet any internal or industry estimates, expectations, forecasts, projections or budgets of revenue, earnings, cash flow or cash position (it being understood that any underlying cause contributing to such change may, except as otherwise provided in the other clauses of this proviso, be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur), (vii) the public disclosure or announcement of this Agreement or the transactions contemplated hereby or the consummation of the transactions contemplated hereby, or (viii) any action taken by the Company or any of its Subsidiaries required by this Agreement, or at Parent's written request or upon Parent's advance written consent; provided, further, that any change, effect or occurrence described in the case of the foregoing clauses (i), (ii), (iii) and (iv) shall be taken into account to the extent the impact of any such change, effect or occurrence is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other companies in the same industry and country in which the Company and its Subsidiaries operate.

          (j)    "Company Related Party" means the Company and its Subsidiaries and any of their respective former, current and future officers, employees, directors, partners, shareholders, management members or Affiliates (excluding any Parent Related Party).

          (k)   "Confidential Information" means any confidential or proprietary information, disclosed prior to or after the date hereof by one party or any of its Affiliates to the other party or any of its Affiliates, concerning the disclosing party's business, financial condition, proprietary technology, research and development and other confidential matters, including without limitation, any confidential or proprietary information provided under or in connection with this Agreement, but shall not include any information which (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving party or its Representatives in violation of the Section 9.8 or other obligation of confidentiality, (ii) was available to the receiving party on a non-confidential basis prior to its disclosure by the disclosing party or the disclosing party's Representatives, or (iii) becomes available to the receiving party on a non-confidential basis from a Person (other than the disclosing party or the disclosing party's Representatives) who is not prohibited from disclosing such information to the receiving party by a legal, contractual or fiduciary obligation to the disclosing party or any of the disclosing party's Representatives.

          (l)    "Depositary" means Bank of New York Mellon.

          (m)  "Deposit Agreement" means the deposit agreement dated April 19, 2007, by and between the Company and Bank of New York Mellon, as amended.

          (n)   "Employees" means, with respect to the Company and its Subsidiaries, their respective directors, officers, employees, consultants, agents, and independent contractors providing individual services to the Company or any of its Subsidiaries.

          (o)   "Expenses" means all out-of-pocket fees and expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers and other financial institutions, experts, financing sources and consultants to a party and its Affiliates) incurred or accrued by a party or on its behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing and filing of the Proxy Statement and the Schedule 13E-3 and the mailing of the Proxy Statement, the solicitation of Shareholder Approval, the filing of any required notices under applicable Law and all other matters related to the closing of the transactions contemplated hereby. For the avoidance of doubt, the Expenses of Parent or Merger Sub shall include all fees and expenses incurred or accrued by Parent or Merger Sub in connection with the Financing.

          (p)   "Governmental Entity" means any federal, state, local, foreign, supranational, national, provincial or other governmental, regulatory, self-regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal or judicial or arbitral body.

          (q)   "Hazardous Material" means any substance, material or waste which is regulated, classified or otherwise characterized as hazardous, toxic, pollutant, contaminant or words of similar meaning or regulatory effect by any Governmental Entity, and includes, without limitation, petroleum, petroleum by-products and wastes, asbestos and polychlorinated biphenyls.

          (r)   "Insolvent" means, with respect to any Person (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature, or (iv) such Person has unreasonably small capital with which to conduct the business as now conducted and is proposed to be conducted.

          (s)   "Intellectual Property" means (i) all trademarks, service marks, logos, trade names, trade dress and corporate names and other source identifiers, together with the goodwill associated with the foregoing, (ii) all patents and other patent rights, designs and copyrights, including copyrights in computer software, (iii) trade secrets and confidential information and proprietary rights in inventions, works, discoveries, innovation, know-how and other forms of technology, (iv) domain names, and (v) any and all registrations, applications, recordings, licenses, common law rights, statutory rights, contractual rights and renewals or extensions relating to any of the foregoing.

          (t)    "Intervening Event" means any fact, event, change, development or set of circumstances material to the financial condition or prospects of the Company and its Subsidiaries, taken as a whole (other than any event or circumstance resulting from a breach of this Agreement by the Company or any of its Subsidiaries), occurring after the date of this Agreement, not known to the Special Committee as of or prior to the date of this Agreement and as a result of which the Special Committee (after consultation with an independent financial advisor of internationally recognized reputation) determines that the Per Share Merger Consideration and the Per ADS Merger Consideration is no longer fair, from a financial point of view.

          (u)   "IRS" means the United States Internal Revenue Service.

          (v)   "knows" or "knowledge" means, with respect to the Company, the knowledge, after due inquiry, of any of the following individuals: Yehong Zhang, Yushan Wan, Jindong Zhou, Xiaojin Yin, Jialun Tian, Quanfu Feng, Peng Wang, Haibo Qian, Jie Liu D'Elia, Alan Au and Guoqiang Lin, and with respect to any other party hereto, the knowledge of any officer or director of such party after due inquiry.

          (w)  "Law" means any United States federal, state or local or non-United States national, provincial or local, or multinational law, statute or ordinance, common law, or any rule, regulation,

  decree, treaty provision, judgment and governmental guidelines or interpretations having the force of law, and orders issued, enacted or put into effect by any Governmental Entity.

          (x)   "Lien" means any security interest, pledge, hypothecation, mortgage, lien (including environmental and Tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

          (y)   "Order" means any order, judgment, injunction, award, decision, determination, stipulation, ruling, subpoena, writ, decree or verdict entered by or with any Governmental Entity.

          (z)   "Parent Material Adverse Effect" means any fact, event, circumstance, change, condition, effect or development that, individually or in the aggregate with all other facts, events, circumstances, changes, conditions and effects, would or would be reasonably expected to prevent, materially impede or materially delay the consummation by Parent or Merger Sub of the transactions contemplated hereby, including the Merger.

          (aa) "Parent Related Party" means Parent, Merger Sub, the equity providers and lenders that are parties to the Financing Documents, or any of their respective former, current and future general or limited partners, shareholders, financing sources, managers, members, agents, directors, officers, employees or Affiliates (excluding any Company Related Party).

          (bb) "Permitted Liens" means for (i) Liens that have been incurred or suffered in the ordinary course of business and that are not reasonably likely to have a Company Material Adverse Effect, (ii) Liens for the payment of Taxes, the payment of which is neither delinquent nor subject to penalties, except where contested in good faith, (iii) mechanics', carriers', workmen's, repairmen's, materialmen's or other Liens or security interests arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition or the property of the Company so encumbered and that are not resulting from a breach, default or violation by the Company of any Contract or Law, (iv) Liens imposed by applicable Law, (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business, or (vi) Liens securing indebtedness or liabilities that are reflected in the Company SEC Reports filed or furnished prior to the date of this Agreement.

          (cc) "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust, an unincorporated organization, or any other entity or group (as such term is defined in Section 13 of the Exchange Act).

          (dd) "PRC" means the People's Republic of China and for purposes of this Agreement, excluding Hong Kong, Macao and Taiwan.

          (ee) "Release" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the applicable party or its Subsidiaries.

          (ff)  "Remedial Action" means all actions, including, without limitation, any capital expenditures, required by a Governmental Entity or required under or taken pursuant to any Environmental Law, or voluntarily undertaken to (A) clean up, remove, treat, or in any other way, ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment; (B) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the indoor or outdoor environment; (C) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (D) bring the applicable party into compliance with any Environmental Law.

          (gg) "Representatives" of a Person includes its officers, directors, employees, accountants, consultants, financial and legal advisors, agents, financing sources and other representatives.

          (hh) "Required Available Cash Amount" means US$39,000,000.

          (ii)   "Subsidiary" of a Person means any entity in which such Person owns, directly or indirectly, at least a majority of share capital, holds at least a majority of equity or similar interest, or controls, directly or indirectly, through contractual agreements and includes, where applicable, any subsidiary of such Person formed or acquired after the date hereof.

          (jj)   "Superior Proposal" means an unsolicited, written Acquisition Proposal that the Company Board determines, in its good faith judgment upon the recommendation of the Special Committee (after consultation with an independent financial advisor of internationally recognized reputation and independent legal counsel), to be (i) more favorable, including from a financial point of view, to the Company and the Company's shareholders (other than the Rollover Holders) than the transactions contemplated hereby (including any revisions to the terms of this Agreement made or proposed in writing by Parent pursuant to Section 6.4(d)) or otherwise prior to the time of determination), and (ii) reasonably likely to be consummated in accordance with its terms, taking into consideration all legal, financial, regulatory and other aspects of the proposal, shareholder litigation, and the identity of the Person making the Acquisition Proposal; provided, that, for purposes of the definition of "Superior Proposal", each reference to "20%" in the definition of "Acquisition Proposal" shall be replaced with "50%".

          (kk) "Tax Returns" means all federal, state, local, provincial and foreign returns, declarations, statements, claims, reports, schedules, forms or other information (including any amendments) filed or required to be filed with any Governmental Entity, with respect to Taxes.

          (ll)   "Tax" or "Taxes" means (a) any and all taxes, fees, levies, duties, tariffs, imposts, assessments and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, share capital, payroll, employment, environmental, social security, severance, workers' compensation, unemployment compensation or net worth; (b) taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; (c) license, registration and documentation fees; (d) real and personal property taxes; and (e) customs duties, tariffs, and other similar charges.

[signature page follows]

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Simcere Holding Limited
By:	/s/ JINSHENG REN
	Name:	Jinsheng Ren
	Title:	Director
Simcere Acquisition Limited
By:	/s/ JINSHENG REN
	Name:	Jinsheng Ren
	Title:	Director
Simcere Pharmaceutical Group
By:	/s/ ALAN AU
	Name:	Alan Au
	Title:	Chairman of Special Committee

Merger Agreement
Signature Page

Appendix I

Form of Plan of Merger

THIS PLAN OF MERGER is made on [    •    ]

BETWEEN

(1)
Simcere Pharmaceutical Group, an exempted company incorporated under the laws of the Cayman Islands on August 4, 2006, having its registered office at 190 Elgin Avenue, Grand Cayman KY1-9005, Cayman Islands, Cayman Islands ("Simcere" or the "Surviving Company"); and

(2)
Simcere Acquisition Limited, an exempted company incorporated under the laws of the Cayman Islands on 14 June 2013, having its registered office at Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands ("Merger Sub", and together with Simcere or the Surviving Company, the "Constituent Companies").

WHEREAS

(A)
Simcere and Merger Sub have agreed to merge (the "Merger") on the terms and conditions contained or referred to in an Agreement and Plan of Merger (the "Agreement") dated August 28, 2013 made between Simcere Holding Limited, Simcere and Merger Sub, a copy of which is attached as Annex A to this Plan of Merger and under the provisions of Part XVI of the Companies Law Cap.22 (Law 3 of 1961, as consolidated and revised) (the "Companies Law").

(B)
This Plan of Merger is made in accordance with section 233 of the Companies Law.

(C)
Terms used in this Plan of Merger and not otherwise defined in this Plan of Merger shall have the meanings given to them in the Agreement.

WITNESSETH

CONSTITUENT COMPANIES

1.
The Constituent Companies to the Merger are Simcere and Merger Sub.

NAME OF THE SURVIVING CORPORATION

2.
The surviving company (as defined in the Companies Law) shall be the Surviving Company which shall continue to be named Simcere Pharmaceutical Group.

REGISTERED OFFICE

3.
The Surviving Company shall have its registered office at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

AUTHORISED AND ISSUED SHARE CAPITAL

4.
Immediately prior to the Effective Date (as defined below), the authorized share capital of Simcere was US$5,000,000 divided into 500,000,000 ordinary shares of US$0.01 par value per share, of which 112,291,644 ordinary shares have been issued fully paid.

5.
Immediately prior to the Effective Date, the authorized share capital of Merger Sub was US$50,000 divided into 5,000,000 ordinary shares of US$0.01 par value per share, of which one (1) ordinary share has been issued.

6.
On the Effective Date, the authorized share capital of the Surviving Company shall be US$50,000 divided into 5,000,000 ordinary shares of US$0.01 par value per share, of which one (1) ordinary share shall be in issue credited as fully paid.

7.
On the Effective Date, and in accordance with the terms and conditions of the Agreement:

(a)
Each ordinary share of US$0.01 par value per share of Simcere other than any Excluded Shares shall be cancelled in exchange for the right to receive the Per Share Merger Consideration.

(b)
Cancelled Shares (other than the Rollover Shares) shall be cancelled for no consideration.

(c)
Rollover Shares shall be cancelled in exchange for the right to subscribe for the ordinary shares of Parent immediately prior to the Effective Time.

(d)
Dissenting Shares shall be cancelled in exchange for a payment resulting from the procedure in section 238 of the Companies Law.

(e)
Each ordinary share of Merger Sub shall be converted into an ordinary share of the Surviving Company.

8.
On the Effective Date, the rights and restrictions attached to the shares of the Surviving Company shall be as set out in the Amended and Restated Memorandum of Association and Articles of Association of the Surviving Company in the form attached as Annex B to this Plan of Merger.

EFFECTIVE DATE

9.
The Merger shall take effect on the date that this Plan of Merger is registered with the Registrar of Companies (the "Effective Date").

MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION

10.
The Memorandum of Association and Articles of Association of the Surviving Company shall be amended and restated in the form attached as Annex B to this Plan of Merger on the Effective Date.

DIRECTORS BENEFITS

11
There are no amounts or benefits payable to the directors of the Constituent Companies on the Merger becoming effective.

DIRECTORS OF THE SURVIVING CORPORATION

12
The names and addresses of the directors of the Surviving Company immediately following the Merger are as follows:

(a)
Jinsheng Ren, No. 699-18 Xuan Wu Ave, Xuan Wu District, Nanjing, PRC; and

(b)
Shunlong Wang, Suite 2701, One Exchange Square, Central, Hong Kong;

SECURED CREDITORS

13.1
Simcere has no secured creditors and has not granted any other fixed or floating security interests as at the date of this Plan of Merger.

13.2
Merger Sub has no secured creditors and has not granted any other fixed or floating security interests as at the date of this Plan of Merger.

PROPERTY

14.
On the Effective Date, the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company, which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges, security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

RIGHT OF TERMINATION OR AMENDMENT

15.
At any time prior to the Effective Date, this Plan of Merger may be terminated or amended pursuant to the terms and conditions of the Agreement.

COUNTERPARTS

16.
This Plan of Merger may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

APPROVAL AND AUTHORIZATION

17.
This Plan of Merger has been approved by the board of directors of each of Merger Sub and Simcere pursuant to section 233(3) of the Companies Law.

18.
This Plan of Merger has been authorised by the shareholders of each of Merger Sub and Simcere pursuant to section 233(6) of the Companies Law.

GOVERNING LAW

19.
This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands

IN WITNESS whereof this Plan of Merger has been entered into by the parties on the day and year first above written.

SIGNED for and on behalf of	)
Simcere Pharmaceutical Group:	)
	)	Director
)
	)	Name:
)
)
SIGNED for and on behalf of
Simcere Acquisition Limited:
	)	Director
)
	)	Name:
)
)

Annex A
(the Agreement)

Annex B
(Amended and Restated Memorandum and Articles of Association of the Surviving Company)

Appendix II

Rollover Shares

	Rollover Shares
Rollover Holders	Ordinary Shares	Restricted Shares
Mr. Jinsheng Ren	2,665,988	4,000,000
New Good Management Limited	37,388,990	0
Mr. Hongquan Liu	72,018	2,000,000
Assure Ahead Investments Limited	17,924,692	0
Right Lane Limited	1,852,694	0
King View Development International Limited	11,820,000	0
Fosun Industrial Co., Limited	8,898,088	0

ANNEX B

Execution Version

LIMITED GUARANTY

        This Limited Guaranty (this "Limited Guaranty"), dated as of August 28, 2013, by New Good Management Limited (the "Guarantor"), in favor of Simcere Pharmaceutical Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the "Guaranteed Party"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement (as defined below).

        This Limited Guaranty is one of four substantially identical guaranties (such other limited guaranties, the "Other Limited Guaranties"), with the other being made by Premier Praise Limited, King View Development and Fosun Industrial Co., Limited (the "Other Guarantors") to the Guaranteed Party on the date of this Limited Guaranty.

        1.    LIMITED GUARANTY.    (a) To induce the Guaranteed Party to enter into an Agreement and Plan of Merger, dated as of the date of this Limited Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the "Merger Agreement"), by and among Simcere Holding Limited, a Cayman Islands company ("Parent"), Simcere Acquisition Limited, a Cayman Islands company ("Merger Sub") and the Guaranteed Party, pursuant to which Merger Sub will merge with and into the Guaranteed Party, with the Guaranteed Party surviving the merger as a wholly owned subsidiary of Parent, the Guarantor, intending to be legally bound, hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, as the primary obligor and not merely as surety, on the terms and subject to the conditions herein, the due and punctual payment, performance and discharge of 56.45% of the payment obligations of Parent to the Guaranteed Party under Sections 8.5(c), 8.5(d) and 6.14 of the Merger Agreement as and when due (the "Guaranteed Obligations"), provided, that in no event shall the Guarantor's liability under this Limited Guaranty exceed an amount equal to (a) US$1,693,500 (the "Maximum Amount") minus (b) any portion of the Guaranteed Obligations actually paid by Parent or Merger Sub in accordance with the terms hereof and under the Merger Agreement; provided, further, that the Guarantor shall have no obligations with respect to the payment obligations of Parent under Sections 8.5(d) and 6.14 unless the underlying expenses are evidenced by invoice or other written evidence, in each case, to the reasonable satisfaction of the Guarantor. This Limited Guaranty may be enforced for the payment of money only. All payments hereunder shall be made in United States dollars, in immediately available funds. The Guarantor shall make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of any kind, except as expressly provided in this Limited Guaranty. The Guarantor acknowledges that the Guaranteed Party entered into the transactions contemplated by the Merger Agreement in reliance on this Limited Guaranty.

          (b)   Subject to the terms and conditions of this Limited Guaranty, if Parent fails to fully and timely discharge any of the Guaranteed Obligations when due, then all of the Guarantor's liabilities and obligations to the Guaranteed Party hereunder in respect of the Guaranteed Obligations shall, on demand, become immediately due and payable and the Guarantor hereby agrees to promptly fully perform and discharge, or to cause to be promptly fully performed or discharged, any such Guaranteed Obligations. In furtherance of the foregoing, the Guarantor acknowledges that the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantor for the Guaranteed Obligations (subject to the Maximum Amount), regardless of whether any action is brought against Parent, Merger Sub or any Other Guarantor, or whether Parent, Merger Sub or any Other Guarantor is joined in any action or actions. The Guarantor agrees to pay all reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by the Guaranteed Party in connection with the enforcement of its rights hereunder, but only to the extent that it has been finally determined by the arbitration panel in accordance with Section 11(b) that the Guarantor is liable for, but has failed to perform, the Guaranteed Obligations hereunder.

          (c)   The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Limited Guaranty were not performed in accordance with its specific terms or were otherwise breached and further agree that the Guaranteed Party shall be entitled to an injunction, specific performance and other equitable relief against the Guarantor to prevent breaches of this Limited Guaranty and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it is entitled at law or in equity, and shall not be required to provide any bond or other security in connection with any such order or injunction. The Guarantor further agrees not to oppose the granting of any such injunction, specific performance and other equitable relief on the basis that (i) the Guaranteed Party has an adequate remedy at law or (ii) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or in equity (collectively, the "Prohibited Defenses").

        2.    NATURE OF GUARANTY.    The Guaranteed Party shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor's obligations hereunder. Subject to the terms hereof, the Guarantor's liability hereunder is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of or any consent to departure from the Merger Agreement that may be agreed to by Parent or Merger Sub. In the event that any payment to the Guaranteed Party in respect of any Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Guaranteed Obligations (subject to the Maximum Amount) as if such payment had not been made. This Limited Guaranty is an unconditional guarantee of payment and not of collectibility.

        3.    CHANGES IN GUARANTEED OBLIGATIONS, CERTAIN WAIVERS.    The Guarantor agrees that the Guaranteed Party may, in its sole discretion, at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of performance of any of the Guaranteed Obligations, and may also make any agreement with Parent, Merger Sub or with any other Person interested in the transactions contemplated by the Merger Agreement, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party and Parent, Merger Sub or such other Person without in any way impairing or affecting the Guarantor's obligations under this Limited Guaranty or affecting the validity or enforceability of this Limited Guaranty. The Guarantor agrees that its obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent, Merger Sub or any other Person interested in the transactions contemplated by the Merger Agreement; (b) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms of the Merger Agreement or any other agreement evidencing, securing or otherwise executed by Parent, Merger Sub and the Guaranteed Party in connection with any of the Guaranteed Obligations; (c) the addition, substitution, any legal or equitable discharge or release (in the case of a discharge or release, other than a discharge or release of the Guarantor with respect to the Guaranteed Obligations as a result of payment in full of the Guaranteed Obligations in accordance with their terms, a discharge or release of Parent with respect to the Guaranteed Obligations under the Merger Agreement, or as a result of defenses to the payment of the Guaranteed Obligations that would be available to Parent under the Merger Agreement) of the Guarantor or any Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement other than any discharge or release arising from the bankruptcy or insolvency of Parent or Merger Sub and other defenses expressly waived hereby; (d) any change in the corporate existence, structure or ownership of Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (e) the existence of any claim, set-off, judgment or other right which the Guarantor may have at any time against Parent, Merger Sub or the Guaranteed Party or any of their respective Affiliates, whether in connection with the Guaranteed Obligations or otherwise; (f) the adequacy of any other means the Guaranteed Party may have of obtaining payment related to the Guaranteed Obligations; or (g) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement. To the fullest extent permitted by Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guaranty and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of any Guaranteed Obligations and all other notices of any kind (except for notices to be provided to Parent or Merger Sub pursuant to the Merger Agreement or notices expressly provided pursuant to this Limited Guaranty), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than a breach by the Guaranteed Party of this Limited Guaranty). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guaranty are knowingly made in contemplation of such benefits. The Guarantor hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause its Affiliates not to institute, directly or indirectly, any proceeding asserting (i) the Prohibited Defenses, or (ii) subject to clause (ii) of the last sentence of Section 5 (No Subrogation) hereof, that this Limited Guaranty is illegal, invalid or unenforceable in accordance with its terms, in each case subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        4.    NO WAIVER; CUMULATIVE RIGHTS.    No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder or under the Merger Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by Law or other contracts shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time subject to the terms and provisions hereof. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party's rights against Parent or Merger Sub or any other Person now or hereafter liable for any Guaranteed Obligations or interested in the transactions contemplated by the Merger Agreement prior to proceeding against the Guarantor hereunder, and the failure by the Guaranteed Party to pursue rights or remedies against Parent or Merger Sub shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Guaranteed Party.

        5.    NO SUBROGATION.    The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Parent or Merger Sub with respect to any of the Guaranteed Obligations that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under or in respect of this Limited Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent or Merger Sub, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Parent or Merger Sub, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the satisfaction in full of the Guaranteed Obligations, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied against all amounts payable by the Guarantor under this Limited Guaranty. Notwithstanding anything to the contrary contained in this Limited Guaranty or otherwise, the Guaranteed Party hereby agrees that other than any discharge or release arising from the bankruptcy or insolvency of Parent or Merger Sub and other defenses expressly waived hereby: (i) to the extent Parent or Merger Sub is relieved of any of the Guaranteed Obligations under the Merger Agreement, the Guarantor shall be similarly relieved of its corresponding payment obligations under this Limited Guaranty; and (ii) the Guarantor shall have all defenses to the payment of its obligations under this Limited Guaranty that would be available to Parent and/or Merger Sub under the Merger Agreement with respect to the Guaranteed Obligations, as well as any defenses in respect of any fraud or willful misconduct of the Guaranteed Party hereunder or any breach by the Guaranteed Party of any of the terms or provisions hereof.

        6.    REPRESENTATIONS AND WARRANTIES.    The Guarantor hereby represents and warrants that:

          (a)   (i) it is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) it has all corporate power and authority to execute, deliver and perform this Limited Guaranty; (iii) the execution, delivery and performance of this Limited Guaranty (A) have been duly authorized by all necessary corporate action, and (B) do not, or will not, as the case may be, conflict with or violate any provision of the Guarantor's organizational documents, applicable Law or contractual restriction binding on the Guarantor or its assets;

          (b)   except as is not, individually or in the aggregate, reasonably likely to impair or delay the Guarantor's performance of its obligations in any material respect, all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this Limited Guaranty by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Limited Guaranty by the Guarantor;

          (c)   this Limited Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

          (d)   the Guarantor has the financial capacity to pay and perform its obligations under this Limited Guaranty, and all funds necessary for the Guarantor to fulfill its obligations under this Limited Guaranty shall be available to the Guarantor for so long as this Limited Guaranty shall remain in effect in accordance with Section 9 (Continuing Guaranty) hereof.

        7.    NO ASSIGNMENT.    The provisions of this Limited Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Limited Guaranty nor any rights, interests or obligations hereunder shall be assigned by either party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party

(which consent shall not be unreasonably withheld, conditioned or delayed); provided, that no assignment by either party shall relieve the assigning party of any of its obligations hereunder. Any purported assignment in violation of this Limited Guaranty will be null and void.

        8.    NOTICES.    Any notice, request, instruction or other document to be given hereunder by one party to the other party shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or overnight courier.

          (a)   If to the Guarantor:

        New Good Management Limited
        No. 699-18 Xuan Wu Avenue
        Xuan Wu District
        Nanjing, Jiangsu Province
        P. R. China 210042
        Attention: Weidong Ren
        Facsimile: +86 25 8547 7666

      with a copy to (which copy shall not constitute notice):

        Cleary Gottlieb Steen & Hamilton LLP
        Twin Towers—West (23Fl)
        12 B Jianguomenwai Avenue
        Chaoyang District, Beijing 100022, PRC
        Attention: Ling Huang and W. Clayton Johnson
        Facsimile: +86 10 5879 3902
        E-mail: lhuang@cgsh.com; cjohnson@cgsh.com

          (b)   If to the Guaranteed Party:

        Simcere Pharmaceutical Group
        No. 699-18 Xuan Wu Avenue
        Xuan Wu District, Nanjing
        Jiangsu Province 210042
        People's Republic of China
        Attention: Yushan Wan, Acting Chief Financial Officer
        Facsimile: +86 25 8547 7666
        Email: wanyushan@simcere.com

      with a copy to (which copy shall not constitute notice):

        Shearman & Sterling
        12th Floor, Gloucester Tower
        The Landmark, 15 Queen's Road Central
        Hong Kong
        Attention: Paul Strecker, Esq.
        Telephone: +852 2978 8038
        Facsimile: +852 2140 0338
        E-mail: paul.strecker@shearman.com

        9.    CONTINUING GUARANTY.

          (a)   Subject to last sentence of Section 5, this Limited Guaranty shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until all of the Guaranteed Obligations have been fully performed. Notwithstanding the foregoing, this Limited Guaranty shall terminate and the Guarantor shall have no further obligations under this Limited Guaranty as of the earlier of: (i) the Effective Time and (ii) the date falling ninety (90) days from the date of the termination of the Merger Agreement in accordance with its terms if the Guaranteed Party has not presented a bona fide written claim for payment of any Guaranteed Obligation to the Guarantor by such date; provided, that, if the Guaranteed Party has presented such a bona fide written claim by such date, this Limited Guaranty shall terminate upon the date that such claim is finally satisfied or otherwise resolved by agreement of the parties hereto or pursuant to Section 11 (Governing Law; Jurisdiction) hereof. If any payment or payments made by Parent or Merger Sub or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the Guaranteed Obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

        10.    NO RECOURSE.    The Guarantor shall have no obligations under or in connection with this Limited Guaranty except as expressly provided by this Limited Guaranty. No liability shall attach to, and no recourse shall be had by the Guaranteed Party, any of its Affiliates or any Person purporting to claim by or through any of them or for the benefit of any of them, under any theory of liability (including without limitation by attempting to pierce a corporate or other veil or by attempting to compel any party to enforce any actual or purported right that they may have against any Person) against any former, current or future equity holders, controlling Person, directors, officers, employees, agents, general or limited partners, managers, members or Affiliates of the Guarantor, Merger Sub or Parent, or any former, current or future equity holders, controlling Persons, directors, officers, employees, agents, general or limited partners, managers, members or Affiliates of any of the foregoing, excluding however the Guarantor, Parent and Merger Sub (each a "Non-Recourse Party" and collectively the "Non-Recourse Parties") in any way under or in connection with this Limited Guaranty, the Merger Agreement, any other agreement or instrument executed or delivered in connection with this Limited Guaranty or the Merger Agreement or the transactions contemplated hereby or thereby, except for claims (i) against the Guarantor and its successors and assigns under this Limited Guaranty pursuant to the terms hereof, and (ii) for the avoidance of doubt, against Parent and Merger Sub and their respective successors and assigns under the Merger Agreement pursuant to the terms thereof ((i) and (ii) together, the "Retained Claims").

        11.    GOVERNING LAW; JURISDICTION.

          (a)   This Limited Guaranty shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the choice of Law principles thereof.

          (b)   Any dispute, controversy or claim arising out of or relating to this Limited Guaranty or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this Limited Guaranty) (each a "Dispute") shall be finally settled by arbitration. The place of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the "HKIAC") in accordance with the arbitration rules of the HKIAC in force at the date of commencement of the arbitration (the "HKIAC Rules"). The arbitration shall be decided by a tribunal of three (3) arbitrators, whose appointment shall be in accordance with the HKIAC Rules. Arbitration proceedings (including but not limited to any arbitral award rendered) shall be in English. Subject to the agreement of the tribunal, any Dispute(s) which arise subsequent to the commencement of arbitration of any existing Dispute(s), shall be resolved by the tribunal already appointed to hear the existing Dispute(s). The award of the arbitration tribunal shall be final and conclusive and binding upon the parties as from the date rendered. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets. For the purpose of the enforcement of an award, the parties irrevocably and unconditionally submit to the jurisdiction of any competent court and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

        12.    COUNTERPARTS.    This Limited Guaranty shall not be effective until it has been executed and delivered by both parties hereto. This Limited Guaranty may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, but all such counterparts shall together constitute one and the same agreement. This Limited Guaranty may be executed and delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, and in the event this Limited Guaranty is so executed and delivered, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

        13.    SEVERABILITY.    The provisions of this Limited Guaranty shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Limited Guaranty or the application thereof to any Person or any circumstance is determined to be invalid, illegal, void or unenforceable, the remaining provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party; provided, however, that this Limited Guaranty may not be enforced against the Guarantor without giving effect to the Maximum Amount or the provisions set forth in Section 10 hereof. Upon such determination that any provision or the application thereof is invalid, illegal, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Limited Guaranty so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent permitted by applicable Law.

        14.    NO THIRD PARTY BENEFICIARIES.    Except for the rights of the Non-Recourse Parties provided hereunder, this Limited Guaranty shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing express or implied in this Limited Guaranty is intended to, or shall, confer upon any other Person any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Guaranteed Party to enforce, the obligations set forth herein.

        15.    MISCELLANEOUS.

          (a)   This Limited Guaranty, together with the Merger Agreement (including any schedules and exhibits thereto), the Company Disclosure Schedule, the Parent Disclosure Schedule, the Contribution Agreement and the Financing Documents, constitute the entire agreement with respect to the subject matter hereof and thereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among Parent, Merger Sub and the Guarantor or any of their respective Affiliates on the one hand, and the Guaranteed Party or any of its Affiliates on the other hand. No amendment, modification or waiver of any provision hereof shall be enforceable unless approved by the Guaranteed Party and the Guarantor in writing.

          (b)   The descriptive headings contained in this Limited Guaranty are for reference purposes only and shall not affect in any way the meaning or interpretation of this Limited Guaranty.

          (c)   Both parties acknowledge that each party and its counsel have reviewed this Limited Guaranty and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Limited Guaranty.

[The remainder of this page is left blank intentionally]

        IN WITNESS WHEREOF, the Guaranteed Party has caused this Limited Guaranty to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

GUARANTEED PARTY:
SIMCERE PHARMACEUTICAL GROUP
By:	/s/ ALAN AU
	Name:	Alan Au
	Title:	Chairman of Special Committee

Limited Guaranty
Signature Page—NGM

        IN WITNESS WHEREOF, the Guarantor has executed and delivered this Limited Guaranty as of the date first written above.

GUARANTOR:
New Good Management Limited
By:	/s/ JINSHENG REN
	Name:	Jinsheng Ren
	Title:	Director

Limited Guaranty
Signature Page—NGM

ANNEX C

Execution Version

LIMITED GUARANTY

        This Limited Guaranty (this "Limited Guaranty"), dated as of August 28, 2013, by Premier Praise Limited (the "Guarantor"), in favor of Simcere Pharmaceutical Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the "Guaranteed Party"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement (as defined below).

        This Limited Guaranty is one of four substantially identical guaranties (such other limited guaranties, the "Other Limited Guaranties"), with the other being made by Fosun Industrial Co., Limited, New Good Management Limited and King View Development International Limited (the "Other Guarantors") to the Guaranteed Party on the date of this Limited Guaranty.

        1.    LIMITED GUARANTY.    (a) To induce the Guaranteed Party to enter into an Agreement and Plan of Merger, dated as of the date of this Limited Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the "Merger Agreement"), by and among Simcere Holding Limited, a Cayman Islands company ("Parent"), Simcere Acquisition Limited, a Cayman Islands company ("Merger Sub") and the Guaranteed Party, pursuant to which Merger Sub will merge with and into the Guaranteed Party, with the Guaranteed Party surviving the merger as a wholly owned subsidiary of Parent, the Guarantor, intending to be legally bound, hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, as the primary obligor and not merely as surety, on the terms and subject to the conditions herein, the due and punctual payment, performance and discharge of 25.00% of the payment obligations of Parent to the Guaranteed Party under Sections 8.5(c), 8.5(d) and 6.14 of the Merger Agreement as and when due (the "Guaranteed Obligations"), provided, that in no event shall the Guarantor's liability under this Limited Guaranty exceed an amount equal to (a) US$750,000 (the "Maximum Amount") minus (b) any portion of the Guaranteed Obligations actually paid by Parent or Merger Sub in accordance with the terms hereof and under the Merger Agreement; provided, further, that the Guarantor shall have no obligations with respect to the payment obligations of Parent under Sections 8.5(d) and 6.14 unless the underlying expenses are evidenced by invoice or other written evidence, in each case, to the reasonable satisfaction of the Guarantor. This Limited Guaranty may be enforced for the payment of money only. All payments hereunder shall be made in United States dollars, in immediately available funds. The Guarantor shall make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of any kind, except as expressly provided in this Limited Guaranty. The Guarantor acknowledges that the Guaranteed Party entered into the transactions contemplated by the Merger Agreement in reliance on this Limited Guaranty.

          (b)   Subject to the terms and conditions of this Limited Guaranty, if Parent fails to fully and timely discharge any of the Guaranteed Obligations when due, then all of the Guarantor's liabilities and obligations to the Guaranteed Party hereunder in respect of the Guaranteed Obligations shall, on demand, become immediately due and payable and the Guarantor hereby agrees to promptly fully perform and discharge, or to cause to be promptly fully performed or discharged, any such Guaranteed Obligations. In furtherance of the foregoing, the Guarantor acknowledges that the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantor for the Guaranteed Obligations (subject to the Maximum Amount), regardless of whether any action is brought against Parent, Merger Sub or any Other Guarantor, or whether Parent, Merger Sub or any Other Guarantor is joined in any action or actions. The Guarantor agrees to pay all reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by the Guaranteed Party in connection with the enforcement of its rights hereunder, but only to the extent that it has been finally determined by the arbitration panel in accordance with Section 11(b) that the Guarantor is liable for, but has failed to perform, the Guaranteed Obligations hereunder.

          (c)   The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Limited Guaranty were not performed in accordance with its specific terms or were otherwise breached and further agree that the Guaranteed Party shall be entitled to an injunction, specific performance and other equitable relief against the Guarantor to prevent breaches of this Limited Guaranty and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it is entitled at law or in equity, and shall not be required to provide any bond or other security in connection with any such order or injunction. The Guarantor further agrees not to oppose the granting of any such injunction, specific performance and other equitable relief on the basis that (i) the Guaranteed Party has an adequate remedy at law or (ii) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or in equity (collectively, the "Prohibited Defenses").

        2.    NATURE OF GUARANTY.    The Guaranteed Party shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor's obligations hereunder. Subject to the terms hereof, the Guarantor's liability hereunder is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of or any consent to departure from the Merger Agreement that may be agreed to by Parent or Merger Sub. In the event that any payment to the Guaranteed Party in respect of any Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Guaranteed Obligations (subject to the Maximum Amount) as if such payment had not been made. This Limited Guaranty is an unconditional guarantee of payment and not of collectibility.

        3.    CHANGES IN GUARANTEED OBLIGATIONS, CERTAIN WAIVERS.    The Guarantor agrees that the Guaranteed Party may, in its sole discretion, at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of performance of any of the Guaranteed Obligations, and may also make any agreement with Parent, Merger Sub or with any other Person interested in the transactions contemplated by the Merger Agreement, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party and Parent, Merger Sub or such other Person without in any way impairing or affecting the Guarantor's obligations under this Limited Guaranty or affecting the validity or enforceability of this Limited Guaranty. The Guarantor agrees that its obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent, Merger Sub or any other Person interested in the transactions contemplated by the Merger Agreement; (b) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms of the Merger Agreement or any other agreement evidencing, securing or otherwise executed by Parent, Merger Sub and the Guaranteed Party in connection with any of the Guaranteed Obligations; (c) the addition, substitution, any legal or equitable discharge or release (in the case of a discharge or release, other than a discharge or release of the Guarantor with respect to the Guaranteed Obligations as a result of payment in full of the Guaranteed Obligations in accordance with their terms, a discharge or release of Parent with respect to the Guaranteed Obligations under the Merger Agreement, or as a result of defenses to the payment of the Guaranteed Obligations that would be available to Parent under the Merger Agreement) of the Guarantor or any Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement other than any discharge or release arising from the bankruptcy or insolvency of Parent or Merger Sub and other defenses expressly waived hereby; (d) any change in the corporate existence, structure or ownership of Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (e) the existence of any claim, set-off, judgment or other right which the Guarantor may have at any time against Parent, Merger Sub or the Guaranteed Party or any of their respective Affiliates, whether in connection with the Guaranteed Obligations or otherwise; (f) the adequacy of any other means the Guaranteed Party may have of obtaining payment related to the Guaranteed Obligations; or (g) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement. To the fullest extent permitted by Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guaranty and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of any Guaranteed Obligations and all other notices of any kind (except for notices to be provided to Parent or Merger Sub pursuant to the Merger Agreement or notices expressly provided pursuant to this Limited Guaranty), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than a breach by the Guaranteed Party of this Limited Guaranty). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guaranty are knowingly made in contemplation of such benefits. The Guarantor hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause its Affiliates not to institute, directly or indirectly, any proceeding asserting (i) the Prohibited Defenses, or (ii) subject to clause (ii) of the last sentence of Section 5 (No Subrogation) hereof, that this Limited Guaranty is illegal, invalid or unenforceable in accordance with its terms, in each case subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        4.    NO WAIVER; CUMULATIVE RIGHTS.    No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder or under the Merger Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by Law or other contracts shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time subject to the terms and provisions hereof. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party's rights against Parent or Merger Sub or any other Person now or hereafter liable for any Guaranteed Obligations or interested in the transactions contemplated by the Merger Agreement prior to proceeding against the Guarantor hereunder, and the failure by the Guaranteed Party to pursue rights or remedies against Parent or Merger Sub shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Guaranteed Party.

        5.    NO SUBROGATION.    The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Parent or Merger Sub with respect to any of the Guaranteed Obligations that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under or in respect of this Limited Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent or Merger Sub, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Parent or Merger Sub, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the satisfaction in full of the Guaranteed Obligations, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied against all amounts payable by the Guarantor under this Limited Guaranty. Notwithstanding anything to the contrary contained in this Limited Guaranty or otherwise, the Guaranteed Party hereby agrees that other than any discharge or release arising from the bankruptcy or insolvency of Parent or Merger Sub and other defenses expressly waived hereby: (i) to the extent Parent or Merger Sub is relieved of any of the Guaranteed Obligations under the Merger Agreement, the Guarantor shall be similarly relieved of its corresponding payment obligations under this Limited Guaranty; and (ii) the Guarantor shall have all defenses to the payment of its obligations under this Limited Guaranty that would be available to Parent and/or Merger Sub under the Merger Agreement with respect to the Guaranteed Obligations, as well as any defenses in respect of any fraud or willful misconduct of the Guaranteed Party hereunder or any breach by the Guaranteed Party of any of the terms or provisions hereof.

        6.    REPRESENTATIONS AND WARRANTIES.    The Guarantor hereby represents and warrants that:

          (a)   (i) it is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) it has all corporate power and authority to execute, deliver and perform this Limited Guaranty; (iii) the execution, delivery and performance of this Limited Guaranty (A) have been duly authorized by all necessary corporate action, and (B) do not, or will not, as the case may be, conflict with or violate any provision of the Guarantor's organizational documents, applicable Law or contractual restriction binding on the Guarantor or its assets;

          (b)   except as is not, individually or in the aggregate, reasonably likely to impair or delay the Guarantor's performance of its obligations in any material respect, all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this Limited Guaranty by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Limited Guaranty by the Guarantor;

          (c)   this Limited Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

          (d)   the Guarantor has the financial capacity to pay and perform its obligations under this Limited Guaranty, and all funds necessary for the Guarantor to fulfill its obligations under this Limited Guaranty shall be available to the Guarantor for so long as this Limited Guaranty shall remain in effect in accordance with Section 9 (Continuing Guaranty) hereof.

        7.    NO ASSIGNMENT.    The provisions of this Limited Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Limited Guaranty nor any rights, interests or obligations hereunder shall be assigned by either party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that no assignment by either party shall relieve the assigning party of any of its obligations hereunder. Any purported assignment in violation of this Limited Guaranty will be null and void.

        8.    NOTICES.    Any notice, request, instruction or other document to be given hereunder by one party to the other party shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or overnight courier.

          (a)   If to the Guarantor:

        Suite 2701, One Exchange Square
        Central, Hong Kong
        Attention: Bing Yuan
        Facsimile: +852 3961 9700

          (b)   If to the Guaranteed Party:

        Simcere Pharmaceutical Group
        No. 699-18 Xuan Wu Avenue
        Xuan Wu District, Nanjing
        Jiangsu Province 210042
        People's Republic of China
        Attention: Yushan Wan, Acting Chief Financial Officer
        Facsimile: +86 25 8547 7666
        Email: wanyushan@simcere.com

            with a copy to (which copy shall not constitute notice):

        Shearman & Sterling
        12th Floor, Gloucester Tower
        The Landmark, 15 Queen's Road Central
        Hong Kong
        Attention: Paul Strecker, Esq.
        Telephone: +852 2978 8038
        Facsimile: +852 2140 0338
        E-mail: paul.strecker@shearman.com

        9.    CONTINUING GUARANTY.    Subject to last sentence of Section 5, this Limited Guaranty shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until all of the Guaranteed Obligations have been fully performed. Notwithstanding the foregoing, this Limited Guaranty shall terminate and the Guarantor shall have no further obligations under this Limited Guaranty as of the earlier of: (i) the Effective Time and (ii) the date falling ninety (90) days from the date of the termination of the Merger Agreement in accordance with its terms if the Guaranteed Party has not presented a bona fide written claim for payment of any Guaranteed Obligation to the Guarantor by such date; provided, that, if the Guaranteed Party has presented such a bona fide written claim by such date, this Limited Guaranty shall terminate upon the date that such claim is finally satisfied or otherwise resolved by agreement of the parties hereto or pursuant to Section 11 (Governing Law; Jurisdiction) hereof. If any payment or payments made by Parent or Merger Sub or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the Guaranteed Obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

        10.    NO RECOURSE.    The Guarantor shall have no obligations under or in connection with this Limited Guaranty except as expressly provided by this Limited Guaranty. No liability shall attach to, and no recourse shall be had by the Guaranteed Party, any of its Affiliates or any Person purporting to claim by or through any of them or for the benefit of any of them, under any theory of liability (including without limitation by attempting to pierce a corporate or other veil or by attempting to compel any party to enforce any actual or purported right that they may have against any Person) against any former, current or future equity holders, controlling Person, directors, officers, employees, agents, general or limited partners, managers, members or Affiliates of the Guarantor, Merger Sub or Parent, or any former, current or future equity holders, controlling Persons, directors, officers, employees, agents, general or limited partners, managers, members or Affiliates of any of the foregoing, excluding however the Guarantor, Parent and Merger Sub (each a "Non-Recourse Party" and collectively the "Non-Recourse Parties") in any way under or in connection with this Limited Guaranty, the Merger Agreement, any other agreement or instrument executed or delivered in connection with this Limited Guaranty or the Merger Agreement or the transactions contemplated hereby or thereby, except for claims (i) against the Guarantor and its successors and assigns under this Limited Guaranty pursuant to the terms hereof, and (ii) for the avoidance of doubt, against Parent and Merger Sub and their respective successors and assigns under the Merger Agreement pursuant to the terms thereof ((i) and (ii) together, the "Retained Claims").

        11.    GOVERNING LAW; JURISDICTION.

          (a)   This Limited Guaranty shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the choice of Law principles thereof.

          (b)   Any dispute, controversy or claim arising out of or relating to this Limited Guaranty or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this Limited Guaranty) (each a "Dispute") shall be finally settled by arbitration. The place of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the "HKIAC") in accordance with the arbitration rules of the HKIAC in force at the date of commencement of the arbitration (the "HKIAC Rules"). The arbitration shall be decided by a tribunal of three (3) arbitrators, whose appointment shall be in accordance with the HKIAC Rules. Arbitration proceedings (including but not limited to any arbitral award rendered) shall be in English. Subject to the agreement of the tribunal, any Dispute(s) which arise subsequent to the commencement of arbitration of any existing Dispute(s), shall be resolved by the tribunal already appointed to hear the existing Dispute(s). The award of the arbitration tribunal shall be final and conclusive and binding upon the parties as from the date rendered. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets. For the purpose of the enforcement of an award, the parties irrevocably and unconditionally submit to the jurisdiction of any competent court and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

        12.    COUNTERPARTS.    This Limited Guaranty shall not be effective until it has been executed and delivered by both parties hereto. This Limited Guaranty may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, but all such counterparts shall together constitute one and the same agreement. This Limited Guaranty may be executed and delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, and in the event this Limited Guaranty is so executed and delivered, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

        13.    SEVERABILITY.    The provisions of this Limited Guaranty shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Limited Guaranty or the application thereof to any

Person or any circumstance is determined to be invalid, illegal, void or unenforceable, the remaining provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party; provided, however, that this Limited Guaranty may not be enforced against the Guarantor without giving effect to the Maximum Amount or the provisions set forth in Section 10 hereof. Upon such determination that any provision or the application thereof is invalid, illegal, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Limited Guaranty so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent permitted by applicable Law.

        14.    NO THIRD PARTY BENEFICIARIES.    Except for the rights of the Non-Recourse Parties provided hereunder, this Limited Guaranty shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing express or implied in this Limited Guaranty is intended to, or shall, confer upon any other Person any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Guaranteed Party to enforce, the obligations set forth herein.

        15.    MISCELLANEOUS.

          (a)   This Limited Guaranty, together with the Merger Agreement (including any schedules and exhibits thereto), the Company Disclosure Schedule, the Parent Disclosure Schedule, the Contribution Agreement and the Financing Documents, constitute the entire agreement with respect to the subject matter hereof and thereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among Parent, Merger Sub and the Guarantor or any of their respective Affiliates on the one hand, and the Guaranteed Party or any of its Affiliates on the other hand. No amendment, modification or waiver of any provision hereof shall be enforceable unless approved by the Guaranteed Party and the Guarantor in writing.

          (b)   The descriptive headings contained in this Limited Guaranty are for reference purposes only and shall not affect in any way the meaning or interpretation of this Limited Guaranty.

          (c)   Both parties acknowledge that each party and its counsel have reviewed this Limited Guaranty and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Limited Guaranty.

[The remainder of this page is left blank intentionally]

        IN WITNESS WHEREOF, the Guaranteed Party has caused this Limited Guaranty to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

GUARANTEED PARTY:
SIMCERE PHARMACEUTICAL GROUP
By:	/s/ ALAN AU
	Name:	Alan Au
	Title:	Chairman of Special Committee

Limited Guaranty
Signature Page—Premier Praise

        IN WITNESS WHEREOF, the Guarantor has executed and delivered this Limited Guaranty as of the date first written above.

GUARANTOR:
PREMIER PRAISE LIMITED
By:	/s/ JOHN HUAN ZHAO
	Name:	John Huan Zhao
	Title:	Authorized Signatory

Limited Guaranty
Signature Page—Premier Praise

ANNEX D

Execution Version

LIMITED GUARANTY

        This Limited Guaranty (this "Limited Guaranty"), dated as of August 28, 2013, by King View Development International Limited (the "Guarantor"), in favor of Simcere Pharmaceutical Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the "Guaranteed Party"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement (as defined below).

        This Limited Guaranty is one of four substantially identical guaranties (such other limited guaranties, the "Other Limited Guaranties"), with the other being made by Premier Praise Limited, New Good Management Limited and Fosun Industrial Co., Limited (the "Other Guarantors") to the Guaranteed Party on the date of this Limited Guaranty.

        1.    LIMITED GUARANTY.    (a) To induce the Guaranteed Party to enter into an Agreement and Plan of Merger, dated as of the date of this Limited Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the "Merger Agreement"), by and among Simcere Holding Limited, a Cayman Islands company ("Parent"), Simcere Acquisition Limited, a Cayman Islands company ("Merger Sub") and the Guaranteed Party, pursuant to which Merger Sub will merge with and into the Guaranteed Party, with the Guaranteed Party surviving the merger as a wholly owned subsidiary of Parent, the Guarantor, intending to be legally bound, hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, as the primary obligor and not merely as surety, on the terms and subject to the conditions herein, the due and punctual payment, performance and discharge of 10.58% of the payment obligations of Parent to the Guaranteed Party under Sections 8.5(c), 8.5(d) and 6.14 of the Merger Agreement as and when due (the "Guaranteed Obligations"), provided, that in no event shall the Guarantor's liability under this Limited Guaranty exceed an amount equal to (a) US$317,400 (the "Maximum Amount") minus (b) any portion of the Guaranteed Obligations actually paid by Parent or Merger Sub in accordance with the terms hereof and under the Merger Agreement; provided, further, that the Guarantor shall have no obligations with respect to the payment obligations of Parent under Sections 8.5(d) and 6.14 unless the underlying expenses are evidenced by invoice or other written evidence, in each case, to the reasonable satisfaction of the Guarantor. This Limited Guaranty may be enforced for the payment of money only. All payments hereunder shall be made in United States dollars, in immediately available funds. The Guarantor shall make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of any kind, except as expressly provided in this Limited Guaranty. The Guarantor acknowledges that the Guaranteed Party entered into the transactions contemplated by the Merger Agreement in reliance on this Limited Guaranty.

          (b)   Subject to the terms and conditions of this Limited Guaranty, if Parent fails to fully and timely discharge any of the Guaranteed Obligations when due, then all of the Guarantor's liabilities and obligations to the Guaranteed Party hereunder in respect of the Guaranteed Obligations shall, on demand, become immediately due and payable and the Guarantor hereby agrees to promptly fully perform and discharge, or to cause to be promptly fully performed or discharged, any such Guaranteed Obligations. In furtherance of the foregoing, the Guarantor acknowledges that the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantor for the Guaranteed Obligations (subject to the Maximum Amount), regardless of whether any action is brought against Parent, Merger Sub or any Other Guarantor, or whether Parent, Merger Sub or any Other Guarantor is joined in any action or actions. The Guarantor agrees to pay all reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by the Guaranteed Party in connection with the enforcement of its rights hereunder, but only to the extent that it has been finally determined by the arbitration panel in accordance with Section 11(b) that the Guarantor is liable for, but has failed to perform, the Guaranteed Obligations hereunder.

          (c)   The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Limited Guaranty were not performed in accordance with its specific terms or were otherwise breached and further agree that the Guaranteed Party shall be entitled to an injunction, specific performance and other equitable relief against the Guarantor to prevent breaches of this Limited Guaranty and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it is entitled at law or in equity, and shall not be required to provide any bond or other security in connection with any such order or injunction. The Guarantor further agrees not to oppose the granting of any such injunction, specific performance and other equitable relief on the basis that (i) the Guaranteed Party has an adequate remedy at law or (ii) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or in equity (collectively, the "Prohibited Defenses").

        2.    NATURE OF GUARANTY.    The Guaranteed Party shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor's obligations hereunder. Subject to the terms hereof, the Guarantor's liability hereunder is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of or any consent to departure from the Merger Agreement that may be agreed to by Parent or Merger Sub. In the event that any payment to the Guaranteed Party in respect of any Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Guaranteed Obligations (subject to the Maximum Amount) as if such payment had not been made. This Limited Guaranty is an unconditional guarantee of payment and not of collectibility.

        3.    CHANGES IN GUARANTEED OBLIGATIONS, CERTAIN WAIVERS.    The Guarantor agrees that the Guaranteed Party may, in its sole discretion, at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of performance of any of the Guaranteed Obligations, and may also make any agreement with Parent, Merger Sub or with any other Person interested in the transactions contemplated by the Merger Agreement, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party and Parent, Merger Sub or such other Person without in any way impairing or affecting the Guarantor's obligations under this Limited Guaranty or affecting the validity or enforceability of this Limited Guaranty. The Guarantor agrees that its obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent, Merger Sub or any other Person interested in the transactions contemplated by the Merger Agreement; (b) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms of the Merger Agreement or any other agreement evidencing, securing or otherwise executed by Parent, Merger Sub and the Guaranteed Party in connection with any of the Guaranteed Obligations; (c) the addition, substitution, any legal or equitable discharge or release (in the case of a discharge or release, other than a discharge or release of the Guarantor with respect to the Guaranteed Obligations as a result of payment in full of the Guaranteed Obligations in accordance with their terms, a discharge or release of Parent with respect to the Guaranteed Obligations under the Merger Agreement, or as a result of defenses to the payment of the Guaranteed Obligations that would be available to Parent under the Merger Agreement) of the Guarantor or any Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement other than any discharge or release arising from the bankruptcy or insolvency of Parent or Merger Sub and other defenses expressly waived hereby; (d) any change in the corporate existence, structure or ownership of Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (e) the existence of any claim, set-off, judgment or other right which the Guarantor may have at any time against Parent, Merger Sub or the Guaranteed Party or any of their respective Affiliates, whether in connection with the Guaranteed Obligations or otherwise; (f) the adequacy of any other means the Guaranteed Party may have of obtaining payment related to the Guaranteed Obligations; or (g) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement. To the fullest extent permitted by Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guaranty and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of any Guaranteed Obligations and all other notices of any kind (except for notices to be provided to Parent or Merger Sub pursuant to the Merger Agreement or notices expressly provided pursuant to this Limited Guaranty), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than a breach by the Guaranteed Party of this Limited Guaranty). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guaranty are knowingly made in contemplation of such benefits. The Guarantor hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause its Affiliates not to institute, directly or indirectly, any proceeding asserting (i) the Prohibited Defenses, or (ii) subject to clause (ii) of the last sentence of Section 5 (No Subrogation) hereof, that this Limited Guaranty is illegal, invalid or unenforceable in accordance with its terms, in each case subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        4.    NO WAIVER; CUMULATIVE RIGHTS.    No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder or under the Merger Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by Law or other contracts shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time subject to the terms and provisions hereof. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party's rights against Parent or Merger Sub or any other Person now or hereafter liable for any Guaranteed Obligations or interested in the transactions contemplated by the Merger Agreement prior to proceeding against the Guarantor hereunder, and the failure by the Guaranteed Party to pursue rights or remedies against Parent or Merger Sub shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Guaranteed Party.

        5.    NO SUBROGATION.    The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Parent or Merger Sub with respect to any of the Guaranteed Obligations that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under or in respect of this Limited Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent or Merger Sub, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Parent or Merger Sub, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the satisfaction in full of the Guaranteed Obligations, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied against all amounts payable by the Guarantor under this Limited Guaranty. Notwithstanding anything to the contrary contained in this Limited Guaranty or otherwise, the Guaranteed Party hereby agrees that other than any discharge or release arising from the bankruptcy or insolvency of Parent or Merger Sub and other defenses expressly waived hereby: (i) to the extent Parent or Merger Sub is relieved of any of the Guaranteed Obligations under the Merger Agreement, the Guarantor shall be similarly relieved of its corresponding payment obligations under this Limited Guaranty; and (ii) the Guarantor shall have all defenses to the payment of its obligations under this Limited Guaranty that would be available to Parent and/or Merger Sub under the Merger Agreement with respect to the Guaranteed Obligations, as well as any defenses in respect of any fraud or willful misconduct of the Guaranteed Party hereunder or any breach by the Guaranteed Party of any of the terms or provisions hereof.

        6.    REPRESENTATIONS AND WARRANTIES.    The Guarantor hereby represents and warrants that:

          (a)   (i) it is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) it has all corporate power and authority to execute, deliver and perform this Limited Guaranty; (iii) the execution, delivery and performance of this Limited Guaranty (A) have been duly authorized by all necessary corporate action, and (B) do not, or will not, as the case may be, conflict with or violate any provision of the Guarantor's organizational documents, applicable Law or contractual restriction binding on the Guarantor or its assets;

          (b)   except as is not, individually or in the aggregate, reasonably likely to impair or delay the Guarantor's performance of its obligations in any material respect, all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this Limited Guaranty by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Limited Guaranty by the Guarantor;

          (c)   this Limited Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

          (d)   the Guarantor has the financial capacity to pay and perform its obligations under this Limited Guaranty, and all funds necessary for the Guarantor to fulfill its obligations under this Limited Guaranty shall be available to the Guarantor for so long as this Limited Guaranty shall remain in effect in accordance with Section 9 (Continuing Guaranty) hereof.

        7.    NO ASSIGNMENT.    The provisions of this Limited Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Limited Guaranty nor any rights, interests or obligations hereunder shall be assigned by either party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that no assignment by either party shall relieve the assigning party of any of its obligations hereunder. Any purported assignment in violation of this Limited Guaranty will be null and void.

        8.    NOTICES.    Any notice, request, instruction or other document to be given hereunder by one party to the other party shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or overnight courier.

          (a)   If to the Guarantor:

        King View Development International Limited
        Palm Grove House, P.O. Box 438, Road Town
        Tortola, British Virgin Islands
        Attention: Shujun Li
        Facsimile: +852 34285700

          (b)   If to the Guaranteed Party:

        Simcere Pharmaceutical Group
        No. 699-18 Xuan Wu Avenue
        Xuan Wu District, Nanjing
        Jiangsu Province 210042
        People's Republic of China
        Attention: Yushan Wan, Acting Chief Financial Officer
        Facsimile: +86 25 8547 7666
        Email: wanyushan@simcere.com

            with a copy to (which copy shall not constitute notice):

        Shearman & Sterling
        12th Floor, Gloucester Tower
        The Landmark, 15 Queen's Road Central
        Hong Kong
        Attention: Paul Strecker, Esq.
        Telephone: +852 2978 8038
        Facsimile: +852 2140 0338
        E-mail: paul.strecker@shearman.com

        9.     CONTINUING GUARANTY.

          (a)   Subject to last sentence of Section 5, this Limited Guaranty shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until all of the Guaranteed Obligations have been fully performed. Notwithstanding the foregoing, this Limited Guaranty shall terminate and the Guarantor shall have no further obligations under this Limited Guaranty as of the earlier of: (i) the Effective Time and (ii) the date falling ninety (90) days from the date of the termination of the Merger Agreement in accordance with its terms if the Guaranteed Party has not presented a bona fide written claim for payment of any Guaranteed Obligation to the Guarantor by such date; provided, that, if the Guaranteed Party has presented such a bona fide written claim by such date, this Limited Guaranty shall terminate upon the date that such claim is finally satisfied or otherwise resolved by agreement of the parties hereto or pursuant to Section 11 (Governing Law; Jurisdiction) hereof. If any payment or payments made by Parent or Merger Sub or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the Guaranteed Obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

        10.    NO RECOURSE.    The Guarantor shall have no obligations under or in connection with this Limited Guaranty except as expressly provided by this Limited Guaranty. No liability shall attach to, and no recourse shall be had by the Guaranteed Party, any of its Affiliates or any Person purporting to claim by or through any of them or for the benefit of any of them, under any theory of liability (including without limitation by attempting to pierce a corporate or other veil or by attempting to compel any party to enforce any actual or purported right that they may have against any Person) against any former, current or future equity holders, controlling Person, directors, officers, employees, agents, general or limited partners, managers, members or Affiliates of the Guarantor, Merger Sub or Parent, or any former, current or future equity holders, controlling Persons, directors, officers, employees, agents, general or limited partners, managers, members or Affiliates of any of the foregoing, excluding however the Guarantor, Parent and Merger Sub (each a "Non-Recourse Party" and collectively the "Non-Recourse Parties") in any way under or in connection with this Limited Guaranty, the Merger Agreement, any other agreement or instrument executed or delivered in connection with this Limited Guaranty or the Merger Agreement or the transactions contemplated hereby or thereby, except for claims (i) against the Guarantor and its successors and assigns under this Limited Guaranty pursuant to the terms hereof, and (ii) for the avoidance of doubt, against Parent and Merger Sub and their respective successors and assigns under the Merger Agreement pursuant to the terms thereof ((i) and (ii) together, the "Retained Claims").

        11.   GOVERNING LAW; JURISDICTION.

          (a)   This Limited Guaranty shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the choice of Law principles thereof.

          (b)   Any dispute, controversy or claim arising out of or relating to this Limited Guaranty or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this Limited Guaranty) (each a "Dispute") shall be finally settled by arbitration. The place of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the "HKIAC") in accordance with the arbitration rules of the HKIAC in force at the date of commencement of the arbitration (the "HKIAC Rules"). The arbitration shall be decided by a tribunal of three (3) arbitrators, whose appointment shall be in accordance with the HKIAC Rules. Arbitration proceedings (including but not limited to any arbitral award rendered) shall be in English. Subject to the agreement of the tribunal, any Dispute(s) which arise subsequent to the commencement of arbitration of any existing Dispute(s), shall be resolved by the tribunal already appointed to hear the existing Dispute(s). The award of the arbitration tribunal shall be final and conclusive and binding upon the parties as from the date rendered. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets. For the purpose of the enforcement of an award, the parties irrevocably and unconditionally submit to the jurisdiction of any competent court and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

        12.    COUNTERPARTS.    This Limited Guaranty shall not be effective until it has been executed and delivered by both parties hereto. This Limited Guaranty may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, but all such counterparts shall together constitute one and the same agreement. This Limited Guaranty may be executed and delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, and in the event this Limited Guaranty is so executed and delivered, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

        13.    SEVERABILITY.    The provisions of this Limited Guaranty shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Limited Guaranty or the application thereof to any Person or any circumstance is determined to be invalid, illegal, void or unenforceable, the remaining provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party; provided, however, that this Limited Guaranty may not be enforced against the Guarantor without giving effect to the Maximum Amount or the provisions set forth in Section 10 hereof. Upon such determination that any provision or the application thereof is invalid, illegal, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Limited Guaranty so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent permitted by applicable Law.

        14.    NO THIRD PARTY BENEFICIARIES.    Except for the rights of the Non-Recourse Parties provided hereunder, this Limited Guaranty shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing express or implied in this Limited Guaranty is intended to, or shall, confer upon any other Person any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Guaranteed Party to enforce, the obligations set forth herein.

        15.   MISCELLANEOUS.

          (a)   This Limited Guaranty, together with the Merger Agreement (including any schedules and exhibits thereto), the Company Disclosure Schedule, the Parent Disclosure Schedule, the Contribution Agreement and the Financing Documents, constitute the entire agreement with respect to the subject matter hereof and thereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among Parent, Merger Sub and the Guarantor or any of their respective Affiliates on the one hand, and the Guaranteed Party or any of its Affiliates on the other hand. No amendment, modification or waiver of any provision hereof shall be enforceable unless approved by the Guaranteed Party and the Guarantor in writing.

          (b)   The descriptive headings contained in this Limited Guaranty are for reference purposes only and shall not affect in any way the meaning or interpretation of this Limited Guaranty.

          (c)   Both parties acknowledge that each party and its counsel have reviewed this Limited Guaranty and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Limited Guaranty.

[The remainder of this page is left blank intentionally]

        IN WITNESS WHEREOF, the Guaranteed Party has caused this Limited Guaranty to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

GUARANTEED PARTY:
SIMCERE PHARMACEUTICAL GROUP
By:	/s/ ALAN AU
	Name:	Alan Au
	Title:	Chairman of Special Committee

Limited Guaranty
Signature Page—King View

        IN WITNESS WHEREOF, the Guarantor has executed and delivered this Limited Guaranty as of the date first written above.

GUARANTOR:
KING VIEW DEVELOPMENT INTERNATIONAL LIMITED
By:	/s/ SHUJUN LI
	Name:	Shujun Li
	Title:	Director

Limited Guaranty
Signature Page—King View

ANNEX E

Execution Version

LIMITED GUARANTY

        This Limited Guaranty (this "Limited Guaranty"), dated as of August 28, 2013, by Fosun Industrial Co., Limited (the "Guarantor"), in favor of Simcere Pharmaceutical Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the "Guaranteed Party"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement (as defined below).

        This Limited Guaranty is one of four substantially identical guaranties (such other limited guaranties, the "Other Limited Guaranties"), with the other being made by Premier Praise Limited, New Good Management Limited and King View Development International Limited (the "Other Guarantors") to the Guaranteed Party on the date of this Limited Guaranty.

        1.    LIMITED GUARANTY.    (a) To induce the Guaranteed Party to enter into an Agreement and Plan of Merger, dated as of the date of this Limited Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the "Merger Agreement"), by and among Simcere Holding Limited, a Cayman Islands company ("Parent"), Simcere Acquisition Limited, a Cayman Islands company ("Merger Sub") and the Guaranteed Party, pursuant to which Merger Sub will merge with and into the Guaranteed Party, with the Guaranteed Party surviving the merger as a wholly owned subsidiary of Parent, the Guarantor, intending to be legally bound, hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, as the primary obligor and not merely as surety, on the terms and subject to the conditions herein, the due and punctual payment, performance and discharge of 7.97% of the payment obligations of Parent to the Guaranteed Party under Sections 8.5(c), 8.5(d) and 6.14 of the Merger Agreement as and when due (the "Guaranteed Obligations"), provided, that in no event shall the Guarantor's liability under this Limited Guaranty exceed an amount equal to (a) US$239,100 (the "Maximum Amount") minus (b) any portion of the Guaranteed Obligations actually paid by Parent or Merger Sub in accordance with the terms hereof and under the Merger Agreement; provided, further, that the Guarantor shall have no obligations with respect to the payment obligations of Parent under Sections 8.5(d) and 6.14 unless the underlying expenses are evidenced by invoice or other written evidence, in each case, to the reasonable satisfaction of the Guarantor. This Limited Guaranty may be enforced for the payment of money only. All payments hereunder shall be made in United States dollars, in immediately available funds. The Guarantor shall make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of any kind, except as expressly provided in this Limited Guaranty. The Guarantor acknowledges that the Guaranteed Party entered into the transactions contemplated by the Merger Agreement in reliance on this Limited Guaranty.

          (b)   Subject to the terms and conditions of this Limited Guaranty, if Parent fails to fully and timely discharge any of the Guaranteed Obligations when due, then all of the Guarantor's liabilities and obligations to the Guaranteed Party hereunder in respect of the Guaranteed Obligations shall, on demand, become immediately due and payable and the Guarantor hereby agrees to promptly fully perform and discharge, or to cause to be promptly fully performed or discharged, any such Guaranteed Obligations. In furtherance of the foregoing, the Guarantor acknowledges that the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantor for the Guaranteed Obligations (subject to the Maximum Amount), regardless of whether any action is brought against Parent, Merger Sub or any Other Guarantor, or whether Parent, Merger Sub or any Other Guarantor is joined in any action or actions. The Guarantor agrees to pay all reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by the Guaranteed Party in connection with the enforcement of its rights hereunder, but only to the extent that it has been finally determined by the arbitration panel in accordance with Section 11(b) that the Guarantor is liable for, but has failed to perform, the Guaranteed Obligations hereunder.

          (c)   The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Limited Guaranty were not performed in accordance with its specific terms or were otherwise breached and further agree that the Guaranteed Party shall be entitled to an injunction, specific performance and other equitable relief against the Guarantor to prevent breaches of this Limited Guaranty and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it is entitled at law or in equity, and shall not be required to provide any bond or other security in connection with any such order or injunction. The Guarantor further agrees not to oppose the granting of any such injunction, specific performance and other equitable relief on the basis that (i) the Guaranteed Party has an adequate remedy at law or (ii) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or in equity (collectively, the "Prohibited Defenses").

        2.    NATURE OF GUARANTY.    The Guaranteed Party shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor's obligations hereunder. Subject to the terms hereof, the Guarantor's liability hereunder is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of or any consent to departure from the Merger Agreement that may be agreed to by Parent or Merger Sub. In the event that any payment to the Guaranteed Party in respect of any Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Guaranteed Obligations (subject to the Maximum Amount) as if such payment had not been made. This Limited Guaranty is an unconditional guarantee of payment and not of collectibility.

        3.    CHANGES IN GUARANTEED OBLIGATIONS, CERTAIN WAIVERS.    The Guarantor agrees that the Guaranteed Party may, in its sole discretion, at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of performance of any of the Guaranteed Obligations, and may also make any agreement with Parent, Merger Sub or with any other Person interested in the transactions contemplated by the Merger Agreement, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party and Parent, Merger Sub or such other Person without in any way impairing or affecting the Guarantor's obligations under this Limited Guaranty or affecting the validity or enforceability of this Limited Guaranty. The Guarantor agrees that its obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent, Merger Sub or any other Person interested in the transactions contemplated by the Merger Agreement; (b) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms of the Merger Agreement or any other agreement evidencing, securing or otherwise executed by Parent, Merger Sub and the Guaranteed Party in connection with any of the Guaranteed Obligations; (c) the addition, substitution, any legal or equitable discharge or release (in the case of a discharge or release, other than a discharge or release of the Guarantor with respect to the Guaranteed Obligations as a result of payment in full of the Guaranteed Obligations in accordance with their terms, a discharge or release of Parent with respect to the Guaranteed Obligations under the Merger Agreement, or as a result of defenses to the payment of the Guaranteed Obligations that would be available to Parent under the Merger Agreement) of the Guarantor or any Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement other than any discharge or release arising from the bankruptcy or insolvency of Parent or Merger Sub and other defenses expressly waived hereby; (d) any change in the corporate existence, structure or ownership of Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (e) the existence of any claim, set-off, judgment or other right which the Guarantor may have at any time against Parent, Merger Sub or the Guaranteed Party or any of their respective Affiliates, whether in connection with the Guaranteed Obligations or otherwise; (f) the adequacy of any other means the Guaranteed Party may have of obtaining payment related to the Guaranteed Obligations; or (g) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement. To the fullest extent permitted by Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guaranty and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of any Guaranteed Obligations and all other notices of any kind (except for notices to be provided to Parent or Merger Sub pursuant to the Merger Agreement or notices expressly provided pursuant to this Limited Guaranty), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than a breach by the Guaranteed Party of this Limited Guaranty). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guaranty are knowingly made in contemplation of such benefits. The Guarantor hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause its Affiliates not to institute, directly or indirectly, any proceeding asserting (i) the Prohibited Defenses, or (ii) subject to clause (ii) of the last sentence of Section 5 (No Subrogation) hereof, that this Limited Guaranty is illegal, invalid or unenforceable in accordance with its terms, in each case subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        4.    NO WAIVER; CUMULATIVE RIGHTS.    No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder or under the Merger Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by Law or other contracts shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time subject to the terms and provisions hereof. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party's rights against Parent or Merger Sub or any other Person now or hereafter liable for any Guaranteed Obligations or interested in the transactions contemplated by the Merger Agreement prior to proceeding against the Guarantor hereunder, and the failure by the Guaranteed Party to pursue rights or remedies against Parent or Merger Sub shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Guaranteed Party.

        5.    NO SUBROGATION.    The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Parent or Merger Sub with respect to any of the Guaranteed Obligations that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under or in respect of this Limited Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent or Merger Sub, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Parent or Merger Sub, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the satisfaction in full of the Guaranteed Obligations, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied against all amounts payable by the Guarantor under this Limited Guaranty. Notwithstanding anything to the contrary contained in this Limited Guaranty or otherwise, the Guaranteed Party hereby agrees that other than any discharge or release arising from the bankruptcy or insolvency of Parent or Merger Sub and other defenses expressly waived hereby: (i) to the extent Parent or Merger Sub is relieved of any of the Guaranteed Obligations under the Merger Agreement, the Guarantor shall be similarly relieved of its corresponding payment obligations under this Limited Guaranty; and (ii) the Guarantor shall have all defenses to the payment of its obligations under this Limited Guaranty that would be available to Parent and/or Merger Sub under the Merger Agreement with respect to the Guaranteed Obligations, as well as any defenses in respect of any fraud or willful misconduct of the Guaranteed Party hereunder or any breach by the Guaranteed Party of any of the terms or provisions hereof.

        6.    REPRESENTATIONS AND WARRANTIES.    The Guarantor hereby represents and warrants that:

          (a)   (i) it is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) it has all corporate power and authority to execute, deliver and perform this Limited Guaranty; (iii) the execution, delivery and performance of this Limited Guaranty (A) have been duly authorized by all necessary corporate action, and (B) do not, or will not, as the case may be, conflict with or violate any provision of the Guarantor's organizational documents, applicable Law or contractual restriction binding on the Guarantor or its assets;

          (b)   except as is not, individually or in the aggregate, reasonably likely to impair or delay the Guarantor's performance of its obligations in any material respect, all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this Limited Guaranty by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Limited Guaranty by the Guarantor;

          (c)   this Limited Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

          (d)   the Guarantor has the financial capacity to pay and perform its obligations under this Limited Guaranty, and all funds necessary for the Guarantor to fulfill its obligations under this Limited Guaranty shall be available to the Guarantor for so long as this Limited Guaranty shall remain in effect in accordance with Section 9 (Continuing Guaranty) hereof.

        7.    NO ASSIGNMENT.    The provisions of this Limited Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Limited Guaranty nor any rights, interests or obligations hereunder shall be assigned by either party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party

(which consent shall not be unreasonably withheld, conditioned or delayed); provided, that no assignment by either party shall relieve the assigning party of any of its obligations hereunder. Any purported assignment in violation of this Limited Guaranty will be null and void.

        8.    NOTICES.    Any notice, request, instruction or other document to be given hereunder by one party to the other party shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or overnight courier.

          (a)   If to the Guarantor:

        Fosun Industrial Co., Limited
        Level 28, Three Pacific Place
        1 Queen's Road East
        Hong Kong
        Attention: Jianguo Yang
        Facsimile: +86 21 6332 5581

          (b)   If to the Guaranteed Party:

        Simcere Pharmaceutical Group
        No. 699-18 Xuan Wu Avenue
        Xuan Wu District, Nanjing
        Jiangsu Province 210042
        People's Republic of China
        Attention: Yushan Wan, Acting Chief Financial Officer
        Facsimile: +86 25 8547 7666
        Email: wanyushan@simcere.com

      with a copy to (which copy shall not constitute notice):

        Shearman & Sterling
        12th Floor, Gloucester Tower
        The Landmark, 15 Queen's Road Central
        Hong Kong
        Attention: Paul Strecker, Esq.
        Telephone: +852 2978 8038
        Facsimile: +852 2140 0338
        E-mail: paul.strecker@shearman.com

        9.    CONTINUING GUARANTY.    Subject to last sentence of Section 5, this Limited Guaranty shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until all of the Guaranteed Obligations have been fully performed. Notwithstanding the foregoing, this Limited Guaranty shall terminate and the Guarantor shall have no further obligations under this Limited Guaranty as of the earlier of: (i) the Effective Time and (ii) the date falling ninety (90) days from the date of the termination of the Merger Agreement in accordance with its terms if the Guaranteed Party has not presented a bona fide written claim for payment of any Guaranteed Obligation to the Guarantor by such date; provided, that, if the Guaranteed Party has presented such a bona fide written claim by such date, this Limited Guaranty shall terminate upon the date that such claim is finally satisfied or otherwise resolved by agreement of the parties hereto or pursuant to Section 11 (Governing Law; Jurisdiction) hereof. If any payment or payments made by Parent or Merger Sub or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the Guaranteed Obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

        10.    NO RECOURSE.    The Guarantor shall have no obligations under or in connection with this Limited Guaranty except as expressly provided by this Limited Guaranty. No liability shall attach to, and no recourse shall be had by the Guaranteed Party, any of its Affiliates or any Person purporting to claim by or through any of them or for the benefit of any of them, under any theory of liability (including without limitation by attempting to pierce a corporate or other veil or by attempting to compel any party to enforce any actual or purported right that they may have against any Person) against any former, current or future equity holders, controlling Person, directors, officers, employees, agents, general or limited partners, managers, members or Affiliates of the Guarantor, Merger Sub or Parent, or any former, current or future equity holders, controlling Persons, directors, officers, employees, agents, general or limited partners, managers, members or Affiliates of any of the foregoing, excluding however the Guarantor, Parent and Merger Sub (each a "Non-Recourse Party" and collectively the "Non-Recourse Parties") in any way under or in connection with this Limited Guaranty, the Merger Agreement, any other agreement or instrument executed or delivered in connection with this Limited Guaranty or the Merger Agreement or the transactions contemplated hereby or thereby, except for claims (i) against the Guarantor and its successors and assigns under this Limited Guaranty pursuant to the terms hereof, and (ii) for the avoidance of doubt, against Parent and Merger Sub and their respective successors and assigns under the Merger Agreement pursuant to the terms thereof ((i) and (ii) together, the "Retained Claims").

        11.   GOVERNING LAW; JURISDICTION.

          (a)   This Limited Guaranty shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the choice of Law principles thereof.

          (b)   Any dispute, controversy or claim arising out of or relating to this Limited Guaranty or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this Limited Guaranty) (each a "Dispute") shall be finally settled by arbitration. The place of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the "HKIAC") in accordance with the arbitration rules of the HKIAC in force at the date of commencement of the arbitration (the "HKIAC Rules"). The arbitration shall be decided by a tribunal of three (3) arbitrators, whose appointment shall be in accordance with the HKIAC Rules. Arbitration proceedings (including but not limited to any arbitral award rendered) shall be in English. Subject to the agreement of the tribunal, any Dispute(s) which arise subsequent to the commencement of arbitration of any existing Dispute(s), shall be resolved by the tribunal already appointed to hear the existing Dispute(s). The award of the arbitration tribunal shall be final and conclusive and binding upon the parties as from the date rendered. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets. For the purpose of the enforcement of an award, the parties irrevocably and unconditionally submit to the jurisdiction of any competent court and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

        12.    COUNTERPARTS.    This Limited Guaranty shall not be effective until it has been executed and delivered by both parties hereto. This Limited Guaranty may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, but all such counterparts shall together constitute one and the same agreement. This Limited Guaranty may be executed and delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, and in the event this Limited Guaranty is so executed and delivered, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

        13.    SEVERABILITY.    The provisions of this Limited Guaranty shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Limited Guaranty or the application thereof to any

Person or any circumstance is determined to be invalid, illegal, void or unenforceable, the remaining provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party; provided, however, that this Limited Guaranty may not be enforced against the Guarantor without giving effect to the Maximum Amount or the provisions set forth in Section 10 hereof. Upon such determination that any provision or the application thereof is invalid, illegal, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Limited Guaranty so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent permitted by applicable Law.

        14.    NO THIRD PARTY BENEFICIARIES.    Except for the rights of the Non-Recourse Parties provided hereunder, this Limited Guaranty shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing express or implied in this Limited Guaranty is intended to, or shall, confer upon any other Person any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Guaranteed Party to enforce, the obligations set forth herein.

        15.   MISCELLANEOUS.

          (a)   This Limited Guaranty, together with the Merger Agreement (including any schedules and exhibits thereto), the Company Disclosure Schedule, the Parent Disclosure Schedule, the Contribution Agreement and the Financing Documents, constitute the entire agreement with respect to the subject matter hereof and thereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among Parent, Merger Sub and the Guarantor or any of their respective Affiliates on the one hand, and the Guaranteed Party or any of its Affiliates on the other hand. No amendment, modification or waiver of any provision hereof shall be enforceable unless approved by the Guaranteed Party and the Guarantor in writing.

          (b)   The descriptive headings contained in this Limited Guaranty are for reference purposes only and shall not affect in any way the meaning or interpretation of this Limited Guaranty.

          (c)   Both parties acknowledge that each party and its counsel have reviewed this Limited Guaranty and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Limited Guaranty.

        IN WITNESS WHEREOF, the Guaranteed Party has caused this Limited Guaranty to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

GUARANTEED PARTY:
SIMCERE PHARMACEUTICAL GROUP
By:	/s/ ALAN AU
	Name:	Alan Au
	Title:	Chairman of Special Committee

Limited Guaranty
Signature Page—Fosun

        IN WITNESS WHEREOF, the Guarantor has executed and delivered this Limited Guaranty as of the date first written above.

GUARANTOR:
FOSUN INDUSTRIAL CO., LIMITED
By:	/s/ QIYU CHEN
	Name:	Qiyu Chen
	Title:	Chairman of the Board of Directors

Limited Guaranty
Signature Page—Fosun

ANNEX F

UBS AG 52/F Two International Finance Centre 8 Finance Street Central, Hong Kong Tel: +852-2971 8888

August 28, 2013

The Special Committee of the Board of Directors
Simcere Pharmaceutical Group
No. 699-18 Xuan Wu Avenue
Xuan Wu District, Nanjing
Jiangsu Province 210042

Dear Members of the Committee:

        We understand that Simcere Pharmaceutical Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the "Company"), is considering a transaction whereby Simcere Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands ("Parent") newly established by a buyer group including an affiliate of Hony Capital Limited ("Hony"), will effect a merger involving the Company. Pursuant to the terms of an Agreement and Plan of Merger, draft dated August 26, 2013 (the "Agreement"), among Parent, the Company and Simcere Acquisition Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and wholly owned subsidiary of Parent ("Merger Sub"), Parent and the Company will undertake a series of transactions whereby the Company will become a wholly owned subsidiary of Parent (the "Merger"). Pursuant to the terms of the Agreement, (i) all of the issued and outstanding ordinary shares, par value of US$0.01 per share, of the Company ("Company Shares") other than Excluded Shares will be converted into the right to receive US$4.83 in cash (the "Share Consideration"), and (ii) each American Depositary Share, representing two Company Shares ("Company ADSs") other than Company ADSs representing Excluded Shares will be converted into the right to receive US$9.66 in cash (the "ADS Consideration"). We further understand that, in connection with the Merger, certain beneficial owners of Company Shares and/or Company ADSs, including Fosun Industrial Co., Limited ("Fosun", and together with all other such owners, the "Rollover Holders") will enter into a contribution agreement concurrently with the execution of the Agreement, pursuant to which such Rollover Holders will contribute all of the Company Shares and/or Company ADSs held by such Rollover Holders to Parent. "Excluded Shares" means, collectively, any Company Share or Company ADS (as applicable) (i) held by any of the Company's direct or indirect wholly owned subsidiaries, (ii) beneficially owned by Parent or Merger Sub, (iii) to be contributed to Parent by a Rollover Holder and (iv) owned by a person who has validly exercised such person's rights to dissent from the Merger pursuant to Section 238 of the Companies Law of the Cayman Islands. The terms and conditions of the Merger are more fully set forth in, and the foregoing description of the Merger is qualified in its entirety by the terms of, the Agreement.

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the Company Shares and Company ADSs (other than Rollover Holders) of the Share Consideration and ADS Consideration, respectively, to be received by such holders in the Merger.

        UBS AG ("UBS") has acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Merger and will receive a fee for its services, a portion of which is payable in connection with this opinion and a significant portion of which is contingent upon consummation of the Merger. In the past, UBS and its affiliates have provided investment banking services to certain parties to the transaction unrelated to the proposed Merger, for which UBS and its affiliates received compensation, including having acted as (i) financial adviser to certain affiliates of Hony in connection with block trades of securities in January 2013 and in April 2013, (ii) joint bookrunner and joint lead manager in connection with Fosun's issuance of US$400,000,000 6.875% senior notes due 2020 in January 2013 and Fosun's US$300,000,000 7.5% senior notes due 2016 in May 2011 and as solicitation agent in connection with a consent solicitation with respect to the US$300,000,000 7.5% senior notes in May 2013, and (iii) joint lead underwriter in connection with the issuance of RMB1,500,000,000 corporate bonds in 2011, and as an underwriter in the 2012 initial public offering, of Shanghai Fosun Pharmaceutical (Group) Co., Ltd., an affiliate of Fosun. In addition, UBS and certain of its affiliates are currently providing investment banking and financial advisory services to Fosun, Hony, and/or their respective affiliates, for which UBS and such affiliates expect to receive compensation if such transactions are executed. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company, other participants in the Merger or any affiliates thereof and, accordingly, may at any time hold a long or short position in such securities. The issuance of this opinion was approved by an authorized committee of UBS.

        Our opinion does not address the relative merits of the Merger or any related transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company's underlying business decision to effect the Merger or any related transaction. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Merger or any related transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Share Consideration and ADS Consideration to the extent expressly specified herein, of the Agreement or any related documents or the form of the Merger or any related transaction. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Share Consideration and ADS Consideration. We express no opinion as to the price at which Company ADSs will trade at any time. We also express no opinion as to any tax, legal, regulatory or accounting matters, for which we assume the Company has received or will receive appropriate professional counsel. We understand that on June 17, 2013, the Company entered into a share transfer agreement with Zhuhai Rongding Equity Investment Partnership L.P. for the sale of the Company's approximately 99.99% equity interest in Jilin Boda Pharmaceutical Co., Ltd. for cash consideration of RMB400 million (the "Boda Transaction"), and at your direction, we have not been asked to, nor do we, offer any opinion with respect to the Boda Transaction in any respect. In rendering this opinion, we have assumed, with your consent, that (i) the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, (ii) the parties to the Agreement will comply with all material terms of the Agreement, and (iii) the Merger will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any material adverse effect on the Company or the Merger. We have not been authorized to solicit and have not solicited indications of interest in a transaction with the Company from any party.

        In arriving at our opinion, we have, among other things: 1) reviewed certain publicly available business and financial information relating to the Company and Parent; 2) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company that were not publicly available, including financial forecasts and estimates and adjusted financial data of the Company taking into account the effect of the Boda Transaction, in each case prepared by the management of the Company that you have directed us to utilize for purposes of our analysis; 3) conducted discussions with members of the senior management of the Company concerning the business and financial prospects of the Company; 4) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; 5) compared the financial terms of the Merger with the publicly available financial terms of certain other transactions we believe to be generally relevant; 6) reviewed current and historical market prices of the Company ADSs; 7) reviewed the Agreement; and 8) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

        In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or concerning the solvency or fair value of the Company, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates and adjustments for the Boda Transaction referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and applicable adjustments. We express no opinion as to any such forecasts, estimates and adjustments or the assumptions on which they are based. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Share Consideration and ADS Consideration to be received by holders (other than Rollover Holders) of Company Shares and Company ADSs, respectively, in the Merger is fair, from a financial point of view, to such holders.

        This opinion is provided for the benefit of the Special Committee of the Board of Directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Consideration in the Merger.

Very truly yours,

UBS AG

By:	/s/ SAMSON LO
	Name:	Samson Lo
	Title:	Managing Director
By:	/s/ SETH SUNDERLAND
	Name:	Seth Sunderland
	Title:	Director

ANNEX G

Cayman Companies Law Cap. 22 (Law 3 of 1961, as consolidated and revised)—Section 238

238. Rights of dissenters

(1)
A member of a constituent company incorporated under this Law shall be entitled to payment of the fair value of his shares upon dissenting from a merger or consolidation.

(2)
A member who desires to exercise his entitlement under subsection (1) shall give to the constituent company, before the vote on the merger or consolidation, written objection to the action.

(3)
An objection under subsection (2) shall include a statement that the member proposes to demand payment for his shares if the merger or consolidation is authorized by the vote.

(4)
Within twenty days immediately following the date on which the vote of members giving authorization for the merger or consolidation is made, the constituent company shall give written notice of the authorisation to each member who made a written objection.

(5)
A member who elects to dissent shall, within twenty days immediately following the date on which the notice referred to in subsection (4) is given, give to the constituent company a written notice of his decision to dissent, stating—

(a)
his name and address;

(b)
the number and classes of shares in respect of which he dissents; and

(c)
a demand for payment of the fair value of his shares.

(6)
A member who dissents shall do so in respect of all shares that he holds in the constituent company.

(7)
Upon the giving of a notice of dissent under subsection (5), the member to whom the notice relates shall cease to have any of the rights of a member except the right to be paid the fair value of his shares and the rights referred to in subsections (12) and (16).

(8)
Within seven days immediately following the date of the expiration of the period specified in subsection (5), or within seven days immediately following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company shall make a written offer to each dissenting member to purchase his shares at a specified price that the company determines to be their fair value; and if, within thirty days immediately following the date on which the offer is made, the company making the offer and the dissenting member agree upon the price to be paid for his shares, the company shall pay to the member the amount in money forthwith.

(9)
If the company and a dissenting member fail, within the period specified in subsection (8), to agree on the price to be paid for the shares owned by the member, within twenty days immediately following the date on which the period expires—

(a)
the company shall (and any dissenting member may) file a petition with the Court for a determination of the fair value of the shares of all dissenting members; and

(b)
the petition by the company shall be accompanied by a verified list containing the names and addresses of all members who have filed a notice under subsection (5) and with whom agreements as to the fair value of their shares have not been reached by the company.

G-1

(10)
A copy of any petition filed under subsection (9)(a) shall be served on the other party; and where a dissenting member has so filed, the company shall within ten days after such service file the verified list referred to in subsection (9)(b).

(11)
At the hearing of a petition, the Court shall determine the fair value of the shares of such dissenting members as it finds are involved, together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value.

(12)
Any member whose name appears on the list filed by the company under subsection (9)(b) or (10) and who the Court finds are involved may participate fully in all proceedings until the determination of fair value is reached.

(13)
The order of the Court resulting from proceeding on the petition shall be enforceable in such manner as other orders of the Court are enforced, whether the company is incorporated under the laws of the Islands or not.

(14)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances; and upon application of a member, the Court may order all or a portion of the expenses incurred by any member in connection with the proceeding, including reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares which are the subject of the proceeding.

(15)
Shares acquired by the company pursuant to this section shall be cancelled and, if they are shares of a surviving company, they shall be available for re-issue.

(16)
The enforcement by a member of his entitlement under this section shall exclude the enforcement by the member of any right to which he might otherwise be entitled by virtue of his holding shares, except that this section shall not exclude the right of the member to institute proceedings to obtain relief on the ground that the merger or consolidation is void or unlawful.

G-2

ANNEX H

Directors and Executive Officers of Each Filing Person

1.     Directors and Executive Officers of the Company

        The Company is a company organized under the laws of the Cayman Islands with its principal business address at No. 699-18 Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, People's Republic of China. The telephone number of the Company's principal executive office is +86 25 8556 6666 x 8702.

        Set forth below for each director and executive officer of the Company is his respective present principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and executive officer. The address of the Company's directors and executive officers is c/o Simcere Pharmaceutical Group, No. 699-18 Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, People's Republic of China.

        Mr. Jinsheng Ren is the Company's founder and chairman of the Company's board of directors. Prior to founding the Company's in March 1995, he was a department manager at Jiangsu Pharmaceutical Industries Co., Ltd. from 1992 to 1995. From 1982 to 1992, he was the vice general manager of Qidong Gaitianli Medicines Co., Ltd. Mr. Ren graduated from the Nanjing University of Traditional Chinese Medicine in 1982 majoring in Chinese Medicine, and received a master's degree in Economics from University of Macquarie in Australia in 2003. He is currently a guest professor at the Nanjing University of Traditional Chinese Medicine and an adjunct professor of Northwest University in China. Mr. Ren is a citizen of the People's Republic of China.

        Mr. Hongquan Liu is the Company's chief executive officer and director. Mr. Liu was the managing director of Sino-Swed Pharmaceutical Corp. Ltd since 2000. In 2000, he served as the general manager of Wuxi Pharmaceutical Company of Jiangsu CTD Import & Export Co., Ltd. From 1998 to 2000, he was the managing director of Pharmacia Corporation. From 1996 to 1998, he was the chief marketing and business officer of Pharmacia Corporation. From 1995 to 1996, he was the chief financial officer of Pharmacia Corporation. From 1992 to 1995, he was a general manager of Sino-Swed Pharmaceutical Corp. Ltd. Mr. Liu received a bachelor's degree from Shanxi College of Finance and Economics in 1983 and an EMBA degree from China Europe International Business School in 2000. Mr. Liu is a citizen of the People's Republic of China.

        Professor Guoqiang Lin, an organic chemist, is an independent director of the Company. Prof. Lin is the chairman of the Company's corporate governance and nominating committee, and a member of the Company's audit committee and compensation committee. Prof. Lin received a bachelor's degree in Chemistry from Shanghai University of Science and Technology (now Shanghai University) in 1964. He entered the postgraduate program of Shanghai Institute of Organic Chemistry of the Chinese Academy of Sciences in 1964 and graduated from it in 1968. Prof. Lin is a researcher for the Shanghai Institute of Organic Chemistry of the Chinese Academy of Sciences since 1989. He has worked as a visiting scholar in Royal Institute of Sweden, Pittsburgh University of U.S. and SmithKline Pharmaceuticals. Professor Lin is a citizen of the People's Republic of China.

        Mr. Alan Au is the Company's independent director and chairman of the audit committee and a member of the corporate governance and nominating committee. He is a Certified Public Accountant in the U.S. and holds the Chartered Financial Analyst designation. He also serves on the Assessment Panel of the Small Entrepreneur Research Assistance Program (SERAP) of the Hong Kong SAR Government. Mr. Au was the head of healthcare for Deutsche Bank's Asia Investment Banking Group from 2011 to 2012. Prior to that, he was a director at JAFCO Asia Investment Group, responsible for healthcare investments in China from 2008 to 2011, and a director at Morningside Group responsible for healthcare investments in Asia from 2000 to 2005. From 1995 to 1999, Mr. Au worked at KPMG and KPMG Corporate Finance Ltd., responsible for regional M&A transactions and financial advisory services. Mr. Au received his Bachelor's degree in Psychology from the Chinese University of Hong Kong in 1995, and a Master's degree in Management from Columbia University in 2007. Mr. Au is a citizen of Hong Kong Special Administrative Region of the People's Republic of China.

        Mr. John Huan Zhao is a director of the Company and the chairmen of the compensation committee. Mr. Zhao also serves as the chief executive officer of Hony Capital Limited and an Executive Vice President and an executive director at Legend Holdings Limited. Prior to joining Hony Capital Limited and Legend Holdings Limited in 2003, Mr. Zhao was the advisor to the chief executive officer of UTStarcom Inc. and Lenovo Group Ltd. from 2002 to 2003. From 2001 to 2002, he was a managing director of eGarden Ventures, Ltd. Prior to that, he was the chairman, president and chief executive officer of Infolio, the chairman, president and chief executive officer of Vadem Ltd. and senior manager of U.S. Robotics, Inc. and Shure Brothers, Inc. Mr. Zhao received a bachelor's degree in Physics from Nanjing University in 1984, dual master's degrees in Electrical Engineering and Physics from Northern Illinois University in 1990, and a MBA degree from the Kellogg School of Management at Northwestern University in 1996. Mr. Zhao is a citizen of the United States of America.

        Mr. Jindong Zhou is the Company's executive vice president. Mr. Zhou joined the Company in 1996 and has held various positions, including the general manager of Nanjing Simcere Pharmaceutical Co., Ltd., Simcere Dongyuan Pharmaceutical Co., Ltd. and Simcere (Hainan) Pharmaceutical Co., Ltd. Mr. Zhou graduated from the Nanjing University of Traditional Chinese Medicine majoring in Chinese Medicine in 1982, and he received a master's degree in Economics from University of Macquarie in Australia in 2008. Mr. Zhou is a citizen of the People's Republic of China.

        Mr. Xiaojin Yin is the Company's senior vice president in charge of research and development. From 2003 to 2006, Mr. Yin was the general manager of Simcere Research. From 2000 to 2003, he was the general manager assistant of Simcere Pharmaceutical Co., Ltd. and manager of Simcere Research. From 1992 to 2000, he was the head of the medical research department of the China Pharmaceutical University in Nanjing. From 1991 to 1992, Mr. Yin was the general manager of the medicine production facility at China Pharmaceutical University. Mr. Yin received a bachelor's degree in Medical Sciences from China Pharmaceutical University in 1982 and a master's degree in Industrial Engineering from the Nanjing University of Science and Technology in 2001. Mr. Yin is a citizen of the People's Republic of China.

        Mr. Yushan Wan is the Company's acting chief financial officer. Mr. Wan joined the Company in 2000 and has been serving as our corporate controller since 2007. He was appointed as the Company's acting chief financial officer in January 2011. Mr. Wan has a bachelor's degree in biochemistry and a master's degree in accounting from Nanjing University and is a Chinese Certified Public Accountant. Mr. Wan is a citizen of the People's Republic of China.

        Mr. Quanfu Feng is the Company's vice president. Mr. Feng joined us in 1995 and has been working in a number of departments within the Company, including the marketing and advertising department, the human resources department, the corporate culture department and the general manager's office. Prior to being promoted to his current position, Mr. Feng served in various positions, including as regional manager and local manager, director of the president's office assistant to the president, deputy general manager of Jiangsu Simcere, and general manager of the Company's south China division and the Company's Jiangsu division. Mr. Feng obtained his bachelor's degree in pedagogy from East China Normal University and a master's degree in medicine from Nanjing University of Chinese Medicine. Mr. Feng is also currently an adjunct professor at Nanjing University of Chinese Medicine. Mr. Feng is a citizen of the People's Republic of China.

        Mr. Jialun Tian is the Company's vice president of hospital sales. From 2000 to 2008, Mr. Tian held various positions in the Company, including a regional manager, a commercial sales director and the general manager of commercial sales department, the deputy general manager of Jiangsu Simcere, the general manager of purchasing department, the South China division general manager, and the assistant to the Company's CEO. Prior to joining Simcere, Mr. Tian was the manager of financial department of Nanjing Kokhai Biotechnical Co., Ltd., the operational deputy general manager of Nanjing Luhe Pharmaceutical Factory, and the manager of financial department of Nanjing C&O Pharmaceutical Co. Ltd. Mr. Tian graduated from the accounting department of Jiangsu Radio and TV University. He received an MBA from Tsinghua University in 2002 and an MBA from Hong Kong Baptist University in 2008. Mr. Tian is a citizen of the People's Republic of China.

        Dr. Haibo Qian is the secretary to the Company's board of directors and company secretary. From 1993 to the present, he has held various roles in the Company's, including chief inspector, special assistant to the chief executive officer, market strategy department manager, and department general manager. In 2005, he was also the special assistant to the chief executive officer of Shanghai Fosun Pharmaceutical (Group) Co., Ltd. From 1986 to 1993, he was the director at the Health Economics Department of Nanjing Medical University. He received a bachelor's degree in Law from Nanjing Normal University in 1986, graduated from Shanghai Medical University in 1993 majoring in Health Economics, received a MBA from Nanjing University in 2002 and received a Ph.D. degree in Management and Social Medicine from the China Pharmaceutical University in 2007. Dr. Qian is a certified pharmacist. Dr. Qian is a citizen of the People's Republic of China.

II.    Directors and Executive Officers of Parent and Merger Sub

1.
Simcere Holding Limited

Name	Principal occupation	Citizenship	Address of principal office
Shunlong Wang	Managing Director of Hony Capital Limited	Hong Kong	Suite 2701, One Exchange Square, Central, Hong Kong
Jinsheng Ren	Chairman of the Board of Directors of Simcere Pharmaceutical Group	People's Republic of China	c/o Simcere Pharmaceutical Group, No. 699-18 Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, The People's Republic of China
2.
Simcere Acquisition Limited

Name	Principal occupation	Citizenship	Address of principal office
Shunlong Wang	Managing Director of Hony Capital Limited	Hong Kong	Suite 2701, One Exchange Square, Central, Hong Kong
Jinsheng Ren	Chairman of the Board of Directors of Simcere Pharmaceutical Group	People's Republic of China	c/o Simcere Pharmaceutical Group, No. 699-18 Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, The People's Republic of China

III.  Directors and Executive Officers of New Good Management Limited

Name	Principal occupation	Citizenship	Address of principal office
Jinsheng Ren	Chairman of the Board of Directors of Simcere Pharmaceutical Group	People's Republic of China	c/o Simcere Pharmaceutical Group, No. 699-18 Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, The People's Republic of China
Weidong Ren	General Legal Counsel of Simcere Pharmaceutical Group	People's Republic of China	c/o Simcere Pharmaceutical Group, No. 699-18 Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, The People's Republic of China
Jindong Zhou	Executive vice president of Simcere Pharmaceutical Group	People's Republic of China	c/o Simcere Pharmaceutical Group, No. 699-18 Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, The People's Republic of China

IV.    Directors and Executive Officers of Hony

1.
Assure Ahead Investments Limited

Name	Principal occupation	Citizenship	Address of principal office
Shunlong Wang	Managing Director of Hony Capital	Hong Kong	Suite 2701, One Exchange Square, Central, Hong Kong
Wai Yin So	Director	Hong Kong	Suite 2701, One Exchange Square, Central, Hong Kong
2.
Hony Capital II GP Ltd.

Name	Principal occupation	Citizenship	Address of principal office
Chuanzhi Liu	Chairman of Legend Holdings Limited	People's Republic of China	A-10, Raycom Info Tech Park, No. 2, Kexueyuan Nanlu, Haidian District, Beijing, The People's Republic of China
Linan Zhu	Chief Executive Officer of Legend Holdings Limited	People's Republic of China	A-10, Raycom Info Tech Park, No. 2, Kexueyuan Nanlu, Haidian District, Beijing, The People's Republic of China
John Huan Zhao	Chief Executive Officer of Hony Capital Limited	United States of America	Suite 2701, One Exchange Square, Central, Hong Kong

3.
Right Lane Limited

Name	Principal occupation	Citizenship	Address of principal offices
Chuanzhi Liu	Chairman of Legend Holdings Limited	People's Republic of China	A-10, Raycom Info Tech Park, No. 2, Kexueyuan Nanlu, Haidian District, Beijing, The People's Republic of China
Linan Zhu	Chief Executive Officer of Legend Holdings Limited	People's Republic of China	A-10, Raycom Info Tech Park, No. 2, Kexueyuan Nanlu, Haidian District, Beijing, The People's Republic of China
Min Ning	Senior Vice President of Legend Holdings Limited	People's Republic of China	A-10, Raycom Info Tech Park, No. 2, Kexueyuan Nanlu, Haidian District, Beijing, The People's Republic of China
Wang Chau	General Manager of Right Lane Limited	Hong Kong	27/F, One Exchange Square, Central, Hong Kong
4.
Legend Holdings Limited

Name	Principal occupation	Citizenship	Address of principal offices
Chuanzhi Liu	Chairman of Legend Holdings Limited	People's Republic of China	A-10, Raycom Info Tech Park, No. 2, Kexueyuan Nanlu, Haidian District, Beijing, The People's Republic of China
Linan Zhu	Chief Executive Officer of Legend Holdings Limited	People's Republic of China	A-10, Raycom Info Tech Park, No. 2, Kexueyuan Nanlu, Haidian District, Beijing, The People's Republic of China
John Huan Zhao	Executive Vice President and Executive Director of Legend Holdings Limited	United States of America	Suite 2701, One Exchange Square, Central, Hong Kong
Zhiqiang Lu	Chairman of China Oceanwide Holdings Group	People's Republic of China	25th Floor, Tower C, Minsheng Financial Center, No. 28 Jianguomennei Avenue, Beijing, The People's Republic of China
Maicun Deng	General Secretary of the Chinese Academy of Sciences	People's Republic of China	52 Sanlihe Road, Beijing, The People's Republic of China

Name	Principal occupation	Citizenship	Address of principal offices
Jin Wang	General Manager of Chinese Academy of Sciences Holdings Co., Ltd.	People's Republic of China	#702 Yingu Mansion, 9 Beisihuanxi Rd., Haidian District, Beijing, The People's Republic of China
5.
Premier Praise Limited

Name	Principal occupation	Citizenship	Address of principal office
Shunlong Wang	Managing Director of Hony Capital	Hong Kong	Suite 2701, One Exchange Square, Central, Hong Kong
Juley Lai Chan	Senior Manager of Hony Capital	Hong Kong	Suite 2701, One Exchange Square, Central, Hong Kong
6.
Hony Capital Fund V GP Limited

Name	Principal occupation	Citizenship	Address of principal office
Chuanzhi Liu	Chairman of Legend Holdings Limited	People's Republic of China	A-10, Raycom Info Tech Park, No. 2, Kexueyuan Nanlu, Haidian District, Beijing, The People's Republic of China
Linan Zhu	Chief Executive Officer of Legend Holdings Limited	People's Republic of China	A-10, Raycom Info Tech Park, No. 2, Kexueyuan Nanlu, Haidian District, Beijing, The People's Republic of China
John Huan Zhao	Chief Executive Officer of Hony Capital Limited	United States of America	Suite 2701, One Exchange Square, Central, Hong Kong
7.
Hony Capital Management Limited

Name	Principal occupation	Citizenship	Address of principal office
Chuanzhi Liu	Chairman of Legend Holdings Limited	People's Republic of China	A-10, Raycom Info Tech Park, No. 2, Kexueyuan Nanlu, Haidian District, Beijing, The People's Republic of China
Linan Zhu	Chief Executive Officer of Legend Holdings Limited	People's Republic of China	A-10, Raycom Info Tech Park, No. 2, Kexueyuan Nanlu, Haidian District, Beijing, The People's Republic of China
John Huan Zhao	Chief Executive Officer of Hony Capital Limited	United States of America	Suite 2701, One Exchange Square, Central, Hong Kong

V.     Directors and Executive Officers of King View Development International Limited and TB Partners GP Limited

1.
King View Development International Limited

Name	Principal occupation	Citizenship	Address of principal office
Shujun Li	Director	People's Republic of China	2001, Agricultural Bank of China Tower, 50 Connaught Road Central, Central, Hong Kong
2.
TB Partners GP Limited

Name	Principal occupation	Citizenship	Address of principal office
Shujun Li	Director	People's Republic of China	2001, Agricultural Bank of China Tower, 50 Connaught Road Central, Central, Hong Kong

VI.   Directors and Executive Officers of Fosun Industrial Co., Ltd. and its controlling entities

1.
Fosun Industrial Co., Ltd.

Name	Principal Occupation	Citizenship	Address of principal office
Qiyu Chen	Chairman of the Board of Directors	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
Fang Yao	Director	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
Xiaohui Guan	Director	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
2.
Shanghai Fosun Pharmaceuticals (Group) Co., Ltd.

Name	Principal Occupation	Citizenship	Address of principal office
Qiyu Chen	Chairman of the Board of Directors and Executive Director	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
Fang Yao	Vice Chairman of the Board of Directors, Executive Director and President	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
Qunbin Wang	Non-executive Director	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
Guangchang Guo	Non-executive Director	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China

Name	Principal Occupation	Citizenship	Address of principal office
Guozheng Zhang	Non-executive Director	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
Pinliang Wang	Non-executive Director	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
Lan Kang	Non-executive Director	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
Jiong Han	Independent Non-executive Director	People's Republic of China	19F, One Lujiazui, 68 Yin Cheng Road Middle, Shanghai, The People's Republic of China
Weijiong Zhang	Independent Non-executive Director	People's Republic of China	Room 305, the First Teaching Building, No.699, Hongfeng Road, Shanghai, The People's Republic of China
Li Man-Kiu Adrian David	Independent Non-executive Director	United Kingdom	18/F, 10 Des Voeux Road Central, Hong Kong
Huimin Cao	Independent Non-executive Director	People's Republic of China	No. 2800 Wenxiang Road, Shanghai, The People's Republic of China
3.
Shanghai Fosun High Technology (Group) Co., Ltd.

Name	Principal Occupation	Citizenship	Address of principal office
Guangchang Guo	Chairman of the Board	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
Xinjun Liang	Vice Chairman of the Board and Chief Executive Officer	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
Qunbin Wang	Director and President	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
Wei Fan	Director	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
Guoqi Ding	Director, Chief Financial Officer and Senior Vice President	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China

Name	Principal Occupation	Citizenship	Address of principal office
Xuetang Qin	Director and Senior Vice President	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
Ping Wu	Director and Senior Vice President	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
4.
Fosun International Limited

Name	Principal Occupation	Citizenship	Address of principal office
Guangchang Guo	Executive Director, Chairman of the Board	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
Xinjun Liang	Executive Director, Vice Chairman of the Board and Chief Executive Officer	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
Qunbin Wang	Executive Director and President	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
Wei Fan	Non-executive Director	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
Guoqi Ding	Executive Director, Senior Vice President and Chief Financial Officer	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
Xuetang Qin	Executive Director and Senior Vice President	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
Ping Wu	Executive Director and Senior Vice President	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
Shengman Zhang	Independent Non-executive Director of Fosun International; Chairman of Asia Pacific of Citigroup	Hong Kong	50/F Citibank Tower, Citibank Plaza, 3 Garden Road, Hong Kong
Andrew Y. Yan	Independent Non-executive Director of Fosun International; Managing partner of SAIF Partners	Hong Kong	Room 2516-2520, Two Pacific Place Two, Hong Kong

Name	Principal Occupation	Citizenship	Address of principal office
Huaqiao Zhang	Independent Non-executive Director of Fosun International; Chairman of Guangzhou Huadu Wansui Micro Credit Co, Ltd.; Executive Director and Chief Executive Officer of Man Sang International Limited	Hong Kong	Room 805, Diamond Business Building (North Tower), 23 Gongyi Road, Huadu District, Guangzhou, The People's Republic of China
David T. Zhang	Independent Non-executive Director of Fosun International; Partner of Kirkland & Ellis LLP	United States	26th Floor, Gloucester Tower, The Landmark 15 Queen's Road Central, Hong Kong
5.
Fosun Holdings Limited

Name	Principal Occupation	Citizenship	Address of principal office
Guangchang Guo	Director	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China
6.
Fosun International Holdings Ltd.

Name	Principal Occupation	Citizenship	Address of principal office
Guangchang Guo	Director	People's Republic of China	No.2 East Fuxing Road, Shanghai, The People's Republic of China

FORM OF PROXY CARD—SHAREHOLDERS ONLY

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF SIMCERE PHARMACEUTICAL GROUP
FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 19, 2013

The undersigned shareholder of Simcere Pharmaceutical Group, a Cayman Islands company (the "Company"), hereby acknowledges receipt of the notice of extraordinary general meeting of shareholders and proxy statement, each dated November 19, 2013, and hereby appoints the chairman of the extraordinary general meeting as proxy, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the extraordinary general meeting of shareholders of the Company to be held on December 19, 2013 at 10:00 a.m. (Beijing Time), at No. 699-18 Xuan Wu Avenue, Xuan Wu District, Nanjing, Jiangsu Province 210042, People's Republic of China, and at any adjournment or adjournments thereof, and to vote all ordinary shares which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below (i) as specified by the undersigned below and (ii) in the discretion of the proxy upon such other business as may properly come before the meeting, all as set forth in the notice of annual general meeting and in the proxy statement furnished herewith.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the following proposals:

PROPOSAL 1: As a special resolution, authorize and approve the agreement and plan of merger dated as of August 28, 2013 (the "merger agreement") among the Company, Simcere Holding Limited and Simcere Acquisition Limited ("Merger Sub") (such merger agreement being in the form attached to the proxy statement and which will be produced and made available for inspection at the extraordinary general meeting), the plan of merger among the Company and Merger Sub required to be registered with the Registrar of Companies of the Cayman Islands for the purposes of the merger and any and all transactions contemplated by the merger agreement, including the merger.

FOR	AGAINST	ABSTAIN

☐	☐	☐

PROPOSAL 2: As an ordinary resolution, instruct the chairman of the extraordinary general meeting to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolution in Proposal 1, above, at the extraordinary general meeting.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Dated: ,
Shareholder Name:	Co-Owner Name (if applicable):
Shareholder Signature	Co-Owner Signature

This Proxy Card must be signed by the person registered in the register of members at the close of business on December 9, 2013 (Cayman Islands Time). In the case of a corporation, this Proxy Card must be executed by a duly authorized officer or attorney.

Extraordinary General Meeting of Simcere Pharmaceutical Group

Date: December 19, 2013

See Voting Instruction On Reverse Side.

Please make your marks like this: ☒ Use dark black pencil or pen only

Authorized Signatures - This section must be completed for your instructions to be executed.

Please Sign Here ________ Please Date Above ________

Please Sign Here ________ Please Date Above ________

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Extraordinary General Meeting of Simcere Pharmaceutical Group to be held December 19, 2013 For Holders as of November 18, 2013

MAIL

- Mark, sign and date your Voting Instruction Form.
- Detach your Voting Instruction Form.
- Return your Voting Instruction Form in the postage-paid envelope provided.

All votes must be received by 5:00 pm, Eastern Time December 13, 2013.

PROXY TABULATOR FOR
SIMCERE PHARMACEUTICAL GROUP
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

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